As filed with the Securities and Exchange Commission on May 16, 2003
Registration No. 333-104138

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amendment No. 1

GSLI Corp

(Exact name of registrant as specified in its charter)

Delaware	3559	45-0506854
(Jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

39 Manning Road

Billerica, Massachusetts 01821
(978) 439-5511
(Address, including zip code, and telephone number,
including area code, of Registrant’s Principal Executive Offices)

Thomas R. Swain

Vice President, Finance and
Chief Financial Officer
39 Manning Road
Billerica, Massachusetts 01821
(978) 439-5511
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

with copies to:

William P. Gelnaw, Jr., Esq.

Choate, Hall & Stewart
53 State Street
Boston, Massachusetts 02109
(617) 248-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective and the completion of the Arrangement as described herein.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with Instruction G, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered(1)	Registered(2)	Share(3)	Price(3)	Fee(4)

Common Stock, no par value	40,790,130	$4.45 per share	$181,516,079	$14,700

(1)	This Registration Statement relates to the common stock and associated stock purchase rights of the Registrant issuable to holders of common shares, no par value, of GSI Lumonics Inc. (GSI Canada common shares), in the proposed plan of arrangement.

(2)	Based on the maximum number of shares to be issued pursuant to the proposed plan of arrangement, based on 40,790,130 GSI Canada common shares outstanding as of the close of business on May 9, 2003. The initial filing of this Registration Statement on March 31, 2003 related to one-half of the 40,787,457 common shares then outstanding and twice the proposed maximum offering price per share to reflect a proposed consolidation of the outstanding share capital of GSI Canada on a one-for-two basis as part of the plan of arrangement. The proposed consolidation of the outstanding share capital of GSI Canada is no longer being considered in connection with the plan of arrangement and, accordingly, the amount to be registered has been increased to 40,790,130 shares of the Registrant’s common stock.

(3)	The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the Securities Act), and calculated pursuant to Rule 457(f) of the Securities Act, has not changed since the initial filing. Pursuant to Rule 457(f), the proposed maximum aggregate offering price of the Registrant’s common stock was calculated in accordance with Rule 457(c) under the Securities Act. The initial filing of this Registration Statement calculated the proposed maximum offering price per share as $8.90 by multiplying (a) $4.45, the average of the high and low prices of the GSI Canada common shares reported on The NASDAQ Stock Market® on March 25, 2003 by (b) 2, to take into account a proposed consolidation of the outstanding share capital of GSI Canada on a one-for-two basis as part of the plan of arrangement. The proposed consolidation of the outstanding share capital of GSI Canada is no longer being considered in connection with the plan of arrangement and, accordingly, the proposed maximum offering price per share has been reduced to $4.45 per share.

(4)	The filing fee was previously paid on March 28, 2003 in connection with the initial filing of this Registration Statement on March 31, 2003.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT
SUMMARY TERM SHEET
The Parties
The Arrangement
WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
Risk Factors Relating to the Arrangement
Risk Factors Relating to Our Business
MARKET PRICE AND DIVIDEND INFORMATION
THE ANNUAL AND SPECIAL MEETING -- GENERAL PROXY INFORMATION
Solicitation of Proxies
Appointment and Revocation of Proxies
Voting of Proxies
ELECTION OF DIRECTORS
REAPPOINTMENT OF AUDITORS
THE ARRANGEMENT
General
Reasons For and Against the Arrangement and Recommendation of the Board
Transaction Mechanics
Beneficial Holders of GSI Canada Common Shares
Election to Receive Exchangeable Shares and Procedure for Exchange of Share Certificates
Description of GSI Delaware Capital Stock
Resale of Exchangeable Shares and Shares of GSI Delaware Common Stock
Future Issuances of Exchangeable Shares
Stock Exchange Listings
Treatment of Stock Options and Stock Option Plans
Accounting Treatment of the Arrangement
Court Approval and Completion of the Arrangement
Conditions to the Arrangement
Expenses
The Company After the Arrangement
INCOME TAX CONSIDERATIONS TO SHAREHOLDERS
United States Federal Income Tax Considerations of the Arrangement to United States Holders
Canadian Federal Income Tax Considerations of the Arrangement
COMPARISON OF SHAREHOLDERS’ RIGHTS
Required Vote for Certain Transactions
Cumulative Voting
Calling a Stockholder Meeting
Amendment of Charter
Amendment of Bylaws
Dissenters’ or Appraisal Rights
Oppression Remedy
Shareholder Derivative Actions
Staggered (Classified) Board of Directors
Number of Directors
Removal of Directors
Filling Vacancies on the Board of Directors
Advance Notice Provisions for Stockholder Nominations and Proposals
Stockholder Action by Written Consent
Access to Corporate Records
Indemnification of Officers and Directors
Fiduciary Duties of Directors
Director Liability
Anti-Takeover Provisions and Interested Stockholders
DISSENTING SHAREHOLDER RIGHTS
Business of GSI Canada
Properties
Legal Proceedings
SELECTED FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSFER AGENTS AND REGISTRARS
LEGAL OPINIONS
EXPERTS
APPENDIX A -- FORM OF ARRANGEMENT RESOLUTION SPECIAL RESOLUTION OF THE SHAREHOLDERS OF GSI LUMONICS INC.
ARTICLE 2 ARRANGEMENT
ARTICLE 3 RIGHTS OF DISSENT
ARTICLE 4
ARTICLE 5
ARTICLE 6
ARTICLE 7
APPENDIX 1
ARTICLE 1
ARTICLE 2
RANKING OF EXCHANGEABLE SHARES
ARTICLE 3
DIVIDENDS
ARTICLE 4 CERTAIN RESTRICTIONS
ARTICLE 5 DISTRIBUTION ON LIQUIDATION
ARTICLE 6 RETRACTION OF EXCHANGEABLE SHARES BY HOLDER
ARTICLE 7 REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY
ARTICLE 8 [INTENTIONALLY OMITTED]
ARTICLE 9 VOTING RIGHTS
ARTICLE 10 AMENDMENT AND APPROVAL
ARTICLE 11 RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON SHARES
ARTICLE 12 ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT
ARTICLE 13 LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS
ARTICLE 14 NOTICES
ARTICLE 15 DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES
ARTICLE 16 NO FRACTIONAL SHARES
SCHEDULE A NOTICE OF RETRACTION
APPENDIX 2 TO THE PLAN OF ARRANGEMENT
APPENDIX C -- INTERIM ORDER AND NOTICE OF APPLICATION FOR FINAL ORDER
APPENDIX D -- FORM OF SUPPORT AGREEMENT
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 COVENANTS OF PARENT AND THE COMPANY
ARTICLE 3 PARENT SUCCESSORS
ARTICLE 4 GENERAL
APPENDIX E -- FORM OF VOTING AND EXCHANGE TRUST AGREEMENT
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2
ARTICLE 3
ARTICLE 4
ARTICLE 5 EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHTS
ARTICLE 6 RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES
ARTICLE 7 CONCERNING THE TRUSTEE
ARTICLE 8 COMPENSATION
ARTICLE 9 INDEMNIFICATION AND LIMITATION OF LIABILITY
ARTICLE 10 CHANGE OF TRUSTEE
ARTICLE 11 PARENT SUCCESSORS
ARTICLE 12 AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS
ARTICLE 13 TERMINATION
ARTICLE 14 GENERAL
APPENDIX F -- FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (United States GAAP and in thousands of United States dollars)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
APPENDIX H -- FORM OF AMENDED & RESTATED BYLAWS OF GSLI CORP
APPENDIX I -- BUSINESS CORPORATIONS ACT (NEW BRUNSWICK), SECTION 131
APPENDIX J -- TSX CORPORATE GOVERNANCE GUIDELINES COMPLIANCE
APPENDIX K SUMMARY AND FORM OF RIGHTS AGREEMENT
Item 21. Exhibits and Financial Statement Schedules
SIGNATURES AND POWER OF ATTORNEY
EX-5.1 LEGAL OPINION OF CHOATE, HALL & STEWART
EX-8.1 TAX OPINION OF CHOATE, HALL & STEWART
EX-8.2 OPINION OF OSLER, HOSKIN & HARCOURT
EX-23.1 CONSENT OF INDEPENDENT ACCOUNTANTS
EX-99.3 FORM OF PROXY
EX-99.4 FORM OF LTR OF TRANSMITTAL & ELECTION FORM

PRELIMINARY COPIES

SUBJECT TO COMPLETION, DATED MAY 16, 2003

39 Manning Road

Billerica, Massachusetts 01821
(978) 439-5511

May      , 2003

Dear Securityholder:

      We are pleased to invite you to attend an important annual and special meeting of shareholders of GSI Lumonics Inc., to be held on Tuesday, June 24, 2003 at 10:00 a.m. (EDT) at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730, Telephone: (781) 275-5500. Because of the importance of the business of the meeting, we urge you either to attend in person, or to be represented by sending in your proxy.

      In addition to the receipt of our annual report, the election of directors and the appointment of auditors and the authorization of the board of directors to fix the auditors’ remuneration, the business of the meeting includes the consideration of a plan of arrangement, referred to throughout the materials delivered to you with this letter as the Arrangement. The principal effect of the Arrangement will be to restructure the company as a publicly traded United States domiciled corporation. Pursuant to the Arrangement, GSLI Corp, a newly formed Delaware corporation, referred to throughout the materials delivered to you with this letter as GSI Delaware, will become the publicly traded holding company for GSI Lumonics Inc., a New Brunswick corporation, referred to throughout the materials delivered to you with this letter as GSI Canada, and its subsidiaries. If the Arrangement is approved and becomes effective, shareholders of GSI Canada will become stockholders of GSI Delaware, subject to the right of Canadian shareholders to elect, for tax reasons particular to Canadian residents, to remain shareholders of GSI Canada and to receive shares of GSI Canada that will be exchangeable for shares of GSI Delaware common stock. Canadian residents who do not properly make this election will receive shares of GSI Delaware common stock.

      The details of the Arrangement, including the terms of the exchangeable shares and the deadline for electing to receive such shares, are included in the attached proxy circular-prospectus. For a description of the risks associated with the Arrangement specifically and with our business in general, please carefully consider the discussion in the section entitled “Risk Factors” beginning on page 15 of the proxy circular-prospectus.

      After considering many different factors (which are reviewed in detail in the attached proxy circular-prospectus), your board of directors has recommended that you vote in favor of the Arrangement and each of the other proposals described above.

      We hope that you will be able to attend the meeting. Whether or not you are able to attend, it is important that you be represented at the meeting. We urge you to complete the enclosed form of proxy and return it in the envelope provided.

Yours very truly,

CHARLES D. WINSTON

President and Chief Executive Officer

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state or provincial securities commission, nor has the Securities and Exchange Commission or any state or provincial securities commission passed upon the accuracy or adequacy of the attached proxy circular-prospectus. Any representation to the contrary is a criminal offense.

PRELIMINARY COPIES

39 Manning Road

Billerica, Massachusetts 01821
(978) 439-5511

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, June 24, 2003

       NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of GSI Lumonics Inc., a New Brunswick corporation, which we refer to in this notice and in the attached proxy circular-prospectus as GSI Canada, will be held at 10:00 a.m. (EDT) on Tuesday, June 24, 2003 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

(a) to receive the annual report and consolidated financial statements of GSI Canada for the fiscal year ended December 31, 2002, together with the auditors’ report thereon;

(b) to elect directors;

(c) to appoint auditors and to authorize the directors to fix the auditors’ remuneration;

(d) to consider and, if deemed advisable, to approve, with or without variation, pursuant to an interim order of The Court of Queen’s Bench of New Brunswick dated May 7, 2003, a special resolution to approve a plan of arrangement, which we refer to in this notice and in the attached proxy circular-prospectus as the Arrangement, under section 128 of the Business Corporations Act (New Brunswick), which provides for the restructuring of GSI Canada so that GSLI Corp, a newly incorporated Delaware corporation, will become the publicly traded holding company for GSI Canada, all as more particularly described in the attached proxy circular-prospectus; and

(e) to transact such further or other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Arrangement is described in the attached proxy circular-prospectus. The full text of the special resolution relating to the Arrangement is attached as Appendix A to the proxy circular-prospectus, and the plan of arrangement is attached as Appendix B to the proxy circular-prospectus.

      Pursuant to the interim order referred to in paragraph (d) above, registered holders of GSI Canada common shares may dissent in respect of the proposal to approve the Arrangement. If the Arrangement thereafter becomes effective, dissenting shareholders who comply with the dissent procedures as described under “Dissenting Shareholder Rights” in the attached proxy circular-prospectus will be entitled to be paid the fair value of their GSI Canada common shares. Failure to comply strictly with the dissent procedures may result in the loss or unavailability of any right to dissent.

      For the Arrangement to proceed, it must be approved by the affirmative vote of at least 66 2/3% of the votes actually cast thereon, in person or by proxy, by the shareholders of GSI Canada at the meeting. In addition, the Arrangement must also be approved by the affirmative vote of at least 66 2/3% of the votes actually cast thereon, in person or by proxy, by the shareholders and optionholders of GSI Canada, voting together as a single class, at the meeting. For purposes of this combined shareholder/ optionholder vote, optionholders of GSI Canada will vote their options on an as-if-exercised basis. Holders of at least 20% of the common shares held by shareholders of GSI Canada entitled to vote at the meeting, personally present or represented by proxy, are required to constitute a quorum at the meeting. Only shareholders of record (and, with respect to the special resolution relating to the Arrangement only, optionholders of record) as of the close of business on May 8, 2003 will be entitled to vote at the meeting and at any adjournment or postponement thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

      Shareholders and optionholders who do not expect to attend the meeting in person are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Trust Company of Canada, GSI Canada’s transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, before 5:00 p.m. (EDT) on Monday, June 23, 2003, or, in the event that the meeting is adjourned or postponed, prior to 5:00 p.m. (EDT) on the last business day prior to the date fixed for the adjourned or postponed meeting.

      A copy of the proxy circular-prospectus, form of proxy and a letter of transmittal and election form accompany this notice. This notice, the proxy circular-prospectus, the form of proxy, a letter of transmittal and election form and GSI Canada’s annual report will be forwarded on or about Friday, May 23, 2003 to the holders of common shares and options as of the close of business on Thursday, May 8, 2003.

      DATED at Billerica, Massachusetts this  th day of May, 2003.

By Order of the Board of Directors of
GSI Lumonics Inc.

FREDERICK P. CALLORI,
Secretary

ii

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT

Q:     What is the transaction on which we are being asked to vote?

      A:     In addition to the other matters to be considered and voted upon at the annual and special meeting of shareholders of GSI Canada, shareholders are being asked to consider the approval of a plan of arrangement, the principal effect of which will be to restructure the company as a publicly traded United States domiciled corporation. Pursuant to the Arrangement, GSLI Corp, a newly formed Delaware corporation referred to throughout this proxy circular-prospectus as GSI Delaware, will become the publicly traded holding company for GSI Lumonics Inc., a New Brunswick corporation referred to throughout this proxy circular-prospectus as GSI Canada, and its subsidiaries. If the Arrangement is approved and becomes effective, for tax reasons particular to Canadian residents, Canadian resident shareholders will be entitled to elect to receive one exchangeable share for each GSI Canada common share they hold. Each exchangeable share will be exchangeable at any time at your option, and, in certain circumstances, redeemable at the option of GSI Canada, for one share of GSI Delaware common stock and an amount in cash equal to the declared and unpaid dividends on one exchangeable share, which we refer to throughout this proxy circular-prospectus as the exchange consideration. Shareholders who are not Canadian residents will not have the right to elect to receive exchangeable shares and, instead, will receive shares of GSI Delaware common stock.

      If Canadian resident shareholders do not make a valid election to receive exchangeable shares prior to 5:00 p.m. (EDT) on Monday, June 23, 2003, the election deadline, they will automatically receive shares of GSI Delaware common stock following completion of the Arrangement.

Q:     Why are you proposing to complete the Arrangement?

      A:     We consider the Arrangement to be in both our and your best interests for the following reasons:

•	The majority of our operations and all executive management are located in the United States; and we have only minimal assets and operations in Canada. The Arrangement would align our jurisdiction of incorporation with the primary location of our assets, management and business.

•	GSI Canada is currently at risk of becoming a “passive foreign investment company”, or PFIC, under United States tax laws. Classification as a PFIC could have an adverse impact on the United States holders of GSI Canada common shares and, as a result, have an adverse impact on the market price of the GSI Canada common shares. If the Arrangement is consummated, current United States resident shareholders of GSI Canada will hold shares in GSI Delaware, a United States corporation that, by definition, cannot be a PFIC.

•	We believe having a United States corporation as our publicly traded parent corporation could make our stock more attractive to certain United States institutions that may allocate only a portion of their funds for investment in securities of foreign companies. Our stock would also become available for investment to certain state and municipal authorities that are precluded from owning foreign equity securities.

•	We anticipate that being a United States corporation will give us better access to the United States capital markets, and may provide us with a greater opportunity to make acquisitions using our stock as some or all of the consideration, should we choose to pursue any such acquisitions in the future.

•	We believe that the State of Delaware provides a more developed and accepted body of governing law than the Province of New Brunswick, and Delaware is the preferred jurisdiction of incorporation for United States public companies.

      We also considered factors that weighed against completion of the Arrangement. For a more complete discussion of reasons both for and against the completion of the Arrangement, you should refer to the section of this proxy circular-prospectus entitled “The Arrangement — Reasons For and Against the Arrangement and Recommendation of the Board,” which begins on page 33.

Q:     What will I receive if the Arrangement is completed?

      A:     If you are a shareholder not resident in Canada, and the Arrangement is completed, you will receive one share of GSI Delaware common stock in exchange for each GSI Canada common share you hold immediately prior to completion of the Arrangement. Shareholders not resident in Canada are not entitled to elect to receive exchangeable shares.

      If you are a Canadian resident shareholder, you will be entitled either:

•	to remain a shareholder of GSI Canada and to receive one exchangeable share for each GSI Canada common share you hold immediately prior to completion of the Arrangement; or

•	to receive one share of GSI Delaware common stock for each GSI Canada common share you hold immediately prior to completion of the Arrangement.

      You must make the same election with respect to all of your GSI Canada common shares. You are not permitted to elect to receive exchangeable shares with respect to some of your GSI Canada common shares and to receive shares of GSI Delaware common stock with respect to the remainder of your GSI Canada common shares.

      If you are a Canadian resident shareholder and you validly elect to remain a shareholder of GSI Canada and to receive exchangeable shares, you will be entitled to dividend and other rights that are substantially economically equivalent to those of holders of GSI Delaware common stock (without taking into account tax consequences). Through a voting trust arrangement, you will be entitled to vote at meetings of GSI Delaware stockholders to the same extent as if you had acquired shares of GSI Delaware common stock upon completion of the Arrangement. Your exchangeable shares will be exchangeable at your option at any time, and, in certain circumstances, redeemable at the option of GSI Canada, on a one-for-one basis for the exchange consideration.

      If you are a Canadian resident shareholder and do not validly elect to receive exchangeable shares, you will receive one share of GSI Delaware common stock for each GSI Canada common share you hold. In such case, the Arrangement will result in the realization of an accrued capital gain or loss, as the case may be, on your GSI Canada common shares for Canadian tax purposes. If you choose to receive exchangeable shares upon completion of the Arrangement, no realization of an accrued gain or loss will occur until the exchangeable shares you receive are sold or exchanged for shares of GSI Delaware common stock. See “The Arrangement — Transaction Mechanics” and “The Arrangement — Description of Exchangeable Shares.”

Q:	Following the completion of the Arrangement, will my rights as a holder of GSI Delaware common stock be the same as the rights I currently enjoy as a shareholder of GSI Canada?

      A:     In most respects, your rights and preferences as a stockholder of GSI Delaware will be similar to those you enjoy as a shareholder of GSI Canada. There are, however, some differences in shareholder rights under Delaware and New Brunswick law, and under the certificate of incorporation and bylaws of GSI Delaware as compared to the articles and bylaws of GSI Canada. Some or all of these differences may be important to you. You should refer to the section of this proxy circular-prospectus entitled “Comparison of Shareholders’ Rights,” which begins on page 69, for more information.

Q:	How will the Arrangement affect stock options to acquire GSI Canada common shares?

      A:     Each stock option to acquire GSI Canada common shares not exercised prior to the effective time of the Arrangement will be replaced with a stock option to acquire shares of GSI Delaware common stock. Each replacement stock option will be subject to the same terms and conditions, including exercise price, that the option to purchase GSI Canada common shares was subject to immediately prior to the effective date of the Arrangement.

Q:     How will the Arrangement affect the outstanding share purchase rights under GSI Canada’s shareholder rights plan?

      A:     Upon completion of the Arrangement, GSI Delaware will enter into a shareholder rights plan that is substantively similar in effect to GSI Canada’s existing shareholder rights plan and GSI Canada’s existing shareholder rights plan will be terminated. Upon completion of the Arrangement, if you receive shares of GSI Delaware common stock, you will also automatically receive associated share purchase rights under the GSI Delaware shareholder rights plan. If you receive exchangeable shares in the Arrangement, you will not immediately receive any associated share purchase rights. However, in order to maintain economic equivalency between the holders of exchangeable shares and holders of GSI Delaware common stock, the exchangeable shares will automatically be redeemed by GSI Canada or purchased by GSI Delaware or an affiliate on a one-for-one basis for GSI Delaware common stock and an associated GSI Delaware purchase right immediately prior to the GSI Delaware purchase rights becoming exercisable under the GSI Delaware rights plan. If holders of exchangeable exchange their exchangeable shares for shares of GSI Delaware common stock prior to that time, they will receive the associated purchase rights at the same time that they receive shares of GSI Delaware common stock.

      Please refer to the section of this proxy circular-prospectus entitled “The Arrangement — Description of GSI Delaware Capital Stock — Adoption of GSI Delaware Rights Agreement and Termination of Existing GSI Canada Rights Agreement,” which begins on page 49, for more information.

Q:     What are the tax consequences of the Arrangement to me?

      A:     The Arrangement has been structured so that it will be a non-taxable event for United States tax purposes to United States holders receiving shares of GSI Delaware common stock in exchange for their GSI Canada common shares.

      If you are a Canadian resident shareholder, for Canadian tax purposes, the Arrangement will result in the realization of an accrued capital gain or loss, as the case may be, on your GSI Canada common shares if you receive shares of GSI Delaware common stock in the Arrangement. If, however, you validly elect to remain a shareholder of GSI Canada and to receive exchangeable shares, no realization of any accrued gain or loss will occur until the exchangeable shares you receive are sold or exchanged for shares of GSI Delaware common stock.

      The Arrangement may also have tax consequences to shareholders who are neither Canadian residents nor United States holders. If you are one of these shareholders, you are urged to consult your own tax advisor. See “Income Tax Considerations to Shareholders.”

Q:     When do you expect to complete the Arrangement?

      A:     We plan to complete the Arrangement as soon as possible after the meeting, subject to the satisfaction or waiver of all conditions to completion of the Arrangement, as described in the section of this proxy circular-prospectus entitled “The Arrangement — Conditions to the Arrangement,” on page 54. Although we cannot predict when all conditions will have been satisfied, we hope to complete the Arrangement in July, 2003.

Q:     What if the Arrangement is not completed?

      A:     In addition to the conditions to the Arrangement referred to above, you should know that the Arrangement may be abandoned for any reason prior to the effective date in the sole discretion of the board of directors of GSI Canada, notwithstanding approval by shareholders and optionholders. If the Arrangement is not completed, you will remain a shareholder (or optionholder, as the case may be) of GSI Canada and the GSI Canada shareholder rights plan will continue without any modification.

Q:     How do I vote on the Arrangement and what do I need to do now?

      A:     You should carefully read and consider the information contained in this proxy circular-prospectus, including its Appendices. It contains important information about both the company and the Arrangement. It also contains important information about the factors considered by the GSI Canada board of directors in determining to recommend the Arrangement to shareholders. You should then complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares will be represented at the meeting.

      Enclosed with this proxy circular-prospectus is a letter of transmittal and election form which is being delivered to registered GSI Canada shareholders. The letter of transmittal and election form, when properly completed, duly executed and returned together with a certificate or certificates for GSI Canada common shares and all other required documents by a registered GSI Canada shareholder, will enable the registered GSI Canada shareholder to obtain certificate(s) representing one share of GSI Delaware common stock or (in the case of validly electing Canadian residents) one exchangeable share for each GSI Canada common share they held immediately prior to the effective date of the Arrangement. See “The Arrangement — Election to Receive Exchangeable Shares and Procedure for Exchange of Share Certificates”.

      Shareholders whose GSI Canada common shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for instructions and assistance in delivering those GSI Canada common shares.

      Only Canadian resident registered shareholders who submit before the election deadline a properly completed and duly executed letter of transmittal and election form to Computershare Trust Company of Canada validly electing to receive exchangeable shares will be entitled to receive exchangeable shares upon completion of the Arrangement. If you submit a letter of transmittal and election form after 5:00 p.m. (EDT) on Monday, June 23, 2003, the election deadline, and the Arrangement is completed, you will be entitled only to receive shares of GSI Delaware common stock.

Q:     What happens if I don’t indicate how to vote my proxy?

      A:     If a proxy given to management is completed, signed and returned, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. If no instructions are marked, the shares represented by a proxy given to management will be voted in favor of the election of directors, in favor of the appointment of Ernst & Young LLP as auditors and the authorization of the directors to fix the auditors’ remuneration and in favor of the special resolution relating to the Arrangement.

Q:     What happens if I don’t return a proxy card?

      A:     Not returning your proxy card may contribute to the failure to obtain a quorum at the meeting since your shares will not be considered or counted towards the determination of a quorum. Under GSI Canada’s bylaws, no votes may be taken at the meeting unless a quorum has been constituted consisting of the representation of at least 20% of the shares entitled to vote at the meeting. Votes that are entitled to be cast by optionholders at the meeting will not be counted for purposes of determining whether a quorum has been constituted.

Q:     Can I change my vote after I have mailed my signed proxy card?

      A:     Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in one of three (3) ways:

•	You can send a written notice either to the Secretary of GSI Canada or to Computershare Trust Company of Canada at the addresses specified below stating that you would like to revoke your proxy. You can do this at any time up to and including the last business day before the date of the meeting;

•	You can complete and submit a later-dated proxy card; or

•	You can attend the meeting and vote in person. Your attendance at the meeting alone will not revoke your proxy; you must, however, also vote at the meeting in order to revoke your previously submitted proxy.

      You should send any notice of revocation or your completed new proxy card, as the case may be, to GSI Canada or to Computershare Trust Company of Canada at the following addresses:

GSI Lumonics Inc.
39 Manning Road
Billerica, Massachusetts 01821
Attn: Investor Relations

Computershare Trust Company of Canada
100 University Avenue, 9th Floor
Toronto, Ontario M5J 2Y1

Q:     Can I vote by telephone or electronically?

      A:     No.

Q:     If my broker holds my GSI Canada common shares in “street name,” will my broker vote my shares for me on the special resolution relating to the Arrangement?

      A:     No. Your broker will not be able to vote your shares on the special resolution relating to the Arrangement without instructions from you. If you do not provide your broker with voting instructions on the special resolution relating to the Arrangement, your shares may be considered present at the meeting for purposes of determining a quorum but will not be considered to have been voted in favor of the Arrangement. Your broker may, however, exercise discretion and vote your shares with regard to the election of directors and the reappointment of GSI Canada’s auditors and the authorization of the board of directors of GSI Canada to fix the auditors’ remuneration.

      After carefully reading and considering the information contained in this proxy circular-prospectus, including its Appendices, please follow the directions provided by your broker with respect to voting procedures and, if you are a Canadian resident electing to remain a shareholder of GSI Canada and to receive exchangeable shares, with respect to procedures for making that election. Please ensure that your instructions are submitted to your broker in sufficient time to ensure that your votes and, if you are a Canadian resident, your election with respect to exchangeable shares, are received by Computershare Trust Company of Canada no later than 5:00 p.m. (EDT) on Monday, June 23, 2003. If you have instructed your broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Q:     Are there risks I should consider in deciding whether to vote in favor of the Arrangement Resolution?

      A:     Yes. A number of risk factors that you should consider in connection with the Arrangement are described in the section of this proxy circular-prospectus entitled “Risk Factors,” which begins on page 15.

Q:     Am I entitled to dissent or appraisal rights in connection with the Arrangement?

      A:     Yes. The interim order provides that shareholders may dissent, in accordance with the provisions of Section 131 of the Business Corporations Act (New Brunswick), in respect of the proposal to approve the Arrangement. If the Arrangement thereafter becomes effective, dissenting shareholders who properly exercise their dissent rights pursuant to the procedures described in the section of this proxy circular-prospectus entitled “Dissenting Shareholder Rights,” which begins on page 79, will be entitled to be paid the fair value of their GSI Canada common shares. It is important that shareholders who wish to dissent strictly comply with the dissent procedures or the right to dissent may be lost.

      Dissenting shareholders should review carefully the information provided in the section of this proxy circular-prospectus entitled “Income Tax Considerations to Shareholders” for the tax consequences to them of exercising their dissent rights.”

Q:     Who should I contact if I have questions about the meeting or the Arrangement?

      A:     You may call Victor H. Woolley, Vice President, Strategic Planning of GSI Canada, at (781) 439-5511, extension 6135, with any questions you may have about the Arrangement. If you prefer, you may send questions via electronic mail to Mr. Woolley at woolleyv@gsilumonics.com.

Q:     Who can I contact if I need additional copies of this proxy material or if I have questions about the annual and special meeting?

      A:     Shareholders who need additional copies of this proxy material or who have questions about the meeting should contact our proxy solicitation agent as follows:

445 Park Avenue, 5th Floor
New York, New York 10022
E-mail: GSI.info@morrowco.com

Shareholders, Please Call (800) 607-0088

Banks and Brokerage Firms, Please Call (800) 654-2468

GSI LUMONICS INC.

MANAGEMENT PROXY CIRCULAR-PROSPECTUS

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, June 24, 2003

SUMMARY TERM SHEET

      This summary term sheet highlights selected information from this proxy circular-prospectus and may not contain all of the information that is important to you. To understand fully the Arrangement and each of the other matters to be voted on at the meeting, and for a more detailed description of the legal terms of the Arrangement, you should read carefully this entire document, including the plan of arrangement, a copy of which is attached as Appendix B to this proxy circular-prospectus, and the other documents to which we have referred you. You may obtain copies of our publicly filed reports and other information from the sources listed under the heading “Where You Can Find More Information” on page 13.

      Unless otherwise noted, all dollar amounts in this document are expressed in United States dollars.

The Parties

•	GSI Delaware was formed by GSI Canada on March 24, 2003. GSI Canada will be the sole shareholder of GSI Delaware immediately prior to the completion of the Arrangement. GSI Delaware has been formed for the purposes of becoming the new United States publicly traded parent company of GSI Canada and exchanging shares of its common stock for GSI Canada common shares under the Arrangement. GSI Delaware has not engaged, and prior to the consummation of the transactions contemplated by the Arrangement will not engage, in any material business operations other than in connection with the Arrangement. Prior to the consummation of the transactions contemplated by the Arrangement, GSI Delaware will not own any assets other than $1.00 received by it from GSI Canada as consideration for the issuance by GSI Delaware to GSI Canada of one share of GSI Delaware common stock. GSI Delaware has incurred minimal expenses to date in connection with its formation and the preparation of this proxy circular-prospectus. GSI Delaware’s principal executive offices are located at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

•	GSI Canada is in the business of designing, developing, manufacturing and marketing components, lasers and laser-based advanced manufacturing systems as enabling tools for a wide range of applications. GSI Canada’s products allow customers to meet demanding manufacturing specifications, including device complexity and miniaturization, as well as advances in materials and process technology. GSI Canada’s registered office is located at 44 Chipman Hill, Saint John, New Brunswick E2L 4S6 and its principal executive offices are located at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

•	Callco is GSLI Canada, ULC, an unlimited liability company organized and existing under the laws of the Province of Nova Scotia. Callco was recently formed as a direct wholly-owned subsidiary of GSI Delaware. Callco has been formed solely to effect the transactions contemplated by the Arrangement and has not conducted any material business. After the transactions are completed, Callco will continue to be a direct wholly-owned subsidiary of GSI Delaware. Callco was created in order to hold certain rights with respect to the exchangeable shares. In certain circumstances, it may be preferable for Canadian tax reasons beneficial both to the company and to Canadian resident shareholders for Callco to acquire the exchangeable shares by way of a purchase rather than for GSI Canada to redeem the exchangeable shares.

The Arrangement

      The principal effect of the Arrangement will be to restructure GSI Canada so that GSI Delaware will become the publicly traded holding company for GSI Canada.

      The Arrangement has been designed to maintain the company’s results of operations. The day-to-day operations of the company will not materially change as a result of the completion of the Arrangement.

      The Arrangement will involve a reorganization of the authorized share capital of GSI Canada by creating a new class of shares — the exchangeable shares. GSI Canada shareholders (other than shareholders who exercise dissent rights and Canadian resident shareholders who validly elect to receive exchangeable shares) will receive one share of GSI Delaware common stock for each GSI Canada common share they hold. For tax purposes particular to Canadian residents, shareholders who are Canadian residents will be entitled to elect to receive one exchangeable share for each GSI Canada common share they hold, or, if they do not so elect, will automatically receive shares of GSI Delaware common stock upon completion of the Arrangement.

      Each stock option to acquire GSI Canada common shares not exercised prior to the effective date of the Arrangement will be replaced with a stock option to acquire one share of GSI Delaware common stock for each GSI Canada common share for which the stock option was exercisable immediately prior to the effective date of the Arrangement.

      The form of plan of arrangement is attached to this document as Appendix B. You should read the plan of arrangement and the other transaction documents carefully, as they are the principal legal documents that govern the Arrangement.

The Exchangeable Shares

      The exchangeable shares will be shares of GSI Canada that will have rights, together with ancillary rights, that are, as nearly as practicable, economically equivalent to the rights attaching to shares of GSI Delaware common stock. See “The Arrangement — Transaction Mechanics” and “The Arrangement — Description of Exchangeable Shares.” As used in the proxy circular-prospectus, the phrase “economic equivalence” (or words of similar effect) between exchangeable shares and shares of GSI Delaware common stock does not take into account tax implications or different tax treatment with respect to the exchangeable shares and the shares of GSI Delaware common stock, which will vary depending on the holder’s circumstances, the holder’s residence for tax purposes and the residence of the paying company.

      Pursuant to the Arrangement, the terms of the exchangeable shares and a voting and exchange trust agreement, as a holder of exchangeable shares you will have the following rights:

•	the right at any time to exchange each of your exchangeable shares for one share of GSI Delaware common stock and an amount in cash equal to the declared and unpaid dividends, if any, on one exchangeable share, a sum we refer to throughout this proxy circular-prospectus as the exchange consideration;

•	the right to receive dividends, on a per share basis, in amounts (or property in the case of non-cash dividends) that are the same as or economically equivalent to dividends declared, if any, on the shares of GSI Delaware common stock;

•	the right to vote at all meetings at which GSI Delaware common stockholders are entitled to vote, and in respect of all written consents submitted by GSI Delaware to its stockholders, to the same extent as though you had received shares of GSI Delaware common stock in the Arrangement rather than exchangeable shares; and

•	the right to participate, on a pro rata basis, with the holders of GSI Delaware common stock in the distribution of assets of GSI Delaware upon a voluntary or involuntary liquidation, dissolution, winding-up or other distribution of the assets of GSI Delaware through the mandatory exchange of your exchangeable shares for shares of GSI Delaware common stock.

      The exchangeable shares will have no rights to dividends from, rights on liquidation, dissolution or winding-up of, and no voting rights in, GSI Canada, except as required by law or under the terms of the exchangeable shares, the support agreement and the voting and exchange trust agreement.

      GSI Canada will have the right to require a redemption of the exchangeable shares for a purchase price per share equal to the exchange consideration. A redemption may occur:

•	at any time following the seventh (7th) anniversary of the effective date of the Arrangement;

•	at any time following the first anniversary of the effective date of the Arrangement, if there are fewer than 10% of the exchangeable shares originally issued upon completion of the Arrangement outstanding;

•	at any time, if any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or similar transaction involving GSI Delaware occurs or any proposal related to any such transaction exists; or

•	at any time, where a matter arises which would permit the holders of exchangeable shares to vote as shareholders of GSI Canada and the holders of exchangeable shares fail to take the necessary action to approve or disapprove the matter, as applicable.

      Additionally, the exchangeable shares will automatically be redeemed by GSI Canada or purchased by GSI Delaware or Callco on a one-for-one basis for shares of GSI Delaware common stock and the associated GSI Delaware purchase right immediately prior to the date on which GSI Delaware purchase rights become exercisable under the terms of the GSI Delaware shareholder rights plan. See “The Arrangement — Description of GSI Delaware Capital Stock — Adoption of GSI Delaware Rights Agreement and Termination of Existing GSI Canada Rights Agreement.”

      GSI Delaware will also have the right to purchase (or cause Callco to purchase) all of the exchangeable shares for consideration per share equal to the exchange consideration in the event of a change in Canadian tax laws that allows Canadian resident holders of exchangeable shares to exchange their shares on a tax-deferred basis. See “The Arrangement — Description of Exchangeable Shares.”

GSI Delaware Common Stock

      The GSI Delaware common stock will be substantially similar to the GSI Canada common shares. Holders of GSI Delaware common stock will be entitled to receive dividends, if any, declared by the GSI Delaware board of directors, out of funds legally available for the payment of dividends. Currently, GSI Delaware does not intend to pay dividends on its common stock. Each holder of GSI Delaware common stock will be entitled to one vote per share. Upon any liquidation, dissolution or winding-up of GSI Delaware’s business, the holders of GSI Delaware common stock will be entitled to share proportionately in all assets available for distribution after payment of all liabilities. The holders of GSI Delaware common stock will have no preemptive rights and no rights to convert their GSI Delaware common stock into any other securities. There will be no redemption or sinking fund provisions applicable to the GSI Delaware common stock. The GSI Delaware common stock will be fully paid and nonassessable when issued upon completion of the Arrangement. See “The Arrangement — Description of GSI Delaware Capital Stock.”

      Please note that there are differences in shareholder rights under Delaware and New Brunswick law and under the certificate of incorporation and bylaws of GSI Delaware as compared to the articles and bylaws of GSI Canada. Some or all of these rights may be important to you. See “Comparison of Shareholders’ Rights”.

Recommendation

      The board of directors of GSI Canada recommends that shareholders vote in favor of the special resolution relating to the Arrangement and in favor of each of the other proposals.

Court Approval and Completion of the Arrangement

      The implementation of the Arrangement is subject to approval of The Court of Queen’s Bench of New Brunswick. Prior to the mailing of this proxy circular-prospectus, GSI Canada and GSI Delaware obtained an interim order which provides for the calling, holding and conduct of the meeting and other procedural matters. A copy of the interim order is attached to this proxy circular-prospectus as Appendix C.

      Following the meeting, GSI Canada and GSI Delaware intend to apply for a final order approving the completion of the Arrangement. The hearing in respect of the final order is scheduled to take place on Monday, June 30, 2003 at 1:30 p.m. (ADT, or 12:30 p.m. (EDT)), in The Court of Queen’s Bench of New Brunswick, Trial Division, Judicial District of Saint John, at 110 Charlotte Street, Saint John, New Brunswick. At the hearing for the final order, the court will consider, among other things, the fairness of the Arrangement and the approval of the Arrangement by securityholders. Securityholders and other interested parties may participate in the hearing regarding the Arrangement by following the procedures set forth in the interim order, a copy of which is attached to this proxy circular-prospectus as Appendix C. See “The Arrangement — Court Approval and Completion of the Arrangement.”

Effective Date

      The Arrangement will become effective as of the date on which the Plan of Arrangement proposed under section 128 of the Business Corporations Act (New Brunswick) is approved by The Court of Queen’s Bench of New Brunswick and a certificate of arrangement has been issued pursuant to subsection 129(2) of the Business Corporations Act (New Brunswick). The effective date is expected to occur in July, 2003, once the requisite securityholder and court approvals have been obtained and all other conditions to the completion of the Arrangement have been satisfied.

Dissent Rights

      Registered GSI Canada shareholders who provide the requisite notice to GSI Canada and who otherwise comply with all applicable requirements are entitled, in accordance with the interim order, to dissent from the transactions contemplated by the Arrangement under section 131 of the Business Corporations Act (New Brunswick) and to receive payment in cash from GSI Canada representing the fair value of their GSI Canada common shares. The dissent procedures require that a registered holder of GSI Canada common shares who wishes to dissent in respect of its GSI Canada common shares must provide a written dissent notice to GSI Lumonics Inc., 44 Chipman Hill, Saint John, New Brunswick E2L 4S6, before 5:00 p.m. (ADT, or 4:00 p.m. (EDT)), on Friday, June 20, 2003. See “Dissenting Shareholder Rights.”

Regulatory Approvals

      Other than the approval by The Court of Queen’s Bench of New Brunswick of the Arrangement, the filing of Articles of Arrangement with the Director appointed under the Business Corporations Act (New Brunswick), the obtaining from Canadian provincial securities law regulators of exemptive relief for certain trades contemplated by the Arrangement and the declaration of effectiveness by the United States Securities and Exchange Commission of the Registration Statement on Form S-4 (of which this proxy circular-prospectus forms a part), there are no United States or Canadian federal, provincial or state law requirements remaining to be complied with in order to effect the Arrangement and the consummation of the transactions contemplated thereby.

Stock Exchange Listing of GSI Delaware Common Stock and the Exchangeable Shares

      GSI Delaware has applied to have the GSI Delaware common stock authorized for listing on The NASDAQ Stock Market® under the symbol “GSLI.” GSI Canada has applied to the Toronto Stock Exchange to list the Exchangeable Shares under the symbol “LSI”. This listing will be effective prior to the effective date of the Arrangement. GSI Canada has no current intention to list the exchangeable shares on any stock exchange other than the Toronto Stock Exchange.

Accounting Treatment

      The Arrangement will be accounted for as an exchange between entities under common control, whereby GSI Delaware, the entity that receives the equity interest in GSI Canada, will initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of GSI Canada at the date of transfer. If GSI Canada makes any cash payments to dissenting shareholders for their GSI Canada common shares, those GSI Canada common shares will be cancelled and the cost of those shares will be allocated on a per share basis first to share capital, in an amount equal to the stated value of the shares; any excess will be allocated to additional paid in capital on a per share basis; and any remaining amount will be allocated to accumulated deficit on our financial statements.

Income Tax Considerations for Shareholders

      Shareholders should read carefully the information under “Income Tax Considerations to Shareholders,” beginning on page 56, and should consult their own tax advisors. No advance income tax rulings have been sought or obtained with respect to any of the transactions described in this proxy circular-prospectus.

      United States Federal Income Tax Consequences. United States holders who receive shares of GSI Delaware common stock in exchange for their GSI Canada common shares and who held their GSI Canada common shares as capital assets:

•	will not recognize a gain or loss for United States tax purposes;

•	will have the same basis in their GSI Delaware common stock as their basis in their GSI Canada common shares immediately prior to the effective time of the Arrangement; and

•	will be able to include the holding period of their GSI Canada common shares in the holding period for their shares of GSI Delaware common stock.

      Dissenting United States shareholders will recognize gain or loss on the receipt of cash in cancellation of their GSI Canada common shares.

      United States resident optionholders will not be subject to United States federal income tax on the exchange of their GSI Canada options for options to purchase shares of GSI Delaware common stock.

      Canadian Federal Income Tax Consequences. If you are a Canadian resident shareholder and you validly elect to remain a shareholder of GSI Canada and to receive exchangeable shares, you will not be subject to Canadian income tax as a result of the transactions contemplated by and effected pursuant to the Arrangement. You may, however, be subject to Canadian income tax at a later date upon sale or exchange of the exchangeable shares you receive upon completion of the Arrangement. A Canadian resident shareholder who does not validly elect to remain a shareholder of GSI Canada and to receive exchangeable shares may realize an accrued capital gain or loss, as the case may be, on the shareholder’s GSI Canada common shares upon completion of the Arrangement.

      A non-Canadian holder of GSI Canada common shares to whom such shares are not taxable Canadian property who receives shares of GSI Delaware common stock upon completion of the Arrangement generally will not be subject to Canadian federal income tax as a result of the transactions contemplated by and effected pursuant to the Arrangement.

      Canadian resident GSI Canada optionholders will not be subject to Canadian federal income tax on the exchange of their GSI Canada options for options to purchase shares of GSI Delaware common stock.

      Dissenting Canadian shareholders may be subject to Canadian federal income tax on the disposition of their GSI Canada common shares to GSI Canada.

Eligibility for Investment

      Provided that the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange), the exchangeable shares:

•	will be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (as each is defined in the Income Tax Act (Canada)); and

•	will not be foreign property under the Income Tax Act (Canada) for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax exempt persons to whom Part XI of the Income Tax Act (Canada) is applicable.

      GSI Delaware common stock, and the ancillary rights relating to the exchangeable shares, will be foreign property under the Income Tax Act (Canada). See “Income Tax Considerations to Shareholders — Canadian Federal Income Tax Considerations of the Arrangement — Eligibility for Investment in Canada.”

Operations of the Company Following the Arrangement

      Upon completion of the Arrangement, GSI Delaware will become the holding company for GSI Canada and its subsidiaries. As a result, the operations and business of GSI Canada (on a consolidated basis) will become the operations and business of GSI Delaware (on a consolidated basis). The day-to-day operations of the company will not materially change as a result of the completion of the Arrangement.

      The following chart shows the organizational structure of GSI Delaware, GSI Canada and the other parties to the Arrangement following the completion thereof:

      You should rely only on the information contained in this proxy circular-prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this proxy circular-prospectus is accurate only as of the date on the front cover of this proxy circular-prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

      As used in this proxy circular-prospectus, unless the context requires otherwise, the terms we, us, our, and the company refer to the combined business operations, both before and after the completion of the Arrangement, of GSI Delaware, GSI Canada and their respective subsidiaries. The term GSI Canada refers specifically to GSI Lumonics Inc., a New Brunswick corporation, and the term GSI Delaware refers specifically to GSLI Corp, a newly formed Delaware corporation. References to the exchangeable shares refer specifically to the exchangeable shares of GSI Canada that are exchangeable for shares of GSI Delaware common stock, and include, as well, certain ancillary voting and exchange rights attaching to the exchangeable shares by virtue of the agreements entered into among GSI Delaware, GSI Canada and a third-party trustee in connection with the Arrangement for the benefit of the holders of the exchangeable shares.

WHERE YOU CAN FIND MORE INFORMATION

      GSI Delaware is not currently subject to the reporting and informational requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended and, therefore, does not file reports, proxy statements and other information required thereby. GSI Delaware has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission covering the GSI Delaware common stock to be issued in connection with the Arrangement. For further information on the company, the GSI Canada common shares, the exchangeable shares and the GSI Delaware common stock, you should refer to GSI Delaware’s registration statement and its exhibits. This proxy circular-prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this proxy circular-prospectus may not contain all the information that you may find important, you should review the full text of these documents.

      GSI Delaware intends to file a Registration Statement on Form 8-A under the Exchange Act with respect to the shares of GSI Delaware common stock issuable upon completion of the Arrangement and it is intended that the Form 8-A will be declared effective concurrently with the Registration Statement on Form S-4. Upon the effectiveness of the Form 8-A, GSI Delaware will be subject to the reporting and informational requirements of the Exchange Act and will file reports and other information in connection therewith.

      GSI Canada is, has been and will continue to be subject to the informational requirements of the Exchange Act. GSI Canada files reports, proxy statements and other information with the SEC. GSI Canada’s SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document GSI Canada has filed by visiting the SEC’s public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect GSI Canada’s SEC reports and other information at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, GSI Canada’s reports and other information are filed with securities commissions or other similar authorities in Canada, and are available over the Internet at http://www.sedar.com.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: GSI Lumonics Inc., Investor Relations, 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511. To ensure your receipt of any requested documentation in advance of the meeting, all requests for copies of filings should be received by the company prior to 5:00 p.m. (EDT) on Tuesday, June 10, 2003.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in this proxy circular-prospectus constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, anticipated benefits from the Arrangement (including, without limitation, future access to the capital markets, research coverage and attraction of institutional investors), management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this proxy circular-prospectus that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this document. Such statements are based on management’s beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect, including the risk that the Arrangement will not be completed and those risks discussed in the immediately following section of this document entitled “Risk Factors” and in reports and documents filed by GSI Canada with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond GSI Canada’s control, could cause GSI Canada’s actual results (or GSI Delaware’s results following completion of the Arrangement) and other future events to differ materially from those anticipated. GSI Canada does not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

RISK FACTORS

      The following risk factors, together with the other information set forth in this proxy circular-prospectus, should be considered by shareholders in evaluating whether to approve the Arrangement. Shareholders should also read carefully and consider the risk factors generally applicable to our business, which follow those specific to the Arrangement.

Risk Factors Relating to the Arrangement

      The Arrangement will affect your rights as a shareholder. After the Arrangement, you will be a shareholder of GSI Delaware unless you either (i) validly exercise your right to dissent or (ii) in the case of Canadian resident shareholders, validly elect to remain a shareholder of GSI Canada and to receive exchangeable shares. Currently, you are a shareholder of a corporation incorporated in the Province of New Brunswick and governed by New Brunswick law. After the Arrangement (unless you dissent or elect to receive exchangeable shares, as described above), you will be a shareholder of a corporation incorporated in the State of Delaware and governed by Delaware law. GSI Delaware will have its own certificate of incorporation and bylaws, copies of which are attached to this proxy circular-prospectus as Appendices G and H, respectively. Your rights as a shareholder of a Delaware corporation will be different than your current rights as a shareholder of a New Brunswick corporation in some respects. You should read the section under the heading “Comparison of Shareholders’ Rights” for a description of the material differences.

      If you receive exchangeable shares in the Arrangement and later request to exchange those shares for shares of GSI Delaware common stock, you will not receive the shares of GSI Delaware common stock for ten to fifteen business days from the date of your request. Shareholders who receive exchangeable shares upon the completion of the Arrangement and later request to receive GSI Delaware common stock in exchange for their exchangeable shares will not receive GSI Delaware common stock for ten (10) to fifteen (15) business days after the applicable request due to administrative requirements. During this ten (10) to fifteen (15) business day period, the market price of GSI Delaware common stock may increase or decrease. Accordingly, the prevailing price of GSI Delaware common stock on the day you receive your shares may be more or less than the prevailing price on the day you requested the exchange.

      Potential benefits of the Arrangement may not be realized. In considering the Arrangement, GSI Canada’s board of directors identified a number of factors that it believes make the Arrangement advisable and in the company’s best interests. These factors include the potential for attracting a greater number of institutional investors and improved access to the capital markets. No assurances can be given that these benefits will be realized, or that the issues which GSI Canada’s board of directors considered as potentially negative factors will not ultimately outweigh the benefits of the Arrangement. See “The Arrangement — Reasons For and Against the Arrangement and Recommendation of the Board.”

      If the exchangeable shares are redeemed by GSI Canada for any reason, you may lose your ability to defer income taxation of accrued gains or losses on your shares. The transaction has been structured to allow Canadian resident shareholders who choose to receive exchangeable shares and to remain shareholders of GSI Canada to defer Canadian income taxation of accrued capital gains or losses on their GSI Canada common shares. Under current Canadian tax law, this deferral will continue only for as long as Canadian resident shareholders continue to hold their exchangeable shares. Under current Canadian tax legislation, Canadian resident shareholders may recognize (i) a gain or loss upon the sale of their exchangeable shares in the market, or (ii) a taxable dividend and/or a gain or loss upon the exchange of their exchangeable shares for GSI Delaware common stock.

      In addition to your rights to request an exchange of exchangeable shares for GSI Delaware common stock, the company may require the redemption of your exchangeable shares at any time after the effective date of the Arrangement if certain events occur permitting early redemption and, in any event, the exchangeable shares are redeemable at the option of GSI Canada at any time after seven (7) years. The circumstances which could permit the company to require a redemption include, among other things, there being fewer than 10% of the exchangeable shares originally issued upon completion of the Arrangement outstanding at any time after the first anniversary of the effective date of the Arrangement. Additionally, the exchangeable shares will automatically be exchanged for shares of GSI Delaware common stock immediately prior to the purchase rights becoming exercisable under the GSI Delaware shareholder rights plan. Because of the existence of the call rights of GSI Delaware, a holder of exchangeable shares cannot control whether or when such holder will receive GSI Delaware common stock by way of GSI Canada redeeming the exchangeable shares or by way of GSI Delaware or Callco purchasing the exchangeable shares. The Canadian federal income tax consequences, both to the company and to shareholders, of a redemption differ from those of a purchase. See “Income Tax Considerations to Shareholders — Canadian Federal Income Tax Considerations of the Arrangement.”

      Based on a recent announcement of the Canadian Minister of Finance, it is expected that legislation will be introduced under which an exchange of exchangeable shares for GSI Delaware common stock may be treated as a tax-deferred exchange in certain circumstances. No assurances can be given about when, if ever, this legislation will be introduced or whether such legislation would be passed, if it is introduced.

      There can be no assurances that Canadian or United States tax regulators will not challenge the tax-deferred status of the Arrangement. Although Canadian and United States counsel are of the opinion (each with respect to its own jurisdiction) that the Arrangement will be treated as a tax-deferred transaction (i) for Canadian tax purposes to Canadian residents validly electing to receive exchangeable shares and (ii) for United States tax purposes to United States holders receiving shares of GSI Delaware common stock, no advance income tax ruling to that effect has been or will be sought or obtained from Canada Customs and Revenue Agency or the Internal Revenue Service. Accordingly, there can be no assurance that Canada Customs and Revenue Agency or the Internal Revenue Service would not challenge the tax-deferred status of the Arrangement or, if challenged, that a court would not agree with Canada Customs and Revenue Agency or the Internal Revenue Service. All shareholders should carefully read “Income Tax Considerations To Shareholders” and consult their own tax advisors.

      We will continue to have a holding company structure following completion of the Arrangement and will remain dependant upon dividends from our subsidiaries to pay our obligations as they become due. GSI Canada is currently a holding company for its direct and indirect subsidiaries. Following the completion of the Arrangement, GSI Delaware will be a holding company for GSI Canada which, in turn, will remain the holding company for its subsidiaries. GSI Delaware’s sole material asset will consist of shares of GSI Canada. The principal asset of GSI Canada will consist of shares of common stock of its subsidiaries. Each of GSI Delaware and GSI Canada may need to rely upon dividends and other payments from subsidiaries to generate the funds necessary to meet its obligations. As a result of the Arrangement, any dividends paid by GSI Canada’s United States subsidiaries to GSI Canada will be subject to United States federal withholding tax. Similarly, any dividends paid by GSI Canada to GSI Delaware will be subject to withholding tax under the Income Tax Act (Canada). GSI Canada and its subsidiaries are each legally distinct entities and have no obligation to make funds available to their respective parent companies.

      Failure to obtain required consents and waivers may cause third parties to terminate or alter their existing contracts with GSI Canada. Some of the contracts GSI Canada has with its suppliers, customers, lessors, licensors, licensees and other business partners require the company to obtain the consent, waiver or approval of the other party to the contract in connection with the transactions contemplated by the Arrangement. If any such consent, waiver or approval cannot be obtained, the company may suffer a loss of potential future revenue and may lose rights to facilities or intellectual property that are material to the company’s business. The company will use reasonable efforts to secure the necessary consents, waivers and approvals. However, the company may not be able to obtain all of the necessary consents, waivers and approvals and failure to do so could seriously harm the business and operating results of the company.

      If we do not obtain final court approval of the plan of arrangement, we will not be able to complete the Arrangement, even if it is approved at the meeting. The Arrangement requires the approval of The Court of Queen’s Bench of New Brunswick. Prior to the mailing of this document, GSI Canada obtained an interim order providing for the calling and holding of the meeting and other procedural matters, a copy of which is attached to this proxy circular-prospectus as Appendix C. Subject to the approval of the special resolution relating to the Arrangement by shareholders and optionholders, the hearing to obtain a final order of the court is expected to take place on or about Monday, June 30, 2003 at 1:30 p.m. (ADT, or 12:30 p.m. (EDT)), at 110 Charlotte Street, Saint John, New Brunswick.

      If we move our corporate domicile to the United States, we may lose Canadian shareholders and institutional research coverage in Canada. The move of our corporate domicile from the Province of New Brunswick to the State of Delaware may result in the loss of certain Canadian institutional shareholders who might be prohibited from investing, or choose not to invest, in the company if it were a United States domiciled corporation. As of May 8, 2003, approximately 50% of our outstanding common shares were held by Canadian institutional shareholders. In addition, even though the exchangeable shares will be listed on the Toronto Stock Exchange, such shares will not be included in the principal Canadian-based stock indices, which could result in Canadian indexed funds automatically selling their shares. As of May 8, 2003, approximately 5% of our outstanding common shares were held by Canadian index funds.

      In addition to the potential loss of Canadian shareholders, certain Canadian brokerage firms may cease providing research coverage on the company if fewer of our shareholders are Canadian residents following the completion of the Arrangement. The same may be true even if the percentage of Canadian resident shareholders (on an as-exchanged basis) does not change, since following the completion of the Arrangement many of these shareholders could hold exchangeable shares (which may not attract the same level of research coverage as our common shares). No assurances can be given that any reduction in the provision of research coverage by Canadian brokerage firms will be matched by a corresponding increase in the provision of research coverage by brokerage firms located in the United States.

      We will incur significant transaction costs in connection with the Arrangement. The estimated fees, costs and expenses of the Company in connection with the transactions contemplated by the Arrangement including, without limitation, filing fees, legal and accounting fees, soliciting fees, dealer fees and printing and mailing costs are anticipated to be approximately $2.0 million. In addition, we believe the premiums for maintaining comparable levels of liability insurance coverage for our directors and executive officers could be materially higher once we become a publicly traded United States domiciled corporation.

      GSI Canada’s classification as a controlled foreign corporation following the completion of the Arrangement could have adverse tax consequences. A non-United States corporation, such as GSI Canada, will constitute a controlled foreign corporation, or CFC, for United States federal income tax purposes if United States shareholders owning (directly, indirectly, or constructively) 10% or more of the foreign corporation’s total combined voting power collectively own (directly, indirectly, or constructively) more than 50% of the total combined voting power or total value of the foreign corporation’s stock.

      If the Arrangement is not approved and GSI Canada is treated as a CFC, this status should have no adverse effect on any shareholder who does not own (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of shares of GSI Canada. If, however, GSI Canada is treated as a CFC for an uninterrupted period of thirty (30) days or more during any taxable year, any United States shareholder who owns (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of shares of GSI Canada on any day during the taxable year and who directly or indirectly owns any shares on the last day of the year in which GSI Canada’s is a CFC will have to include in its gross income for United States federal income tax purposes its pro rata share of GSI Canada’s subpart F income (primarily consisting of investment income such as dividends, interest and capital gains on the sale of assets producing such income) relating to the period during which GSI Canada’s is a CFC.

      In addition, if the Arrangement is not approved and GSI Canada were treated as a CFC, any gain realized on the sale of our shares by such a shareholder would be treated as ordinary income to the extent of the shareholder’s proportionate share of the undistributed earnings and profits of GSI Canada accumulated during the shareholder’s holding period of the shares while GSI Canada is a CFC. If the United States shareholder is a corporation, however, it may be eligible to credit against its United States tax liability with respect to these potential inclusions foreign taxes paid on the earnings and profits associated with the included income.

      We do not believe that GSI Canada is currently, or has ever been, a CFC. However, if the Arrangement is not completed, no assurances can be given that we will not become a CFC in the future.

      If the Arrangement is completed, GSI Canada and any other non-United States subsidiaries of GSI Delaware will likely be CFCs. As a result of this status, GSI Delaware may be subject to a United States tax on the investment income of GSI Canada and any other of its non-United States subsidiaries to which the company is not currently subject. However, GSI Delaware may be entitled to a credit for United States tax purposes on account of foreign taxes paid by a CFC in which it owns a direct or indirect interest. The availability of this credit is dependent on several factors, including whether the CFC has tax attributes of its own that would decrease or eliminate its foreign tax liability on the items of investment income on which GSI Delaware would become taxable. During 2002, the aggregate amount of such investment income to GSI Canada and its non-United States subsidiaries was approximately $1.7 million. While we intend to engage in tax planning in an effort to minimize the amounts of such tax and while GSI Delaware may be entitled to a credit for United States tax purposes on account of foreign taxes paid by a CFC in which it was a direct or indirect holder of stock, no assurances can be given that such planning will be successful or such credits will available. See “The Arrangement — Reasons For and Against the Arrangement and Recommendation of the Board.”

Risk Factors Relating to Our Business

      A prolonged economic slowdown will continue to put pressure on our ability to meet anticipated revenue levels. We are in a broad-based economic slowdown affecting most technology sectors and semiconductors and electronics in particular. As a result, many of our customers continue to order low quantities. A large portion of our sales is dependent on the need for increased capacity or replacement of inefficient manufacturing processes, because of the capital-intensive nature of our customers’ businesses. These also tend to lag behind in an economic recovery longer than other businesses. Because it is difficult to predict how long this slowdown will continue, we may not be able to meet anticipated revenue levels on a quarterly or annual basis.

      We have experienced operating losses and may not return to profitability. We have incurred operating losses since 1998. For the years ended December 31, 2002 and 2001, we reported operating losses of approximately $27.7 million and $14.7 million, respectively. For the year ended December 31, 2000, we did achieve overall profitability, even though we experienced operating losses of approximately $2.0 million, primarily as a result of the sale of assets of company’s Life Science business which resulted in a non-operating gain of $73.1 million. Our operating losses in fiscal 2000 were attributable primarily to restructuring activities relating to the discontinuance of product lines in our high power laser business. No assurances can be given that we will not continue to sustain losses in the future and the market price of our common shares may decline as a result.

      Our business depends significantly upon capital expenditures, particularly by manufacturers in the semiconductor, electronics, machine tool and automotive industries, each of which are subject to cyclical fluctuations. These industries are cyclical and have historically experienced periods of oversupply, resulting in significantly reduced demand for capital equipment, including the products that we manufacture and market. The timing, length and severity of these cycles are difficult to predict. For the foreseeable future, our operations will continue to depend upon capital expenditures in these industries, which, in turn, depend upon the market demand for their products. Our net sales and results of operations may be materially adversely affected if downturns or slowdowns in the semiconductor, electronics, machine tool and automotive industries occur in the future.

      The success of our business is dependant upon our ability to respond to fluctuations in demand for our products. During a period of declining demand, we must be able to quickly and effectively reduce expenses while continuing to motivate and retain key employees. Our ability to reduce expenses in response to any downturn is limited by our need for continued investment in engineering and research and development and extensive ongoing customer service and support requirements. In addition, the long lead-time for production and delivery of some of our products creates a risk that we may incur expenditures or purchase inventories for products which we cannot sell. During a period of increasing demand and rapid growth, we must be able to quickly increase manufacturing capacity to meet customer demand and hire and assimilate a sufficient number of qualified personnel. Our inability to ramp up in times of increased demand could harm our reputation and cause some of our existing or potential customers to place orders with our competitors rather than us.

      Fluctuations in our customers’ businesses, timing and recognition of revenues from customer orders and other factors beyond our control may cause our results of operations quarter over quarter to fluctuate, perhaps substantially. Our revenues and net income, if any, in any particular period may be lower than revenues and net income, if any, in a preceding or comparable period. Factors contributing to these fluctuations, some of which are beyond our control, include:

•	fluctuations in our customers’ businesses;

•	timing and recognition of revenues from customer orders;

•	timing and market acceptance of new products or enhancements introduced by us or our competitors;

•	availability of components from our suppliers and the manufacturing capacity of our subcontractors;

•	timing and level of expenditures for sales, marketing and product development; and

•	changes in the prices of our products or of our competitors’ products.

      We derive a substantial portion of our sales from products that have a high average selling price and significant lead times between the initial order and delivery of the product, which, on average, can range from ten to fourteen weeks. We may receive one or more large orders in one quarter from a customer and then receive no orders from that customer in the next quarter. As a result, the timing and recognition of sales from customer orders can cause significant fluctuations in our operating results from quarter to quarter. If our quarterly revenue or operating results fall below the expectations of investors or public market analysts, our common share price may decline as a result.

      Gross profits realized on product sales vary depending upon a variety of factors, including production volumes, the mix of products sold during a particular period, negotiated selling prices, the timing of new product introductions and enhancements and manufacturing costs.

      A delay in a shipment, or failure to meet our revenue recognition criteria, near the end of a fiscal quarter or year, due, for example, to rescheduling or cancellations by customers or to unexpected difficulties experienced by us, may cause sales in a particular period to fall significantly below our expectations and may materially adversely affect our operations for that period. Our inability to adjust spending quickly enough to compensate for any sales shortfall would magnify the adverse impact of that sales shortfall on our results of operations.

      As a result of these factors, our results of operations for any quarter are not necessarily indicative of results to be expected in future periods. We believe that fluctuations in quarterly results may cause the market prices of our common shares, on The NASDAQ Stock Market® and the Toronto Stock Exchange, to fluctuate, perhaps substantially.

      Our reliance upon third party distribution channels subjects us to credit, inventory, business concentration and business failure risks beyond our control. The company sells approximately 55% of its products through resellers (which include OEMs, systems integrators and distributors). Reliance upon third party distribution sources subjects us to risks of business failure by these individual resellers, distributors and OEMs, and credit, inventory and business concentration risks. In addition, our net sales depend in part upon the ability of our OEM customers to develop and sell systems that incorporate our products. Adverse economic conditions, large inventory positions, limited marketing resources and other factors affecting these OEM customers could have a substantial impact upon our financial results. No assurances can be given that our OEM customers will not experience financial or other difficulties that could adversely affect their operations and, in turn, our financial condition or results of operations.

      The steps we take to protect our intellectual property may not be adequate to prevent misappropriation or the development of competitive technologies or products by others that could harm our competitive position and materially adversely affect our results of operations. Our future success depends in part upon our intellectual property rights, including trade secrets, know-how and continuing technological innovation. There can be no assurance that the steps we take to protect our intellectual property rights will be adequate to prevent misappropriation or that others will not develop competitive technologies or products. As of December 31, 2002, we held 113 United States and 73 foreign patents, and had filed 59 United States and 122 foreign patent applications, which are under review by the patent authorities. There can be no assurance that other companies are not investigating or developing other technologies that are similar to ours, that any patents will issue from any application filed by us or that, if patents do issue, the claims allowed will be sufficiently broad to deter or prohibit others from marketing similar products. In addition, there can be no assurance that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights thereunder will provide a competitive advantage to us.

      Our success depends upon our ability to protect our intellectual property and to successfully defend against claims of infringement by third parties. From time to time we receive notices from third parties alleging infringement of such parties’ patent or other proprietary rights by our products. While these notices are common in the laser industry and we have in the past been able to develop non-infringing technology or license necessary patents or technology on commercially reasonable terms, there can be no assurance that we would in the future prevail in any litigation seeking damages or expenses from us or to enjoin us from selling our products on the basis of such alleged infringement, or that we would be able to develop any non-infringing technology or license any valid and infringed patents on commercially reasonable terms. In the event any third party made a valid claim against us or our customers for which a license was not available to us on commercially reasonable terms, we would be adversely affected. Our failure to avoid litigation for infringement or misappropriation of propriety rights of third parties or to protect our propriety technology could result in a loss of revenues and profits.

      The industries in which we operate are highly competitive and competition in our markets could intensify, or our technological advantages may be reduced or lost, as a result of technological advances by our competitors. The industries in which we operate are highly competitive. We face substantial competition from established competitors, some of which have greater financial, engineering, manufacturing and marketing resources than we do. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products. There can be no assurance that we will successfully differentiate our current and proposed products from the products of our competitors or that the market place will consider our products to be superior to competing products. Because many of the components required to develop and produce a laser-based marking system are commercially available, barriers to entry into this market are relatively low, and we expect new competitive product entries in this market. To maintain our competitive position in this market, we believe that we will be required to continue a high level of investment in engineering, research and development, marketing and customer service and support. There can be no assurance that we will have sufficient resources to continue to make these investments, that we will be able to make the technological advances necessary to maintain our competitive position, or that our products will receive market acceptance. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share, and an inability to generate cash flows that are sufficient to maintain or expand our development of new products.

      Our operations could be negatively affected if we lose key executives or employees or are unable to attract and retain skilled executives and employees as needed. Our business and future operating results depend in part upon our ability to attract and retain qualified management, technical, sales and support personnel for our operations on a worldwide basis. The loss of key personnel could negatively impact our operations. Competition for qualified personnel is intense, and we cannot guarantee that we will be able to continue to attract and retain qualified personnel.

      We may not develop, introduce or manage the transition to new products as successfully as our competitors. The markets for our products experience rapidly changing technologies, evolving industry standards, frequent new product introductions, changes in customer requirements and short product life cycles. To compete effectively we must continually introduce new products that achieve market acceptance. Our future performance will depend on the successful development, introduction and market acceptance of new and enhanced products that address technological changes as well as current and potential customer requirements. Developing new technology is a complex and uncertain process requiring us to be innovative and to accurately anticipate technological and market trends. We may have to manage the transition from older products to minimize disruption in customer ordering patterns, avoid excess inventory and ensure adequate supplies of new products. The introduction by us or by our competitors of new and enhanced products may cause our customers to defer or cancel orders for our existing products, which may harm our operating results. Failed market acceptance of new products or problems associated with new product transitions could harm our business.

      Delays or deficiencies in research, development, manufacturing, delivery of or demand for new products or of higher cost targets could have a negative affect on our business, operating results or financial condition. We are active in the research and development of new products and technologies. Our research and development efforts may not lead to the successful introduction of new or improved products. The development by others of new or improved products, processes or technologies may make our current or proposed products obsolete or less competitive. Our ability to control costs is limited by our need to invest in research and development. Because of intense competition in the industries in which we compete, if we were to fail to invest sufficiently in research and development, our products could become less attractive to potential customers, and our business and financial condition could be materially and adversely affected. As a result of our need to maintain our spending levels in this area, our operating results could be materially harmed if our net sales fall below expectations. In addition, as a result of our emphasis on research and development and technological innovation, our operating costs may increase further in the future, and research and development expenses may increase as a percentage of total operating expenses and as a percentage of net sales.

      In addition, we may encounter delays or problems in connection with our research and development efforts. Product development delays may result from numerous factors, including:

•	changing product specifications and customer requirements;

•	difficulties in hiring and retaining necessary technical personnel;

•	difficulties in reallocating engineering resources and overcoming resource limitations;

•	changing market or competitive product requirements; and

•	unanticipated engineering complexities.

      New products often take longer to develop, have fewer features than originally considered desirable and achieve higher cost targets than initially estimated. There may be delays in starting volume production of new products and new products may not be commercially successful. Products under development are often announced before introduction and these announcements may cause customers to delay purchases of existing products until the new or improved versions of those products are available.

      We may not be able to find suitable targets or consummate acquisitions in the future, and there can be no assurance that the acquisitions we have made and do in the future make will provide expected benefits. We intend to pursue strategic acquisitions. Our identification of suitable acquisition candidates involves risks inherent in assessing the values, strengths, weaknesses, risks and profitability of acquisition candidates, including the effects of the possible acquisition on our business, diversion of our management’s attention and risks associated with unanticipated problems or liabilities. Should we acquire another business, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing business. Other difficulties might include the diversion of management’s attention from our core business and risks associated with the potential entrance into markets in which we have limited or no prior experience and the potential loss of key employees, particularly those of the acquired business.

      We could in the future be considered a passive foreign investment company under United States tax laws, which may have adverse tax consequences for United States holders of our shares. Under United States tax laws, United States investors who hold stock in a passive foreign investment company, referred to throughout this proxy circular-prospectus as a PFIC, may be subject to adverse tax consequences. Any non-United

States corporation may be classified as a PFIC if 75% or more of its gross income in any year is considered passive income for United States tax purposes. For this purpose, passive income generally includes interest, dividends and gains from the sale of assets that produce these types of income. In addition, a non-United States corporation may be classified as a PFIC if the average percentage of the fair market value of its gross total assets during any year that produced passive income (based on the average of such values as at each quarter end of that year), or that were held to produce passive income, is at least 50% of the fair market value of its gross total assets.

      The determination of whether a corporation is a PFIC is a fact-sensitive inquiry that depends, among other things, on the fair market value of its assets (and such value is subject to change from time to time). We believe that GSI Canada is not a PFIC. However, it currently holds a relatively large amount of cash and investments that are passive assets and produce passive income. In addition, the fair market valuation of its non-passive assets is uncertain because it depends, in part, on the valuation of its goodwill or going concern value. One indicator of the amount of goodwill is GSI Canada’s share price, which at times during the preceding six months has traded near historic lows. We cannot provide you with any assurances that GSI Canada will not be classified as a PFIC at the end of 2003 or a subsequent year.

      All gains recognized on the disposition of PFIC shares by a United States shareholder are taxable as ordinary income. Additionally, at the time of disposition, the United States shareholder incurs an interest charge. The interest is computed at the rate for underpayments of tax, generally as though the gain had been included in the United States shareholder’s gross income ratably over the period the United States shareholder held the PFIC’s stock, but payment of the resulting tax had been delayed until the sale or distribution. Similar rules apply to “excess distributions.” An excess distribution is a current year distribution received by a United States shareholder on PFIC stock, to the extent the distribution exceeds his or her ratable portion of 125% of the average amount so received during the three preceding years. The portion of an actual distribution that is not an excess distribution is not taxed under the excess distribution rules, but rather is treated as a distribution subject to the normal tax rules. Moreover, in general, the rules allowing for nonrecognition of gain or loss on dispositions of stock in corporate reorganizations do not apply to stock of a PFIC. However, under proposed regulations issued by the Internal Revenue Service, a transfer of PFIC stock by a United States holder that otherwise would qualify for nonrecognition of gain will continue to qualify if:

•	the basis of the stock that is the subject of the disposition, in the hands of its actual owner immediately after the transfer, is no greater than the basis of such stock in the hands of its actual owner immediately before the transfer;

•	the United States transferee’s holding period for the transferred stock is at least as long as the holding period of the shareholder immediately before the transfer; and

•	the aggregate ownership of the shareholder and the United States transferee immediately after the transfer (determined without regard to stock held by the United States transferee prior to the transfer) is the same as or greater than the shareholder’s proportionate ownership immediately before the transfer.

A United States shareholder may avoid the effect of the forgoing rules if he or she makes a “qualified electing fund” election or a “mark-to-market election,” but then becomes subject to the special rules that apply to such elections.

      We depend on limited source suppliers that could cause substantial manufacturing delays and additional cost if a disruption in supply occurs. We obtain some components from a single source. We also rely on a limited number of independent contractors to manufacture subassemblies for some of our products. There can be no assurance that, in the future, our current or alternative sources will be able to meet all of our demands on a timely basis. If suppliers or subcontractors experience difficulties that result in a reduction or interruption in supply to us, or fail to meet any of our manufacturing requirements, our business would be harmed until we are able to secure alternative sources, if any, on commercially reasonable terms. Unavailability of necessary parts or components could require us to reengineer our products to accommodate available substitutions which would increase our costs and/or have a material adverse effect on manufacturing schedules, product performance and market acceptance.

      Production difficulties and product delivery delays could materially adversely affect our business, operating results or financial condition. We assemble our products at our facilities in the United States, Canada and the United Kingdom. If use of any of our manufacturing facilities were interrupted by natural disaster or otherwise, our operations could be negatively affected until we could establish alternative production and service operations. In addition, we may experience production difficulties and product delivery delays in the future as a result of:

•	changing process technologies;

•	ramping production;

•	installing new equipment at our manufacturing facilities; and

•	shortage of key components.

      Our operations in foreign countries subject us to risks not faced by companies operating exclusively in the United States. In addition to operating in the United States, Canada and the United Kingdom, we have sales and service offices in France, Germany, Italy, Japan, Singapore, Hong Kong, Korea, Taiwan, Malaysia and the Philippines. We may in the future expand into other international regions. During 2002 and 2001, approximately 41% and 52% of our revenue, respectively, were derived from our international operations.

      Because of the scope of our international operations, we are subject to risks, which could materially impact our results of operations, including:

•	foreign exchange rate fluctuations;

•	longer payment cycles;

•	greater difficulty in collecting accounts receivable;

•	use of different systems and equipment;

•	difficulties in staffing and managing foreign operations and diverse cultures;

•	protective tariffs;

•	trade barriers and export/import controls;

•	transportation delays and interruptions;

•	reduced protection for intellectual property rights in some countries; and

•	the impact of recessionary foreign economies.

      We cannot predict whether the United States or any other country will impose new quotas, tariffs, taxes or other trade barriers upon the importation of our products or supplies or gauge the effect that new barriers would have on our financial position or results of operations.

      We do not believe that travel advisories or health concerns have had a material effect on our business to date. However, no assurances can be given that future travel advisories or health concerns will not have an impact on our business.

      If the economic and political conditions in United States and globally do not improve or if the economic slowdown continues, we may continue to experience material adverse impacts on our business, operating results and financial condition. Our business is subject to the effects of general economic and political conditions globally. Our revenues and operating results have declined partially due to continuing unfavorable economic conditions as well as uncertainties arising out of the threatened terrorist attacks on the United States, including the potential worsening or extension of the current global economic slowdown, the economic consequences of protracted military action or additional terrorist activities and associated political instability, and the impact of heightened security concerns on domestic and international travel and commerce. In particular, due to these uncertainties we are subject to:

•	the risk that future tightening of immigration controls may adversely affect the residence status of non-United States engineers and other key technical employees in our United States facilities or our ability to hire new non-United States employees in such facilities; and

•	the risk of more frequent instances of shipping delays.

      Increased governmental regulation of our business could materially adversely affect our business, operating results and financial condition. We are subject to the laser radiation safety regulations of the Radiation Control for Health and Safety Act administered by the National Center for Devices and Radiological Health, a branch of the United States Food and Drug Administration. Among other things, these regulations require a laser manufacturer to file new product and annual reports, to maintain quality control and sales records, to perform product testing, to distribute appropriate operating manuals, to incorporate design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes (based on the level of radiation from the laser that is accessible to users). Various warning labels must be affixed and certain protective devices installed depending on the class of product. The National Center for Devices and Radiological Health is empowered to seek fines and other remedies for violations of the regulatory requirements. We are subject to similar regulatory oversight, including comparable enforcement remedies, in the European markets we serve.

      Changes in governmental regulations may reduce demand for our products or increase our expenses. We compete in many markets in which we and our customers must comply with federal, state, local, and international regulations, such as environmental, health and safety, and food and drug regulations. We develop, configure, and market our products to meet customer needs created by those regulations. Any significant change in regulations could reduce demand for our products, which in turn could materially adversely affect our business, operating results and financial condition.

      Defects in our products or problems arising from the use of our products together with other vendors’ products may seriously harm our business and reputation. Products as complex as ours may contain known and undetected errors or performance problems. Defects are frequently found during the period immediately following introduction and initial implementation of new products or enhancements to existing products. Although we attempt to resolve all errors that we believe would be considered serious by our customers before implementation, our products are not error-free. These errors or performance problems could result in lost revenues or customer relationships and could be detrimental to our business and reputation generally. In addition, our customers generally use our products together with their own products and products from other vendors. As a result, when problems occur in a combined environment, it may be difficult to identify the source of the problem. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. To date, defects in our products or those of other vendors’ products with which ours are used by our customers have not had a material negative effect on our business. However, we cannot be certain that a material negative effect will not occur in the future.

      Our cash equivalent and short-term investment positions subject us to interest rate risk. Our exposure to market risk associated with changes in interest rates relates primarily to our cash equivalents, short-term investments and debt obligations. As described in note 13 to the audited consolidated financial statements, at December 31, 2002, the company had $53.3 million invested in cash equivalents and $66.4 million invested in short-term and other investments. At December 31, 2001, the company had $79.8 million invested in cash equivalents and $43.5 million invested in short-term to investments. Due to the average maturities and the nature of the investment portfolio, a change in interest rates is not expected to have a material effect on the value of the portfolio. We do not use derivative financial instruments in our investment portfolio. We do not actively trade derivative financial instruments but may use them to manage interest rate positions associated with our debt instruments. We currently do not hold interest rate derivative contracts.

      Our substantial sales, expenses and working capital in currencies other than United States dollars exposes us to foreign exchange fluctuations, which may be material. To reduce the company’s exposure to exchange gains and losses, we generally transact sales and costs and related assets and liabilities in the functional currencies of the operations. We have a foreign currency hedging program using currency forwards, currency swaps and currency options to hedge exposure to foreign currencies. These financial instruments are used to fix the cash flow variable of local currency costs or selling prices denominated in currencies other than the functional currency. We do not currently use currency forwards or currency options for trading purposes. As of December 31, 2002, we had eleven foreign exchange forward contracts to purchase $16.9 million United States dollars and one currency swap contract valued at $8.7 million compared to December 31, 2001, where the Company had eight foreign exchange forward contracts to purchase $17.8 million United States dollars and one foreign exchange option contract to purchase $6.5 million United States dollars. For December 31, 2002, we recorded an aggregate fair value loss of $0.5 million in accumulated other comprehensive income and maturing at varying dates in 2003.

      Our inability to return to profitability may result in the loss of significant deferred tax assets. In determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets requires subjective judgment and analysis. Our ability to utilize the full deferred tax assets that are recorded on our balance sheet is dependent on our achieving our planned profitability goals. If actual results differ from our plans or we do not achieve profitability, we may be required to increase the valuation allowance on our tax assets by increasing expenses, which may have a negative result on our operations.

MARKET PRICE AND DIVIDEND INFORMATION

      GSI Canada’s common shares, no par value, trade on The NASDAQ Stock Market® under the symbol “GSLI” and on the Toronto Stock Exchange under the symbol “LSI.” From September 29, 1995 until the 1999 merger between General Scanning, Inc. and Lumonics Inc., Lumonics Inc.’s common shares were traded on the Toronto Stock Exchange under the symbol “LUM.”

      The following table sets forth, for the periods indicated, the high and low closing prices per share of the common stock as reported by The NASDAQ Stock Market® in United States dollars and the Toronto Stock Exchange in Canadian dollars.

	NASDAQ Stock		Toronto Stock
	Market® Price		Exchange Price
	Range US$		Range Cdn$

	High	Low	High	Low

Fiscal year 2003:

First Quarter	$6.42	$3.88	$9.96	$5.85
Second Quarter (through May 14, 2003)	5.68	3.80	7.81	5.62

Fiscal year 2002:

First Quarter	$10.78	$7.80	$17.20	$12.50
Second Quarter	11.22	6.88	17.80	10.49
Third Quarter	8.46	4.71	13.06	7.50
Fourth Quarter	6.89	3.65	10.90	5.90

Fiscal year 2001:

First Quarter	$13.31	$7.28	$20.00	$11.59
Second Quarter	11.01	6.69	16.75	10.68
Third Quarter	9.25	6.18	14.40	9.77
Fourth Quarter	8.90	6.58	14.16	10.28

Holders

      As of the close of business on Thursday, May 8, 2003, there were approximately 154 holders of record of GSI Canada’s common shares. Since many of the common shares are registered in “nominee” or “street” names, the Company estimates that the total number of beneficial owners is considerably higher. As of the close of business on Thursday, May 8, 2003, there were approximately 158 holders of record of options to acquire GSI Canada common shares.

Dividends

      GSI Canada has never paid cash dividends on its common shares. We currently intend to reinvest our earnings for use in our business and do not expect to pay cash dividends in the foreseeable future. Subject to the provisions of the Canada-United States Income Tax Convention, Canadian withholding tax at a rate of 25% would be payable on dividends paid or credited, or deemed to be paid or credited, by GSI Canada to a United States holder on GSI Canada’s common shares. The withholding tax rate is reduced to 15%, or if the United States holder is a corporation that owns 10% or more of GSI Canada’s voting shares, to 5%. These Canadian withholding taxes on dividends will not be applicable to dividends paid by GSI Delaware to United States holders following the completion of the Arrangement.

GSI Delaware Common Stock

      The GSI Delaware common stock currently is not listed on any exchange. GSI Delaware has applied to have the GSI Delaware common stock authorized for listing on The NASDAQ Stock Market® under the symbol “GSLI” following the effective date of the Arrangement.

Exchangeable Shares

      The GSI Canada common shares are currently listed on the Toronto Stock Exchange under the symbol “LSI.” After completion of the Arrangement, the GSI Canada common shares will be delisted from the Toronto Stock Exchange. GSI Canada has applied to the Toronto Stock Exchange to list the exchangeable shares under the symbol “LSI,” such listing to be effective prior to the effective date of the Arrangement. We have no current intention to list the exchangeable shares on any other stock exchange.

THE ANNUAL AND SPECIAL MEETING — GENERAL PROXY INFORMATION

Solicitation of Proxies

      This proxy circular-prospectus is furnished in connection with the solicitation of proxies by the management of GSI Canada for use at the annual and special meeting of shareholders to be held at 10:00 a.m. (EDT) on Tuesday, June 24, 2003 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts. The solicitation will be made by mail but proxies may also be solicited personally by employees of GSI Canada. The cost of solicitation has been or will be borne by GSI Canada. GSI Canada may also pay brokers or nominees holding common shares of GSI Canada in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals. GSI Canada has retained Morrow & Co., Inc. to aid in the solicitation of proxies. Morrow & Co., Inc. will receive a fee and reimbursement of expenses estimated not to exceed $50,000, all of which will be borne by GSI Canada.

      The notice of the meeting, this proxy circular-prospectus, the form of proxy, a letter of transmittal and election form, and a copy of GSI Canada’s annual report on Form 10-K, will be forwarded on or about Friday, May 23, 2003 to shareholders and optionholders as of the close of business on Thursday, May 8, 2003.

Appointment and Revocation of Proxies

      The persons named in the enclosed form of proxy are officers of GSI Canada. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the attached form of proxy, by inserting the name of such other person in the blank space provided in the form of proxy or by completing another proper form of proxy. Such person need not be a shareholder. The completed form of proxy must be deposited with GSI Canada at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821 or with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, in either case no later than 5:00 p.m. (EDT) on Monday, June 23, 2003, or, if the meeting is adjourned or postponed, before commencement of the reconvened meeting.

      The shareholder executing the form of proxy may revoke it as to any manner on which a vote has not already been cast pursuant to the authority conferred by such proxy (a) by delivering another properly executed form of proxy bearing a later date and depositing it in the manner described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing (i) at the registered office of GSI Canada, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its adjournment or postponement, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its adjournment or postponement; or (c) in any other manner permitted by law.

Voting of Proxies

      The officers named in the form of proxy attached to this proxy circular-prospectus will vote the common shares of GSI Canada in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them. In the absence of such direction, the shares will be voted in favor of the election of directors, in favor of the reappointment of Ernst & Young LLP as auditors and the authorization of the directors to fix the auditors’ remuneration and in favor of the special resolution relating to the Arrangement.

      The board of directors of GSI Canada has fixed the close of business on Thursday, May 8, 2003 as the record date for the determination of shareholders and optionholders entitled to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 40,790,130 common shares of GSI Canada and options to acquire 3,432,695 common shares of GSI Canada. Each share (and with respect to the special resolution relating to the Arrangement only, each option to acquire a common share) is entitled to one vote, which may be cast as follows:

•	the vote for the election of directors is cumulative and is described in more detail below;

•	the vote for the appointment of auditors and the authorization of the Board to fix their remuneration requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective; and

•	the special resolution relating to the Arrangement requires the affirmative vote of at least 66 2/3% of the votes actually cast thereon, in person or by proxy, by the shareholders, plus the affirmative combined vote of at least 66 2/3% of the votes actually cast thereon, in person or by proxy by shareholders and optionholders (on an as-if-exercised basis) voting together as a single class.

      Each option to acquire common shares will be entitled to vote on the special resolution relating to the Arrangement, but will not be entitled to vote on any other matter. No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least 20% of the outstanding shares as of the record date. Votes will be tabulated by GSI Canada’s transfer agent subject to the supervision of persons designated by the board of directors of GSI Canada as inspectors.

      Voting for the Election of Directors. Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favor of one candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot that may be called for the election of directors, the persons named in the enclosed form of proxy intend to cast the votes to which the shares represented by such proxy are entitled equally among all the proposed nominees whose names are set forth in the table under “Election of Directors” below, except those, if any, excluded by the shareholder in the proxy, or unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors.

      Ownership of Directors and Executive Officers. As of the close of business on Thursday, May 8, 2003, the directors and executive officers of GSI Canada and their respective affiliates, as a group, may be deemed to be the beneficial owners of 1,675,479 GSI Canada common shares, representing approximately 4.1% of the outstanding GSI Canada common shares. The directors and executive officers of GSI Canada have indicated that they intend to vote their respective GSI Canada common shares (and, in the case of the special resolution relating to the Arrangement, their options) in favor of the election of directors, in favor of the reappointment of Ernst & Young LLP as GSI Canada’s auditors and the authorization of the directors to fix the auditors’ remuneration and in favor of the special resolution relating to the Arrangement.

      The enclosed form of proxy confers discretionary authority on the person named therein with respect to amendments to or variations of matters identified in the notice of meeting and other matters that may properly come before the meeting. At the date of this proxy circular-prospectus, the management of GSI Canada knows of no such amendments, variations or other matters.

Voting and Ownership of Shares

      As of the record date GSI Canada had 40,790,130 common shares outstanding and outstanding options to acquire 3,432,695 common shares. Each shareholder of record, as of the close of business on Thursday, May 8, 2003 is entitled to one vote for each GSI Canada common share held, except to the extent that such shareholder has transferred the ownership of any shares after such date and the transferee of such shares establishes proper ownership thereof and demands not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting in which case such transferee will be entitled to vote such shares and, if a Canadian resident, to elect to receive exchangeable shares upon completion of the Arrangement. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

      If you hold GSI Canada common shares in the name of one or more brokerage firms, banks or nominees, you can only vote your common shares at the meeting if the brokerage firm, bank or nominee in whose name you hold your common shares gives you a legal proxy to vote your common shares or if you give to the brokerage firm, bank or nominee specific instructions as to how to vote your common shares. Accordingly, if you hold GSI Canada common shares in the name of one or more brokerage firms, banks or nominees, it is critical that you promptly contact the person responsible for your account(s) and give specific instructions as to how your common shares should be voted at the meeting. See “The Arrangement — Beneficial Holders of GSI Canada Common Shares.”

ELECTION OF DIRECTORS

      The articles of continuance of GSI Canada provide that its board of directors is to be comprised of between five (5) and fifteen (15) directors, as determined from time to time by resolution of the board of directors. Within these minimum and maximum numbers of directors, the board of directors has resolved that the entire board of directors will consist of six (6) directors. Below are the names of the persons for whom it is intended that votes be cast for their election as directors pursuant to the proxy that is hereby solicited unless the shareholder directs therein that his or her shares be withheld from voting. Each director will hold office until the next annual meeting or until his successor is elected or appointed. Each director proposed for election at the meeting is also a director of GSI Delaware and, subject to their re-election at the meeting, will remain a director of GSI Delaware following the completion of the Arrangement.

      Management does not contemplate that any of the nominees named below will be unable to serve as a director, but if that should occur for any reason prior to the meeting, where the proxy is granted to the management nominees, the management nominees reserve the right to vote for other nominees in their discretion unless directed to withhold from voting. The following table states, with respect to each person proposed to be nominated for election as a director, the name, age, position held with the company (where applicable), the year first elected or appointed as a director, committee memberships, and the person’s principal occupation and employment during the past five (5) years.

Year
Became
Name, Age, Principal Occupation and Municipality of Residence(6)	Director

Richard B. Black(1)(2)(4), 69	1999
President and Chief Executive Officer, ECRM, Inc.
Moose, Wyoming, U.S.A.
Paul F. Ferrari(4)(5), 72	1999
Independent Consultant Former Vice President & Treasurer, Thermo Electron Corporation Hobe Sound, Florida, U.S.A.
Phillip A. Griffiths, Ph.D.(3), 64	2001
Director, Institute for Advanced Study Princeton, New Jersey, U.S.A.
Byron O. Pond(1)(2), 66	2000
Chairman and Chief Executive Officer, Amcast Industrial Corp. Dayton, Ohio, U.S.A.

Year
Became
Name, Age, Principal Occupation and Municipality of Residence(6)	Director

Benjamin J. Virgilio(1)(2), 63	1998
President & Chief Executive Officer, BKJR, Inc. Toronto, Ontario, Canada
Charles D. Winston(3), 62	1999
President & Chief Executive Officer, GSI Lumonics Inc. Pebble Beach, California, U.S.A.

(1)	Member, Audit Committee

(2)	Member, Compensation Committee

(3)	Member, Technology Committee

(4)	Member, Pricing Committee

(5)	Chairman of the Board

(6)	The mailing address of each of Messrs. Black, Ferrari, Griffiths, Pond, Virgilio and Winston is c/o GSI Lumonics Inc. at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

      Richard B. Black is the President and Chief Executive Officer of ECRM, Inc., a manufacturer of laser systems equipment for the printing and publishing industry. He served as Chairman of ECRM until March 2002. Mr. Black also serves as a General Partner for OpNet Partners, L.P., a technology investment fund. He has served as Vice Chairman of Oak Technology, Inc. (Oak) since March 1999 and as President of Oak from January 1998 to March 1999, and has been a director at Oak since 1988. From 1987 to 1997, Mr. Black served as a General Partner for KBA Partners, L.P., a technology venture capital fund. Prior to that time, he served as president and CEO of AM International, Inc., Alusuisse of America, Inc., and Maremont Corporation. In addition to ECRM and Oak, he currently serves as a director of the following companies: Altigen Communications Inc., Applied Optoelectronics, Inc., Gabelli Group Capital Partners, Inc., TREX Enterprises and Benedetto Gartland, Inc.

      Paul F. Ferrari has been an independent consultant since 1991. Previously, he was Vice President of Thermo Electron Corporation from 1988 to 1991 and was Treasurer of Thermo Electron Corporation from 1967 to 1988. He also served as a director of Thermedics Inc. and ThermoTrex Inc.

      Phillip A. Griffiths, Ph.D. is serving as the Director of the Institute for Advanced Study in Princeton, New Jersey, where he is responsible for managing the various research activities of the Institute. Prior to joining the Institute in 1991, Dr. Griffiths was Provost and James B. Duke Professor of Mathematics at Duke University for eight years. He has also taught at Harvard University, Princeton University and the University of California, Berkeley. He currently serves as a Director of Oppenheimer Funds, Inc.

      Byron O. Pond has been serving as Chairman and Chief Executive Officer of Amcast Industrial Corp. since April 2002. He joined Amcast in February 2001 as President and CEO. Prior to that time and since 1990, Mr. Pond was a senior executive with Arvin Industries, Inc. serving as its President and Chief Executive Officer from 1993 to 1996 and as its Chairman and Chief Executive Officer from 1996 to 1998. He retired as Chairman of Arvin Industries, Inc. in 1999. He currently serves as a Director of Cooper Tire and Rubber Company and Precision Castparts Corporation.

      Benjamin J. Virgilio is currently the President and Chief Executive Officer of BKJR, Inc. of Toronto, Canada and was previously, from July 2000 until February 2001, the Chairman of Robotic Technology Systems, Inc. Mr. Virgilio was the President and Chief Executive Officer of Rea International Inc., an automotive fuel systems manufacturer, from May 1995 to July 2000. Prior to May 1995, Mr. Virgilio was a business consultant. Prior to November 1993, he was President and Chief Executive Officer of A.G. Simpson Limited.

      Charles D. Winston became the President, Chief Executive Officer and a member of the board of directors of GSI Canada following the merger of General Scanning, Inc. and Lumonics Inc. in 1999. Mr. Winston served as President and Chief Executive Officer of General Scanning, Inc. beginning in September 1988 and became a member of its board of directors in 1989. Prior to joining General Scanning, Inc., from 1986 to 1988, Mr. Winston was a management consultant. In 1986, Mr. Winston was an officer of Savin Corporation. From 1981 to 1985, he served as a Senior Vice President of Federal Express Corporation.

REAPPOINTMENT OF AUDITORS

      Shareholders are being asked to reappoint Ernst & Young LLP as auditors of GSI Canada to hold office until the close of the next annual meeting of shareholders, and to authorize the board of directors of GSI Canada to fix the auditors’ remuneration. Ernst & Young LLP, independent chartered accountants, served as auditors of GSI Canada for the fiscal year ending December 31, 2002. This firm has audited the accounts and records of GSI Canada since 1993. A representative of Ernst & Young LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if desired.

      Audit Fees. Fees of Ernst & Young LLP for the audit of GSI Canada’s financial statements, 401(k) plan and statutory audits for the fiscal year ended December 31, 2002 and the reviews of quarterly reports on Form 10-Q filed during fiscal 2002 were $409,000, of which an aggregate amount of $150,000 had been billed through December 31, 2002. Fees of Ernst & Young LLP for the audit of GSI Canada’s financial statements, 401(k) plan and statutory audits for the fiscal year ended December 31, 2001 and the reviews of quarterly reports on Form 10-Q filed during fiscal 2001 were $386,000, of which an aggregate amount of $146,000 had been billed through December 31, 2001.

      Audit-Related Fees. The aggregate fees of Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the audit or review of GSI Canada’s financial statements and are not disclosed under “Audit Fees” above were $38,000 in fiscal 2002 and $37,000 during fiscal 2001.

      Financial Information Systems Design and Implementations Fees. Ernst & Young LLP assessed GSI Canada no fees for any financial information systems design or implementation during the fiscal years ended December 31, 2002 and December 31, 2001.

      Tax Fees. Aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice and tax planning were approximately $105,000 in fiscal 2002 and $285,000 during fiscal 2001.

      All Other Fees. Aggregate fees for all other services rendered by Ernst & Young LLP during fiscal 2002 were approximately $30,000. These services in fiscal 2002 included primarily legal and payroll services in foreign locations. Aggregate fees for all other services rendered by Ernst & Young LLP during fiscal 2001 were $168,000.

      All audit and non-audit services provided by Ernst & Young LLP were approved by the audit committee of the board of directors of GSI Canada, which considered whether the provision of non-audit services was compatible with maintaining the auditor’s independence.

THE ARRANGEMENT

General

      You are being asked to consider the approval of the Arrangement, the principal effect of which will be to restructure the company as a publicly traded United States domiciled corporation.

Reasons For and Against the Arrangement and Recommendation of the Board

      The GSI Canada board of directors believes it is advantageous for us to complete the Arrangement and in so doing to move the corporate domicile of our publicly traded corporation from the Province of New Brunswick to the State of Delaware. In reaching its unanimous determination to recommend the Arrangement to shareholders, the GSI Canada board of directors consulted with members of its senior management team and advisors. The following discussion of the factors considered by the GSI Canada board of directors in making its recommendation is not intended to be exhaustive but includes all material factors considered by the GSI Canada board of directors.

      The GSI Canada board of directors considered the following factors as supporting recommendation of the Arrangement to shareholders:

      Dominant Operational Presence in the United States. The majority of our operations are currently located in the United States. Although our operations were in the past closely associated with Ontario, Canada, since the merger in 1999 of General Scanning, Inc. and Lumonics Inc. the focus of our operations, and the source of a majority of our business, have increasingly shifted to the United States. For example:

•	Our customer base and sources of revenue generation are largely based in the United States. For fiscal 2002, approximately $133 million (or 84%) of our sales were generated by our United States operations or from United States sources. By contrast, only approximately $2 million (or 1%) of our sales in fiscal 2002 were generated from Canadian operations.

•	All of our senior management and approximately 63% of our employees worldwide are located at our facilities in the United States. As of March 28, 2003, no executive management and less than 6% of our 793 employees were located in Canada.

      If completed, the Arrangement would properly align our jurisdiction of incorporation with the principal location of our assets, management and business operations.

      Improved Access to United States Capital Markets. The United States has been our primary source of capital in recent years. We believe that more opportunities and capital may be available to us if we are a publicly traded United States domiciled corporation.

      Enhanced Opportunities to Make Strategic Acquisitions. Management continues to pursue strategic acquisitions of technologies and products. We believe that being a United States corporation will provide us with greater opportunities to make strategic acquisitions. We believe that management and stockholders of United States companies will be more likely to accept an acquisition offer from a company incorporated in the United States.

      Greater Ability to Attract United States Institutional Investors. Since we are a foreign corporation, our common shares are perceived by the United States capital markets, and by United States institutional investors, as a small cap foreign stock. We believe that being a United States corporation could make our shares more attractive to United States institutional investors that may allocate only a portion of their funds for investment in securities of foreign corporations, and an even smaller portion for investment in foreign small cap stocks. If the Arrangement were completed, our stock may be more accessible both to United States institutional investors, as noted, and also to certain United States state and municipal authorities that are precluded from owning foreign equity securities.

      Greater Ability to Attract Institutional Research Coverage in the United States. Since substantially all of our business is conducted in the United States, the market generally compares us to similarly-sized United

States companies. However, as noted above, our common shares are perceived by the United States capital markets as a small cap foreign stock. This has historically resulted in a lower availability of institutional research coverage of the company by United States institutions. We believe that the company and its shareholders could benefit from greater institutional research coverage in the United States and that, subject to market conditions and prevailing stock prices, the opportunity for beneficial institutional research coverage will be greater over the long term if the Arrangement is completed.

      Selection of the State of Delaware. For many years, the State of Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in dealing with corporate law issues, and a substantial body of case law has developed construing Delaware corporate law and establishing specific legal principles and policies regarding Delaware corporations. This has served to provide greater legal predictability with respect to the corporate legal affairs of Delaware corporations.

      In choosing Delaware as a jurisdiction of incorporation, care has been taken to ensure that, to the extent feasible, shareholders will generally be entitled to the same or similar rights and protections following completion of the Arrangement as they currently enjoy under New Brunswick law. There are, however, some differences in shareholder rights, some or all of which may be important to you. See “Comparison of Shareholders’ Rights.”

      Permanent Elimination of Passive Foreign Investment Company Concerns. GSI Canada is currently at risk of being a “passive foreign investment company”, or PFIC, under United States tax laws. If GSI Canada were classified as a PFIC, any gain recognized by a United States holder upon the sale of its common shares, or the receipt of certain distributions, would generally be treated as ordinary income (rather than capital gain) to that holder. It follows that the United States tax effects of ownership by a United States holder of stock in a PFIC can be considerably worse than ownership of shares in a foreign corporation that is not a PFIC or shares in a United States corporation. If completed, the Arrangement would remove the possibility that United States holders could be considered to own shares in a PFIC for United States tax purposes (because they would hold shares in a United States corporation that, by definition, cannot be a PFIC).

      Consistent with GSI Canada’s business model and strategic objectives, management has been aggressively reducing operating expenses commensurate to the dramatic decline in sales to bring the company to an operating profit in the near term. Management is pursuing a deliberate strategic deployment of capital for growth through internal development of new products and acquisitions, all designed to promote the long term health of the company and maximize shareholder value. These activities may also have the effect of managing the risk that the company could become a PFIC but do not, as would completion of the Arrangement, provide permanent protection to our United States shareholders from the adverse tax consequences that could follow from their owning shares in a PFIC.

      The board of directors believes that each of the factors listed above supports approval of the Arrangement at this time. However, the board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the Arrangement, including:

      Potential Loss of Canadian Shareholders; Removal from Canadian Stock Indices. The move of our corporate domicile from the Province of New Brunswick to the State of Delaware may make our shares less attractive to Canadian shareholders. In particular, the Arrangement may result in the loss of Canadian institutional shareholders who might be prohibited from investing, or who might choose not to invest, in the Company if it becomes a United States domiciled corporation. As of Thursday, May 8, 2003, approximately 50% of our outstanding common shares were held by Canadian institutional shareholders. In addition, even though it is expected that the exchangeable shares will be listed on the Toronto Stock Exchange, such shares will not be included in the principal Canadian stock indices, which could result in Canadian indexed funds automatically selling their shares. As of Thursday, May 8, 2003, approximately 5% of our outstanding common shares were held by Canadian index funds.

      Potential Loss of Institutional Research Coverage in Canada. GSI Canada’s common shares are currently covered by eight active analysts in Canada (and one active analyst in the United States). These Canadian brokerage firms may cease covering GSI Canada’s common shares if fewer of our shareholders are Canadian residents following the completion of the Arrangement. The same may be true even if the percentage of Canadian resident shareholders (on an as-exchanged basis) does not change, since following the completion of the Arrangement many of these shareholders could hold exchangeable shares, which may not attract the same level of research coverage as the GSI Canada common shares. There can be no assurance that we will enjoy greater or even comparable coverage in the United States following the completion of the Arrangement.

      Significant Transaction Costs. We have and will continue to incur significant transaction costs associated with the Arrangement, including, without limitation, filing fees, legal and accounting fees, soliciting fees, dealer fees and printing and mailing costs.

      Increased Directors and Officers’ Insurance Premiums. We currently maintain what we believe are standard levels of coverage for liability arising from or as a result of the acts or omissions of our directors and executive officers. We intend to maintain comparable levels of coverage following the completion of the Arrangement, but premiums for similar levels of coverage for the directors and executive officers of a publicly traded United States domiciled corporation could be materially higher.

      Continued Applicability of Certain Dual Reporting/ Regulatory Schemes. While we expect to realize some savings in administrative time and expense in connection with the relocation of our jurisdiction of incorporation through the Arrangement, we will likely remain subject to certain dual regulatory and reporting requirements (and costs associated therewith) under Canadian and United States securities laws.

      Controlled Foreign Corporation Tax Considerations. We do not believe that GSI Canada is currently, or has ever been, a controlled foreign corporation as that term is defined for United States federal income tax purposes. Following completion of the Arrangement, however, it is likely that GSI Canada and its non-United States subsidiaries will be controlled foreign corporations which could result in adverse tax consequences to GSI Delaware as the controlling shareholder of GSI Canada. Specifically, we may become subject to a United States tax on the investment income (generally consisting of dividends, interest and capital gains on the sale of investment assets producing such income) of GSI Canada and any other of its non-United States subsidiaries that we are currently not subject to. (Such income totalled approximately $1.7 million in 2002.) Although we intend to engage in appropriate tax planning in an effort to reduce any tax owed as a result of this status, there can be no assurance that we will be able to avoid or reduce the costs which may be associated with GSI Canada and its non United States subsidiaries’ classification as controlled foreign corporations following completion of the Arrangement.

      In view of the variety of factors considered in connection with its evaluation of the Arrangement, the Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the board of directors may have given different weight to different factors.

      Based on a consideration of the factors described above, the board of directors has unanimously approved the plan of arrangement and recommends that you vote in favor of the special resolution relating to the Arrangement.

Transaction Mechanics

      The following is a summary of the plan of arrangement. Shareholders are urged to read the plan of arrangement, which is attached to this proxy circular-prospectus as Appendix B, in its entirety.

      Pursuant to the terms of the plan of arrangement, at the effective time of the Arrangement, the following events will occur:

•	The authorized share capital of GSI Canada will be reorganized by creating as a class of shares in the capital of GSI Canada an unlimited number of exchangeable shares, so that immediately after the reorganization the authorized share capital of GSI Canada will consist of an unlimited number of exchangeable shares and an unlimited number of common shares.

•	Each GSI Canada common share (other than GSI Canada common shares held by shareholders who exercise dissent rights and GSI Canada common shares held by Canadian resident shareholders who have validly elected to receive exchangeable shares) will be transferred to GSI Delaware in exchange for one fully paid and non-assessable share of GSI Delaware common stock and, simultaneously, the single outstanding share of GSI Delaware common stock held by GSI Canada will be redeemed by GSI Delaware.

•	Each GSI Canada common share (other than GSI Canada common shares held by shareholders who have exercised dissent rights, GSI Canada common shares transferred to GSI Delaware by shareholders who have not validly elected to receive exchangeable shares and GSI Canada common shares held by GSI Delaware or its affiliates), will be, automatically without any further action by the holder, changed into one fully paid and non-assessable exchangeable share, and the name of each such holder will be removed from the register of holders of GSI Canada common shares and added to the register of holders of exchangeable shares.

•	GSI Delaware, Callco and GSI Canada will execute a support agreement and GSI Delaware, GSI Canada and Computershare Trust Company of Canada, as trustee (referred to throughout this proxy circular-prospectus, in this capacity, as the trustee), will execute a voting and exchange trust agreement, and GSI Delaware will issue to and deposit with the trustee the special voting share in the capital of GSI Delaware. The trustee will hold the special voting share as trustee for and on behalf of, and for the use and benefit of, the holders of exchangeable shares in accordance with the voting and exchange trust agreement (see “The Arrangement — Description of GSI Delaware Capital Stock”).

•	Each GSI Canada stock option outstanding at the effective time of the Arrangement will be exchanged for a replacement stock option to purchase one share of GSI Delaware common stock having the same terms and conditions as those of the GSI Canada stock option it replaces.

•	The GSI Canada shareholder rights plan will be terminated. Prior to with the completion of the Arrangement, GSI Delaware will adopt a new shareholder rights plan that is substantially similar to GSI Canada’s existing shareholder rights plan. See “Description of GSI Delaware Capital Stock — Adoption of GSI Delaware Rights Agreement and Termination of Existing GSI Canada Rights Agreement.”

Description of Exchangeable Shares — Available Only to Canadian Resident Shareholders

      The following is a summary of the exchangeable share provisions and certain provisions of the voting and exchange trust agreement and support agreement, all of which you are urged to read in their entirety. The exchangeable share provisions are attached as Exhibit 1 to the plan of arrangement, which is itself attached as Appendix B to this proxy circular-prospectus. The support agreement and the voting and exchange trust agreement are attached as Appendices D and E, respectively, to this proxy circular-prospectus. This summary is qualified in its entirety by reference to the specific provisions contained in the Appendices.

      Only holders of GSI Canada common shares who are residents of Canada or who hold GSI Canada common shares on behalf of a beneficial owner resident in Canada are entitled to elect to receive exchangeable shares upon completion of the Arrangement.

General

      The exchangeable shares will be issued by GSI Canada. The exchangeable shares, together with the related ancillary rights, are intended to be economically equivalent (without taking into account tax consequences) to the shares of GSI Delaware common stock. The exchangeable shares will be exchangeable at any time at the option of the holder on a one-for-one basis for the exchange consideration. Holders of the exchangeable shares will be entitled to receive from GSI Canada dividends that are economically equivalent to any distributions paid on shares of GSI Delaware common stock resulting from dividends, if any, on the shares of GSI Delaware common stock. The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to the capital structure of GSI Delaware so as to maintain the initial one-to-one relationship between the exchangeable shares and the shares of GSI Delaware common stock.

      As used in this proxy circular-prospectus, the phrase “economic equivalence” (or words of similar effect) between exchangeable shares and shares of GSI Delaware common stock does not take into account tax implications or different tax treatment with respect to the exchangeable shares and the shares of GSI Delaware common stock, which will vary depending on each holder, such holder’s residence for tax purposes and the residence of the paying company. See “Income Tax Considerations to Shareholders.”

Voting, Dividend and Liquidation Rights

      Voting Rights with Respect to GSI Canada. Except as required by law or under the support agreement, the terms of the exchangeable shares or the voting and exchange trust agreement, you will not be entitled to receive notice of or to attend any meeting of shareholders of GSI Canada or to vote at any such meeting.

      In particular, the terms of the exchangeable shares provide that, as permitted in section 115 of the Business Corporations Act (New Brunswick), the holders of exchangeable shares will not have the right to vote upon a proposal by GSI Canada to amend its articles to:

•	increase or decrease the maximum number of authorized exchangeable shares or to increase the maximum number of authorized shares of a class or series having equal or superior rights to the exchangeable shares; or

•	create a new class or series of shares having equal or superior rights to the exchangeable shares.

      It is critical that the company maintain flexibility to restructure its operating companies after completion of the Arrangement such that the company, on a consolidated basis, operates its businesses in a tax efficient manner. As the holders of exchangeable shares will not have the right to vote as a class on the matters set forth in the bullet points above, after the Arrangement the company will be able to implement restructuring transactions that involve one or more of such matters without the requirement for a class vote.

      Voting Rights with Respect to GSI Delaware. Pursuant to the voting and exchange trust agreement, GSI Delaware will issue a special voting share to the trustee for the benefit of the holders of the exchangeable shares (other than GSI Delaware or its affiliates). The special voting share will be a share of series A preferred stock of GSI Delaware and will have a par value of $0.01 per share. Except as otherwise required by law or by the GSI Delaware certificate of incorporation, the special voting share will have a number of votes, which may be cast at any meeting at which GSI Delaware stockholders are entitled to vote and in respect of all written consents sought by GSI Delaware from its stockholders, equal to the number of votes that the holders of exchangeable shares outstanding from time to time (other than exchangeable shares held by GSI Delaware and its affiliates) would be entitled to if all the exchangeable shares were exchanged by their holders for shares of GSI Delaware common stock pursuant to the terms of the exchangeable shares.

      The holders of GSI Delaware common stock and the holder of the special voting share will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or by the GSI Delaware certificate of incorporation. The holder of the special voting share will not be entitled to receive dividends from GSI Delaware and, in the event of any liquidation, dissolution or winding-up of GSI Delaware, will receive an amount equal to the par value thereof (i.e., $0.01). At such time as there are no Exchangeable Shares outstanding not owned by GSI Delaware and its affiliates, the special voting share will be cancelled.

      If you are a holder of an exchangeable share on the record date for any meeting at which GSI Delaware stockholders are entitled to vote or in respect of any written consent submitted by GSI Delaware to its stockholders, you will be entitled to instruct the trustee to exercise the number of votes attached to the special voting share represented by the exchangeable shares that you hold. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise those votes. You may, with instructions to the trustee, obtain a proxy entitling you to vote directly at the relevant meeting or on the relevant written consent. In connection with each meeting and in respect of each written consent, to the extent that the trustee has not, upon your instructions, signed and delivered a proxy to you, the trustee will exercise its voting rights as holder of the special voting share either by proxy or in person.

      The trustee will send to you, so long as you hold exchangeable shares, a notice of each meeting at which, or written consent upon which, the GSI Delaware stockholders are entitled to vote, together with the related materials and a statement as to the manner in which you may instruct the trustee to exercise your portion of the votes attaching to the special voting share. The mailing by the trustee will commence on the same day as GSI Delaware sends its notice and materials to the GSI Delaware stockholders. The trustee will also send to you copies of all information statements, interim and annual financial statements, reports and other materials sent by GSI Delaware to its stockholders at the same time as those materials are sent to the GSI Delaware stockholders. To the extent these materials are provided to the trustee by GSI Delaware, the trustee will also send to you all materials sent by third parties to GSI Delaware stockholders, including dissident proxy statements and take-over bid and exchange offer documents, as soon as reasonably practicable after they are delivered to the trustee.

      All of your rights to instruct the trustee to exercise votes attached to the special voting share will cease upon the exchange (whether by redemption, retraction or liquidation, or through the exercise of call rights) of all of your exchangeable shares for shares of GSI Delaware common stock.

      In accordance with the terms of the support agreement, GSI Delaware and its affiliates will not exercise any voting rights with respect to any exchangeable shares held by them, although they will appoint proxy holders with respect to those exchangeable shares for the sole purpose of attending meetings of the holders of exchangeable shares in order to be counted as part of the quorum for such meetings.

      Dividend Rights. You will be entitled to receive, subject to applicable law and to the ability of GSI Canada to effect a subdivision of the exchangeable shares in lieu of a stock dividend (as described below), dividends:

•	in the case of a cash dividend declared on the shares of GSI Delaware common stock, in an amount in cash for each exchangeable share equal to, and in the currency of, the cash dividend paid on each share of GSI Delaware common stock (or the Canadian dollar equivalent thereof);

•	in the case of a stock dividend declared on the shares of GSI Delaware common stock to be paid in shares of GSI Delaware common stock, by the issue or transfer of such number of exchangeable shares for each exchangeable share as is equal to the number of shares of GSI Delaware common stock to be paid per share in the stock dividend (or an equivalent subdivision, as described below); or

•	in the case of a dividend declared on the shares of GSI Delaware common stock in property other than cash or shares of GSI Delaware common stock, in the type and amount of property for each exchangeable share as is the same as, or economically equivalent to, the type and amount of property declared as a dividend on each share of GSI Delaware common stock.

      The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as the relevant date for the corresponding dividends on the shares of GSI Delaware common stock.

      In the case of a stock dividend declared on the shares of GSI Delaware common stock to be paid in shares of GSI Delaware common stock, in lieu of declaring a corresponding stock dividend on the exchangeable shares, the board of directors of GSI Canada may elect to effect a corresponding, contemporaneous and economically equivalent subdivision of the exchangeable shares. For purposes of determining “economic equivalence,” the board of directors of GSI Canada has the sole discretion to make such a determination, in good faith, and such determination is binding on the holders of exchangeable shares and on GSI Canada. In making its determination, the board of directors of GSI Canada will consider factors it deems relevant, including those specific factors set out in the exchangeable share provisions.

      Liquidation Rights with Respect to GSI Canada. In the event of the liquidation, dissolution or winding-up of GSI Canada or any other distribution of the assets of GSI Canada among its shareholders for the purpose of winding-up its affairs, referred to in this section as a GSI Canada liquidation event, you will have, subject to applicable law, a preferential right to receive from GSI Canada a liquidation amount for each exchangeable share you hold equal to the current market price of a share of GSI Delaware common stock on the business day prior to the date of such liquidation, to be satisfied by GSI Canada causing to be delivered to you one share of GSI Delaware common stock, plus an amount equal to all declared and unpaid dividends on each exchangeable share held by you on any dividend record date which accrued prior to the date of the GSI Canada liquidation event, which sum is referred to in this section as the liquidation amount.

      In the event of any GSI Canada liquidation event, GSI Delaware will have an overriding right to purchase (or to cause Callco to purchase) all of the outstanding exchangeable shares (other than exchangeable shares held by GSI Delaware and its affiliates) from the holders on the date of the GSI Canada liquidation event for a purchase price per share equal to the liquidation amount.

      In the event GSI Canada institutes, consents to or fails to contest in good faith within sixty (60) days any bankruptcy, insolvency or winding-up proceedings, admits in writing its inability to pay its debts generally as they become due, takes certain actions indicating insolvency or fails for solvency reasons to redeem any exchangeable shares upon being required to redeem such shares by any holder, then you and each other holder of exchangeable shares (other than GSI Delaware and its affiliates) will be entitled to instruct the trustee to require GSI Delaware to purchase (or to cause Callco to purchase) for the liquidation amount, any or all exchangeable shares you or they hold. As soon as practicable following the occurrence of one of the insolvency events described in the preceding sentence, GSI Canada will give written notice of the event to the trustee. As soon as practicable, the trustee will then mail to you and to each other holder of exchangeable shares notice of such event or potential event and will advise you and the other holders of your rights described in this paragraph.

      Liquidation Rights with Respect to GSI Delaware. In order for you to participate on a pro rata basis with the holders of GSI Delaware common stock in the event of certain specified events relating to the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of the assets of GSI Delaware among its stockholders for the purpose of winding-up its affairs, referred to in this section as a GSI Delaware liquidation event, on the fifth (5th) business day prior to the effective date of any such specified event, each exchangeable share (other than those held by GSI Delaware and its affiliates) will automatically be exchanged, pursuant to the voting and exchange trust agreement, for a consideration per exchangeable share equal to the liquidation amount. Upon request and surrender of your exchangeable share certificates, duly endorsed in blank and accompanied by such instruments of transfer as GSI Delaware may reasonably require, GSI Delaware will deliver to you certificates representing an equivalent number of shares of GSI Delaware common stock. For a description of GSI Delaware’s obligations with respect to the dividend and liquidation rights of the holders of exchangeable shares, see “The Arrangement — Description of Exchangeable Shares — GSI Delaware Support Obligation” below.

Retraction and Redemption Rights

      Optional Retraction by Holders of Exchangeable Shares. You will be entitled at any time following the effective time of the Arrangement, subject to the exercise by GSI Delaware of its overriding retraction call right, to retract (i.e., to require GSI Canada to redeem) any or all of the exchangeable shares you hold for consideration per exchangeable share of an amount equal to the current market price of one share of GSI Delaware common stock on the last business day prior to the retraction date, to be satisfied by the delivery of one share of GSI Delaware common stock and an amount in cash equal to the declared and unpaid dividends, if any, on one exchangeable share, which sum is referred to in this section as the redemption price. You may effect a retraction by presenting:

•	a certificate or certificates to GSI Canada or the transfer agent representing the number of exchangeable shares you desire to retract;

•	a duly executed retraction request indicating the number of exchangeable shares you desire to retract and the retraction date, and acknowledging the retraction call right; and

•	such other documents as may be required to effect the retraction of the retracted shares.

      In order to make a retraction you must specify a retraction date which is not less that ten (10) nor more than fifteen (15) business days after the date upon which you make the retraction request.

      In the event that you exercise your right to require GSI Canada to redeem any of your exchangeable shares, GSI Delaware will have an overriding retraction call right to purchase (or to cause Callco to purchase) all but not less than all of the exchangeable shares that are included in your retraction request for the redemption price. Upon receipt of your retraction request, GSI Canada will immediately notify GSI Delaware and Callco of the retraction request. GSI Delaware must then advise GSI Canada within five (5) business days as to whether the retraction call right will be exercised. If GSI Delaware does not so advise GSI Canada, GSI Canada will notify you as soon as possible thereafter that GSI Delaware will not exercise its overriding retraction call right and that GSI Canada will instead redeem your exchangeable shares. If GSI Delaware advises GSI Canada that GSI Delaware or Callco will exercise the retraction call right within such five (5) business day period then, provided that you do not revoke your retraction request as described below, the retraction request shall be considered only to be an offer by you to sell the exchangeable shares you requested to have redeemed to GSI Delaware or Callco, as the case may be, in accordance with GSI Delaware’s overriding retraction call right.

      You may revoke your retraction request, in writing, at any time prior to the close of business on the business day preceding the retraction date, in which case the relevant exchangeable shares will neither be purchased by GSI Delaware or Callco, as the case may be, nor redeemed by GSI Canada. If you do not revoke your retraction request, on the contemplated date of retraction, the relevant Exchangeable Shares will be purchased by GSI Delaware or Callco as the case may be or redeemed by GSI Canada, in each case as set out above.

      If, as a result of solvency requirements or applicable law, GSI Canada is not permitted to redeem all of the exchangeable shares that you require to be redeemed, GSI Canada will redeem only those exchangeable shares of yours (rounded down to a whole number of shares) as would not be contrary to such provisions of applicable law. The trustee, on your behalf in respect of any exchangeable shares not redeemed by GSI Canada and not purchased by GSI Delaware or Callco through the exercise of GSI Delaware’s retraction call right, will be entitled to require GSI Delaware to purchase the exchangeable shares not redeemed for the same consideration per Exchangeable Share as described above under the caption “Liquidation Rights with Respect to GSI Canada.”

      Redemption by GSI Canada. In addition to the optional redemption feature available to shareholders, if any exchangeable shares are outstanding on the redemption date described in this section, they may be redeemed by GSI Canada, at its option, or purchased by GSI Delaware or Callco, as the case may be, on the terms and conditions described below. For purposes of this section, the redemption date is the date established by the board of directors of GSI Canada for the redemption by GSI Canada of all of the outstanding exchangeable shares, which will not be earlier than the seventh (7th) anniversary of the effective date of the Arrangement unless one of the following early redemption events occurs. An early redemption event may occur if:

•	at any time after the first anniversary of the effective date of the Arrangement, there are fewer than 10% of the exchangeable shares originally issued upon completion of the Arrangement outstanding;

•	any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or similar transaction occurs or any proposal related to any such transaction exists;

•	any event exists that would cause the rights under the GSI Delaware shareholder rights plan to become exercisable;

•	each of the following occurs:

-	a matter arises on which you and the other holders of exchangeable shares are entitled to vote as shareholders of GSI Canada (other than a matter described in the next bullet point);

-	the Board has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the matter (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the redemption date) in any other commercially reasonable manner that does not result in you and the other holders of exchangeable shares being entitled to vote as shareholders of GSI Canada; and

-	you and the other holders of exchangeable shares fail to take the necessary action at a meeting or other vote of the holders of exchangeable shares to approve or disapprove, as applicable, the matter, in which case the redemption date will be the business day following the date on which you and the other holders of exchangeable shares failed to take the necessary action; or

•	each of the following occurs:

-	a matter arises on which you and the other holders of exchangeable shares are entitled to vote as shareholders of GSI Canada in order to approve any change to or in the rights of the holders of the exchangeable shares;

-	the change is necessary to maintain the economic equivalence of the exchangeable shares and the GSI Delaware common stock; and

-	you and the other holders of exchangeable shares fail to take the necessary action to approve or disapprove, as applicable, the change, in which case the redemption date will be the business day following the date on which you and the other holders of exchangeable shares failed to take the necessary action.

      On the redemption date, and subject to applicable law and the overriding redemption call right of GSI Delaware, as discussed below, GSI Canada will redeem all but not less than all of the then outstanding exchangeable shares (other than those held by GSI Delaware or its affiliates) for a consideration per exchangeable share equal to the redemption price. GSI Canada will, at least sixty (60) days prior to the redemption date, or such fewer number of days as the board of directors of GSI Canada may determine to be reasonably practicable, provide you with written notice of the proposed redemption of the exchangeable shares by GSI Canada or the purchase of the exchangeable shares by GSI Delaware or Callco pursuant to the redemption call right described below.

      GSI Delaware will have an overriding redemption call right to purchase (or to cause Callco to purchase) on the redemption date all but not less than all of the exchangeable shares then outstanding (other than exchangeable shares held by GSI Delaware and its affiliates) for a consideration per exchangeable share equal to the redemption price. Upon the exercise of the overriding redemption call right, you will be obligated to sell your exchangeable shares to GSI Delaware or to Callco, as the case may be. If GSI Delaware exercises the redemption call right and pays (or causes Callco to pay) the applicable consideration, GSI Canada’s right and obligation to redeem the exchangeable shares on the redemption date will terminate.

      In addition to the other mandatory redemption events described above, in the event of certain changes in Canadian federal tax law, GSI Delaware will have the right to purchase (or to cause Callco to purchase) all of the exchangeable shares then outstanding (other than exchangeable shares held by GSI Delaware and its affiliates) prior to the seventh (7th) anniversary of the effective date of the Arrangement. GSI Delaware may exercise this call right if it delivers to the trustee an opinion of counsel stating that there has been a change to the Income Tax Act (Canada) to the effect that a sale, by beneficial owners of exchangeable shares (other than GSI Delaware and its affiliates) who are Canadian residents and hold their exchangeable shares as capital property, of exchangeable shares to GSI Delaware or to Callco, as the case may be, will qualify as a tax-deferred transaction for purposes of the Income Tax Act (Canada).

Ranking

      The exchangeable shares will be entitled to a preference over the GSI Canada common shares and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of GSI Canada, whether voluntary or involuntary, or any other distribution of the assets of GSI Canada among its shareholders for the purpose of winding-up its affairs.

Certain Restrictions

      Without the approval of the holders of the exchangeable shares as set forth below under “Description of Exchangeable Shares — Amendment and Approval,” GSI Canada will not:

•	pay any dividends on the GSI Canada common shares, or any other shares ranking junior to the exchangeable shares, other than stock dividends payable in GSI Canada common shares, or any other shares ranking junior to the exchangeable shares, as the case may be;

•	redeem, purchase or make any capital distribution in respect of the GSI Canada, common shares, or any other shares ranking junior to the exchangeable shares;

•	redeem or purchase any other shares of GSI Canada ranking equally with, or junior to, the exchangeable shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of GSI Canada, whether voluntary or involuntary, or any other distribution of the assets of GSI Canada among its shareholders for the purpose of winding up its affairs; or

•	issue any exchangeable shares or any other shares of GSI Canada ranking equally with, or superior to, the exchangeable shares other than by way of stock dividends to the holders of exchangeable shares or subdivision of the exchangeable shares.

      The above restrictions will apply only when dividends corresponding to dividends declared and paid on the GSI Delaware common stock, if any, have not been declared and paid on the outstanding exchangeable shares.

Amendment and Approval

      The rights, privileges, restrictions and conditions attaching to the exchangeable shares may be added to, changed or removed only with the approval of the holders of the exchangeable shares. Any such approval or any other approval or consent to be given by the holders of the exchangeable shares will be deemed to have been sufficiently given if given in accordance with applicable law, subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by at least 66 2/3% of the votes cast on the resolution at a meeting of the holders of exchangeable shares duly called and held at which holders of at least 20% of the then outstanding exchangeable shares are present or represented by proxy. In the event that no quorum is present at the meeting within one-half hour after the time appointed for the meeting, then the meeting will be adjourned and reconvened to such place and time (not less than five (5) days later) as may be designated by the chairman of the meeting. At the reconvened meeting, the holders of exchangeable shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed by the affirmative vote of at least 66 2/3% of the votes cast on the resolution will constitute the approval or consent of the holders of the exchangeable shares.

GSI Delaware Support Obligation

      Pursuant to the support agreement, GSI Delaware will make the following covenants for so long as any exchangeable shares (other than exchangeable shares owned by GSI Delaware or its affiliates) remain outstanding:

•	GSI Delaware will not declare or pay dividends on the GSI Delaware common stock unless GSI Canada simultaneously declares or pays, as the case may be, an equivalent dividend on the exchangeable shares (or if the dividend is a stock dividend, if GSI Canada effects an economically equivalent subdivision of the outstanding exchangeable shares) and GSI Canada has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and payment of any such dividend;

•	GSI Delaware will advise GSI Canada in advance of the declaration of any dividend on the GSI Delaware common stock and ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for the corresponding dividend on the GSI Delaware common stock;

•	GSI Delaware will ensure that the record date for any dividend declared on the GSI Delaware common stock is not less than ten (10) business days after the declaration date of the dividend;

•	GSI Delaware will take all reasonable actions and do all things reasonably necessary to enable and permit GSI Canada to perform its obligations arising upon the occurrence of any GSI Canada liquidation event, a retraction demand by a holder of exchangeable shares or a redemption of exchangeable shares on the redemption date, as the case may be, including all actions and things as are reasonably necessary to enable and permit GSI Canada to cause to be delivered to the holders of exchangeable shares the liquidation amount or the redemption price, as the case may be;

•	GSI Delaware will take all reasonable actions and do all things reasonably necessary to perform its obligations upon exercise of its right to purchase the exchangeable shares, and to enable and permit Callco to perform its obligations arising upon the exercise by GSI Delaware of its overriding call rights including all actions and things as are reasonably necessary to enable and permit Callco to deliver to the holders of exchangeable shares the liquidation amount or the redemption price, as the case may be; and

•	GSI Delaware will not (and will ensure that Callco does not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of GSI Canada or take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of GSI Canada.

      The support agreement provides that, without the prior approval of GSI Canada and the holders of the exchangeable shares given in the manner set forth above under “Description of Exchangeable Shares — Amendment and Approval,” GSI Delaware will not issue or distribute

•	additional GSI Delaware common stock;

•	securities exchangeable for or convertible into or carrying rights to acquire GSI Delaware common stock;

•	rights, options or warrants to subscribe for GSI Delaware common stock; or

•	evidences of indebtedness or other assets

in any case to all or substantially all holders of GSI Delaware common stock, nor shall GSI Delaware amend or otherwise alter the rights and preferences of the holders of the GSI Delaware common stock, unless the same or an economically equivalent distribution on or change to the exchangeable shares (or in the rights and preferences of the holders of exchangeable shares) is made simultaneously. The board of directors of GSI Canada will determine in good faith and in its sole discretion whether any corresponding distribution on or change to the exchangeable shares is the same as or economically equivalent to any proposed distribution on or change to the GSI Delaware common stock and its determination is conclusive and binding.

      In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the GSI Delaware common stock which is recommended by the GSI Delaware board of directors and in connection with which the exchangeable shares are not redeemed by GSI Canada or purchased by GSI Delaware or Callco pursuant to the overriding redemption call right, GSI Delaware will use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of GSI Delaware common stock.

      In order to assist GSI Delaware to comply with its obligations under the support agreement and to permit GSI Delaware to exercise its overriding call right, GSI Canada is required to notify GSI Delaware and Callco of the occurrence of certain events, such as the liquidation, dissolution or winding-up of GSI Canada or the receipt by GSI Canada of a retraction request from a holder of exchangeable shares.

      Under the support agreement, GSI Delaware has agreed not to exercise any voting rights attached to the exchangeable shares owned by it or any of its affiliates on any matter considered at meetings of holders of exchangeable shares or which are submitted to the holders of exchangeable shares for their written consent. GSI Delaware has also agreed to use reasonable efforts to maintain a listing for the exchangeable shares on the Toronto Stock Exchange and to ensure that GSI Canada remains a “public corporation” within the meaning of the Income Tax Act (Canada).

      With the exception of administrative changes for the purpose of adding covenants of any or all parties, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of GSI Delaware, GSI Canada and Callco are of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the support agreement may not be amended without the approval of the holders of the exchangeable shares given in the manner set forth above under “Description of Exchangeable Shares — Amendment and Approval.”

Disclosure of Interest in Exchangeable Shares

      GSI Canada and the trustee will be entitled to require any holder of exchangeable shares or any person whom GSI Canada or the trustee knows or has reasonable cause to believe holds any interest in an exchangeable share to confirm that fact or to give such details as to who has an interest in the exchangeable shares as would be required under the certificate of incorporation of GSI Delaware or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority of the United States, as if the exchangeable shares were shares of GSI Delaware common stock.

Withholding

      GSI Delaware, GSI Canada, Callco and Computershare Trust Company of Canada, as trustee under the voting and exchange trust agreement, will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of exchangeable shares (including upon an exchange or transfer of exchangeable shares for shares of GSI Delaware common stock) or shares of GSI Delaware common stock, any amount they are required (or entitled under section 116 of the Income Tax Act (Canada)) to withhold pursuant to applicable tax laws. To the extent amounts are so withheld, such withheld amounts are treated as having been paid to the holder in respect of which the amounts were withheld, provided the withheld amounts are remitted to the appropriate tax authority. If the amount of any consideration deducted or withheld exceeds the cash portion of the consideration that is otherwise payable to the holder of exchangeable shares or shares of GSI Delaware common stock, GSI Delaware, GSI Canada, Callco or Computershare Trust Company of Canada, as the case may be, are authorized to sell such portion of the consideration as is necessary to provide the cash to comply with any remittance obligations of any of them with respect to any amounts deducted or withheld hereunder. It is possible that the IRS may take the position that the exchangeable shares are shares of a United States corporation, so that United States withholding tax would apply on distributions to non-United States persons.

Transfer Agent

      The transfer agent and registrar for the exchangeable shares will be Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

Listing

      GSI Canada has applied to the Toronto Stock Exchange to list the exchangeable shares, such listing to be effective prior to the effective date of the Arrangement. We have no current intention to list the exchangeable shares on any other stock exchange.

Beneficial Holders of GSI Canada Common Shares

      The information set forth in this section is of significant importance to shareholders who do not hold GSI Canada common shares in their own name.

      Only forms of proxy deposited by shareholders whose names appear on the records of GSI Canada as registered holders of GSI Canada common shares can be recognized and acted upon at the meeting. However, in many cases, GSI Canada common shares beneficially owned by a holder, referred to in this section as a beneficial holder, are registered either:

•	in the name of an intermediary that the beneficial holder deals with in respect of the GSI Canada common shares such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-directed RRSPs, RRIFs, RESPs and similar plans, or

•	in the name of a clearing agency (such as The Canadian Depository for Securities Limited, in Canada, and The Depository Trust Company, in the United States) of which the intermediary is a participant;

in which case, typically those GSI Canada common shares will not be registered in the beneficial holder’s own name on the records of GSI Canada. Such GSI Canada common shares will more likely be registered under the name of the shareholder’s intermediary or an agent of that intermediary. GSI Canada common shares held by intermediaries can only be voted for or against the Arrangement and the other matters to be voted upon at the meeting upon instructions to the intermediary from the beneficial holder. Without specific instructions from the beneficial holder, intermediaries are not able to vote the beneficial holder’s GSI Canada common shares with respect to the special resolution relating to the Arrangement, but will have discretion to vote those shares with respect to the election of directors and the reappointment of GSI Canada’s auditors. The directors and officers of GSI Canada do not know for whose benefit the GSI Canada common shares registered in the name of intermediaries are held.

      Applicable regulatory policy requires intermediaries to forward meeting materials and seek voting instructions from beneficial holders in advance of shareholder meetings. Every intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial holders in order to ensure that their GSI Canada common shares are voted at the meeting. Typically, intermediaries will use service companies to forward the meeting materials and voting instructions to beneficial holders. Beneficial holders will generally either be provided with:

•	a form of proxy which has already been signed by the intermediary (typically by facsimile stamped signature) which is restricted as to the number of securities beneficially owned by the beneficial holder but which is otherwise not completed by the intermediary. In this case, the beneficial holder who wishes to submit a proxy in respect of beneficially owned GSI Canada common shares should properly complete the remainder of the form of proxy and, unless otherwise instructed by the intermediary, return it to GSI Lumonics Inc., c/o Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1. The form of proxy must be received prior to 5:00 p.m. (EDT) on Monday, June 23, 2003, or, in the event that the meeting is adjourned or postponed, prior to 5:00 p.m. (EDT) on the business day prior to the day fixed for the adjourned or postponed meeting; or

•	a voting instruction form which must be completed and signed by the beneficial holder in accordance with the directions on the voting instruction form.

      The purpose of these procedures is to permit beneficial holders to direct the voting of the GSI Canada common shares they beneficially own. Should a beneficial holder who receives either a form of proxy or voting instruction form from an intermediary wish to attend and vote in person at the meeting (or have another person attend and vote on behalf of the beneficial holder), the beneficial holder should strike out the name(s) of the person(s) named in the proxy and insert the beneficial holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, contact their intermediary. In either case, the beneficial holder should carefully follow the instructions received from their intermediary and/or service company.

Election to Receive Exchangeable Shares and Procedure for Exchange of Share Certificates

      GSI Canada shareholders whose GSI Canada common shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for instructions and assistance in delivering those GSI Canada common shares.

      Enclosed with this proxy circular-prospectus is a letter of transmittal and election form which is being delivered to all registered GSI Canada shareholders (printed on blue paper). The letter of transmittal and election form, when properly completed, duly executed and returned together with a certificate or certificates for GSI Canada common shares and all other required documents, will enable each registered GSI Canada shareholder to obtain certificate(s) representing either one share of GSI Delaware common stock or (in the case of validly electing Canadian residents) one exchangeable share for each GSI Canada common share held.

      The letter of transmittal and election form, together with a certificate or certificates for GSI Canada common shares being exchanged pursuant to the Arrangement for shares of GSI Delaware common stock or exchangeable shares, must be returned to Computershare Trust Company of Canada in the enclosed envelope at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1. The election deadline for Canadian resident shareholders to elect to receive exchangeable shares is 5:00 p.m. (EDT) on Monday, June 23, 2003.

      The right to elect to remain a shareholder of GSI Canada and to receive exchangeable shares is available only to holders of GSI Canada common shares that are either (i) Canadian residents for purposes of the Income Tax Act (Canada) who hold GSI Canada common shares on their own behalf or (ii) persons who hold GSI Canada common shares on behalf of one or more persons who are Canadian residents for purposes of the Income Tax Act (Canada). If you are a registered shareholder of GSI Canada and you wish to exercise this right, you must submit a letter of transmittal and election form, properly completed and duly executed, together with the certificates representing the GSI Canada common shares in respect of which the election is made, to Computershare Trust Company of Canada at the address listed in the letter of transmittal and election form so that they are received before the election deadline, which is 5:00 p.m. (EDT) on Monday, June 23, 2003, the date that is one (1) business day before the date of the meeting.

      You must make the same election with respect to all of your GSI Canada common shares. You are not permitted to elect to receive exchangeable shares with respect to some of your GSI Canada common shares and to receive shares of GSI Delaware common stock with respect to the remainder of your GSI Canada common shares.

      If Computershare Trust Company of Canada does not receive a properly completed letter of transmittal and election form from you before the election deadline or if you are neither a Canadian resident for the purposes of the Income Tax Act (Canada) nor a person who holds GSI Canada common shares on behalf of one or more persons who are Canadian residents for the purposes of the Income Tax Act (Canada), you will receive shares of GSI Delaware common stock for each and all of the GSI Canada common shares you hold.

      Failure by any Canadian resident shareholder to properly elect to receive exchangeable shares will result in such shareholder receiving shares of GSI Delaware common stock. The receipt by shareholders who are Canadian residents of shares of GSI Delaware common stock upon completion of the Arrangement will result in the realization of an accrued capital gain or loss, as the case may be, for Canadian tax purposes by such shareholders. All shareholders should carefully read “Income Tax Considerations to Shareholders” and consult their own tax advisors.

      At or promptly after the effective time of the Arrangement, GSI Canada will deposit with Computershare Trust Company of Canada, for the benefit of registered shareholders of GSI Canada, certificates representing that number of exchangeable shares to be issued to, and received by, Canadian resident registered shareholders who have validly elected to receive exchangeable shares. Upon surrender to Computershare Trust Company of Canada for cancellation of a certificate which, immediately prior to the effective time of the Arrangement, represented GSI Canada common shares, together with a properly completed letter of transmittal and election form electing to receive exchangeable shares and any other required documents, a

Canadian resident registered shareholder will be entitled to receive certificates following completion of the Arrangement representing that number of exchangeable shares reflected on the letter of transmittal and election form.

      At or promptly after the effective time of the Arrangement, GSI Delaware will deposit with Computershare Trust Company of Canada, for the benefit of registered shareholders of GSI Canada, certificates representing that number of shares of GSI Delaware common stock to be issued to, and received by, GSI Canada registered shareholders who will receive shares of GSI Delaware common stock upon completion of the Arrangement. Upon surrender to Computershare Trust Company of Canada for cancellation of a certificate which, immediately prior to the effective time of the Arrangement, represented GSI Canada common shares, together with a properly completed letter of transmittal and election form and any other required documents, a GSI Canada registered shareholder will be entitled to receive certificates following completion of the Arrangement representing that number of shares of GSI Delaware common stock to be received by such shareholder upon completion of the Arrangement.

      Any use of the mail to transmit a certificate(s) for GSI Canada common shares or a letter of transmittal and election form is at the risk of the shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

      Certificates representing the appropriate number of exchangeable shares or shares of GSI Delaware common stock issuable to a registered shareholder who has complied with the procedures set out above, will, as soon as practicable after the effective date of the Arrangement (i) be forwarded to the shareholder at the address specified in the letter of transmittal and election form by insured first class mail or (ii) if requested in the letter of transmittal and election form, be made available at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

      GSI Canada registered shareholders who do not surrender their certificate(s) representing GSI Canada common shares, either before the effective time of the Arrangement or thereafter, (i) will not be recorded on the register of holders of shares of GSI Delaware common stock or exchangeable shares, as the case may be, (ii) will not be entitled to vote their shares of GSI Delaware common stock or exchangeable shares, as the case may be and (iii) will not be entitled to receive dividends on their shares of GSI Delaware common stock or exchangeable shares, as the case may be, until such time as the shareholder(s) surrender their certificate(s). In addition, any registered GSI Canada shareholder who does not surrender his, her or its certificate(s) representing GSI common shares on or prior to the fifth anniversary of the effective date of the Arrangement will have all of his, her or its rights and interest as a holder of shares of GSI Delaware common stock or exchangeable shares, as the case may be, extinguished without compensation or notice. Therefore, if you are a registered shareholder of GSI Canada, you should return the letter of transmittal and election form, together with the certificate(s) representing your GSI Canada common shares, to Computershare Trust Company of Canada at the address set out in the letter of transmittal and election form, regardless of whether you are making an election to receive exchangeable shares.

      Where a certificate for GSI Canada common shares has been destroyed, lost or misplaced, the registered shareholder of that certificate should immediately complete the Letter of Transmittal and Election Form as fully as possible and return it, together with a letter describing the loss, to Computershare Trust Company of Canada in accordance with the instructions in the letter of transmittal and election form. Computershare Trust Company of Canada will respond with replacement requirements.

Description of GSI Delaware Capital Stock

      As of the date of this proxy circular-prospectus, GSI Delaware’s authorized capital stock consists of 60,000,000 shares of common stock, no par value, one share of series A preferred stock, par value $0.01, and 3,000,000 shares of series B junior preferred stock, par value $0.01 per share. As discussed below, upon completion of the Arrangement and in connection with the issuance of exchangeable shares, the single share of series A preferred stock will be issued to Computershare Trust Company of Canada, as trustee under the voting and support agreement. All of the authorized shares of series B junior preferred stock have been reserved for issuance upon the exercise of GSI Delaware purchase rights. See “Description of GSI Delaware

Capital Stock — Adoption of GSI Delaware Rights Agreement and Termination of Existing GSI Canada Rights Agreement.”

      GSI Canada is authorized to issue an unlimited number of common shares. As of Thursday, May 8, 2003, GSI Canada had 40,790,130 common shares outstanding and 3,675,927 common shares reserved for issuance pursuant to options and warrants. Of the 60,000,000 shares of common stock authorized by GSI Delaware:

•	a total of 40,790,130 will be issued pursuant to the Arrangement or reserved for issuance upon the exchange of the exchangeable shares to be issued pursuant to the Arrangement;

•	3,675,927 have been reserved for issuance pursuant to GSI Canada’s existing stock option plans and warrants (which will be assumed by GSI Delaware upon completion of the Arrangement); and

•	15,533,943 are not reserved for any specific use and are available for future issuance.

      GSI Delaware does not have any current plans, commitments, arrangements or proposals for the issuance of the 15,533,943 uncommitted shares of its common stock. These uncommitted authorized but unissued shares of common stock may be issued from time to time to persons and in amounts as the board of directors of GSI Delaware may determine and, except as otherwise required by law or stock exchange rule, the holders of the then outstanding shares of GSI Delaware common stock and exchangeable shares will not have the right to vote with respect to any such issuance. GSI Delaware’s stockholders will have no preemptive rights to subscribe for newly-issued shares.

      While the authorized but unissued and unreserved shares are not designed to deter or prevent a change of control, under some circumstances GSI Delaware could use the additional shares (just as GSI Canada could currently use the unlimited number of GSI Canada common shares) to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with GSI Delaware’s board of directors in opposing a hostile takeover bid. See “Comparison of Shareholders’ Rights — Anti-Takeover Provisions and Interested Stockholders.”

Common Stock

      Holders of shares of GSI Delaware common stock are entitled to receive dividends declared by the GSI Delaware board of directors, out of funds legally available for the payment of dividends. Currently, GSI Delaware does not intend to pay dividends on its common stock. Each holder of shares of GSI Delaware common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding-up of GSI Delaware’s business, and subject to the rights of the holders of the exchangeable shares and to the rights of any class of preferred stock which may at the time be outstanding, the holders of shares of GSI Delaware common stock are entitled to share proportionately in all assets available for distribution after payment of all liabilities. The holders of shares of GSI Delaware common stock have no preemptive rights and no rights to convert their shares of GSI Delaware common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the GSI Delaware common stock. Common stock will be fully paid and nonassessable when issued upon completion of the Arrangement or thereafter in connection with the exchange of any exchangeable shares.

Series A Preferred Stock

      The special voting share of series A preferred stock will be authorized for issuance and, pursuant to the Arrangement, will be issued to the trustee appointed under the voting and exchange trust agreement. The special voting share will be a share of series A preferred stock of GSI Delaware and will have a par value of $0.01. Except as otherwise required by law or by GSI Delaware’s certificate of incorporation or bylaws, the special voting share will be entitled to that number of votes equal to the number of outstanding exchangeable shares from time to time not owned by GSI Delaware or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote or to the written consent of GSI Delaware stockholders. The holders of shares of GSI Delaware common stock and the holder of the special voting share will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or by GSI Delaware’s certificate of incorporation or bylaws. The holder of the special voting share will not be entitled to receive dividends from GSI Delaware and, in the event of any liquidation, dissolution or winding-up of GSI Delaware, will receive an amount equal to the par value thereof (i.e., $0.01). At such time as there are no outstanding exchangeable shares not owned by GSI Delaware or its affiliates and there are no shares of stock, debt, options or other agreements of GSI Canada that could give rise to the issuance of exchangeable shares to any person (other than to GSI Delaware or its affiliates), the special voting share will be cancelled. See “The Arrangement — Description of Exchangeable Shares — Voting, Dividend and Liquidation Rights.”

Series B Junior Preferred Stock

      GSI Delaware has authorized 3,000,000 shares of series B junior preferred stock for issuance upon exercise of the purchase rights associated with the shares of GSI Delaware common stock in accordance with the terms of the GSI Delaware shareholder rights plan. In general, the terms of the series B junior preferred stock have been designed so that each 1/100th of a share of series B junior preferred stock should have economic terms similar to one share of GSI Delaware common stock. The series B junior preferred stock will, if issued, be junior to any other series of preferred stock that may be authorized and issued, unless the terms of such other series provide otherwise. Each share of the series B junior preferred stock which may be issued will be entitled to receive a quarterly dividend equal to 100 times the amount of any dividend declared per share of GSI Delaware common stock, subject to adjustment.

      In the event of liquidation of GSI Delaware, the holders of the series B junior preferred stock will be entitled to receive a preferred liquidation payment of $100 per share plus accrued and unpaid dividends, if any, to the date of payment, or an amount equal to 100 times the payment made per share of GSI Delaware common stock, if greater.

      The series B junior preferred stock will be redeemable at the option of GSI Delaware at a redemption price per share equal to 100 times the then market price of a share of GSI Delaware common stock, plus accrued and unpaid dividends, if any. Each share of the series B junior preferred stock will have 100 votes, voting together as a single class with the GSI Delaware common stock. In the event of any merger, consolidation or other transaction in which the shares of GSI Delaware common stock are exchanged, each share of series B junior preferred stock will be entitled to receive 100 times the amount received per share of GSI Delaware common stock.

      The series B junior preferred stock will also have a separate class vote on certain matters which would adversely affect the rights and preferences of the series B junior preferred stock.

      The purchase price payable, and the number of shares of series B junior preferred stock or other securities or property issuable, upon exercise of the GSI Delaware purchase rights are subject to adjustment from time to time to prevent dilution.

Adoption of GSI Delaware Rights Agreement and Termination of Existing GSI Canada Rights Agreement

      Pursuant to the Arrangement, the existing GSI Canada shareholder rights plan will be terminated. Prior to the effective date of the Arrangement, GSI Delaware will adopt a new shareholder rights plan that is substantively similar to GSI Canada’s existing shareholder rights plan, originally adopted by GSI Canada’s board of directors on April 12, 1999 and ratified by shareholders on May 11, 1999, and ratified and continued by GSI Canada shareholders at last year’s annual meeting.

      Under the proposed GSI Delaware shareholder rights plan, one GSI Delaware purchase right will be distributed to each GSI Canada shareholder who receives shares of GSI Delaware common stock in the Arrangement and one GSI Delaware purchase right will continue to be issued for each share of GSI Delaware common stock issued following completion of the Arrangement until the separation time. If you receive exchangeable shares in the Arrangement, you will not immediately receive any associated GSI Delaware purchase rights. However, in order to maintain economic equivalence between the holders of exchangeable shares and holders of GSI Delaware common stock, the exchangeable shares will be redeemed by GSI

Canada or purchased by GSI Delaware or Callco on a one-for-one basis for shares of GSI Delaware common stock and an associated GSI Delaware purchase right immediately prior to the purchase rights becoming exercisable under the GSI Delaware shareholder rights plan, referred to in this section as a rights plan exchange event.

      The GSI Delaware shareholder rights plan will contain provisions that are functionally equivalent to the provisions of the existing GSI Canada shareholder rights plan and will reflect the exchangeable share structure. In particular, the definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions will include the GSI Delaware common stock and exchangeable shares as though they were the same security.

      Each GSI Delaware purchase right will initially entitle the holder, after the occurrence of a rights plan exchange event but prior to the occurrence of a flip-in event (which is described in the form of GSI Delaware shareholder rights plan attached to this proxy circular-prospectus as Appendix K), to purchase from GSI Delaware a unit consisting of one one-hundredth of a share of series B junior participating preferred stock at a purchase price of $100 per unit. Generally, a flip-in event will occur if any person, other than GSI Delaware, GSI Canada or their subsidiaries, becomes the beneficial owner of 20% or more of aggregate number of exchangeable shares and GSI Delaware common stock outstanding. If a flip-in event occurs, each holder of a GSI Delaware purchase right, including those holders who receive such rights as a result of the rights plan exchange event, will be entitled to purchase (in lieu of one one-hundredth of a share of series B junior preferred stock) common stock having a value equal to two times the exercise price of the purchase right.

      The GSI Delaware shareholder rights plan will require the holders of GSI Delaware common stock, and the holders of the exchangeable shares voting through the trustee of the special voting share of series A preferred stock, voting together as one class, to approve amendments, waivers or termination of the rights. As is the case with the GSI Canada shareholder rights plan, the GSI Delaware shareholder rights plan will expire on May 11, 2005, the sixth anniversary of the date on which the GSI Canada shareholders approved the GSI Canada shareholder rights plan.

      Objectives of the Rights Plan. As is the case with the GSI Canada shareholder rights plan, the GSI Delaware shareholder rights plan is designed to deter:

•	partial or two-tiered tender offers,

•	stock accumulation programs, and

•	other coercive tactics which might be used to gain control of GSI Delaware without giving our board of directors adequate time to negotiate on behalf of our securityholders.

      The GSI Delaware shareholder rights plan will be governed by a rights agreement with Computershare Trust Company Inc, as rights agent. Shareholders are urged to read the form of rights agreement and summary thereof (which describes the plan in greater detail) attached to this proxy circular-prospectus as Appendix K.

Delaware General Corporation Law Section 203

      GSI Delaware has expressly elected not to be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three (3) years after the date the person becomes an interested stockholder, unless (with some exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.

      The Section 203 restrictions do not apply if:

•	the business combination or transaction is approved by the target corporation’s board of directors before the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors, which stock is referred to in this section as the voting stock, that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares:

-	owned by directors who are also officers of the target corporation; or

-	held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

•	on or after the date the interested stockholder obtained such status, the business combination is approved by the target corporation’s board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three (3) years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to a target corporation. As a result, Section 203 may discourage attempts to acquire a target corporation even though such transaction may offer the stockholders of a target corporation the opportunity to sell their stock at a price above the prevailing market price.

      The Delaware General Corporation Law permits a corporation which has elected not to be governed by (i.e., to “opt out” of) the restrictions contained in Section 203 to be covered by the provisions of Section 203 (i.e., to “opt in”) with the approval, by the affirmative vote of a majority of the shares entitled to vote at any meeting, of an amendment to the corporation’s certificate of incorporation or bylaws to that effect.

Resale of Exchangeable Shares and Shares of GSI Delaware Common Stock

      United States. The shares of GSI Delaware common stock to be issued upon completion of the Arrangement have been registered under the United States Securities Act of 1933, as amended and will be freely transferable under the Securities Act, except for shares of GSI Delaware common stock issued to any person who is deemed to be an “affiliate” (as defined in the Securities Act) of GSI Delaware. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with GSI Delaware and may include some of the officers and directors of GSI Canada, as well as GSI Canada’s principal shareholders. As is the case with GSI Canada common shares currently held by these persons, affiliates may not sell their shares of GSI Delaware common stock acquired upon completion of the Arrangement except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares; or

•	any other applicable exemption under the Securities Act, including Rule 144.

      The exchangeable shares to be issued in the Arrangement will not be registered under the Securities Act. Those shares will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts from the general registration requirements of the Securities Act securities issued in exchange for one or more bona fide outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The Court of Queen’s Bench of New Brunswick is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The Court of Queen’s Bench of New Brunswick entered an interim order on Wednesday, May 7, 2003 and, subject to the approval of the special resolution relating to the Arrangement by the shareholders and optionholders, a hearing on the fairness of the Arrangement will be held on or about Monday, June 30, 2003 by the court. See “The Arrangement — Court Approval and Completion of the Arrangement.”

      The exchangeable shares to be issued in connection with the transaction will be freely transferable under the Securities Act, except for exchangeable shares issued to any person who is deemed to be an “affiliate” (as defined in the Securities Act) of GSI Delaware, which will be subject to the same restrictions as shares of GSI Delaware common stock issued to affiliates.

      GSI Delaware will file with the United States Securities and Exchange Commission a post-effective amendment to the Registration Statement of which this proxy circular-prospectus forms a part on Form S-3 prior to the effective time of the Arrangement, to become effective immediately after the effective date of the Arrangement, that will provide for the free transfer of shares of GSI Delaware common stock issued upon exchange of exchangeable shares. The same restrictions that apply to affiliates of GSI Delaware who receive GSI Delaware common stock or receive exchangeable shares in the transaction will apply to the shares of GSI Delaware common stock received by affiliates of GSI Delaware on exchange of exchangeable shares.

      The stock options to be issued by GSI Delaware in the Arrangement in replacement for outstanding GSI Canada stock options will not be registered under the Securities Act in reliance on the exemption provided by Section 3(a)(10) under the Securities Act discussed above. By their terms, the stock options are not transferrable.

      GSI Delaware will file, promptly after the effective date of the Arrangement, a Registration Statement on Form S-8 for the shares of GSI Delaware common stock issuable upon exercise of the replacement stock options held following completion of the Arrangement.

      Canada. GSI Delaware and GSI Canada have applied for rulings or orders of certain securities regulatory authorities in Canada to permit the issuance of the exchangeable shares and the shares of GSI Delaware common stock issuable under the Arrangement and upon (i) exchange of exchangeable shares or (ii) exercise of replacement stock options for GSI Canada stock options. Application has also been made to permit resale of those shares in various jurisdictions without restriction by persons other than a “control person,” subject to other customary qualifications for such orders, including that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale, no extraordinary commission or consideration is paid in respect thereof and any resale of shares of GSI Delaware common stock is made through the facilities of a stock exchange or market outside of Canada. The completion of the Arrangement is conditional upon receipt of these rulings or orders.

      Upon completion of the Arrangement, GSI Canada will remain, and GSI Delaware will become, a reporting issuer in certain of the Canadian provinces. Application has been made for exemptions from the Canadian statutory financial and reporting requirements relating to timely disclosure, filing and sending of financial statements, the preparation and sending of management information circulars and the preparation of an annual information form. To the extent granted, the exemptions are expected to be conditional upon GSI Delaware filing with the relevant Canadian securities regulatory authorities copies of all documents required to be filed with the United States Securities and Exchange Commission, holders of exchangeable shares receiving all disclosure materials furnished to holders of shares of GSI Delaware common stock under the laws of the United States, including copies of its annual financial statements and all proxy solicitation materials, GSI Delaware complying with the timely disclosure requirements of The NASDAQ Stock Market® and disseminating relevant press releases in Canada and GSI Canada complying with Canadian timely disclosure requirements in respect of events that would be material to the holders of Exchangeable Shares but would not be material to holders of shares of GSI Delaware common stock.

      If these exemptions are obtained, after the completion of the Arrangement:

•	holders of exchangeable shares will receive annual financial statements of GSI Delaware prepared in accordance with United States generally accepted accounting principles, or United States GAAP, and any interim financial statements of GSI Delaware prepared in accordance with United States GAAP that are provided to holders of shares of GSI Delaware common stock; and

•	GSI Delaware will be exempt from certain Canadian disclosure and reporting requirements applicable to a reporting issuer.

Future Issuances of Exchangeable Shares

      Upon completion of the Arrangement, the authorized capital of GSI Canada will consist of an unlimited number of exchangeable shares and an unlimited number of common shares. All of the outstanding common shares will be owned by GSI Delaware. The exchangeable shares may be issued, without approval of holders of exchangeable shares, at such time or times, to such persons and for such consideration as GSI Canada may determine, except as may otherwise be required by applicable laws, regulations or stock exchange requirements, and subject to all dividends on the outstanding exchangeable shares corresponding to dividends declared and paid on the outstanding shares of GSI Delaware common stock having been declared and paid. The Toronto Stock Exchange, on which it is anticipated that the exchangeable shares will trade, currently requires shareholder approval of certain transactions resulting in the issuance of shares, including transactions where the issuance could increase the number of outstanding shares of a class by 25% or more.

Stock Exchange Listings

      GSI Delaware Common Stock. GSI Delaware has applied to have its common stock listed on The NASDAQ Stock Market® under the symbol “GSLI” following the effective date of the Arrangement. Authorization of the GSI Delaware common stock for listing on The NASDAQ Stock Market® is a condition precedent to the completion of the Arrangement. Although GSI Delaware fully expects the GSI Delaware common stock to be authorized for listing on The NASDAQ Stock Market®, failure to satisfy this condition would have a material adverse effect on the liquidity of the GSI Delaware common stock. Accordingly, if such listing on The NASDAQ Stock Market® is not authorized, management will not proceed with the Arrangement.

      Exchangeable Shares. The GSI Canada common shares are currently listed on the Toronto Stock Exchange under the symbol “LSI.” Effective upon completion of the Arrangement, the GSI Canada common shares will be delisted from the Toronto Stock Exchange. GSI Canada has applied to the Toronto Stock Exchange to list the exchangeable shares under the symbol “LSI,” such listing to be effective prior to the effective date of the Arrangement. We have no current intention to list the exchangeable shares on any other stock exchange.

Treatment of Stock Options and Stock Option Plans

      On the effective date of the Arrangement, each outstanding stock option under the GSI Canada’s various stock option plans, referred to in this section as the plans, whether vested or unvested, will be exchanged for a replacement stock option to purchase that number of shares of GSI Delaware common stock equal to the number of GSI Canada common shares for which the stock option was exercisable immediately prior to the effective date of the Arrangement. Each replacement stock option will continue to have, and be subject to, the same terms and conditions set forth in the plans. The per share exercise price for the shares of GSI Delaware common stock issuable upon exercise of outstanding stock options will be equal to the per share exercise price at which the stock options were exercisable immediately prior to the effective date of the Arrangement.

      GSI Canada optionholders who wish to exercise their vested stock options to acquire GSI Canada common shares in order to receive exchangeable shares or to receive shares of GSI Delaware common stock upon completion of the Arrangement must (i) exercise the relevant stock options and (ii) complete and deliver a letter of transmittal and election form to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, no later than 5:00 p.m. (EDT) on Monday, June 16, 2003.

      As indicated above, GSI Delaware will file, promptly after the effective date of the Arrangement, a registration statement on Form S-8 for the shares of GSI Delaware common stock issuable upon exercise of the replacement stock options held following completion of the Arrangement.

Accounting Treatment of the Arrangement

      The Arrangement will be accounted for as an exchange between entities under common control, whereby GSI Delaware, the entity that receives the equity interest in GSI Canada, will initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of GSI Canada at the date of transfer. If GSI Canada makes any cash payments to dissenting shareholders for their GSI Canada common shares, those GSI Canada common shares will be cancelled and the cost of those shares will be allocated on a per share basis first to share capital, in an amount equal to the stated value of the shares; any excess will be allocated to contributed surplus on a per share basis; and any remaining amount will be allocated to accumulated deficit on our financial statements.

Court Approval and Completion of the Arrangement

      An arrangement of a corporation under the Business Corporations Act (New Brunswick) requires approval by The Court of Queen’s Bench of New Brunswick after the approval of the arrangement by the corporation’s shareholders. Prior to the mailing of this proxy circular-prospectus, GSI Canada and GSI Delaware obtained an interim order from the court providing for the calling, holding and conduct of the meeting and other procedural matters. A copy of the interim order, as well as a notice of application for a final order, is attached as Appendix C to this proxy circular-prospectus.

      Subject to the approval of the Arrangement by the holders of GSI Canada’s common shares and options to acquire common shares, the hearing in respect of the final order is scheduled to take place on Monday, June 30, 2003 at 1:30 p.m. (ADT, 12:30 p.m. (EDT)), in The Court of Queen’s Bench of New Brunswick, Trial Division, Judicial District of Saint John, at 110 Charlotte Street, Saint John, New Brunswick. At that hearing, any shareholder, optionholder or other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the court and serving notice of appearance upon the company’s solicitors, and upon all other parties who have filed a notice of appearance as provided in the interim order. At the hearing for the final order, the court will consider the fairness of the Arrangement and the approval of the Arrangement by shareholders and optionholders.

      It is anticipated that the Arrangement will be completed in July, 2003.

Conditions to the Arrangement

      Completion of the Arrangement is subject to the satisfaction of a number of conditions, including:

•	the passage of the special resolution relating to the Arrangement by the affirmative requisite vote of the shareholders and optionholders;

•	declaration of the effectiveness of the Registration Statement on Form S-4 (of which this proxy circular-prospectus forms a part) by the United States Securities and Exchange Commission;

•	issuance of a final order from The Court of Queen’s Bench of New Brunswick approving the Arrangement in form and substance satisfactory to GSI Canada;

•	authorization of the shares of GSI Delaware common stock for listing on The NASDAQ Stock Market®;

•	listing of the exchangeable shares on the Toronto Stock Exchange; and

•	obtaining relief from Canadian provincial securities regulators with respect to certain trades contemplated by the Arrangement.

      In addition to these conditions, the Arrangement may be abandoned for any reason prior to its effective date in the sole discretion of the board of directors of GSI Canada, notwithstanding approval by shareholders and optionholders.

Expenses

      The estimated fees, costs and expenses of GSI Canada in connection with the Arrangement, including, without limitation, filing fees, legal and accounting fees, soliciting fees, dealer fees and printing and mailing costs, are anticipated to be approximately $2 million. In addition, we believe the premiums for maintaining comparable levels of liability insurance coverage for our directors and executive officers could be materially higher once we become a publicly traded United States domiciled corporation.

The Company After the Arrangement

General

      Following completion of the Arrangement, GSI Delaware will continue to be a corporation governed by the Delaware General Corporation Law and will continue to have its principal executive offices located at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511. After the completion of the Arrangement, GSI Delaware will own all of the common shares of GSI Canada. GSI Canada will continue to be a corporation governed by the Business Corporations Act (New Brunswick).

      Following the completion of the Arrangement, the registered office of GSI Canada will continue to be located at 44 Chipman Hill, Saint John, New Brunswick E2L 4S6 and its principal executive offices will continue to be located at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

      Callco is a direct, wholly-owned subsidiary of GSI Delaware. Callco is an unlimited liability company organized and existing under the laws of the Province of Nova Scotia, which was formed for the sole purpose of participating in the transactions contemplated in the Arrangement. After the Arrangement, Callco will continue to be a direct, wholly-owned subsidiary of GSI Delaware.

Directors and Officers

      On the effective date of the Arrangement, the directors of GSI Delaware will be those directors of GSI Canada elected at the meeting, and each director shall hold office until the first annual meeting of stockholders of GSI Delaware or until his successor is elected. All of the officers of GSI Delaware will be the same as those of GSI Canada on the effective date of the Arrangement.

Dividend Policy

      It is anticipated that GSI Delaware will not pay dividends on its outstanding shares in the foreseeable future. Decisions to pay future dividends will be made by the board of directors of GSI Delaware and will depend on GSI Delaware’s future earnings, results of operations, capital requirements and other relevant factors. See “Market Price and Dividend Information — Dividends.”

Independent Auditors

      Subject to their reappointment at the meeting, Ernst & Young LLP, the current auditors of GSI Canada, will be the independent auditors of GSI Delaware and its subsidiaries.

Transfer Agent and Registrar

      The transfer agent and registrar for GSI Delaware common stock in the United States after the completion of the Arrangement will be Computershare Trust Company Inc., 350 Indiana Street, Suite 800, Golden, Colorado, 80401. Following the completion of the Arrangement, the transfer agent and registrar for the exchangeable shares of GSI Canada will be Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

INCOME TAX CONSIDERATIONS TO SHAREHOLDERS

United States Federal Income Tax Considerations of the Arrangement to United States Holders

      In the opinion of Choate, Hall & Stewart (a partnership including professional corporations), United States counsel to the Company and referred to throughout this section as United States counsel, the following is a summary description of the material United States federal income tax consequences generally applicable to United States holders who receive shares of GSI Delaware common stock pursuant to the Arrangement. For purposes of this summary, a United States holder is any beneficial owner of GSI Canada common shares who is (i) a United States citizen or resident, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof, (iii) any estate subject to United States federal income tax on its income, regardless of its source, or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust. This summary applies only to United States holders who hold GSI Canada common shares as capital assets.

      This summary is based on United States federal income tax law in effect as of the date of this proxy circular-prospectus, which law is comprised of the current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed treasury regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. This summary is also based upon factual representations made by GSI Canada and GSI Delaware. The company has neither sought nor obtained any advance ruling from the IRS regarding the United States federal income tax consequences of any of the transactions described herein.

      This summary does not address aspects of United States taxation other than United States federal income taxation, nor does it address aspects of United States federal income taxation that may be applicable to particular United States holders subject to special rules, including, without limitation, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, insurance companies, financial institutions, broker-dealers, and tax-exempt organizations and United States holders who would be treated as owning 10% or more of the voting power of GSI Canada. In addition, this summary does not address the United States state or local tax consequences or the foreign tax consequences of the Arrangement or the receipt and ownership of GSI Delaware common stock.

      The following discussion is predicated in its entirety upon the assumption that GSI Canada was not a passive foreign investment company, foreign personal holding company or a controlled foreign corporation at any point during its existence. This summary is not intended to be, nor should it be construed to be, legal, business or tax advice to any particular shareholder. Accordingly, United States holders should consult their own tax advisors with respect to the United States federal, state, and local tax consequences and the foreign tax consequences to them of the Arrangement, including the receipt and ownership of shares of GSI Delaware common stock.

      The exchange of GSI Canada common shares for shares of GSI Delaware common stock pursuant to the Arrangement will qualify as a tax-free transfer of property to a controlled corporation under section 351 of the Internal Revenue Code. Section 351 of the Internal Revenue Code requires that the transferors of property own immediately after the transfer at least 80% of the voting power of all classes entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation (excluding for this purpose shares to be disposed of to a non-transferor pursuant to a binding obligation existing at the time of the transaction). Except for the special voting share held by the trustee under the voting and exchange trust agreement, the former GSI Canada shareholders who participate in the share exchange will own immediately after the Arrangement all of the outstanding stock of GSI Delaware. This section is, and United States counsel’s opinion will be, based on the assumption that there are no binding obligations on the part of shareholders to dispose of their shares and the assumption that United States shareholders owning (directly, indirectly, or constructively) 10% or more of GSI Canada’s total combined voting power have not collectively owned (directly, indirectly, or constructively) more than 50% of the total combined voting power or total value of GSI Canada’s common shares at any time during GSI Canada’s existence.

      As a result, a United States holder who exchanges GSI Canada common shares solely for shares of GSI Delaware common stock will not recognize gain or loss on the receipt of the shares of GSI Delaware common stock in exchange for GSI Canada common shares. Such an exchanging United States holder’s tax basis in the shares of GSI Delaware common stock received pursuant to the share exchange will be equal to such holder’s tax basis in the GSI Canada common shares exchanged therefor. The holding period of the shares of GSI Delaware common stock received will include the holding period of the GSI Canada common shares exchanged therefor.

      Dissenters. A United States holder who exercises its right to dissent from the Arrangement will recognize gain or loss on the exchange of such holder’s GSI Canada common shares for cash in an amount equal to the difference between the amount of cash received and such holder’s tax basis in GSI Canada common shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if GSI Canada common shares have been held for more than one (1) year at the effective date of the Arrangement.

      Passive Foreign Investment Company Considerations. For United States federal income tax purposes, a foreign corporation generally will be classified as a passive foreign investment company, or PFIC, for any taxable year during which either (i) 75% or more of its gross income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50% or more of the average value of its assets produce, or are held for the production of, passive income. For purposes of applying the foregoing tests, the assets and gross income of the company’s significant direct, and indirect, subsidiaries will be attributed to the company. GSI Canada believes, and the discussion above is based on the assumption, that it has not been a PFIC at any time during its existence, and it intends to avoid future PFIC status prior to the Arrangement, although there can be no assurance that it will be able to do so, or that it was not a PFIC at some point during its existence.

      If GSI Canada were at any time a PFIC during a United States holder’s holding period for such holder’s GSI Canada common shares and the United States holder did not then make, or have in effect, an election to treat the Company as a qualified electing fund, referred to in this section as a QEF, under section 1295 of the Internal Revenue Code, then (i) the United States holder would be required to allocate gain recognized upon the disposition of, such United States holder’s GSI Canada common shares, and (ii) the amount allocated to each year other than (x) the year of such disposition or (y) any year prior to the beginning of the first taxable year of GSI Canada for which it was a PFIC, would be subject to tax at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which such income is allocated. In addition, a United States holder would pay an interest charge imposed upon the resulting tax attributable to each such year (which charge would accrue from the due date of the return for the taxable year to which such tax was allocated). Finally, the amounts allocated to the years referred to in (x) and (y) of the second previous sentence would be treated as ordinary income. Thus, if a United States holder’s holding period with respect to that holder’s GSI Canada common shares includes a taxable year (including GSI Canada’s current taxable year) for which GSI Canada was a PFIC and the holder did not then make, or have in effect, a QEF election, then the exchange of GSI Canada common shares for shares of GSI Delaware common stock may be a taxable event having the adverse tax consequences noted above.

      However, under proposed regulations promulgated by the Internal Revenue Service, a United States shareholder does not recognize gain on a direct or indirect disposition of stock of a PFIC that results from a nonrecognition transfer (such as a transfer subject to Section 351 of the Internal Revenue Code) where the transferee is a United States corporation, provided: (i) the transfer does not result in an increase in basis of the stock to the actual owner; (ii) the transferee’s holding period is at least as long as the transferor’s holding period; and (iii) the aggregate ownership of the United States shareholder and the transferee after the transfer is the same as or greater than the United States shareholder’s proportionate ownership before the transfer. Assuming that these proposed regulations become final and have an effective date that precedes the date of the consummation of the Arrangement, this provision may apply to one or more United States holders who exchange GSI Canada common or exchangeable shares for shares of GSI Delaware. There can be no assurances that the proposed regulations will be adopted in their current form, if at all, or that they will have an effective date that precedes the date of the consummation of the Arrangement. United States holders are urged to consult their own tax advisors regarding the applicability of these proposed regulations to their individual situations.

      A United States holder makes a QEF election for a taxable year by properly filing and completing a Form 8621 with its tax return for such year. The effect of such election is that the United States holder generally will be currently taxable on such holder’s pro rata share of a company’s ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively) for each taxable year of such company in which it is classified as a PFIC, even if no dividend distributions are received by such United States holder, unless such United States holder makes an election to defer such taxes.

      If GSI Canada believes that it is a PFIC for a taxable year, it will provide United States holders of GSI Canada common shares with information sufficient to allow such holders to make a QEF election and report and pay any current or deferred taxes due with respect to their pro rata shares of GSI Canada’s net ordinary earnings and net capital gains for such taxable year. United States holders should consult their tax advisors concerning the merits and mechanics of making a QEF election and other relevant tax considerations if GSI Canada is a PFIC for any taxable year.

      If a United States holder does not make a QEF election for the first year that a company is a PFIC, then a United States holder may both elect QEF status, as described above, and elect to “purge” such company’s PFIC taint. A United States taxpayer’s “purge election” must be made as to his PFIC shares held as of the qualification date by also attaching a Form 8621 to the tax return for the United States holder’s taxable year that includes the qualification date. The qualification date is the first day of the shareholder’s taxable year for which a shareholder elects to treat the PFIC as a QEF. The “purge election” applicable to any United States person that is a shareholder of a controlled foreign corporation requires the United States person to include as a dividend the shareholder’s pro rata share of the controlled foreign corporation’s post-1986 earnings and profits included in its holding period of such shares during which the controlled foreign corporation was a PFIC. Thus, as a result of making the “purge election” applicable to controlled foreign corporations, a United States holder must include as a dividend (i.e., an excess distribution subject to the PFIC rules) its share of the Company’s accumulated earnings and profits that was accumulated during the United States holder’s holding of the company’s shares, but only during taxable years of the company during which it was a PFIC.

      The foregoing summary of the possible application of the PFIC rules is only a summary of certain material aspects of those rules. Because the United States federal tax consequences to a United States holder under the PFIC provisions are significant, United States holders of GSI Canada common shares are urged to discuss those consequences with their own tax advisors.

      Backup Withholding and Information Reporting. Generally, GSI Delaware or any other appropriate person must report annually to the Internal Revenue Service the amount of dividends paid to or proceeds received by the recipient from the sale of GSI Delaware’s common stock, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

      United States backup withholding tax is imposed on applicable payments to persons that fail to establish that they are entitled to an exemption or to provide a correct taxpayer identification number and other information to the payer. This backup withholding tax is imposed at a rate of 30% during 2003, with scheduled reductions thereafter.

      Under current treasury regulations, the payment of the proceeds of the disposition of common stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Generally, the payment of the proceeds of the disposition by a non-United States holder of common stock outside the United States to or through a foreign office of a broker will not be subject to backup withholding but will be subject to information reporting requirements if the broker is: a United States person, a “controlled foreign corporation” for United States federal income tax purposes, a foreign person 50% or more of whose gross income for certain periods is from the conduct of a United States trade or business; or a foreign partnership if at any time during its tax year, (a) one or more of its partners are United States persons, as defined for United States federal income tax purposes, who in the aggregate hold more than 50% of the income or capital interests in the partnership, or (b) the foreign partnership is engaged in a United States trade or business, unless the broker has documentary evidence in its files of the holder’s non-United States status and certain other conditions are met, or the holder otherwise establishes an exemption. Neither backup withholding nor information reporting generally will apply to a payment of the proceeds of a disposition of common stock by or through a foreign office of a foreign broker not subject to the preceding sentence.

      Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

      United States federal income tax consequences to shareholders not resident in, or citizens of, the United States. The following is applicable to holders of GSI Canada common shares that are not United States holders. A non-United States holder generally will not be subject to United States federal income tax on the gain (if any) recognized on the receipt of shares of GSI Delaware common stock unless such gain is effectively connected with a United States trade or business or, in the case of gains recognized by an individual, such individual is present for 183 days or more and has a “tax home”, as defined in the Internal Revenue Code, in the United States during the taxable year.

      The company believes that shares of GSI Delaware common stock are not, and will not become, United States real property interests. If, contrary to the company’s belief, such shares did constitute United States real property interests, because such shares will be regularly traded on an established securities market they will be treated as United States real property interests only in the case of a person who, at some time during the lesser of the period during which the person held the shares or the five-year period ending on the date of the disposition of the shares, held more than 5% of such class of stock.

Canadian Federal Income Tax Considerations of the Arrangement

      In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to GSI Canada, the following is a summary of the material Canadian federal income tax considerations of the Arrangement which are applicable under the Income Tax Act (Canada), referred to throughout this section as the Tax Act, to a shareholder who participates in the Arrangement and who, for the purposes of the Tax Act and at all relevant times, holds GSI Canada common shares and will hold any exchangeable shares and/or shares of GSI Delaware common stock as capital property, and who deals at arm’s length with, and is not and will not be affiliated with, any of GSI Delaware, GSI Canada or Callco.

      GSI Canada common shares, exchangeable shares and shares of GSI Delaware common stock will generally constitute capital property to a holder thereof unless the holder holds such securities in the course of carrying on a business or has acquired such securities in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain shareholders whose GSI Canada common shares might not otherwise qualify as capital property may be able to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the GSI Canada common shares and every “Canadian security”, as defined in the Tax Act, owned by such shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Shareholders who do not hold their GSI Canada common shares as capital property should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) is available and/or advisable in their particular circumstances.

      This summary does not apply to a shareholder in respect of whom GSI Delaware is or will be a foreign affiliate within the meaning of the Tax Act. It is assumed for the purposes of this summary that GSI Canada will be a “taxable Canadian corporation” within the meaning of the Tax Act at all relevant times.

      This summary is based upon the current provisions of the Tax Act, the regulations adopted thereunder and counsel’s understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency, all in effect as of the date hereof, and a certificate of an officer of GSI

Delaware with respect to certain factual matters. This summary also takes into account any proposed changes to the Tax Act and regulations that have been publicly announced by the Canadian Minister of Finance prior to the date hereof and assumes that all such changes will be enacted substantially as proposed. However, no assurances can be given that any such proposed changes to the Tax Act and regulations will be enacted as proposed, or at all.

      The Tax Act contains “mark-to-market” provisions relating to securities held by certain financial institutions. This summary does not take into account such mark-to-market rules. GSI Canada shareholders that are “financial institutions” for purposes of such rules should consult their own tax advisors to determine the tax consequences to them of the Arrangement.

      This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the proposals referenced above, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, or any changes in the administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account tax legislation of any province, territory or foreign jurisdiction. Provisions of provincial income tax legislation vary from province to province in Canada and may differ from federal income tax legislation. No advance income tax ruling has been sought or obtained from the Canada Customs and Revenue Agency to confirm the tax consequences of any of the transactions herein described.

      This summary is not intended to be, nor should it be construed to be, legal, business or tax advice to any particular GSI Canada shareholder. Accordingly, GSI Canada shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of the transactions described herein having regard to their own particular circumstances.

      For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of GSI Canada common shares and holding and disposing of exchangeable shares and shares of GSI Delaware common stock must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition. Amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

GSI Canada Shareholders Resident in Canada

      The following portion of this summary is applicable to a shareholder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, at all relevant times, is or is deemed to be a resident of Canada while holding GSI Canada common shares, exchangeable shares or shares of GSI Delaware common stock.

      GSI Canada common shares changed into exchangeable shares and receipt of ancillary rights. Where a shareholder, on the capital reorganization of GSI Canada pursuant to the Arrangement, exchanges all of such holder’s GSI Canada common shares for exchangeable shares and ancillary rights, such shareholder will not realize a capital gain or loss for purposes of the Tax Act provided that the adjusted cost base to the shareholder of the shareholder’s GSI Canada common shares exceeds the fair market value of the ancillary rights received.

      A shareholder will realize a capital gain to the extent that such amount, net of any reasonable costs of disposition, exceeds the adjusted cost base of the GSI Canada common shares to the shareholder immediately before the capital reorganization of GSI Canada pursuant to the Arrangement. The general tax treatment of capital gains and losses is discussed below under the heading “Taxation of Capital Gain or Capital Loss.”

      A shareholder will be deemed to have acquired the ancillary rights at a cost equal to their fair market value and to have acquired the exchangeable shares at a cost equal to the amount, if any, by which the adjusted cost base to the shareholder of the GSI Canada common shares immediately before the reorganization exceeds the fair market value of the ancillary rights received.

      Transfer of GSI Canada common shares to GSI Delaware for shares of GSI Delaware common stock and GSI Delaware rights. A shareholder who exchanges GSI Canada common shares for shares of GSI Delaware common stock (including any related GSI Delaware rights to acquire additional shares of GSI

Delaware preferred or common stock in certain circumstances under specific terms and conditions) will be considered to have disposed of such GSI Canada common shares for proceeds of disposition equal to the aggregate fair market value of the shares of GSI Delaware common stock (including any related GSI Delaware rights) acquired by such shareholder on the exchange. Such shareholder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of such GSI Canada common shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the shareholder of such GSI Canada common shares immediately before the exchange (see “Taxation of Capital Gain or Capital Loss” below). The cost to a shareholder of shares of GSI Delaware common stock acquired on the exchange will be equal to the fair market value of such shares of GSI Delaware common stock at the time of the acquisition, to be averaged at any given time with the adjusted cost base of any other shares of GSI Delaware common stock later acquired by the shareholder as capital property for the purposes of determining the holder’s adjusted cost base of such shares of GSI Delaware common stock.

      The transfer of GSI Canada common shares to GSI Delaware for shares of GSI Delaware common stock and GSI Delaware rights by a Canadian resident GSI Canada shareholder will be a taxable event to such GSI Canada shareholder. However, the change of GSI Canada common shares into exchangeable shares on the capital reorganization will not be a taxable event to such shareholder. Further, GSI Delaware common stock will be foreign property for purposes of the Tax Act, whereas exchangeable shares will not be foreign property.

      Receipt of Ancillary Rights. As noted above, a shareholder who receives exchangeable shares under the Arrangement will also receive certain ancillary rights with respect to such exchangeable shares. A shareholder will be required to account for such ancillary rights in determining the proceeds of disposition of such holder’s GSI Canada common shares. As a result, shareholders receiving exchangeable shares pursuant to the Arrangement will be required to determine the fair market value of the ancillary rights received on the exchange along with the exchangeable shares on a reasonable basis for Canadian income tax purposes. GSI Canada is of the view that the ancillary rights have a nominal fair market value. Any such determination of value, however, is not binding upon the Canada Customs and Revenue Agency. Counsel expresses no opinion as to the appropriateness or accuracy of this opinion. It is possible that the Canada Customs and Revenue Agency could take the position that the ancillary rights have a fair market value in excess of a nominal amount. A reference to exchangeable shares in the discussion that follows will be deemed to include a reference to the ancillary rights.

      Dividends on exchangeable shares. In the case of a shareholder who is an individual, dividends received or deemed to be received on the exchangeable shares will be required to be included in computing the shareholder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada. Subject to the discussion below as to the denial of the dividend deduction, in the case of a shareholder that is a corporation, other than a “specified financial institution” as defined in the Tax Act, dividends received or deemed to be received on the exchangeable shares will be included in computing the corporation’s income and will generally be deductible in computing its taxable income. In the case of a shareholder that is a specified financial institution, such a dividend will be deductible in computing its taxable income only if either: (i) the specified financial institution did not acquire the exchangeable shares in the ordinary course of the business carried on by such institution, or (ii) at the time of the receipt of the dividend by the specified financial institution, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange) and the specified financial institution either alone or together with persons with whom it does not deal at arm’s length, and, in certain cases, either directly or through a trust or partnership of which such person is a beneficiary or member, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding exchangeable shares.

      If GSI Delaware or any other person with whom GSI Delaware does not deal at arm’s length, including GSI Canada, is a “specified financial institution” at the time that dividends are paid on the exchangeable shares, subject to the exemption described below, dividends received or deemed to be received by a shareholder that is a corporation will not be deductible in computing taxable income but will be fully includable in taxable income under Part I of the Tax Act. A corporation will generally be a “specified financial institution” for purposes of the Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm’s length, or the purchasing of debt obligations issued by such persons or a combination thereof, or if it is a corporation controlled by or related to such entities. GSI Delaware has informed counsel that it is of the view that neither it nor any person with whom it does not deal at arm’s length nor any partnership or trust of which it or the person is a member or beneficiary, respectively, is a “specified financial institution” at the current time, or will be a “specified financial institution” immediately after the Arrangement becomes effective. However, there can be no assurance that this status will not change prior to such time at which dividends are received or deemed to be received by a corporate shareholder holding exchangeable shares. This denial of the dividend deduction for a shareholder that is a corporation will not apply if, at the time the dividends are received or deemed to be received, the exchangeable shares are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange), GSI Delaware is “related” to GSI Canada for the purposes of the Tax Act and dividends are not paid to the recipient (together with persons with whom the recipient does not deal at arm’s length or any trust or partnership of which the recipient or any such person is a beneficiary or member) in respect of more than 10% of the issued and outstanding exchangeable shares held by persons other than GSI Delaware and its affiliates.

      A shareholder that is a “private corporation”, as defined in the Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the shareholder’s taxable income. A shareholder that is a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends that are not deductible in computing taxable income.

      The exchangeable shares will be “taxable preferred shares” and “short-term preferred shares” for purposes of the Tax Act. Dividends received or deemed to be received on the exchangeable shares will not be subject to the 10% tax under Part IV.I of the Tax Act.

      Dividends on shares of GSI Delaware common stock. Dividends on shares of GSI Delaware common stock will be required to be included in the recipient’s income for Canadian income tax purposes. Such dividends received by a shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends. United States non-resident withholding tax on dividends may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. See “Income Tax Considerations to Shareholders — United States Federal Income Tax Considerations of the Arrangement.”

      Redemption or retraction of exchangeable shares. On the redemption (including a retraction) of an exchangeable share, the holder of that exchangeable share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at that time of shares of GSI Delaware common stock (including any related GSI Delaware rights)) received by the shareholder from GSI Canada on the redemption (plus the amount of any declared but unpaid dividends on the exchangeable share prior to the date of such redemption) exceed the paid-up capital (for purposes of the Tax Act) of the exchangeable share at the time the exchangeable share is so redeemed. The amount of any such deemed dividend will be generally subject to the tax treatment described above under “Dividends on Exchangeable Shares.” On the redemption, the holder of an exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of any deemed dividend. A holder will in general realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the exchangeable share is less than (or exceeds) such proceeds of disposition, net of any reasonable costs of disposition (see “Taxation of Capital Gain or Capital Loss” below). In the case of a shareholder that is a corporation, in some circumstances, the amount of any deemed dividend may be treated as proceeds of disposition and not as a dividend.

      Disposition of exchangeable shares other than on a redemption or retraction. On the disposition or deemed disposition or exchange of an exchangeable share by a holder, including on the exchange of an exchangeable share by the holder thereof with GSI Delaware or Callco for shares of GSI Delaware common stock (including any related GSI Delaware rights), other than on a redemption (including a retraction), the holder will in general realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the exchangeable share. For these purposes, where exchangeable shares are acquired by GSI Delaware or Callco for shares of GSI Delaware common stock, the proceeds of disposition will be the aggregate of the fair market value, at the time of the exchange, of the shares of GSI Delaware common stock received on the exchange. The proceeds of disposition may also include the amount of any declared but unpaid dividend on the exchangeable share prior to the date of such disposition unless such dividend is required to be included in computing income of the holder as a dividend. Holders should consult their own tax advisors in this regard. See “Canadian Federal Income Tax Considerations of the Arrangement — Taxation of Capital Gain or Capital Loss.”

      Because of the existence of the rights to acquire the exchangeable shares granted to GSI Delaware and Callco, as well as the holder’s right to exchange the exchangeable shares for shares of GSI Delaware common stock (including any related GSI Delaware rights) and the right to an automatic exchange of the exchangeable shares in certain circumstances, a holder of exchangeable shares cannot control whether such holder will receive shares of GSI Delaware common stock by way of a redemption (including a retraction) of the exchangeable shares by GSI Canada or by way of purchase of the exchangeable shares by GSI Delaware or Callco. As described above, the Canadian federal income tax consequences of a redemption (including a retraction) differ from those of a purchase.

      On October 18, 2000 the Minister of Finance announced that the Department of Finance would consider future amendments to the Tax Act to allow holders of shares of a Canadian corporation to exchange such shares for shares of a non-Canadian corporation on a tax-deferred basis. On February 18, 2003, the new Minister of Finance reconfirmed the government’s intention to introduce tax-deferred treatment for exchanges of shares of Canadian corporations for shares of non-Canadian corporations. It is possible that in certain circumstances, these contemplated amendments, if enacted into law, could, in the future, allow a holder of exchangeable shares to exchange such shares for shares of GSI Delaware common stock on a tax-deferred basis. No specific information has been announced regarding these contemplated amendments and in particular with respect to the various requirements which would have to be satisfied in order to permit a holder of exchangeable shares to exchange such shares on a tax-deferred basis or whether these requirements could be satisfied in the circumstances. In addition, if changes were enacted in the future to federal tax laws which would allow an exchange of exchangeable shares for shares of GSI Delaware common stock on a tax-deferred basis, the Arrangement provides that GSI Delaware or Callco, as the case may be, has the right to acquire the exchangeable shares in consideration for shares of GSI Delaware common stock. This right can only be exercised by GSI Delaware or Callco in limited circumstances and only to the extent that any exchange of exchangeable shares by a holder as a result of the exercise of this right by GSI Delaware or Callco would occur on a tax-deferred basis for holders of exchangeable shares.

      Call rights. GSI Canada is of the view that the rights to acquire the exchangeable shares held by GSI Delaware and Callco which are exercisable in the case of, inter alia, the exercise of the right to exchange exchangeable shares by a holder thereof for shares of GSI Delaware common stock (including any related GSI Delaware rights), a redemption of exchangeable shares by GSI Canada, a liquidation of GSI Canada or a change in Canadian tax laws that allows holders of exchangeable shares who are Canadian residents to exchange their exchangeable shares for shares of GSI Delaware common stock on a tax deferred basis, have a nominal fair market value and that, accordingly, no amount should be allocated to such rights. Any such determination of value, however, is not binding upon the Canada Customs and Revenue Agency. Counsel expresses no opinion as to the appropriateness or accuracy of this opinion. Provided that the opinion with respect to the aforementioned call rights is correct, the granting of such rights will not result in any material adverse income tax consequences to a shareholder who receives Exchangeable Shares on the Arrangement.

      Acquisition and disposition of shares of GSI Delaware common stock. The cost of shares of GSI Delaware common stock received on the redemption (including a retraction) or exchange of exchangeable shares will be equal to the fair market value of such shares of GSI Delaware common stock at the time of such event, to be averaged with the adjusted cost base of any other shares of GSI Delaware common stock held at that time by the holder as capital property in order to determine the holder’s adjusted cost base of such shares.

      A disposition or deemed disposition of shares of GSI Delaware common stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of those shares of GSI Delaware common stock immediately before the disposition. See “Canadian Federal Income Tax Considerations of the Arrangement — Taxation of Capital Gain or Capital Loss.”

      Taxation of capital gain or capital loss. Pursuant to the Tax Act, a shareholder will be required to include in income for the year of disposition one-half of any capital gain (a taxable capital gain) and will generally be entitled to deduct one-half of any capital loss (an allowable capital loss) from taxable capital gains realized in the year by the shareholder or in any subsequent year to the extent and in the circumstances described in the Tax Act. In addition, the portion of any such allowable capital loss, computed in accordance with the rules provided for in the Tax Act, which is not otherwise deducted from taxable capital gains realized in the year, may be deducted from taxable capital gains realized in any of the three (3) preceding years to the extent and in the circumstances described in the Tax Act. Any such capital loss may, in certain circumstances, be reduced by the amount of certain dividends which have been received or are deemed to have been received by a shareholder on such shares to the extent and in the manner provided for in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns such shares.

      Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Tax Act. A shareholder that is a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

      Foreign property information reporting. In general, a “specified Canadian entity”, as defined in the Tax Act, for a taxation fiscal period whose total cost amount of “specified foreign property”, as defined in the Tax Act, at any time in the year or fiscal period exceeds $100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of such property. With some exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Exchangeable shares and shares of GSI Delaware common stock will constitute specified foreign property to a holder. Accordingly, holders of exchangeable shares and shares of GSI Delaware common stock should consult their own advisors regarding compliance with these rules.

      Dissenting GSI Canada shareholders. A shareholder who exercises the statutory right to dissent with respect to the Arrangement described herein is entitled, if the Arrangement becomes effective, to receive the fair value of the GSI Canada common shares held by such dissenting shareholder. The dissenting shareholder will be considered to have disposed of the GSI Canada common shares for proceeds of disposition equal to the amount received by such shareholder less the amount of any deemed dividend referred to below and any interest awarded by a Court (see “Taxation of Capital Gain or Capital Loss” above). As any amount received by a dissenting shareholder will be paid by GSI Canada, the dissenting shareholder will also be deemed to receive a taxable dividend equal to the amount by which the amount received (other than in respect of interest awarded by a court) exceeds the paid-up capital (for purposes of the Tax Act) of such shareholder’s GSI Canada common shares. In the case of a shareholder that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. Any interest awarded to a dissenting shareholder by a court will be included in such shareholder’s income for Canadian income tax purposes.

GSI Canada Optionholders

      The following portion of this summary is applicable to holders of options to acquire GSI Canada common shares who are resident or deemed to be resident in Canada, who deal at arm’s length with, and are not affiliated with, any of GSI Canada, GSI Delaware or Callco, who are current or former employees of GSI Canada (or any subsidiary thereof), who deal at arm’s length with such corporation and who received their options to acquire GSI Canada common shares in respect of, in the course of, or by virtue of, such employment at a time when GSI Canada was not a “Canadian-controlled private corporation” within the meaning of the Tax Act.

      Exercise of GSI Canada options. GSI Canada optionholders who exercise their options to acquire GSI Canada common shares prior to the time the Arrangement becomes effective will be subject to income tax consequences arising on such exercise which are not addressed in this summary and which may be relevant to a GSI Canada optionholder’s decision as to whether to exercise his or her options to acquire GSI Canada common shares prior to such time. GSI Canada optionholders who are considering the exercise of their options should consult their own tax advisors to determine the tax consequences to them of such exercise.

      Exchange of GSI Canada options for GSI Delaware options. The terms of the Arrangement provide that options to acquire GSI Canada common shares that are not exercised prior to the time the Arrangement becomes effective will be exchanged for options to acquire shares of GSI Delaware common stock. A holder of an option to acquire GSI Canada common shares who exchanges such option for an option to acquire shares of GSI Delaware common stock will not be considered to have disposed of the option to acquire GSI Canada common shares for purposes of the Tax Act; provided that (i) the only consideration received by the holder on the exchange is an option to acquire shares of GSI Delaware common stock, and (ii) the total value of shares of GSI Delaware common stock the holder is entitled to acquire under the option to acquire shares of GSI Delaware common stock immediately after the exchange (in excess of the total amount payable by the holder to acquire the shares of GSI Delaware common stock) does not exceed the total value of the GSI Canada common shares the holder was entitled to acquire under the option to acquire GSI Canada common shares immediately before the exchange (in excess of the amount payable by the holder to acquire the GSI Canada common shares). As the only consideration a holder of an option to acquire GSI Canada common shares will receive on the exchange of such option will be an option to acquire shares of GSI Delaware common stock, and as GSI Canada has advised counsel that it expects the values referred to in (ii) above to be equal, no disposition should arise on the exchange of an option to acquire GSI Canada common shares for an option to acquire shares of GSI Delaware common stock under the Arrangement. Counsel expresses no view as to the appropriateness or accuracy of this expectation.

GSI Canada Shareholders not Resident in Canada

      The following portion of the summary is applicable to holders of GSI Canada common shares who, for purposes of the Tax Act and any applicable income tax treaty or convention, have not been and will not be resident or deemed to be resident in Canada at any time while holding GSI Canada common shares or shares of GSI Delaware common stock and who do not use or hold and are not deemed to use or hold their GSI Canada common shares or shares of GSI Delaware common stock in carrying on a business in Canada. Special rules, which are not discussed in this summary, may apply to a non-resident shareholder that is an insurer carrying on business in Canada and elsewhere.

      GSI Canada common shares and shares of GSI Delaware common stock will not be taxable Canadian property of the holder at the relevant time provided that:

•	such shares are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange and The NASDAQ Stock Market®);

•	the holder does not use or hold and is not deemed to use or hold, such shares in connection with carrying on a business in Canada; and

•	the holder, alone or together with persons with whom such holder does not deal at arm’s length, has not owned (or had an interest in or an option in respect of) 25% or more of the issued shares of any class or series in the capital of GSI Canada or GSI Delaware, as the case may be, at any time during the five (5) year period immediately preceding the particular time.

Such a non-resident holder will not be subject to tax under the Tax Act on the disposition of GSI Canada common shares for shares of GSI Delaware common stock pursuant to the Arrangement or on the sale or other disposition of shares of GSI Delaware common stock.

      Dissenting shareholders. Where a non-resident shareholder receives an amount of interest or is considered to receive a dividend upon the exercise of a statutory right to dissent to the implementation of the Arrangement, such amount will be subject to Canadian withholding tax at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. See “Canadian Federal Income Tax Considerations of the Arrangement — GSI Canada Shareholders Resident in Canada — Dissenting GSI Canada Shareholders.”

     Proposed Amendments Relating to Foreign Investment Entities

      On October 11, 2002, the Canadian Minister of Finance released revised draft legislation addressing the taxation of investments in non-resident entities. The main proposed rule in this draft legislation would generally apply to persons resident in Canada (other than certain exempt taxpayers, as defined) owning shares, rights to acquire shares, or shares convertible into shares, or a foreign investment entity (as defined), that are not exempt interests (as defined). If GSI Delaware is a foreign investment entity, shares of GSI Delaware common stock and exchangeable shares, referred to in this section, collectively, as GSI Delaware securities, would potentially be subject to the main proposed rule unless shares of GSI Delaware common stock constitute exempt interests. The main proposed rule is presently scheduled to take effect for a holder’s 2003 and subsequent taxation years, with conditions governing the applicability of the main proposed rule being tested in respect of each taxation year during which the holder holds GSI Delaware securities.

      If the main proposed rule were to apply to a holder of GSI Delaware securities for a taxation year, the holder would generally be required to include a specified return in computing the holder’s income. The specified return would be equal to a prescribed interest rate, multiplied by the designated cost of the GSI Delaware common shares. The prescribed interest rate is two (2) percentage points higher than the interest rate on the 90-day Canadian government treasury bills. The designated cost would generally be equal to the greater of the fair market value of the GSI Delaware securities at the time they were acquired and the acquisition cost of the GSI Delaware securities, further increased to reflect previous specified returns in respect of the GSI Delaware securities. Alternatively, assuming the GSI Delaware securities are listed on a prescribed stock exchange (including The NASDAQ Stock Market® and the Toronto Stock Exchange), a holder may elect to use a mark-to-market computation under which the income inclusion is based on the fair market value of the holder’s securities (as reflected in their published prices, but adjusted to take into account dividends paid and other variables) at the end of the taxation year. Where the mark-to-market computation is used for a holder with regard to shares in a foreign investment entity, the shares are not treated as capital properties of the holder. It would also appear that the mark-to-market computation would generally require the immediate recognition of any gain otherwise deferred on the acquisition of the exchangeable shares.

      Dividends received or deemed to be received by the holder of GSI Delaware securities would continue to be taxed in the manner described above under the headings “GSI Canada Shareholders Resident in Canada — Dividends on Exchangeable Shares” and “GSI Canada Shareholders Resident in Canada — Dividends on Shares of GSI Delaware Common Stock.” However, in certain circumstances, the amount of dividends included in computing income may be offset, in whole or in part, by a proposed deduction designed to eliminate the double taxation that would otherwise result.

      GSI Delaware would generally not constitute a foreign investment entity at a particular time, and accordingly the main proposed rule would not apply to holders of GSI Delaware securities if, at the end of GSI Delaware’s taxation year that includes the particular time, either the carrying value (as defined) of GSI Delaware’s investment property (as defined) is not greater than one-half of the carrying value of all of its property or GSI Delaware’s principal business is not an investment business (as defined). Detailed rules govern these exemptions. GSI Delaware has advised counsel that if the Arrangement were completed today, it believes it would not, following the completion thereof, be a foreign investment entity.

      The main proposed rule will not apply to a holder for a taxation year as long as the holder’s GSI Delaware securities constitute an “exempt interest” at the end of the taxation year of GSI Delaware ending in the holder’s taxation year. The most significant exempt interest deals with certain shares, held by a person who (combined with persons related to the holder) holds less than 10% of the GSI Delaware common stock, which are considered to be widely held and actively traded. In applying this exemption, a holder of exchangeable shares would be considered to hold shares of GSI Delaware common stock. This exemption generally applies to a holder in these circumstances, assuming that GSI Delaware is a resident of the United States and the shares of GSI Delaware common stock are considered to be “widely held and actively traded” (which requires a listing on The NASDAQ Stock Market® or another prescribed stock exchange throughout the period during which the holder holds GSI Delaware securities and that a number of other technical requirements be satisfied). Moreover, for this exemption to apply it must be reasonable to conclude that the holder did not have a tax avoidance motive in acquiring GSI Delaware securities. For these purposes, a holder will be considered to have a tax avoidance motive in acquiring the GSI Delaware securities if one of the main reasons for acquiring the shares of GSI Delaware common stock includes obtaining a benefit attributable to income derived from investment property, to profits or gains from the disposition of investment property or to an increase in value of investment property and the deferral or reduction of tax that would have been payable by the holder had such holder realized such income, profits or gains.

      Based on a certificate of an officer of GSI Delaware, counsel is of the view that GSI Delaware is a resident of the United States and that, at the time of their issuance, the shares of GSI Delaware common stock would be considered to be “widely held and actively traded.”

      The determination of whether GSI Delaware is a foreign investment entity and whether GSI Delaware securities constitute “exempt interests” must be made on an annual basis at the end of GSI Delaware’s taxation year. Although no assurances can be given in this regard, GSI Delaware has advised counsel that it is not aware of any circumstances that would cause it to become a foreign investment entity or that would prejudice the status of GSI Delaware securities as exempt interests.

     Eligibility For Investment In Canada

      Provided the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange), the exchangeable shares will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans. Shares of GSI Delaware common stock will be qualified investments under the Tax Act for such plans provided such shares are listed on The NASDAQ Stock Market® (or are listed on another prescribed stock exchange). The ancillary rights will not be qualified investments under the Tax Act. However, GSI Canada is of the view that the fair market value of such rights is nominal. Any determination of value is not binding on the Canada Customs and Revenue Agency. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. Based on the view that the ancillary rights have only nominal value, there should be no material consequences under the Tax Act to registered retirement savings plans, registered retirement income funds and deferred profit sharing plans holding such non-qualified investments. Registered education savings plans holding such non-qualified investments may, however, realize adverse consequences regardless of the fair market value of such non-qualified investments.

      Provided the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange), the exchangeable shares will not as of the date hereof be foreign property under the Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds, deferred profit savings plans or for certain other persons to whom Part XI of the Tax Act is applicable. GSI Canada has advised counsel that it intends to maintain this status so long as the exchangeable shares remain outstanding. The ancillary rights will be foreign property under the Tax Act. However, GSI Canada is of the view that the fair market value of such rights is nominal. Any determination of value is not binding on the Canada Customs and Revenue Agency. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. GSI Delaware common stock, including any related GSI Delaware rights, will be foreign property under the Tax Act.

      Based on legislation in effect on the date of this document, on the date of issue, the exchangeable shares will not be precluded as eligible investments under the following statutes (and, where applicable, the regulations thereunder):

•	Insurance Companies Act (Canada);

•	Pension Benefits Standards Act, 1985 (Canada);

•	Trust and Loan Companies Act (Canada);

•	Loan and Trust Corporations Act (Ontario);

•	Pension Benefits Act (Ontario);

•	An Act respecting insurance (Québec), for an insurer, as defined therein, constituted under the laws of the Province of Québec, other than a guarantee fund;

•	An Act respecting trust companies and savings companies (Québec), for a trust company or savings company, as defined therein, which invests its own funds and funds received as deposits except for a trust company with respect to funds, other than deposits, which it administers for other persons;

•	Supplemental Pension Plans Act (Québec), for an insured plan as defined therein;

•	Insurance Act (Alberta);

•	Employment Pension Plans Act (Alberta);

•	Loan and Trust Corporations Act (Alberta);

•	The Insurance Act (Manitoba);

•	The Trustee Act (Manitoba);

•	Pension Benefits Act (Manitoba);

•	Financial Institutions Act (British Columbia); and

•	Pension Benefits Standards Act (British Columbia);

subject to compliance with the prudent investment standards and general investment provisions and restrictions of the statutes referred to above (and, where applicable, the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies or goals and, in certain cases, the filing of such policies or goals.

COMPARISON OF SHAREHOLDERS’ RIGHTS

      In the event that the Arrangement is completed, holders of GSI Canada common shares will have their GSI Canada common shares exchanged for shares of GSI Delaware common stock or, in the case of Canadian residents who validly elect to remain shareholders of GSI Canada, exchangeable shares. The exchangeable shares will be exchangeable at any time at the option of the shareholder and, in certain circumstances, redeemable at the option of GSI Canada, on a one-for-one basis for the exchange consideration. See “The Arrangement — Description of Exchangeable Shares.”

      GSI Delaware is incorporated under the Delaware General Corporation Law and, accordingly, is governed by Delaware law and GSI Delaware’s certificate of incorporation and bylaws, which are attached as Appendices G and H, respectively. GSI Canada is incorporated under the Business Corporations Act (New Brunswick) and, accordingly, is governed by the laws of New Brunswick and GSI Canada’s articles and bylaws.

      While the rights and privileges of stockholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a Business Corporations Act (New Brunswick) corporation, there are certain differences. The following is a summary discussion of the most significant differences in shareholder rights. These differences arise from differences between Delaware law and New Brunswick law and between GSI Delaware’s certificate of incorporation and bylaws as compared to GSI Canada’s articles and bylaws. This summary is not intended to be complete and is qualified in its entirety by reference to Delaware law, New Brunswick law and the governing corporate instruments of GSI Delaware and GSI Canada.

Required Vote for Certain Transactions

      Under the Business Corporations Act (New Brunswick), certain extraordinary corporate actions, such as certain amalgamations (other than with a direct or indirect wholly-owned subsidiary), continuances, and sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution of all the shareholders including shares that do not otherwise carry voting rights. A special resolution is a resolution passed at a meeting by not less than 66 2/3 of the votes cast by the shareholders who voted in respect of the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, whether or not such class or series of shares otherwise carry voting rights.

      Delaware law requires the affirmative vote of a majority, or such higher percentage as may be specified in the corporation’s certificate of incorporation, of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale, lease or exchange of all or substantially all of the assets of a corporation, except that, unless required by its certificate of incorporation: (i) no authorizing shareholder vote is required of a corporation surviving a merger if (A) such corporation’s certificate of incorporation is not amended in any respect by the merger, (B) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding share of the surviving corporation after the effective date of the merger, and (C) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered in the merger, or the shares of common stock of the surviving corporation to be issued in the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued in the merger do not exceed 20% of such corporation’s outstanding common stock immediately prior to the effective date of the merger; and (ii) in certain limited circumstances, no authorizing shareholder vote is required of a corporation to authorize a merger with or into a single direct or indirect wholly-owned subsidiary of such corporation. Shareholder approval is also not required under Delaware law for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

      GSI Delaware’s certificate of incorporation provides that certain extraordinary corporate transactions (i.e., merger, consolidation, dissolution or sale of all or substantially all of the assets of the corporation) be submitted to a vote of, and approved by, the holders of the greater of (i) a majority of the shares outstanding

(e.g., what Delaware law requires at a minimum) or (ii) 66 2/3% of the votes cast by the stockholders who voted in respect of the resolution (e.g., what New Brunswick law requires).

Cumulative Voting

      Under New Brunswick law, there is mandatory cumulative voting for the election of directors. In an election of directors under cumulative voting, each share normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. See “The Annual and Special Meeting — General Proxy Information — Voting of Proxies.”

      Under Delaware law, cumulative voting in the election of directors is not mandatory, and for cumulative voting to be effective it must be expressly provided for in the certificate of incorporation.

      As is typical for public companies incorporated in Delaware, GSI Delaware’s certificate of incorporation does not provide for cumulative voting. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting.

Calling a Stockholder Meeting

      Under the Business Corporations Act (New Brunswick) and GSI Canada’s articles, the holders of not less than 10% of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the Business Corporations Act (New Brunswick) for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not, the shareholders who made the requisition may call the meeting.

      Under Delaware law, special meetings of the stockholders may be called by the board of directors or by any other person as may be authorized to do so by the certificate of incorporation or the bylaws of the corporation.

      GSI Delaware’s bylaws provide that any one of GSI Delaware’s board of directors, chairman of the board, president, secretary, or holders of shares entitled to cast not less than 10% of the votes at the meeting may call a special meeting of the stockholders.

Amendment of Charter

      Under the Business Corporations Act (New Brunswick), any amendment to the articles generally requires approval by special resolution which, as noted above, is a resolution passed at a meeting by not less than 66 2/3 of the votes cast by the shareholders who voted in respect of the resolution. In addition, holders of shares of a particular class or series may be entitled to a separate class or series vote, as the case may be, where a proposed amendment would affect that class or series of stock in a manner different from other classes or series of stock.

      Under Delaware law, the certificate of incorporation of a corporation generally may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment (or such higher percentage as may be specified in the corporation’s certificate of incorporation). Any amendment of a provision of the certificate of incorporation requiring a higher vote, or having certain effects on a class or series of a class of shares, may only be altered, amended or repealed if authorized by such higher vote or by such class or series of a class, respectively.

      GSI Delaware’s certificate of incorporation provides that the amendment, alteration, change or repeal of any provision contained in the certificate of incorporation must be submitted to a vote of, and approved by, the holders of the greater of (i) a majority of the shares outstanding (e.g., what Delaware law requires at a minimum) or (ii) 66 2/3% of the votes cast by the stockholders who voted in respect of the resolution (e.g., what New Brunswick law requires).

Amendment of Bylaws

      The Business Corporations Act (New Brunswick) provides that unless the articles or bylaws otherwise provide, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a bylaw, they are required under the Business Corporations Act (New Brunswick) to submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders who voted in respect of the resolution. If the directors of a corporation do not submit a bylaw, an amendment or a repeal to the shareholders at the next meeting of shareholders, or if such bylaw, amendment or repeal is not confirmed by shareholders, the bylaw, amendment or repeal will cease to be effective, and no subsequent resolution of the directors to adopt, amend or repeal a bylaw having substantially the same purpose and effect is effective until it is confirmed or confirmed as amended by the shareholders.

      Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors; provided, that the fact that such power has been conferred on the board of directors does not divest the stockholders of the power, nor limit the power to adopt, amend or repeal bylaws.

      GSI Delaware’s bylaws provide that bylaws may be adopted, amended or repealed by a majority of the stockholders entitled to vote. GSI Delaware has, in its certificate of incorporation, also conferred the power to adopt, amend or repeal bylaws upon its directors, subject to the confirmation or rejection of the stockholders at the next annual meeting thereof. The fact that this power has been conferred upon the directors does not in any way divest or limit the stockholders’ power to adopt, amend or repeal the bylaws. This construct is consistent with that which currently governs the adoption, amendment or repeal of GSI Canada’s bylaws under New Brunswick law.

Dissenters’ or Appraisal Rights

      The Business Corporations Act (New Brunswick) provides that shareholders of a corporation governed thereunder who are entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The Business Corporations Act (New Brunswick) does not distinguish for this purpose between listed and unlisted shares. Such matters include:

•	any amalgamation with another corporation (other than with certain affiliated corporations);

•	an amendment to the corporation’s articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

•	an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•	a continuance under the laws of another jurisdiction;

•	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business;

•	a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or

•	certain amendments to the articles of a corporation which require a separate class or series vote; provided, that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

      Under Delaware law, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation) of such shares, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants appraisal rights to dissenters only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than:

•	shares of stock of the surviving corporation;

•	shares of stock of another corporation which shares of stock are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders;

•	cash in lieu of fractional shares of the stock described in (i) or (ii) above; or

•	some combination of the above.

      In addition, appraisal rights are not available in Delaware for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Oppression Remedy

      The Business Corporations Act (New Brunswick) provides an oppression remedy that enables a court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that:

•	any act or omission of the corporation or an affiliate effects a result;

•	the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or

•	the powers of the directors of the corporation or an affiliate are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any shareholder, creditor, director or officer.

      A complainant includes:

•	a present or former registered holder or beneficial owner of a share of a corporation or any of its affiliates;

•	a present or former officer or director of the corporation or any of its affiliates;

•	the Director under the Business Corporations Act (New Brunswick);

•	a creditor of the corporation; and

•	any other person who in the discretion of the court is a proper person to make such application.

      The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action). The court may order the complainant to give security for costs in an oppression action.

      Delaware law does not provide for a similar remedy, but the Delaware courts have broad equitable powers to address improper actions or omissions of corporation and its officers and directors.

Shareholder Derivative Actions

      Under the Business Corporations Act (New Brunswick), a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such corporation or subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or subsidiary. Under the Business Corporations Act (New Brunswick), no action may be brought and no intervention in an action may be made unless the court is satisfied that:

•	the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court and the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend or discontinue the action;

•	the complainant is acting in good faith; and

•	it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

      Under New Brunswick law, the court in a derivative action may make any order it deems appropriate. In addition, under New Brunswick law, a court may order a corporation or its subsidiary to pay the complainant’s interim costs, including reasonable legal fees and disbursements. The court may order the complainant to give security for costs in a derivative action.

      Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, a corporation governed by Delaware law. Delaware law provides that the plaintiff in such action must be or have been a stockholder of the corporation at the time of the transaction of which he or she complains or that his or her stock thereafter devolved upon him or her by operation of law. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, or unless it is shown that such request for the corporation to bring suit would not likely succeed.

      While the category of person who may bring a shareholder derivative action under New Brunswick law is broader than its counterpart under Delaware law, the rights of shareholders to bring actions in the name of the corporation to address corporate misdeeds are substantially similar.

Staggered (Classified) Board of Directors

      The Business Corporations Act (New Brunswick) provides that all directors cease to hold office at the close of the first annual meeting of shareholders following their election. The practical effect of this provision is to prohibit a staggered board since each and all directors must be (re)elected at each annual meeting of shareholders.

      Under Delaware law, a corporation may stagger the terms of the members of its board of directors by providing in its certificate of incorporation or bylaws that directors will be divided into one, two or three classes. Generally the term of office of those directors elected to the first class is set to expire at the close of the next annual meeting of stockholders following the adoption of a staggered board, of the second class at the annual meeting one year thereafter and of the third class at the annual meeting two years thereafter, such that at each annual meeting of stockholders only some fraction of the entire board of directors is to be elected (usually divided evenly among the classes created).

      Consistent with New Brunswick law (and despite its availability under Delaware law), GSI Delaware will not have a staggered (classified) board of directors. All directors will be elected to terms expiring at the close of the annual meeting of stockholders next following their election.

Number of Directors

      Under the Business Corporations Act (New Brunswick), unless specified in the articles of the corporation, the number of directors shall be as from time to time set out in bylaws of the corporation.

      Delaware law permits the board of directors to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

      GSI Delaware’s certificate of incorporation and bylaws are substantially similar to those of GSI Canada in providing that the number of directors of the corporation shall consist of between five (5) and fifteen (15) members unless and until changed by (i) vote of the board of directors taken at any regular or special meeting thereof, (ii) amendment to the bylaws and (iii) amendment to GSI Delaware’s certificate of incorporation. As noted above, an amendment to GSI Delaware’s certificate of incorporation or bylaws requires an affirmative vote of the holders of the greater of (i) a majority of the shares outstanding (e.g., what Delaware law requires at a minimum) or (ii) 66 2/3% of the votes cast by stockholders who voted in respect of the resolution (e.g., what New Brunswick law requires).

Removal of Directors

      Under the Business Corporations Act (New Brunswick), shareholders of a corporation may by ordinary resolution passed at a special meeting remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. Further, a resolution to remove a director will fail if the number of votes cast against the resolution would be sufficient to elect the director under cumulative voting procedures.

      GSI Delaware’s directors are generally elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified. However, under Delaware law and GSI Delaware’s bylaws (unless otherwise restricted by statute, GSI Delaware’s certificate of incorporation or an amendment to the bylaws), any director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

      Stockholders of GSI Delaware will enjoy the same rights to remove directors, for cause or without cause, as they currently enjoy with respect to the removal of directors under New Brunswick law and GSI Canada’s articles and bylaws.

Filling Vacancies on the Board of Directors

      Under the Business Corporations Act (New Brunswick), subject to the articles of the corporation, a vacancy among the directors may be filled at a meeting of shareholders or by a quorum of directors except when the vacancy results from an increase in the number or minimum number of directors or from a failure to elect the appropriate number of directors required by the articles, in which case the vacancy may be filled only by vote of the shareholders. Each director appointed holds office until his or her successor is elected at the next meeting of shareholders of the corporation unless his or her office is vacated earlier.

      Under GSI Delaware’s bylaws, any vacancy arising from the resignation or death of a director or increase in the number of directors may be filled at a meeting of stockholders or by a majority of the remaining members of the board of directors. Each director elected in this manner holds office until his or her successor is elected at the next succeeding annual meeting of stockholders or at a special meeting called for that purpose. A vacancy created by the removal of a director may be filled only by the approval of the stockholders.

      The certificate of incorporation and bylaws of GSI Delaware replicate the substantive provisions of the Business Corporations Act (New Brunswick) with respect to the filling of vacancies in the board of directors.

Advance Notice Provisions for Stockholder Nominations and Proposals

      Under the Business Corporations Act (New Brunswick), proposals with respect to the nomination of candidates for election to the board of directors may be made at or before any annual meeting of the corporation by one or more holders of shares representing in the aggregate not less than 10% of the shares entitled to vote. Any shareholder is entitled to propose that other business be brought before an annual meeting of shareholders, provided that the shareholder submits to the corporation notice of any matter that he, she or it proposes to raise at the meeting in accordance with the procedure set out in the Business Corporations Act (New Brunswick), and the matter is a proper one to be brought before the meeting of shareholders. GSI Canada’s articles vary the 10% holding requirement with respect to nomination of directors, requiring a holder or holders only to hold shares representing in the aggregate not less than 5% of the shares entitled to vote.

      The GSI Delaware bylaws mirror the provisions of the Business Corporations Act (New Brunswick) relating to the submission of stockholder nominations and proposals, as well as the variation with respect to holding requirements contained in GSI Canada’s articles noted above, such that there will be no material change in shareholder rights with respect to this item following completion of the Arrangement.

Stockholder Action by Written Consent

      Under the Business Corporations Act (New Brunswick), shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

      Under Delaware law any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

      GSI Delaware’s certificate of incorporation adopts the provisions of the Business Corporations Act (New Brunswick) in providing that shareholder action without a meeting may only be taken by written resolution signed by all stockholders who would be entitled to vote thereon at a meeting.

Access to Corporate Records

      The Business Corporations Act (New Brunswick) provides that shareholders, their agents and legal representatives may examine a corporation’s records (including the corporation’s articles and by-laws, unanimous shareholder agreements, minutes of all meetings and resolutions of shareholders and share registers) during usual business hours without charge. A shareholder is also entitled, upon request and without charge, to one copy of the articles and bylaws of the corporation, and any unanimous shareholder agreement(s).

      Under Delaware law, any stockholder of record of a corporation, their agents and legal representatives may make a written demand to examine the records of the corporation. The demand to examine a corporation’s records (including the corporation’s stock ledger, list of stockholders and other corporate books and records) must have a proper purpose, be sworn under oath, and be directed to the corporation at its principal place of business or its registered office in Delaware. A proper purpose is one that is reasonably related to the stockholder’s interest in the corporation as a stockholder.

Indemnification of Officers and Directors

      Under the Business Corporations Act (New Brunswick), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, referred to in this section as an indemnifiable person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if: (i) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An indemnifiable person is entitled under the Business Corporations Act (New Brunswick) to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding, fulfilled the conditions set out in (i) and (ii) above and is fairly and reasonably entitled to indemnity. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set forth in (i) and (ii) above.

      Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, each of the foregoing referred to in this section as an indemnitee, against (i) all reasonable expenses (including attorneys’ fees) incurred in defense or settlement of suits brought against them if such individuals acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them, if such individuals acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful. A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent that he or she is adjudged to be liable to the corporation unless and only to the extent that the court in which such action is heard determines such person is reasonably entitled to indemnity. A corporation may indemnify such persons to the extent they are successful on the merits or otherwise in defense of the action or matter at issue.

      Delaware law allows for the advance payment of an officer or director indemnitee’s expenses prior to the final disposition of an action, provided that, in the case of a current director or officer, the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. Neither the Business Corporations Act (New Brunswick) nor GSI Canada’s bylaws expressly provide for any similar advance payment procedures.

      The Company has been advised that, in the opinion of the United States Securities and Exchange Commission, indemnification of directors, officers and controlling persons is against public policy as expressed in the United States Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GSI Delaware of expenses incurred or paid by a director, officer or controlling person of GSI Delaware in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, GSI Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The power of a corporation to indemnify its directors and officers for actions taken on behalf and in the name of the corporation is substantially similar under New Brunswick and Delaware law. The only material additional benefit to directors under Delaware law, not available under New Brunswick law, is the power of the corporation, noted above, to advance a director or officer’s expenses incurred in connection with the defense of any action for which he would be entitled to indemnification if successful in his defense.

      GSI Delaware’s certificate of incorporation provides for indemnification of directors to the fullest extent permitted by law, including with respect to the advancement of an officer or director indemnitee’s expenses.

Fiduciary Duties of Directors

      Directors of corporations incorporated or organized under the Business Corporations Act (New Brunswick) have fiduciary obligations to the corporation. Pursuant to section 79 of the Business Corporations Act (New Brunswick), directors of a New Brunswick corporation are required to act honestly, in good faith and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, each in the best interests of the corporation.

      Under the Delaware General Corporation Law, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the directors reasonably believe to be in the best interests of the stockholders.

Director Liability

      The Business Corporations Act (New Brunswick) does not permit a corporation to limit in any way the liability of its directors for breach of fiduciary duty.

      Delaware law provides that the certificate of incorporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock repurchases, or redemptions or transactions for which the director derived an improper personal benefit.

      Consistent with New Brunswick law (and despite its availability under Delaware law), GSI Delaware’s certificate of incorporation does not include any provision purporting to eliminate or in any way limit the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

Anti-Takeover Provisions and Interested Stockholders

      As noted above, GSI Delaware has expressly elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three (3) year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. See “The Arrangement — Description of GSI Delaware Capital Stock.”

      The Business Corporations Act (New Brunswick) does not contain a provision comparable to Section 203 of the Delaware General Corporation Law with respect to business combinations. However, policies of Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission and Policy Statement Q-27 of the Commission des valeurs mobilières du Québec, contain requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. “Related party” is defined in OSC Rule 61-501 and Policy Statement Q-27 and includes directors, senior officers and holders of at least 10% of the voting securities or of a sufficient number of any securities of the issuer to materially affect control of the issuer.

      OSC Rule 61-501 and Policy Statement Q-27 require more detailed disclosure in the proxy material sent to securityholders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. OSC Rule 61-501 and Policy Statement Q-27 also require that, subject to certain exceptions, an issuer shall not engage in a related party transaction unless minority approval for the related party transaction has been obtained.

      In addition, two-tiered tender offers (whereby an acquirer pays a premium, usually in cash, for a controlling stake in the target and then offers a lower price for the remaining shares) are effectively prohibited by Canadian securities laws, making “fair price” provisions unnecessary.

      Delaware law does not contain a framework similar to that imposed by the Canadian securities regulatory authorities with respect to ensuring that stockholders receive adequate consideration in the context of an attempted takeover. Since, as noted above, GSI Delaware has “opted out” of being governed by Section 203, it has included in its certificate of incorporation a “fair price” provision, referred to in this section as the fair price provision, which prohibits “business combinations” with a “related person”, unless either:

•	the holders of GSI Delaware common stock receive in the business combination either:

-	the same consideration in form and amount per share as the highest consideration paid by the related person in a tender or exchange offer in which the related person acquired at least 50% of the outstanding shares of GSI Delaware common stock and which was consummated not more than one year prior to the business combination or the entering into of a definitive agreement for the business combination; or

-	not less in amount (as to cash) or fair market value (as to non-cash consideration) than the highest price paid or agreed to be paid by the related person for shares of GSI Delaware common stock in any transaction that either resulted in the related person’s beneficially owning 15% or more of the outstanding shares of GSI Delaware common stock, or was effected at a time when the related person beneficially owned 15% or more of the outstanding shares of GSI Delaware common stock, in either case occurring not more than one year prior to the business combination; or

•	the transaction is approved by shares representing a majority of the votes entitled to be cast by the holders of GSI Delaware common stock, excluding all shares beneficially owned by any related person.

Under the fair price provision, a “related person” is any person who beneficially owns 15% or more of the outstanding shares of GSI Delaware common stock or is an affiliate of GSI Delaware and at any time within the preceding two-year period was the beneficial owner of 15% or more of the GSI Delaware common stock outstanding. The relevant “business combinations” covered by the fair price provision are:

•	any merger or consolidation of GSI Delaware or any subsidiary of GSI Delaware with or into a related person or an affiliate of a related person;

•	any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of GSI Delaware to a related person or an affiliate of a related person;

•	reclassifications, recapitalizations and other corporate actions requiring a stockholder vote that have the effect of increasing by more than 1% the proportionate share of GSI Delaware common stock beneficially owned by a related person or an affiliate of a related person; and

•	a dissolution of GSI Delaware voluntarily caused or proposed by a related person or an affiliate of a related person.

Our board of directors, when evaluating any offer of another party to:

•	make a tender offer or exchange for equity securities of GSI Delaware;

•	merge with GSI Delaware; or

•	purchase all or substantially all of the properties and assets of GSI Delaware may give due consideration to the effect of any of the above transactions on constituencies other than GSI Delaware’s stockholders. These other constituencies include employees, suppliers, customers, strategic partners, creditors and others having similar relationships with GSI Delaware.

      Pursuant to the Arrangement, the existing GSI Canada shareholder rights plan will be terminated and GSI Delaware will adopt a new shareholder rights plan that is substantively similar to GSI Canada’s existing shareholder rights plan. In certain circumstances, the treatment accorded to shareholder rights plans differs in the United States and Canada. In the United States, shareholder rights plans are typically challenged before the courts, which generally apply a director’s duty analysis and have shown a willingness to allow such plans to remain in place. In Canada, shareholder rights plans are typically challenged before provincial securities commissions, which can use their public-interest jurisdiction and their power to issue cease-trade orders (the equivalent of an SEC stop order) to frustrate the continued effectiveness of a shareholder rights plan. The Canadian securities commissions have demonstrated a preference for giving a target corporation’s sharehold-

ers the opportunity to decide whether to accept any acquiror’s offer, even one that would not satisfy the requirements for a permitted bid under the terms of the shareholder rights plan. As a result, the Canadian securities commissions will generally only allow a shareholder rights plan to remain in place for a limited period (generally forty-five (45) to sixty (60) days from the announcement of any hostile bid), regardless of its terms, to give the target corporation’s directors time to solicit a better offer. Accordingly, we believe that the proposed GSI Delaware rights plan is less susceptible to being struck down by a United States court than the existing GSI Canada rights plan is to being struck down by the Canadian securities commissions.

      As indicated above, GSI Canada is currently authorized to issue an unlimited number of shares of common stock, while GSI Delaware’s authorized common stock will be limited to 60,000,000 shares. As is currently the case with GSI Canada’s authorized but unissued stock, the existence of shares of authorized but unissued GSI Delaware common stock may also have the effect of discouraging or making more difficult an attempt to gain control of the company. If, for example, in the exercise of its fiduciary obligations the board of directors of GSI Delaware were to determine that a takeover proposal was not in the company’s best interest, the board of directors could authorize the issuance of the authorized but unissued shares of GSI Delaware common stock without stockholder approval. These shares could be issued in one or more transactions for the purpose, or with the result, of making an acquisition by an unwanted suitor of a controlling interest in the company more difficult, time consuming or costly or to otherwise discourage an attempt to acquire control of the company. Of the 60,000,000 shares of GSI Delaware common stock authorized, a total of 44,466,057 shares will be issued or reserved for issuance upon or immediately following the completion of the Arrangement, based on the number of GSI Canada common shares outstanding as of Thursday, May 8, 2003, and 15,533,943 shares of GSI Delaware common stock will not be reserved for any specific use and will be available for future issuance.

DISSENTING SHAREHOLDER RIGHTS

      Section 131 of the Business Corporations Act (New Brunswick) provides shareholders with the right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. The interim order expressly provides registered shareholders with the right to dissent from the special resolution relating to the Arrangement pursuant to section 131 of the Business Corporations Act (New Brunswick) and the plan of arrangement. Any shareholder who dissents from the special resolution relating to the Arrangement in compliance with the interim order and section 131 of the Business Corporations Act (New Brunswick) and the plan of arrangement will be entitled, in the event the Arrangement becomes effective, to be paid by GSI Canada the fair value of the GSI Canada common shares held by such dissenting shareholder determined as of the close of business on the day before the special resolution relating to the Arrangement is approved by securityholders.

      Section 131 of the Business Corporations Act (New Brunswick) provides that a shareholder may only make a claim under that section with respect to all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder’s name. One consequence of this provision is that a shareholder may only exercise the right to dissent under section 131 in respect of GSI Canada common shares which are registered in that shareholder’s name. In many cases, shares beneficially owned by a person are registered either: (a) in the name of an intermediary that the non-registered holder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans, and their nominees); or (b) in the name of a clearing agency (such as The Canadian Exchange Agent for Securities Limited, or CDS) of which the intermediary is a participant. Accordingly, a non-registered holder will not be entitled to exercise the right to dissent under section 131 directly unless the shares are re-registered in the non-registered holder’s name. A non-registered holder who wishes to exercise the right to dissent should immediately contact the intermediary with whom the non-registered holder deals in respect of the shares and either:

•	instruct the intermediary to exercise the right to dissent on the non-registered holder’s behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the shares first be re-registered in the name of the intermediary); or

•	instruct the intermediary to re-register the shares in the name of the non-registered holder, in which case the non-registered holder would have to exercise the right to dissent directly.

      A registered holder of GSI Canada common shares who wishes to dissent in respect of its GSI Canada common shares must provide a written dissent notice to GSI Lumonics Inc., 44 Chipman Hill, Saint John, New Brunswick E2L 4S6, before 5:00 p.m. (ADT), or 4:00 p.m. (EDT)) on Friday, June 20, 2003. It is important that shareholders strictly comply with this requirement, which is different from the statutory dissent provisions of the Business Corporations Act (New Brunswick) and which would permit a dissent notice to be provided at or prior to the meeting.

      The filing of a dissent notice does not deprive a registered shareholder of the right to vote at the meeting; however, the Business Corporations Act (New Brunswick) provides, in effect, that a registered shareholder who has submitted a dissent notice and who votes in favor of the Arrangement will no longer be considered a dissenting shareholder with respect to that class of shares voted in favor of the Arrangement. The Business Corporations Act (New Brunswick) does not provide, and GSI Canada will not assume, that a vote against the Arrangement or an abstention constitutes a dissent notice but a registered shareholder need not vote his or her GSI Canada common shares against the Arrangement in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Arrangement does not constitute a dissent notice; however, any proxy granted by a registered shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the Arrangement, should be validly revoked in order to prevent the proxy holder from voting such GSI Canada common shares in favor of the Arrangement and thereby cause the registered shareholder to forfeit his or her right to dissent.

      GSI Canada is required, within ten (10) days after the securityholders adopt the special resolution relating to the Arrangement, to notify each dissenting shareholder that the same has been approved. Such notice is not required to be sent to any shareholder who voted for the Arrangement or who has withdrawn his or her dissent notice.

      A dissenting shareholder who has not withdrawn his or her dissent notice must then, within twenty (20) days after receipt of notice that the Arrangement has been approved or, if the dissenting shareholder does not receive such notice, within twenty (20) days after he or she learns that the Arrangement has been approved, send to GSI Canada a written notice containing his or her name and address, the number of GSI Canada common shares in respect of which he or she dissents, and a demand for payment of the fair value of such GSI Canada common shares. Within thirty (30) days after sending a demand for payment, the dissenting shareholder must send to GSI Canada the certificate(s) representing the GSI Canada common shares in respect of which he or she dissents. A dissenting shareholder who fails to send certificate(s) representing the GSI Canada common shares in respect of which he or she dissents forfeits his or her right to dissent. Computershare Trust Company of Canada will endorse on any share certificate(s) received from a dissenting shareholder a notice that the holder is a dissenting shareholder and will forthwith return the share certificates to the dissenting shareholder. After sending a demand for payment, a dissenting shareholder ceases to have any rights as a holder of the GSI Canada common shares in respect of which the shareholder has dissented other than the right to be paid the fair value of such shares as determined under section 131, unless:

•	the dissenting shareholder withdraws the demand for payment before GSI Canada makes a written offer to pay;

•	GSI Canada fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws his or her demand for payment; or

•	the directors of GSI Canada choose not to pursue the Arrangement, despite its approval by securityholders,

in all of which cases the dissenting shareholder’s rights as a shareholder are reinstated and such shares shall be subject to the Arrangement if it has been completed.

      In addition, pursuant to the plan of arrangement, registered shareholders who duly exercise such right of dissent and who:

•	are ultimately determined to be entitled to be paid fair value for their GSI Canada common shares shall be deemed to have transferred their GSI Canada common shares to GSI Canada immediately prior to the effective time of the Arrangement, and such GSI Canada common shares shall be cancelled as of the effective time of the Arrangement; or

•	are ultimately not entitled, for any reason, to be paid fair value for their GSI Canada common shares, shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting and non-electing holder of GSI Canada common shares, and shall receive shares of GSI Delaware common stock in accordance with the plan of arrangement.

      GSI Canada is required, not later than fourteen (14) days after the later of the effective date of the Arrangement and the date on which GSI Canada received the demand for payment of a dissenting shareholder, to send to each dissenting shareholder who has sent a demand for payment, an offer to pay for his or her GSI Canada common shares in an amount considered by GSI Canada’s board of directors to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be on the same terms. GSI Canada must pay for the GSI Canada common shares of a dissenting shareholder within ten (10) days after an offer to pay has been accepted by a dissenting shareholder, but any such offer lapses if GSI Canada does not receive an acceptance thereof within thirty (30) days after the offer to pay has been made.

      If GSI Canada fails to make an offer to pay for a dissenting shareholder’s GSI Canada common shares, or if a dissenting shareholder fails to accept an offer which has been made, GSI Canada may, within fifty (50) days after the effective date of the Arrangement or within such further period as a court may allow, apply to a court to fix a fair value of the GSI Canada common shares of dissenting shareholders. If GSI Canada fails to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of twenty (20) days or within such further period as a court may allow. A dissenting shareholder is not required to give security for costs in such an application. An application to the court by GSI Canada must be to The Court of Queen’s Bench of New Brunswick and an application to the court by a dissenting shareholder must also be to The Court of Queen’s Bench of New Brunswick.

      Upon an application to the court, all dissenting shareholders whose GSI Canada common shares have not been purchased by GSI Canada will be joined as parties and bound by the decision of the court, and GSI Canada will be required to notify each affected dissenting shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to the court, the court may determine whether any person is a dissenting shareholder who should be joined as a party, and the court will then fix a fair value for the GSI Canada common shares of all dissenting shareholders. The final order of the court will be rendered against GSI Canada in favor of each dissenting shareholder and for the amount of the fair value of his or her GSI Canada common shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the effective date of the Arrangement until the date of payment.

      The foregoing is only a summary of the dissenting shareholder provisions of the Business Corporations Act (New Brunswick) and the plan of arrangement, which are technical and complex. A complete copy of section 131 of the Business Corporations Act (New Brunswick) is attached to this document as Appendix I. It is recommended that any shareholder wishing to avail himself, herself or itself of his, her or its dissent rights under those provisions seek legal advice as failure to comply strictly with the provisions of the Business Corporations Act (New Brunswick) and the plan of arrangement may prejudice the right of dissent.

THE BUSINESS OF THE COMPANY

Business of GSI Canada

     Overview

      We design, develop, manufacture and market components, lasers and laser-based advanced manufacturing systems as enabling tools for a wide range of applications. Our products allow customers to meet demanding manufacturing specifications, including device complexity and miniaturization, as well as advances in materials and process technology. Major markets for our products include the medical, automotive, semiconductor and electronics industries. In addition, we sell our products and services to other markets such as light industrial and aerospace.

     Corporate History

      GSI Lumonics Inc., a New Brunswick corporation, is the product of a merger of equals between General Scanning, Inc. and Lumonics Inc. that was completed on March 22, 1999. Our shares trade on The NASDAQ Stock Market® under the symbol GSLI and on the Toronto Stock Exchange under the symbol LSI. Immediately following the merger, the General Scanning shareholders and the Lumonics shareholders each, as a group, owned approximately half of the combined company’s common shares.

      General Scanning, Inc. was incorporated in 1968 in Massachusetts. In its early years, General Scanning developed, manufactured and sold components and subsystems for high-speed micro positioning of laser beams. Starting in 1989, General Scanning began manufacturing complete laser-based advanced manufacturing systems for the semiconductor and electronics markets.

      Lumonics Inc., incorporated in 1970 under the laws of the Province of Ontario, Canada, initially produced lasers for scientific and research applications. By the 1980s, the company was developing, manufacturing and selling laser-based, advanced manufacturing systems for electronics, semiconductor, and general industrial applications.

      During the past two years, we have consolidated facilities and operations with the purpose of more tightly focusing activities on our three major business segments: Components, Lasers, and Laser Systems. We manage the company within these three major business segments. All of these segments share some common characteristics and incorporate similar core technologies and competencies. There are important distinguishing factors, however, such as products and services, distribution channels, customers, production processes and operational economics, that we believe require different perspectives.

      Components Group. The company’s component products are designed and manufactured at our facilities in Billerica, Massachusetts, Nepean, Ontario and Moorpark, California and are sold directly, or, in some territories, through distributors, to original equipment manufacturers, or OEMs. Products include optical scanners and subsystems used by OEMs for applications in materials processing, test and measurement, alignment, inspection, displays, imaging, graphics, vision, rapid prototyping, and medical use such as dermatology and ophthalmology. The Components Group also manufactures printers for certain medical end products such as defibrillators, patient care monitors and cardiac pacemaker programmers, as well as film imaging subsystems for use in CAT scans and magnetic resonance imaging systems. Under the trade name, WavePrecision, we also manufacture precision optics supplied to OEM customers for applications in aerospace and semiconductor. Typical selling prices for Components products range from $200 to $4,000. Major markets are medical, semiconductor, and electronics, light industrial and aerospace.

      Laser Group. The company designs and manufactures a wide range of lasers at our Rugby, United Kingdom facility for sale in the merchant market to end-users, OEMs and systems integrators. We also use some of these products in the company’s own laser systems. The Laser Group also derives significant revenues from providing parts and technical support for lasers in its installed base at customer locations. These lasers are primarily used in material processing applications (cutting, welding and drilling) in light automotive, electronics, aerospace, medical and light industrial markets. The lasers are sold worldwide directly in North America and Europe, and through distributors in Japan, Asia Pacific and China. Sumitomo Heavy Industries

(a significant shareholder of the company) is our distributor in Japan. Specifically, our pulsed and continuous wave Nd:YAG lasers are used in a variety of medical, light automotive and industrial settings. Typical selling prices for lasers range from $40,000 to $180,000.

      Laser Systems Group. The company’s laser systems are designed and manufactured at our Wilmington, Massachusetts facility and are sold directly, or, in some territories, through distributors, to end users, usually semiconductor integrated device manufacturers and electronic component and assembly manufacturers. The Laser Systems Group also derives significant revenues from servicing systems in its installed base at customer locations. System applications include laser repair to improve yields in the production of dynamic random access memory chips, or DRAMs, permanent marking systems for silicon wafers and individual dies for traceability and quality control, circuit processing systems for linear and mixed signal devices, as well as for certain passive electronic components, and printed circuit boards manufacturing systems for via hole drilling, solder paste inspection and component placement inspection. Typical selling prices for such laser systems range from $100,000 to $1.5 million.

     Industry Overview

      Lasers are generally used in a growing number of applications in industries, such as medical, automotive, consumer products and aerospace, as well as in semiconductor and electronics industries. In the long term, subject to market cycles, we expect capital equipment expenditures for laser processing to increase as the result of the advantages offered by lasers over other more traditional technologies. First, the laser is an enabling technology, which allows processing of materials for applications not otherwise possible, such as hermetically sealing implantable defibrillators. In many cases the laser affords higher speed, greater throughput and increased flexibility.

      We see the principal market drivers for our businesses to be:

•	advances in materials and process technology that are creating new opportunities for laser processing as the enabling technology;

•	the continuing development of medical devices, automotive components, consumer products, semiconductor, and electronic components that require new manufacturing technology; and

•	the replacement of older, less flexible mechanical and electrical manufacturing tools by laser technology.

      Components Group. The Components Group benefits from having a broad product portfolio serving many different markets and customers. This has enabled sales to be less cyclical than the overall laser equipment market. The scanning components and multi-axis scan heads service many varied laser OEM applications. Strategies Unlimited, a research unit of PennWell, has forecasted that these laser equipment market applications (medical, material processing and instrumentation) are projected to increase for 2003 by 5% to 12% over 2002 levels. Our printer products service the critical care medical equipment market. Most medical OEM programs run multiple years and help maintain stability of this product line. Our precision optics products are used by OEMs in aerospace and semiconductor industries. Sales of precision optics to telecommunication applications fell significantly in 2001 and 2002 due to overcapacity in that industry resulting from over-investment in telecom infrastructure in prior years.

      The Components business benefits from being less cyclical, primarily by serving several diverse markets, and as well as lower operating costs for distribution and product support required by OEM customers.

      Laser Group. Although the overall laser market is growing, the rate varies according to laser type, end user industry and geography. For individual sub-segments, growth projections range from single digits to midteens. For our served market sectors, we project overall market growth in 2003 of about 5%. Additionally, we expect our recently introduced new products in the third quarter of 2002 will improve our penetration into new and existing customers.

      The laser market we serve is expanding in line with the growth of overall industrial capital equipment. Our broad range of customers reduces the cyclical impact of individual industry cycles. Major markets served include automotive components, electronics, aerospace, medical and light industrial.

      We have seen increased activity recently in areas such as Japan, Asia-Pacific and China. Developing infrastructure in China for economic growth is leading to increased demand for lasers as new manufacturing businesses are created.

      Laser Systems Group. Our laser systems are sold primarily into the semiconductor and electronic markets. The semiconductor and electronics industries are characterized by ever increasing demands on throughput, reduced device size and increased device complexity, performance, traceability and quality. Semiconductor and electronic devices are used in a variety of products including electronics, consumer products, personal computers, communications products, appliances and medical instruments.

      These markets have historically been subject to economic fluctuations due to the substantial capital investment required in those industries. In the past, this has led to significant short-term over- or under-capacity. The current downturn in demand, which began in mid 2001, for capital equipment in our major markets is due to the downturn in general economic conditions, combined with our customers’ current excess of manufacturing capacity and their customers’ excess inventories of components. Historically, when the economy improves, excess inventories are consumed and excess capacity is absorbed, eventually leading to renewed orders for capital equipment.

      During the current business down cycle, both the semiconductor and electronics industries have undergone significant restructuring which may affect the historical cycle. Four major factors have combined to radically alter both industries:

•	the number of producers in each has reduced;

•	absence of capacity increases;

•	equipment throughput has increased; and

•	pressure for lower prices due to more competition.

      The number of active producers of DRAM’s has declined in the past three years due to consolidation caused by the economics of the marketplace. In Japan alone, which led the world in DRAM production through the last business cycle, the number of manufacturers has declined from six to one. Presently, after the consolidations, the capacity utilization in the industry is still low. Similarly, the electronics manufacturing services sector has consolidated with excess capacity. As a result, capital equipment purchasing in the industries has declined dramatically since 2000 due to this overcapacity situation.

      Currently, equipment is procured primarily for technology changeover, as opposed to increasing capacity. In the past, upcycles were fueled by additions of capacity to meet increased demand for chips. The absence of demand for more capacity in semiconductors is due, in large part, to the saturation in the end markets for products such as computers, mobile telephones and other wireless devices. Production of printed circuit boards is similarly affected.

      Equipment now being provided has higher throughput at relatively the same or lower price than the prior generation. Further, the transition from 200 millimeter to 300 millimeter wafers in the production of DRAM’s produces twice as many chips on a single wafer. Combined, these two factors reduce the number of systems required and, hence, the overall available market.

      Based on these factors, we have not been planning for a strong recovery in this business sector, but have restructured our Laser Systems business to become profitable at a lower revenue level and continue to focus on new technology and applications to improve opportunities for growth and profitability.

     Corporate Strategy

      We believe our product lines are complementary and share the same underlying core competencies. Broadly, our strategy is to exploit our expertise in precision control of laser power and micro-positioning, in optimizing laser/material interaction and in developing new lasers for high precision processing. Accordingly, the key elements of our overall corporate strategy include:

•	invest in laser-based technologies, products and capabilities which position us as one of the leading companies in markets that offer strong profitable growth opportunities;

•	increase market penetration through expanded product offerings of the Components and Laser businesses;

•	explore opportunities in emerging markets and industries that would benefit from our technology;

•	continue to develop new laser systems for our leading customers; and

•	acquire complementary products and technologies.

      Consistent with our strategy, in 1999-2001 we divested certain product lines that were not strategic, thereby allowing us to redirect resources to opportunities in our strategic markets.

      In 2002, we took specific actions to strengthen our position in each of our three business segments.

      Components Group. We increased market share in medical printing products with a design win with a major medical device OEM. We re-designed and introduced, in concert with a leading OEM, our GMAX multi-axis scan head. We also developed and commenced implementation of a new strategy to leverage our engineering developments in laser systems by introducing to the OEM market some of the key modules of our Laser Systems business. We have redirected our precision optics business away from its primary focus in telecommunications into new opportunities in laser, scientific, aerospace and other opportunities for custom optics.

      Laser Group. We focused our activity into a number of market segments where the clear benefits of laser processing match with the segments’ attributes of process speed, consistency, cost of application and value added by the laser process. We have developed a number of new products, which offer competitive price and processing performance in current and near future industrial markets. Our lasers produce high quality, repeatable cuts, welds or holes in products where laser processing is the key value-adding step. We released four new models of our continuous wave JK Series lasers which feature our patented super-modulation capability, which allows for dramatically improved processing at reduced power levels while reducing heat input and operating costs by giving process engineers control of key factors. In addition, four JK700TR pulsed lasers were introduced into the market in the fourth quarter of 2002.

      We work extensively with major customers to qualify our products into their production processes. Combining this with our service, technical and spares support ensures a longer-term business partnership with our customers.

      Laser Systems Group. We became a qualified vendor at six major DRAM manufacturers for the M430, our new technology platform for memory yield enhancement, which was introduced in the latter part of 2001. We completed the 300 millimeter SECS GEM (Semiconductor Equipment Communication Standard Generic Equipment Model) factory automation interface for wafer and die marking products, and we are in alpha test for memory yield improvement. We introduced the CSP 300, the industry’s first production system for die marking chip-scale packages, or CSP, on 300 millimeter wafers. Marking of CSPs is critical for both manufacturing process traceability and product identification. We believe the use of CSPs, which are small (down to sub-1mm in size), packageless IC devices, in next-generation end-user products, such as smart phones and advanced PDAs, is expected to grow as functionality increases and product form factors shrink in size. We also released the TrimSmart EP1000 laser trimmer for adjusting embedded passive components within the inner layers of multi-layer PCBs. This process change is in the early stages of development by leading-edge manufacturers of PCBs. This will allow for greater functionality to be attained within a smaller PCB size — a key market driver for the next-generation of personal, portable electronic devices.

     Products and Services

      Our revenues in 2002 were derived from the following business segments, in millions of US dollars:

Segment	Revenue

Components group	$70.5
Laser group	23.7
Laser systems group	65.9
Other and intra-segment eliminations	(1.0)

Total	$159.1

Components Group

      Scanning Components and Subsystems. We produce optical scanners and scanner subsystems, which include optics, software and control systems. These are used by the company in some of its laser systems and by our customers in a variety of applications including materials processing, test and measurement, alignment, inspection, displays, imaging, graphics, vision, rapid prototyping, and medical applications such as dermatology and ophthalmology.

      Printer Products. We produce a variety of printing products, primarily for medical applications. These printers are used in end products such as defibrillators, patient care monitors, and cardiac pacemaker programmers. They provide a permanent record of a patient’s condition during critical medical care.

      Film Imaging Systems. We produce laser imaging and digitizing subsystems to process data sets from computer-assisted tomography, magnetic resonance imaging or nuclear medicine equipment. This application of lasers for imaging directly on film requires precise micro-positioning for pixel placement and adjustable contrast range. This process replaces traditional chemical development of photographic films.

      Precision Optical Components. Our specialty and precision optical components are sold under the trade name WavePrecision. We specialize in complex, tight tolerance optical components and subassemblies for aerospace and semiconductor. Unique product features include polishing to sub-nanometer tolerances and proprietary coating techniques.

Laser Group

      We manufacture lasers for the light automotive, electronics, aerospace, medical and light industrial markets for advanced manufacturing applications. Our lasers can be controlled and directed with precision and used in a wide spectrum of applications. Lasers offer lower production costs, fast solutions and flexibility on the production line. Our JK Series laser systems incorporate advanced solid-state laser technology to produce efficient, reliable, dependable and accurate production systems. These systems operate at uniform energy density, offer improved process efficiency and require less energy. These systems use our patented power supply, allowing a wide range of applications, including drilling cooling holes in jet engine turbo fans. They also permit high speed, repetitive processing which maximizes production rates. Our JK Series can be readily linked with robotics systems to provide manufacturers with a flexible production tool.

      JK Series continuous wave Nd:YAG lasers. We produce a range of 400W-2000W average power continuous wave Nd:YAG lasers for welding, cutting, and drilling. Applications range from high speed welding of fuel injectors and sensors to cutting car and truck chassis members.

      Pulsed Nd:YAG lasers. We produce a range of 50W-100W pulsed Nd:YAG spot and seam welding lasers and the JK Series of pulsed Nd:YAG lasers for welding, cutting, and drilling in the 150W to 600W range. Applications include disc drives, cardiac pacemakers and mobile telephone batteries.

      Sigma Series Nd:YLF. We produce a range of continuous wave lasers up to 7W for silicon processing and electronic PCB manufacturing applications.

      Excimer Lasers for materials processing. We produce high repetition rate and high energy industrial Excimer lasers with power ranges from 10W-80W with integrated cryogenic gas processing for extended gas lifetimes. Applications include marking, remote sensing, surface structuring and polymer processing.

      CO2 Lasers for marking and coding. We produce a laser marking/ coding system in addition to a 45-75W range of pulsed CO2 lasers for high precision machining of non-metallic workpieces and a 200W high power pulsed CO2 laser for large area ablative machining.

Laser Systems Group

      Our laser systems are used in several production process steps within the semiconductor industry and in the production of electronic components and assemblies.

      Laser Trim and Test Systems. These systems enable production of electronic circuits by precisely tuning, with a laser, the performance of linear and mixed signal devices. Tuning is accomplished by adjusting various component parameters with selective laser cuts, while the circuit is under test, thereby achieving the desired electrical performance. These systems combine material handling, test stimulus, temperature control and laser trim subsystems to form turnkey production process packages. Applications include power management, data conversion, sensors, RF, precision analog devices used in the mobile communication market, as well as automotive electronics.

      Permanent Marking Systems. We provide products to support the product marking requirements of the semiconductor industry. WaferMark laser systems are used for the marking of silicon wafers at the front end of the semiconductor manufacturing process, aiding process control and device traceability. These systems incorporate advanced robotics and proprietary Super SoftMark process control technology to provide debris free marking of high-density silicon wafers along automated production lines. We also supply systems for marking the individual dies on wafers. Our automated wafer marking system supports individual bare die traceability marks. The system incorporates a tightly coupled vision system for automated wafer identification and mark alignment on each die. Complete system operation is managed with software for intuitive process monitoring and automated wafer map downloading through a single graphical user interface. Our systems are used in the silicon foundry, the wafer fab and in the back-end die marking process.

      Memory Repair Systems. DRAMs are critical components in the active memory portion of computers and a broad range of other digital electronic products. First-pass manufacturing yields are typically low at the start of production of a new generation of higher capacity memory devices. Laser processing is used to raise production yields to acceptable economic levels. Our memory repair laser systems allow semiconductor manufacturers to effectively disconnect defective or redundant circuits in a memory chip with accurately positioned and power modulated laser pulses. Shrinking DRAM die-density to tight circuit pitches below two microns requires systems, such as ours, to operate with exceptional accuracy of less than 0.2 micron while processing at a rate of 30,000 circuits per second. As a point of reference, the diameter of a human hair is greater than 100 microns.

      The producers of electronic components and assemblies, particularly surface mount technology assemblies, have a number of our laser systems available to support their process requirements. Features of these systems include precision laser spot size, laser power control, high-speed parts handling, and applications adaptability.

      Our laser systems are used in various process steps in the production of printed circuit boards and flex circuits.

      Via drilling. Our DrillStar products, which are capable of drilling micro vias at very high speeds in every type of material commonly used for printed circuit board fabrication, supports the miniaturization trend within the industry.

      Surface Mount Measurement Systems. Our surface mount measurement products are also used in the manufacture of printed circuit board assemblies. In the manufacture process, surface-mount solder, in paste form, is stenciled onto the circuit board with a screen printer, and components are then placed in their respective positions on the board by automated equipment. Our systems use our patented three-dimensional scanning laser data acquisition technology to inspect either solder paste depositions or component placement accuracy.

      Thick Film Laser Processing Systems. Our laser systems are used in the production of thick film resistive components for surface mount technology electronic circuits, known as chip resistors, as well as more general-purpose hybrid thick film electronic circuits. These systems optimize the operating parameters of RF devices, sensors, resistor networks and other devices.

Customers

      Many of our customers are among the largest global participants in their industries. Many of our customers participate in several market segments. During 2002, our largest customer accounted for 8.5% of our total sales and our top 28 customers accounted for 50% of our total sales. During 2001, our largest customer accounted for 6% of our total sales and the top 36 customers accounted for 50% of our total sales. The increase in concentration from 2001 to 2002 is due in part to the decline in sales volume in the end-user systems business relative to the OEM based components business.

Marketing, Sales and Distribution

      We believe that our marketing, sales and customer support organizations are important to our long-term growth and give us the ability to respond rapidly to the needs of our customers. Our product line managers have worldwide responsibility for determining product strategy based on their knowledge of the industry, customer requirements and product performance. These managers have direct contact with customers and, working with the sales and customer service organizations, develop and implement strategic and tactical plans aimed at serving the needs of existing customers as well as identifying new opportunities based on the market’s medium-to-long term requirements.

      Components are sold worldwide, mostly through direct sales, as well as through distributors to OEMs. There are direct application engineering centers located in Billerica, Massachusetts, Munich, Germany and Tokyo, Japan to support pre- and post-sales of our products. The Components Group does not field service/ repair its products, but relies, instead, on return-and-repair, given the relatively small physical size of the products sold and fundamental nature of the products.

      Lasers are sold worldwide, either directly or through distributors to end-users, OEMs and systems integrators in North America and Europe, and through distributors in Japan, Asia-Pacific and China. Sumitomo Heavy Industries (a significant shareholder of the company) is our distributor in Japan. Our worldwide network of integrators are also an active sales channel offering complete turn key solutions to customers demanding single point responsibility. Significant revenues are derived from providing parts and technical support for lasers in our installed base.

      Laser Systems are sold directly, or, in some territories, through distributors, to end users, usually semiconductor integrated device manufacturers and electronic component and assembly manufacturers. Our worldwide advanced manufacturing systems sales activities are directed from the product business unit sites in North America, Europe, Japan and Asia Pacific. Field offices are located close to key customers’ manufacturing sites to maximize sales and support effectiveness. Significant revenues are provided from servicing systems in our installed base at customer locations. In Europe, we maintain offices in the United Kingdom, Germany, France and Italy, and in the Asia-Pacific region, in Hong Kong, Japan, Korea, Malaysia, the Philippines, Singapore and Taiwan.

Competition

      We face substantial competition in each of our markets from both established competitors and potential new market entrants. Significant competitive factors include product functionality, performance, size, flexibility, price, market presence, customer satisfaction, customer support capabilities, breadth of product line, technology and intellectual property. We believe that we compete favorably on the basis of each of these factors. Competition for our products is concentrated in certain markets and fragmented in others.

      We expect our competitors to continue to improve the design and performance of their products. There is a risk that our competitors will develop enhancements to, or future generations of, competitive products that will offer superior price or performance features, or that new processes or technologies will emerge that render our products less competitive or obsolete. Increased competitive pressure could lead to lower prices for our products, adversely affecting our sales and profitability.

      Components Group. In component markets, we compete primarily with Cambridge Technology, Inc., a unit of Excel Technology, in scanning components, and Scanlabs, Gmbh for scanning subsystems. Most of our competition for printer products comes from make/buy decisions by the medical OEMs. Competition in precision optics is rather fragmented among numerous suppliers.

      Laser Group. In the laser markets which we serve, we compete primarily with Trumpf-Haas, Rofin-Sinar, NEC, Coherent, Spectra Physics, LambdaPhysik, Unitek-Miyachi and Lasag.

      Laser Systems Group. In laser-based processing systems for the semiconductor and electronics markets, we compete primarily with companies such as NEC, Electro Scientific Industries, Hitachi, Rofin-Sinar, EO Technics, CyberOptics and Innolas.

Manufacturing

      We perform internally those manufacturing functions that enable us to add value and to maintain control over critical portions of the production process. To the extent practical, we outsource other portions of the production process. During the last year, we continued to redirect attention from the management of internal production processes to the management of supplier quality and production. The retained internal activity is focused on module integration and testing, with particular emphasis on our customers’ applications. We believe we achieve a number of competitive advantages from this integration, including the ability to achieve lower costs and higher quality, bring new products and product enhancements more quickly and reliably to market, and produce sophisticated component parts not available from other sources.

      We manufacture our Components at facilities in Billerica, Massachusetts, Nepean, Ontario and Moorpark, California, our Lasers in Rugby, United Kingdom and Laser Systems in Wilmington, Massachusetts. Each of our manufacturing facilities has co-located manufacturing, manufacturing engineering, marketing and product design personnel. We believe that this organizational proximity greatly accelerates development and entry into production of new products and aids economical manufacturing. Most of our products are manufactured under ISO 9001 certification.

      We are subject to a variety of governmental regulations related to the discharge or disposal of toxic, volatile, or otherwise hazardous chemicals used on our premises. We believe we are in material compliance with these regulations and have obtained all necessary environmental permits to conduct our business.

Research and Development

      We continue to make a strong commitment to research and development for core technology programs directed at creating new products, product enhancements and new applications for existing products, as well as funding research into future market opportunities. Each of the markets we serve is generally characterized by rapid technological change and product innovation. We believe that continued timely development of new products and product enhancements to serve both existing and new markets is necessary to remain competitive.

      We carry out our research and development activities at the manufacturing locations cited above. We also maintain links with leading industrial, government and university research laboratories worldwide. We work closely with customers and institutions to develop new or extended applications of our technology.

      We maintain significant expertise and continue to advance our capabilities in the core technologies listed below.

Components Group

      Optical Components: high precision servomechanisms and optical scanners, typically associated with a broad spectrum of laser systems.

      Precision Subsystems: OEM laser and thermal imaging subsystems for medical and industrial applications.

      Precision Optics: design and manufacturing process capability for production of laser quality lenses, mirrors of high dynamic rigidity, high performance mirrors and lens coatings.

Laser Group

      Lasers: both gas and solid-state, designed to produce efficient, reliable and accurate lasers in a broad range of configurations for material processing applications.

      Laser Beam Deliveries: design and manufacture of fiber optic beam deliveries and focus heads for integration into complex manufacturing systems either by integrators or end-users.

      Laser Control Software and Systems Interfaces: development of laser control systems and interfaces for integrating our lasers into customers manufacturing systems.

Laser Systems Group

      Electronics: design of wide bandwidth power amplifiers and high signal-to-noise ratio and low thermal drift signal detection circuits; design and manufacture of analog servo controllers with low electromagnetic interference circuitry.

      Software: development of real-time control of servomechanisms, process system control and machine interfaces.

      Inspection: design of non-contact measurement probes, systems and related software.

      Systems Design and Integration: creation of highly efficient and effective application-specific manufacturing solutions typically based on lasers and their interaction with materials including integration with robotics systems.

Sources of Supply

      We depend on limited source suppliers that could cause substantial manufacturing delays and additional cost if a disruption of supply occurs. We obtain some components from a single source. We also rely on a limited number of independent contractors to manufacture subassemblies for some of our products. If suppliers or subcontractors experience difficulties that result in a reduction or interruption in supply to us, or fail to meet any of our manufacturing requirements, our business would be harmed until we are able to secure alternative sources. These components and manufacturing services may not continue to be available to us at favorable prices, if at all.

      Components Group. We manufacture some of our own machined parts. We purchase fully-functional electronics as well as certain key components, such as laser diodes, from external sources.

      Laser Group. We design and assemble our lasers. Supply of our proprietary parts comes from both internal sources, as well as a network of specialist, qualified suppliers predominantly located in North America and the United Kingdom. We purchase certain critical parts from single sources to ensure quality and consistency.

      Laser Systems Group. We purchase certain major subsystems, such as lasers, motion stages, certain vision systems, fully-functional electronics and frames and racks, from the merchant market. Our optics components are sourced both internally by manufacture and externally by purchase in the merchant market. In some cases, upper level assemblies and, in some cases, entire systems are outsourced to Electronic Manufacturing Services companies.

Patents and Intellectual Property

      Our intellectual property includes copyrights, patents, proprietary software, technical know-how and expertise, designs, process techniques and inventions. As of December 31, 2002, we held 113 United States and 73 foreign patents; in addition, applications are pending for 59 United States and 122 foreign patents. We have also obtained licenses under a number of patents in the United States and foreign countries and may require licenses under additional patents. There can be no assurance as to the degree of protection offered by these patents or as to the likelihood that patents will be issued for pending applications.

      We also rely on a combination of copyrights and trade secret laws and restrictions on access to protect our trade secrets and proprietary rights. We routinely enter into confidentiality agreements with our employees and consultants. There is a risk that these agreements will not provide meaningful protection of our proprietary information in the event of misappropriation or disclosure.

Human Resources

      At December 31, 2002, we had 793 employees in the following areas:

	Number of
	employees	Percentage

Production and operations	316	40%
Customer service	154	19%
Sales, marketing and distribution	119	15%
Research and development	102	13%
Administration	102	13%

Total	793	100%

      The loss of key personnel could negatively impact our operations. Our business and future operating results depend in part upon our ability to attract and retain qualified management, technical, sales and support personnel for our operations on a worldwide basis. Competition for qualified personnel is intense, and we cannot guarantee that we will be able to continue to attract and retain qualified personnel. Our operations could be negatively affected if we lose key executives or employees or are unable to attract and retain skilled executives and employees as needed.

Government Regulation

      We are subject to the laser radiation safety regulations of the Radiation Control for Health and Safety Act administered by the National Center for Devices and Radiological Health, a branch of the United States Food and Drug Administration. Among other things, these regulations require a laser manufacturer to file new product and annual reports, to maintain quality control and sales records, to perform product testing, to distribute appropriate operating manuals, to incorporate design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes (based on the level of radiation from the laser that is accessible to users). Various warning labels must be affixed and certain protective devices installed depending on the class of product. The National Center for Devices and Radiological Health is empowered to seek fines and other remedies for violations of the regulatory requirements. We are subject to similar regulatory oversight, including comparable enforcement remedies, in the European markets we serve.

Other

      Information concerning product lines, backlog, working capital and research and development expenses may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” Information about geographic segments may be found in note 14 to the financial statements, which are attached as Appendix F to this proxy circular-prospectus.

Properties

      The principal owned and leased properties of GSI Canada and its subsidiaries are listed in the table below.

		Current	Approximate
Location	Principal Use	Segment	Square Feet	Owned/Leased

Facilities Used in Current Operations
Billerica, Massachusetts, USA	Manufacturing, R&D, Marketing, Sales, Corporate	1,4	90,000 (two sites)	Leased; one expires in 2008 with two 5-year renewal options; one expires in 2006
Ottawa (Nepean), Ontario, Canada	Manufacturing, R&D, Marketing, Sales	1	24,000	Owned
Moorpark, California, USA	Manufacturing, R&D, Marketing, Sales	1	49,000 (three sites)	Leased; two leases expire in 2005 with one 5-year renewal option; one lease expires in 2004
Rugby, United Kingdom	Manufacturing, R&D, Marketing, Sales	2	113,000	Owned; approximately 10% of the space is subleased through 2012
Wilmington, Massachusetts, USA	Manufacturing, R&D, Marketing, Sales	3	78,000	Leased; expires in 2007 with two 5-year renewal options
Farmington Hills, Michigan, USA	Partially occupied by Customer Support and Sales	2,3	56,000	Leased; expires in 2003 with three 1-year renewal options
Munich, Germany	Partially occupied Customer Support, Logistics, Sales and Applications Engineering	1,2,3	29,000	Leased; expires in 2013 with option to renew
Excess or Unoccupied Facilities
Ottawa (Kanata), Ontario, Canada	Currently unoccupied and offered for sale	4	75,000	Owned
Ottawa (Nepean), Ontario, Canada	Currently unoccupied and offered for sale	4	17,000	Owned; sale agreement signed in March 2003
Ottawa (Nepean), Ontario, Canada	Subleased effective March 2002	4	10,000	Leased; expires in 2006
Maple Grove, Minnesota, USA	Currently unoccupied	4	104,000	Leased; expires in 2003 with three 1-year renewal options

The facilities house the segments as indicated by the numbers below. Facilities are not dedicated to just one segment:

1 — Components Group
2 — Laser Group
3 — Laser Systems Group
4 — Corporate

      Additional sales, service and logistics sites are located in France, Italy, Hong Kong, Japan, Korea, Malaysia, the Philippines, Singapore, Taiwan and Shanghai. These additional offices are in leased facilities occupying approximately 26,000 square feet in the aggregate. We reduced the amount of space occupied by these worldwide sales, service and logistic sites from 44,000 square feet at the end of 2001.

      Because of the exit activities described in note 11 to the consolidated financial statements during fiscal 2002, we no longer operate out of our former sites in Kanata, Ontario and one of our sites in Nepean, Ontario.

      We believe the productive capacity of the remaining facilities to be both suitable and adequate for the requirements of our business.

Legal Proceedings

      Electro Scientific Industries, Inc. v. GSI Lumonics Inc. et al. On March 16, 2000, Electro Scientific Industries, Inc. filed an action for patent infringement in the United States District Court for the Central District of California against the company and Dynamic Details Inc., an unrelated party that is one of the company’s customers. Electro Scientific alleged that the company offered to sell and import into the United States the GS-600 high speed laser drilling system and that Dynamic Details possessed and used a GS-600 System. It further alleged that Dynamic Details’ use of the GS-600 laser system infringed Electro Scientific’s United States patent 5,847,960 and that the company had actively induced the infringement of, and contributorily infringed, the patent. Electro Scientific sought an injunction, unspecified damages, trebling of those damages, and attorney fees. GSI Canada indemnified Dynamic Details with respect to these allegations. On August 14, 2001, the United States District Court for the Central District of California granted the company’s motion for summary judgment of non-infringement and denied Electro Scientific’s motion for summary judgment of infringement. In the ruling, the court concluded that the GS-600 system did not literally infringe the asserted claims of the alleged Electro Scientific patent, nor did it infringe under the doctrine of equivalents. On September 7, 2001, Electro Scientific appealed the District Court’s decision on the summary judgment motions and oral arguments were heard on May 7, 2002. On October 7, 2002, the Court of Appeals vacated the summary judgment ruling of non-infringement of the District Court and remanded the matter back to the District Court for additional claim construction. In November 2002, the company reached an agreement with Electro Scientific Industries Inc. and Dynamic Details pursuant to which the case was dismissed without prejudice. In connection with the agreement, the company paid Electro Scientific Industries an amount that was not material to the company’s results of operations or financial position.

      Other. As the company has disclosed since 1994, a party has commenced legal proceedings in the United States against a number of United States manufacturing companies, including companies that have purchased systems from GSI Canada. The plaintiff in the proceedings has alleged that certain equipment used by these manufacturers infringes patents claimed to be held by the plaintiff. While the company is not a defendant in any of the proceedings, several of the company’s customers have notified the company that, if the party successfully pursues infringement claims against them, they may require the company to indemnify them to the extent that any of their losses can be attributed to systems sold to them by the company. Due to (i) the relatively small number of systems sold to any one of the company’s customers involved in this litigation, (ii) the low probability of success by the plaintiff in securing judgment(s) against the company’s customers and (iii) the existence of a countersuit that seeks to invalidate the patents that are the basis for this litigation, the company does not believe that the outcome of any these claims individually would have a material adverse effect upon the company’s financial condition or results of operations. No assurances can be given, however, that these or similar claims, if successful and taken in the aggregate, would not have a material adverse effect upon the company’s financial condition or results of operations.

      The company is also subject to various legal proceedings and claims, which arise, in the ordinary course of business. The company does not believe that the outcome of these claims will have a material adverse effect upon the company’s financial conditions or result of operations but there can be no assurance that any such claims, or any similar claims, would not have a material adverse effect upon the company’s financial position or results of operations.

SELECTED FINANCIAL DATA

      The following selected consolidated financial data as of and for the five years ended December 31, 2002 are derived from our audited consolidated financial statements. The following selected consolidated financial data as of and for the three months ended March 28, 2003 and March 29, 2002 have been derived from our unaudited consolidated financial statements for the three month period ended March 28, 2003. In the opinion of management, such unaudited financial statements have been prepared on the same basis as the audited financial statements referred to above and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results of operations for the indicated periods when read in conjunction with our audited financial statements and related notes. Results of operations for the three months ended March 28, 2003 are not necessarily indicative of the results that may be expected for the full year. This information should be read together with consolidated financial statements of GSI Lumonics Inc., including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The selected consolidated financial data in this section is not intended to replace the consolidated financial statements.

      On March 22, 1999, Lumonics Inc. and General Scanning, Inc. completed a merger of equals. GSI Canada recorded this transaction as a purchase for accounting purposes. Accordingly, the consolidated financial statements exclude the results of General Scanning, Inc. before the merger date and therefore do not provide meaningful year-to-year comparative information. Results for 1999 reflect $34.5 million of restructuring and acquired in-process research and development expenses related to the merger. Commencing in the first quarter of 2002, we classified service sales support and service management costs as selling, general and administrative expenses. In prior years, we classified these costs as cost of goods sold and such costs have been reclassified in the comparative statement of operations for each year except 1998. The data was not available to make the reclassification for 1998, because this was pre-merger, as noted above, and information was not kept in the same manner or on the same systems; therefore 1998 is not comparable to the other years.

						Three Months Ended
	Years Ended December 31,
						March 28,	March 29,
	2002	2001	2000	1999	1998	2003	2002

	(In thousands except per share amounts)
Condensed Consolidated Statement of Operations Data:
Sales	$159,070	$247,904	$373,864	$274,550	$144,192	$41,119	$36,888
Gross profit	49,194	85,782	131,471	99,957	40,673	14,740	12,273
Operating expenses:
Research and development	20,444	25,634	33,931	28,700	12,985	3,385	5,830
Selling, general and administrative	55,483	73,815	87,459	68,833	38,191	11,762	13,529
Amortization of purchased intangibles	5,135	5,226	4,851	4,070	861	1,279	1,278
Acquired in-process research and development	—	—	—	14,830	—	—	—
Restructuring (note 11)	6,448	2,930	10,141	19,631	2,022	628	2,745
Other (note 11)	(1,021)	(148)	(2,945)	—	—	356	—

Income (loss) from operations	(37,295)	(21,675)	(1,966)	(36,107)	(13,386)	(2,670)	(11,109)
Other income (expense)	590	(797)	77,009	(1,223)	2,210	1,004	889

Income (loss) before income taxes	(36,705)	(22,472)	75,043	(37,330)	(11,176)	(1,666)	(10,220)
Income tax provision (benefit)	(8,981)	(7,774)	29,666	(2,556)	(3,260)	—	(3,600)

Net income (loss)	$(27,724)	$(14,698)	$45,377	$(34,774)	$(7,916)	$(1,666)	$(6,620)

						Three Months Ended
	Years Ended December 31,
						March 28,	March 29,
	2002	2001	2000	1999	1998	2003	2002

	(In thousands except per share amounts)
Net income (loss) per common share:
Basic	$(0.68)	$(0.36)	$1.19	$(1.14)	$(0.46)	$(0.04)	$(0.16)
Diluted	$(0.68)	$(0.36)	$1.13	$(1.14)	$(0.46)	$(0.04)	$(0.16)
Weighted average common shares outstanding (000s)	40,663	40,351	38,187	30,442	17,079	40,787	40,589
Weighted average common shares outstanding and dilutive potential common shares (000s)	40,663	40,351	40,000	30,442	17,079	40,787	40,589

	December 31,
						March 28,
	2002	2001	2000	1999	1998	2003

	(In thousands)
Balance Sheet Data:
Working capital	$172,135	$224,787	$190,935	$103,727	$85,977	$176,222
Total assets	297,088	336,687	434,949	289,722	159,642	295,587
Long-term liabilities, including current portion	6,004	4,736	8,524	9,898	7,082	6,131
Total stockholders’ equity	254,481	282,330	289,267	171,730	120,757	253,564

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

      You should read this discussion together with the consolidated financial statements and other financial information attached as Appendix F to this proxy circular-prospectus. This section contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in the forward-looking statements. Please see the “Special Note Regarding Forward Looking Statements” and “Risk Factors.”

Overview

      We design, develop, manufacture and market components, lasers and laser-based advanced manufacturing systems as enabling tools for a wide range of applications. Our products allow customers to meet demanding manufacturing specifications, including device complexity and miniaturization, as well as advances in materials and process technology. Major markets for our products include the medical, automotive, semiconductor and electronics industries. In addition, we sell our products and services to other markets such as light industrial and aerospace.

      We completed a merger of equals with General Scanning, Inc. on March 22, 1999. The merger transaction has been accounted for as a purchase for accounting purposes and, accordingly, the operations of General Scanning, Inc. have been included in the consolidated financial statements from the date of merger.

      Results of Operations. The following table sets forth items in the consolidated statement of operations as a percentage of sales for the periods indicated:

	Year Ended December 31,			Three Months Ended

	2002	2001	2000	March 28, 2003	March 29, 2002

Sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	69.1	65.4	64.8	64.2	66.7

Gross profit	30.9	34.6	35.2	35.8	33.3
Operating expenses:
Research and development	12.9	10.3	9.1	8.2	15.8
Selling, general and administrative	34.9	29.8	23.5	28.6	36.7
Amortization of purchased intangibles	3.2	2.1	1.3	3.1	3.5
Restructuring	4.0	1.2	2.7	1.5	7.4
Other	(0.6)	(0.1)	(0.8)	0.9	—

Operating expenses	54.4	43.3	35.8	42.3	63.4

Loss from operations	(23.5)	(8.7)	(0.6)	(6.5)	(30.1)
Gain (loss) on sale of assets and investments	—	(1.9)	20.5	—	—
Other income (expense)	(0.3)	—	—	—	—
Interest income, net	1.3	1.7	0.9	1.4	1.4
Foreign exchange transaction gains (losses)	(0.5)	(0.1)	(0.8)	1.0	1.0

Income (loss) before income taxes	(23.0)	(9.0)	20.0	(4.1)	(27.7)
Income tax provision (benefit)	(5.6)	(3.1)	7.9	—	(9.8)

Net income (loss)	(17.4)%	(5.9)%	12.1%	(4.1)%	(17.9)%

      Commencing in the first quarter of 2002, we classified service sales support and service management costs as selling, general and administrative expenses. The change was made to properly classify costs that we believed should be classified as selling, general and administrative costs rather than cost of sales. The primary components of the costs reclassified were the general management of the company’s service organization, which included the vice president of that organization and management employees worldwide who report to him, sales and marketing activities for service products, training development and order entry support. The company continues to reflect all direct field costs for services as well as technical support costs in cost of sales.

Business Environment and Restructurings

      Several significant markets for our products have been in severe decline for the past two years. Our sales of systems for semiconductor and electronics applications and precision optics for telecommunications have declined. The continued downturn in demand for capital equipment in our major markets, which commenced in mid 2001 and continues to the present, is due to the downturn in general economic conditions, combined with our customers’ current excess of manufacturing capacity and their customers’ excess inventories of semiconductor and electronic components. In response to the business environment, we have taken the following measures.

      During fiscal 2000 and through the first quarter of 2003, we accomplished the major portion of a strategic repositioning of the company through a series of steps, including divestitures and one acquisition and the restructurings described below.

      From 2000 through 2002, the company faced a 57% decline in revenues and responded by streamlining operations to reduce fixed costs. This was done in stages under different restructuring plans that focused on different areas of the company over time.

2000

      During 2000, the company took total restructuring charges of $15.1 million and reversed a provision of $5.0 million primarily for plant consolidation costs originally recorded in 1999 that were for restructuring actions not taken. As part of our strategic repositioning, during the fourth quarter of fiscal 2000, the executive team approved a plan to restructure our Rugby, United Kingdom operations and our manufacturing capacity worldwide. In connection with that restructuring, the company recorded a charge of $12.5 million, consisting of $1.0 million to accrue employee severance for approximately 50 employees; other exit costs of $3.8 million for the company’s United Kingdom operation and worldwide distribution system related to high-power laser systems for certain automotive applications; and $7.7 million associated with restructuring for excess capacity at three leased facilities in the United States and Germany. The company also recorded a non-cash write-down of land and building in the United Kingdom of $2.0 million. Compensation expense of $0.6 million from the acceleration of options upon the sale of businesses during the year was also charged to restructuring. In addition, an inventory write-down to net realizable value of $8.5 million was recorded in cost of goods sold related to the high-power laser system product line. The company recorded a reversal of $0.5 million in the fourth quarter of 2001 for costs that will not be incurred. The provisions for lease costs in the United States and Germany primarily related to future contractual obligations under operating leases, net of expected sublease revenue on leases that the company cannot terminate. The Rugby land and building write down reflects the net realizable value based on market assessments for the facility. The other exit costs were based primarily on purchase commitments of the company at the time of the restructuring that the company could not terminate.

      Cumulative cash draw-downs of $6.0 million, reversal of $0.5 million for restructuring costs that will not be incurred and non-cash draw-down of $2.6 million have been applied against the total $15.1 provision, resulting in a remaining balance of $6.0 million as at December 31, 2002. All actions relating to the 2000 restructuring charge have been completed except for the balance accrued for the Farmington Hills and the Maple Grove facilities, which is expected to be completed during 2003 at the end of the lease terms.

2001

      During the fourth quarter of fiscal 2001, as a response to declining sales, the executive team approved a plan to further reduce capacity, and the company recorded a charge of $3.4 million to accrue employee severance of $0.9 million for approximately 35 employees at our Farmington Hills and Oxnard locations, leased facilities costs of $1.8 million associated with restructuring for excess capacity at five leased locations in the United States, Canada, and Germany and write-down of leasehold improvements and certain equipment of $0.7 million associated with the exiting of leased facilities. The lease costs primarily related to future contractual obligations under operating leases, net of expected sublease revenue on leases that the company cannot terminate. The expected effects of the 2001 restructuring were to better align our ongoing expenses and cash flows in light of reduced revenues.

      Cumulative cash draw-downs of approximately $2.4 million and non-cash draw-downs of $0.7 million have been applied against the provision, resulting in a remaining provision balance of $0.3 million as at December 31, 2002. The restructuring was completed, except for costs that are expected to be paid on the leased facilities in Munich (lease expiration January 2013), Oxnard (expected payment March 2003) and Nepean (lease expiration January 2006).

2002

      Two major restructuring plans were initiated in 2002. In the first quarter of 2002, the company made a determination to reduce fixed costs by transferring the manufacturing operations of the Kanata, Ontario facility to other manufacturing facilities. Associated with this decision, the company incurred restructuring costs in the first, second, and fourth quarters of 2002. At this time, the company believes that all cost associated with the closure of this facility have been recorded, as noted below.

      During the first quarter of 2002, the company consolidated its electronics systems business from its facility in Kanata, Ontario into the company’s existing systems manufacturing facility in Wilmington, Massachusetts and transferred its laser business from the company’s Kanata, Ontario facility to its existing facility in Rugby, United Kingdom. The company then closed its Kanata, Ontario facility. Restructuring provisions totaling $2.7 million in the first quarter of 2002, relate to severance and benefits of $2.2 million for the termination of approximately 90 employees, $0.3 million for the write-off of furniture, equipment and system software, and $0.2 million for plant closure and other related costs. Future expense and cash outflow associated with the termination of the 90 employees will be avoided, improving income before tax and cash flow by approximately $1.2 million per quarter.

      During the second quarter of fiscal 2002, the company recorded additional restructuring charges of $1.4 million related to cancellation fees on contractual obligations of $0.3 million and an aggregate write-down of land and building in Kanata, Ontario and Rugby, United Kingdom of $0.8 million, and leased facility costs of $0.3 million at the Farmington Hills, Michigan and Oxnard, California locations. The lease costs primarily related to future contractual obligations under operating leases, net of expected sublease revenue on leases that the company cannot terminate. The write-downs of the land and building brings the buildings offered for sale in line with market values and has no effect on cash.

      The second restructuring plan in 2002 related to the refocusing of our Nepean, Ontario operations on its custom optics business, as a result of the telecom industry’s severe downturn. The executive team approved a plan to reduce capacity and the company recorded a pre-tax restructuring charge of $2.3 million in the fourth quarter of 2002. The company downsized manufacturing operations in its Nepean, Ontario facility, and we incurred $0.6 million of expense for severance and benefits for the termination of approximately 41 employees. Future expense and cash outflow associated with the 41 terminated employees will be avoided, improving quarterly income before tax and cash flow by approximately $0.5 million per quarter. The company also wrote-off approximately $0.2 million of excess fixed assets and wrote-down one of the Nepean buildings by $0.2 million to its estimated fair market value. Additionally, we continued to evaluate accruals made in prior restructuring and we recorded charges of approximately $0.8 million for an adjustment to earlier provisions for the leased facilities in Munich, Germany, Maple Grove, Minnesota and Farmington Hills, Michigan. The company also took a further write-down of $0.3 million on the buildings in Kanata, Ontario and Rugby,

United Kingdom and a $0.1 million write-off for fixed assets in Kanata and a $0.1 million for the Maple Grove and Farmington Hills facilities.

      At December 31, 2002, the net book value of two facilities, one in Kanata, Ontario and the other in Nepean, Ontario, was reclassified as held for sale and included in other assets.

      Cumulative cash draw-downs of approximately $2.1 million and non-cash draw-downs of $1.8 million have been applied against the provisions taken in 2002, resulting in a remaining provision balance of $2.5 million at December 31, 2002. For severance related costs associated with these two restructuring actions, the company does not anticipate taking additional restructuring charges and expects to finalize payment in 2003. The company will continue to evaluate the fair value of the buildings and fixed assets that were written down. The restructuring is expected to be complete during January 2013 at the end of the lease term for the Munich facility.

      The result of this restructuring activity was the establishment of our three new primary business segments: Components, Lasers and Laser Systems. In addition, improved working capital management provided substantially reduced investment in receivables and inventories.

2003

      As a further alignment of the distribution and service groups with our business segments, in the first quarter of 2003 the company commenced a restructuring plan that will significantly reduce these operations around the world, while the company’s manufacturing facilities provide a greater emphasis on distribution and service. As part of this plan, the company provided for severance and termination benefits of approximately $0.6 million for 22 employees in Germany, France, Italy and Belgium in the first quarter. Under the new rules for accounting for restructurings required by FAS 146, if an employee continues to work for anything beyond a minimum period of time after their notification, then their termination benefits are to be accrued over the period that they continue to work. As the company has retained certain employees to help with the transition of work beyond the minimum periods specified in FAS 146, the company anticipates that it will accrue additional termination and severance benefits for these employees of approximately $0.5 million over the next two quarters, as a result of the actions taken in the first quarter of 2003.

Three Months Ended March 28, 2003 Compared to Three Months Ended March 29, 2002

      Our customers and markets continue to evolve. During the fourth quarter of 2002, the company changed the way it manages its business to reflect a growing focus on its three core business segments: Components, Lasers and Laser Systems. In classifying operational entities into a particular segment, the company aggregated businesses with similar economic characteristics, products and services, production processes, customers and methods of distribution. Segment information for the 2002 year has been restated to conform to the current year’s presentation.

      The following table sets forth sales in thousands of dollars by our business segments for the first three months of 2003 and 2002.

	Three Months Ended

	March 28,	March 29,
	2003	2002
	Sales	Sales

Components	$16,655	$18,090
Lasers	6,987	5,968
Laser Systems	17,826	12,981
Intersegment sales elimination	(349)	(151)

Total	$41,119	$36,888

      Sales. Sales for the three months ended March 29, 2003 increased by $4.2 million compared to the same period in 2002. Our sales for the past seven quarters continue in the range of $37 million to $45 million, which reflects a lack of recovery in the semiconductor and electronics markets. Sales for our Components segment decreased by $1.4 million for the first quarter of 2003 as compared to the same period in 2002 primarily due to a decrease in sales of printer products. In the first quarter of 2002, our sales of printer products were larger than normal, so the decrease from the first quarter of last year to the first quarter of this year is not indicative of the business. On an annualized basis, we do not anticipate there to be a large drop-off in our printer products business. Sales in our Lasers segment in the first quarter of 2003 increased by $1.0 million over first quarter last year, mostly due to increases in our JK series of products, as a result of increases in the volume of sales related to new product introductions within that series. In the first quarter of 2003, sales in our Laser Systems segment increased by approximately $4.8 million over sales in the same period last year. Equipment sales accounted for $4.4 million of that gain with $3.3 million generated by volume and $1.1 million generated by favorable pricing. Sales in our corporate segment represent elimination of sales between segments. There was a $0.2 million increase in sales between segments for the three months ended March 28, 2003 as compared to the same period last year.

      Sales by Region. We distribute our systems and services via our global sales and service network and through third-party distributors and agents. Our sales territories are divided into the following regions: the United States; Canada; Latin and South America; Europe, consisting of Europe, the Middle East and Africa; Japan; and Asia-Pacific, consisting of ASEAN countries, China and other Asia-Pacific countries. Sales are attributed to these geographic areas on the basis of the bill to customer location. Not infrequently, equipment is sold to large international companies, which may be headquartered in Asia-Pacific, but the sales of our systems are billed and shipped to locations in the United States. These sales are therefore reflected in United States totals in the table below. The following table shows sales in millions of dollars to each geographic region for the first three months of 2003 and 2002.

	Three Months Ended

	March 28, 2003		March 29, 2002

	Sales	% of Total	Sales	% of Total

United States	$20.7	51%	$24.1	65%
Canada	0.1	—	0.8	2%
Europe	5.7	14%	6.3	17%
Japan	9.4	23%	2.5	7%
Asia-Pacific, other	5.0	12%	3.1	9%
Latin and South America	0.2	—	0.1	—

Total	$41.1	100%	$36.9	100%

      For the quarter ended March 28, 2003, all of our segments experienced increased business in Japan. With respect to our Laser Systems business, we expect that all of Asia Pacific, including Japan, to be a larger percentage of the business going forward.

      Backlog. We define backlog as unconditional purchase orders or other contractual agreements for products for which customers have requested delivery within the next twelve months. Order backlog at March 28, 2003 was $44 million compared to $57 million at March 29, 2002 and $42 million at December 31, 2002. Of the $44 million in backlog at March 28, 2003, 51% is in our Components segment, 8% is in our Lasers segment and 41% in the Laser Systems market.

      Gross Profit. Gross profit was 35.8% in the three months ended March 28, 2003 compared to 33.3% in the same period in 2002. As a percent of sales, the gross profit increased primarily from decreases in fixed manufacturing costs as a result of restructuring actions. Also, warranty expense was lower in the first quarter of 2003 compared to the first quarter of 2002 due to unfavorable warranty experience adjustments in the first quarter of 2002 which was offset by an increase in inventory loss provisions over the first quarter of 2002. Additionally, the mix of products sold in the quarter had an impact on our gross profit percent, as we had sold more of our higher margin memory repair products in the first quarter of 2003 than in the first quarter of 2002. We are unable to provide a breakdown of gross profit by segment, because at a consolidated level we reclassify service sales support and service management costs from cost of sales to selling, general and administrative expenses, but do not attribute these amounts to particular segments.

      Research and Development Expenses. Research and development expenses for the three months ended March 28, 2003 were 8.2% of sales or $3.4 million compared with 15.8% of sales or $5.8 million in the three months ended March 29, 2002. Research and development expenses for the Components group decreased by $0.1 million in the first quarter of 2003 to $0.9 million from $1.0 million in the first quarter of 2002. In the first quarter of 2003, research and development expenses in our Lasers segment were $0.6 million, which was a $0.1 million decrease from $0.7 million in the first quarter of 2002. For our Laser Systems segment, research and development expenses were $1.6 million for the three months ended March 28, 2003, a $2.2 million decrease from the same period last year, which is mostly a result of decreased spending on engineering projects as result of both completion of projects and efforts to reduce costs. Most of the decrease in research and development expenses is the result of a personnel reduction of 40% from the first quarter of 2002 to the first quarter of 2003. In our corporate segment, research and development expenses, which are mostly in support of our patent application management were $0.3 million for both the first quarter of 2003 and 2002.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were 28.6% of sales or $11.8 million in the three months ended March 28, 2003, compared with 36.7% of sales or $13.5 million in the three months ended March 29, 2002. A major portion of the decrease is from reductions in pay and benefits that reflect the impact of restructuring activities and mandatory factory shut down days. There was a 28% reduction in personnel assigned to selling, general and administrative functions from the first quarter of 2002 to the first quarter of 2003. Additionally, depreciation expense decreased from first quarter of 2002 to first quarter of 2003, as property, plant and equipment became fully depreciated and our capital spending was controlled as part of our cost saving initiatives. We are unable to provide a breakdown of selling, general and administrative expenses by segment, because at a consolidated level we reclassify service sales support and service management costs from cost of sales to selling, general and administrative expenses, but do not attribute these amounts to particular segments.

      Amortization of Purchased Intangibles. Amortization of purchased intangibles was 3.1% of sales or $1.3 million for the quarter ended March 28, 2003 primarily as a result of amortizing intangible assets from acquisitions. This compares to $1.3 million or 3.5% of sales for the same period in 2002.

      Restructuring. As described above and in note 8 to the consolidated financial statements for the three months ended March 28, 2003, we recorded restructuring charges of $0.6 million.

      Other. During the first quarter of 2003, the company recorded a reserve of approximately $0.6 million on notes receivable from a litigation settlement initially recorded in 1998. The reserve was provided because of a default on the quarterly payment due in March 2003. Additionally, the company recorded a benefit during the quarter of approximately $0.2 million for royalties earned on a divested product line and earned as part of a litigation settlement agreement.

      Loss from Operations. The following table sets forth loss from operations in millions of dollars by our business segments for the first quarter of 2003 and 2002.

	Three Months Ended

	March 28,	March 29,
	2003	2002

Segment income (loss) from operations
Components	$4,855	$4,557
Lasers	(472)	(696)
Laser Systems	(401)	(5,992)

Total by segment	3,982	(2,131)
Unallocated amounts:
Corporate expenses	4,389	4,955
Amortization of purchased intangibles	1,279	1,278
Restructuring and other	984	2,745

Loss from operations	$(2,670)	$(11,109)

      Interest Income. Interest income was $0.6 million in both of the three months ended March 28, 2003 and the three months ended March 29, 2002. The average investment balance in both quarters was approximately the same.

      Interest Expense. Interest expense was approximately $0.1 million in the three months ended March 28, 2003, compared to $0.1 million in the three months ended March 29, 2002.

      Foreign Exchange Transaction Gains. Foreign exchange transaction gains were approximately $0.4 million in both of the three months ended March 28, 2003 and the three months ended March 29, 2002.

      Income Taxes. The effective tax rate was 0% for the first quarter of 2003, compared with 35.2% in the same period in 2002 and 24.5% for fiscal 2002. The tax rate reflects the reduction in income tax benefit as a result of increases in valuation allowances related to the company’s geographic distribution of its operating loss carry-forwards. The company did not reflect any income tax benefit to offset the operating loss based on the continuing evaluation of deferred tax assets. While the company believes it can recover the current deferred tax assets within the next three years, the company is not increasing its deferred tax assets based on current year performance.

      Net Loss. As a result of the foregoing factors, net loss for the first quarter of 2003 was $1.7 million, compared with net loss of $6.6 million in the same period in 2002.

2002 Compared to 2001

      Sales by Segment. The following table sets forth sales in millions of dollars by our business segments for 2002 and 2001. The information was not available and impracticable to obtain to reclassify 2000 results into these new segments. In 2000, there were other businesses and product lines that were subsequently divested or discontinued that do not conform to the new segments, as such the information would not be comparable. Information for 2000 by segment is not presented.

	2002	2001
	Sales	Sales

Components	$70.5	$88.7
Lasers	23.7	39.1
Laser Systems	65.9	124.0
Other and intra-segment eliminations	(1.0)	(3.9)

Total	$159.1	$247.9

      Sales for 2002 decreased by $88.8 million or 36% compared to 2001. The divestiture and discontinuation of product lines accounted for $12.0 million of this reduction. But, the primary reason for the decline remains the deep recession in the market for semiconductor and electronic capital equipment and optical telecommunications components, which began midway through 2001. Sales have now stabilized at a level of approximately $40.0 million per quarter since the third quarter of 2001.

      Sales in the Components segment decreased in 2002 by $18.2 million compared to 2001. The weakness in the telecommunications market sector was the primary cause for the decline. Sales from the product lines linked to that sector accounted for a combined $9.6 million in sales reduction. Other factors were a $6.1 million reduction in the Optical Scanning product line affected by the downturn of the semiconductor industry and the market for laser ophthalmology equipment and $1.8 million decline in our GMAX product line affected by a slow down in Europe and North America. Discontinued product lines contributed another $0.7 million in sales decrease against 2001.

      Sales in the Lasers segment declined by $15.4 million or 39% below 2001 results. The decline was due to a combination of repositioning the business out of high power automotive lasers into lower power lasers for medical and other markets, as well as the introduction of a new family of products. Our JK series and Excimer laser product lines accounted for $10.8 million or 70% of the sales decline in this segment against 2001. Excimer laser sales declined as a result of the collapse of the telecommunications market. Discontinued product lines accounted for $1.4 million of the 2002 sales decline.

      The sales of Laser Systems have suffered the most with a $58.1 million or 47% decline from 2001. Our Trim & Test, WaferMark and DrillStar product line sales decreased by a combined $57.9 million primarily due to lower volume reflecting the downturn in the global semiconductor, electronics and telecom industries. These factors were partially offset by market acceptance of our Memory Repair product line, sales of which increased by $10.9 million in 2002 from 2001. Discontinued and divested product lines accounted for $10.0 million of the 2002 sales decline.

      Sales by Region. We distribute our systems and services via our global sales and service network and through third-party distributors and agents. Our sales territories are divided into the following regions: the United States; Canada; Latin and South America; Europe, consisting of Europe, the Middle East and Africa; Japan; and Asia-Pacific, consisting of ASEAN countries, China and other Asia-Pacific countries. Sales are attributed to these geographic areas on the basis of the bill to customer location. Not infrequently, equipment is sold to large international companies, which may be headquartered in Asia-Pacific, but the sales of our systems are billed and shipped to locations in the United States. These sales are therefore reflected in United States totals in the table below. The following table shows sales in millions of dollars to each geographic region for 2002, 2001 and 2000.

	2002		2001		2000

		% of		% of		% of
	Sales	total	Sales	total	Sales	total

United States	94.7	59%	$119.3	48%	$177.8	48%
Canada	1.9	1%	11.4	5	20.2	5
Latin and South America	1.2	1%	0.9	—	5.5	1
Europe	25.8	16%	50.7	20	72.0	19
Japan	23.5	15%	41.0	17	58.2	16
Asia-Pacific, other	12.0	8%	24.6	10	40.2	11

Total	$159.1	100%	$247.9	100%	$373.9	100%

      The significant downturn in economic conditions that commenced in 2001, especially in the global semiconductor, electronics and telecom industries, continues to impact sales in all of our geographic regions. The 2002 sales decline of 20.6% in the United States was not as marked as the percent decline in other regions, because there was a relatively moderate sales decline of 23% in the Components sales segment, which are predominately in the United States, and there was a $6.4 million sales increase in the United States in Memory Repair over 2001. Sales from the Components segment and Memory Repair accounted for respectively $52.7 million or 56%, and $12.5 or 13% of the sales recorded in the United States in 2002. Other products sold in the United States recorded a combined 40% decline in 2002. The decline in Canada in 2002 compared to 2001 relate primarily to the downturn of the optics and telecommunication market sectors. Europe, Japan and Asia Pacific all suffered from the downturn in the semiconductor and electronics markets. In 2000, all geographic regions had relatively strong sales. This was especially true for Japan and Asia Pacific, which experienced recovery in 2000 after the financial crisis and economic downturn of the 1990s.

      Backlog. We define backlog as unconditional purchase orders or other contractual agreements for products for which customers have requested delivery within the next twelve months. Backlog was $42.0 million at December 31, 2002, compared to $50.0 million at December 31, 2001 and $119.0 million at December 31, 2000.

      Gross Profit. Gross profit was 30.9% in 2002 and 34.6% in 2001. Gross profit as a percentage of sales in 2002 decreased compared to 2001 primarily as a result of fixed costs representing a larger percentage of cost of sales in 2002 as compared to 2001. Fixed costs for manufacturing and service were 18.1% of sales in 2002 versus 14.6% in 2001. While fixed costs of sales decreased by $7.4 million, or 20%, from 2001 to 2002, sales in the same period decreased by 36%. Favorable fluctuations in cost of materials 3% and other costs of sales (1%) were offset by unfavorable fluctuations in direct service cost (3%) and inventory provision (1%).

      Although the number of competitors in our marketplace remained relatively constant, demand for our products, particularly products in the markets served by our Laser Systems segment, decreased in 2002 from 2001. As a result, we faced increased competition for fewer potential sales. In an effort to reduce some of our slower moving inventory, we reduced prices on some of our products, primarily in lines in which the company does not expect to focus significant resources in the future. We anticipate that pricing pressure will continue in the future and that such pressure will continue to affect sales particularly in our Laser Systems segment. To attempt to improve our gross profit as a percentage of sales in the future, we have taken steps to reduce our fixed manufacturing costs and to add technology features to some of our products that, as a result, we believe may command a premium price, although no assurances can be given that we will be successful in improving or preventing a future decline in our gross profit percentage.

      As a policy, we review inventory values, based on expected future usage, to ensure that inventory is recorded at the lower of cost or net realizable values. The company establishes a reserve in the event of excess inventory. In 2002, as sales declined, the company established additional inventory reserves for potential excess and obsolete inventory. The majority of these reserves were in our Laser Systems and Lasers segments. The company has initiated programs to try to sell this inventory and believes that, based on the stabilization of sales since the third quarter of 2001, the current inventory provisions are adequate, although no assurances can be given that such provisions will be adequate or that the markets that our products serve will not further deteriorate.

      Commencing in the first quarter of 2002, we classified service sales support and service management costs as selling, general and administrative expenses. In prior years, we classified these costs as cost of goods sold. As such we have reclassified in the comparative statement of operations $5.3 million in 2002 and $5.1 million in 2001 from cost of goods sold to selling, general and administrative expenses. The reclassification was prepared on a consolidated basis only and is not available by segment.

      Research and Development Expenses. Research and Development (R&D) expenses for 2002 were 12.9% of sales or $20.4 million, compared to 10.3% of sales or $25.6 million in 2001.

      The R&D expenses in Components were $4.4 million in 2002 compared to $6.3 million in 2001. The decrease in R&D expenses of $1.9 million in 2002 is due primarily to a $1.3 million reduction in projects related to the telecommunications market.

      The R&D expenses in the Lasers segment were $2.8 million in 2002 compared to $3.0 million in 2001. The modest reduction in R&D spending in 2002 in spite of lower sales confirm the company’s commitment to grow the equipment sales in this segment.

      The R&D expenses in Laser Systems were $12.4 million in 2002 compared to $16.4 million in 2001. The decrease of $4.0 million in 2002 reflects the completion of major projects and the impact of initiatives undertaken by the company to focus our spending on key potential growth areas.

      R&D expenses for $0.8 million in 2002 compared to none in 2001 were recorded at the corporate level. These expenses are mostly in support of our patent application management. In 2001 similar expenses were recorded at the factory level.

      Selling, General and Administrative Expenses. Selling, General and Administrative (SG&A) expenses decreased by $18.3 million to $55.5 million or 34.9% of sales in 2002 compared to $73.8 million or 29.8% of sales in 2001. Significant headcount reductions during the year resulted in a reduction for SG&A of 31% from December 31, 2001 to December 31, 2002. SG&A cost reductions, however, did not decline during 2002 proportionately as much as our sales, resulting in an increase in SG&A as a percentage of sales ratio from 2001 to 2002. Of the total decrease in SG&A expenses from 2001 to 2002, $9.0 million or 49% of the decrease is attributable to reduced personnel costs, such as salaries and benefits, as a result of the reductions in headcount made during 2002 and mandatory shutdown days. Also, as a result of decreased hiring, recruiting expenses decreased by $0.5 million. Lower commissions as a result of lower sales accounted for $1.9 million or 10% of decrease in SG&A expenses from 2001 to 2002. Lower occupancy costs as a result of reductions in operating locations accounted for $1.3 million or 8% of the decrease in SG&A spending year over year. Reductions in spending on consultants and temporary employees accounted for $1.2 million or 6% of the decrease in SG&A expenses from 2001 to 2002. Lower spending on travel related expenses accounted for $1.0 million or 5% of the decrease in SG&A expenses. Although legal expenses decreased by $0.9 million from 2001 to 2002, they were still approximately $2.5 million for the year ended 2002, as a result of expenses associated with the defense of two lawsuits that were settled in 2002. The balance of the decrease in SG&A expenses from 2002 to 2001 of approximately $2.5 million was in a variety of areas as a result of cost cutting measures that were implemented.

      As noted above, in 2002 service sales support and service management costs were reclassified to selling, general and administrative expenses from cost of goods sold. As this was done on a consolidated basis, it is not possible to breakdown SG&A expenses by segment.

      Amortization of Purchased Intangibles. Amortization of purchased intangibles was $5.1 million in 2002 compared to $5.2 million in 2001. This slight decrease in the amortization in 2002 as compared to 2001 is due to the write-down of certain intangibles that occurred at the end of 2001.

      Restructuring. As described above and in note 11 to the audited consolidated financial statements for the year ended December 31, 2002, we recorded restructuring charges of $6.4 million in the year then ended, and of $2.9 million in the year ended December 31, 2001.

      Other. Other includes a net benefit of $0.7 million from settlement of two lawsuits during 2002 and royalty income of $0.3 million. As more fully described in note 11 to the audited consolidated financial statements for the year ended December 31, 2002, during the fourth quarter of 2001, the company recorded a reduction of purchased intangibles related to technologies no longer a part of the business in the amount of $1.8 million. Also, during 2001, the company recorded a benefit of $0.3 million related to royalties earned on the divested OLT precision alignment system product line. The company also adjusted a $19 million provision originally recorded the first quarter of fiscal 1999 related to litigation and recorded a benefit of $1.6 million when the litigation was settled.

      Loss from Operations. The following table sets forth loss from operations in thousands of dollars by our business segments for the years ended December 31, 2002 and 2001.

	Year Ended December 31,

	2002	2001

Profit (loss) from operations before income taxes
Components	$16,763	$18,603
Lasers	(5,010)	4,425
Laser Systems	(18,732)	(23,712)

Total by segment	(6,979)	(684)
Unallocated amounts:
Corporate expenses	19,754	12,983
Amortization of purchased intangibles	5,135	5,226
Restructuring and other	5,427	2,782

Loss from operations	$(37,295)	$(21,675)

      Gain (loss) on Sale of Assets and Investments. During 2001, we sold our investment in shares of PerkinElmer, Inc. for a loss of $4.8 million. There were no such items in 2002.

      Interest Income. Interest income was $2.7 million in 2002 compared to $5.1 million in 2001. The decrease in interest income in 2002 was due to continuous declines in interest rates.

      Interest Expense. Interest expense was $0.7 million in 2002 compared to $0.9 million in 2001. The decrease in interest expense in 2002 was due to lower balances of debt in 2002 than 2001. By the end of December 2002, the Company had no bank debt.

      Other Expense. In 2002, we recorded a write-down of approximately $0.6 million related to an investment in OpNet Partners. See note 10 to the audited consolidated financial statements.

      Income Taxes. The effective tax rate for 2002 was 24.5% of income before taxes, compared to an effective tax rate of 34.6% for 2001. Our tax rates in 2002 and 2001 reflect the fact that we do not recognize the tax benefit from losses in certain countries where future use of the losses is uncertain and other non-deductible costs. The Company believes it is more likely than not that the remaining deferred tax assets will be realized principally through future taxable income and carry backs to taxable income in prior years. If the Company does not return to profitability, we may be at risk to take further write-downs in our deferred tax assets.

      Net Income (Loss). As a result of the forgoing factors, net loss during 2002 was $27.7 million, compared with a net loss of $14.7 million in 2001.

2001 Compared to 2000

      Sales. The total sales in 2001 of $247.9 million were $126.0 million or 34% below the total sales in 2000. The divestitures of the LaserDyne, Custom Systems, Life Sciences, Metrology and Xymark product lines accounted for $42.8 million or 34% of the decline. The discontinuation of the AM Series and other product lines accounted for $35.2 million or 28% of the decline. We expect that sales from these divested and discontinued product lines will be negligible going forward. The balance of the 2001 sales decline as compared to the prior year was primarily due to the significant downturn in the markets we serve, especially in the semiconductor and electronics markets.

      Gross Profit. Gross profit was 34.6% in 2001 and 35.2% in 2000. Gross profit in 2001 decreased compared to 2000 as a result of the economic downturn, and fixed manufacturing and service overhead costs, which were not reflective of the lower sales volumes during the period. This was partially offset by lower inventory loss provisions in 2001 compared to 2000. In the fourth quarter of 2000, the Company wrote off

$8.5 million of AM series inventory related to high power lasers for the auto industry that we discontinued and evaluated other inventory that resulted in a $10.5 million increase in inventory provision.

      Research and Development Expenses. Research and Development (R&D) expenses were 10.3% of sales or $25.6 million in 2001 and 9.1% of sales or $33.9 million in 2000. During 2001 and 2000, R&D activities focused on products targeted at the electronics, semiconductor and telecommunications markets. The spending reduction in 2001 compared to 2000 is due primarily to a decision to focus R&D spending on core technologies combined with the divestitures of certain product lines in the second half of 2000 as well as Laserdyne and Custom Systems in 2001.

      Selling, General and Administrative Expenses. Selling, General and Administrative (SG&A) expenses decreased to $73.8 million or 29.8% of sales in 2001 compared to $87.5 million or 23.5% of sales in 2000. The quarterly spending rate in 2001 was $3.5 million lower in the fourth quarter of 2001 compared to the first quarter due to the impact of lower sales, discontinued product lines, cost reduction measures and mandatory factory shut down days.

      Amortization of Purchased Intangibles. Amortization of purchased intangibles increased to $5.2 million in 2001 from $4.9 million in 2000. The increase in amortization from 2000 to 2001 is a result of amortizing intangible assets acquired from the acquisition of General Optics, which was partially offset by a reduction in amortization due to the sale of Life Sciences in October 2000.

      Restructuring. As described above and in note 11 to the audited consolidated financial statements for the year ended December 31, 2002, we recorded restructuring charges of $2.9 million in the year ended December 31, 2001 and $10.1 million in the year ended December 31, 2000.

      Gain (loss) on Sale of Assets and Investments. During 2001, we sold our investment in shares of PerkinElmer, Inc. for a loss of $4.8 million. During 2000, we sold the net assets of the Life Sciences business for a non-operating gain of $73.1 million and the operating assets of other product lines including View Engineering metrology product line, fiber-optics operations in Phoenix, Arizona and package coding product line in Hull, United Kingdom for a net gain of $1.3 million. We also sold two facilities in the United States for a net gain of $2.4 million. There were no such items in 2002.

      Interest Income. Interest income was $5.1 million in 2001 and $4.8 million in 2000. The increase in interest income in 2001 was due to an increased average cash and investment balance compared to 2000 and due to the sale of the company’s holding of PerkinElmer, Inc. stock and reinvestment of proceeds into short-term investments.

      Interest Expense. Interest expense was $0.9 million in 2001 compared to $1.5 million in 2000. The decrease in interest expense in 2001 was due to lower balances of debt in 2001 as compared to 2000.

      Income Taxes. The effective tax rate for 2001 was 34.6% of income before taxes, compared to an effective tax rate of 39.5% for 2000. Our tax rates in 2001 and 2000 reflect the fact that we do not recognize the tax benefit from losses in certain countries where future use of the losses is uncertain and other non-deductible costs.

      Net Income (Loss). As a result of the forgoing factors, net loss during 2001 was $14.7 million, compared with a net income of $45.4 million in 2000.

Critical Accounting Policies and Estimates

      Our consolidated financial statements are based on the selection and application of significant accounting policies, which require management to make significant estimates and assumptions. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that currently affect our financial condition and results of operations.

      Revenue Recognition. We recognize product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, risk of loss has passed to the customer and collection of the resulting receivable is probable. We design, market and sell our products as standard configurations. Accordingly, customer acceptance provisions for standard configurations are generally based on seller-specified criteria, which we demonstrate prior to shipment. Revenue on new products is deferred until we have established a track record of customer acceptance on these new products. When customer-specified objective criteria exist, revenue is deferred until customer acceptance if we cannot demonstrate the system meets these specifications prior to shipment. Should management determine that these customer acceptance provisions are not met for certain future transactions, revenue recognized for any reporting period could be affected.

      Stock Based Compensation. We recognize compensation expense for stock options under the intrinsic value method, as allowed in APB 25. At this time, the company does not intend to include stock based compensation expense directly in the results of operations, except as required under APB 25, but to disclose the pro-forma effects of stock based compensation in the notes to the financial statements. If the accounting rules change to require the expensing of all stock based compensation, then our results of operations would be lower. See note 7 to the financial statements for the disclosure of the effects of stock based compensation.

      Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

      Inventory. We write down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Sales volumes have been adversely impacted by the general economic downturn, and the semiconductor, electronics, and telecommunication industries downturn in particular, and inventory has been affected accordingly. We have been implementing a program to reduce our inventory to desired levels. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

      Warranties. We provide for the estimated costs of product warranties at the time revenue is recognized. Our estimate of costs to service the warranty obligations is based on historical experience and expectation of future conditions. To the extent we experience increased warranty claim activity or increased costs associated with servicing those claims, revisions to the estimated warranty liability would be required.

      Restructuring. During fiscal year 2002, 2001 and 2000, we recorded significant reserves in connection with our restructuring program. These reserves include estimates pertaining to employee separation costs and the settlements of contractual obligations resulting from our actions. Some of these accruals relate to costs of excess leased facilities that are under long-term leases. Our estimate of the reserve is based on estimates of market value of leased buildings, where we have made residual value guarantees, or of office rental rates in the future in various markets and the time required to sublease the space, both of which are subject to many variables, such as economic conditions and amount of space available in the market. Additionally, our restructuring reserve includes estimates to reduce owned buildings to market value. We are trying to sell these buildings, but there are many factors that could affect the fair market value or final value that we receive in any sale, as such there may be adjustments to our reserves. Although we do not anticipate significant changes, the actual costs may differ from these estimates.

      Deferred Taxes. As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets totaling $17.2 million within our December 31, 2002 consolidated balance sheet, after providing a valuation allowance of $22.6 million, as presented in note 9 to the consolidated financial statements.

      We assess the likelihood that our deferred tax assets will be recovered. To the extent that we believe that future recovery is not likely, we must establish a valuation allowance. To the extent we establish or increase a valuation allowance, we must include an expense within the tax provision in the statement of operations.

      Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. The company has provided a valuation allowance against losses in the parent company and subsidiaries with an inconsistent history of taxable income and loss due to the uncertainty of their realization. In addition, the Company has provided a valuation allowance on foreign tax credits, due to the uncertainty of generating foreign earned income to claim the tax credits. In the event that actual results differ from our estimates of future taxable income, or we adjust these estimates in future periods, we may need to establish an additional valuation allowance, which could impact our financial position and results of operations.

      Intangible Assets. In assessing the recoverability of our intangible assets, we must make assumptions regarding estimated future operating results, cash flows, planned uses of technology and other factors to determine the fair value of the respective assets. During the fourth quarter of 2002, we reviewed the intangible assets for potential impairment, and determined that there was no adjustment needed. During the fourth quarter of 2001, we determined that the carrying value of our intangible assets was no longer fully recoverable based on these factors. As a result, we recognized an impairment charge of $1.8 million in 2001. If our estimates or their related assumptions change in the future, we may require adjustments to the carrying value of the remaining assets.

      Pension Plan. The company’s United Kingdom subsidiary maintains a defined benefit pension plan, whose membership was closed effective 1997. At year-end 2002, because of significant declines in the stock market and low interest rates, the market value of the plan assets was approximately $5.0 million less than the projected benefit obligation.

      The accounting rules applicable to our pension plan require amounts recognized in financial statements be determined on an actuarial basis, rather than as contributions are made to the plan. A significant element in determining our pension income or pension expense is the expected return on plan assets. We have assumed, based on the type of securities in which the plan assets are invested and the long-term historical returns of these investments, that the long-term expected return on pension assets will be 7% and its assumed discount rate will be 6%. Given our pension plan’s current under-funded status, absent improved market conditions, we will be required to increase cash contributions to our pension plan in future years. Further declines in the stock market and lower rates of return could increase our required contributions.

      Since the market value of our pension assets at year-end 2002 was less than the accumulated pension benefit obligation, the company recorded a $3.9 million non-cash charge to other comprehensive income in stockholders’ equity and an accrued long-term pension liability. This charge to equity did not affect net loss. The charge will only be reversed when the value of the pension assets exceed the accumulated pension benefit obligation as of a future measurement date.

      In December 2002, the company notified plan participants it intended to cease sponsoring the pension plan. Statutorily required consultations with the plan participants are being held, during which benefits continue to accrue. No final decision has been made by the Pension Plan Trustees. The company, however, cannot currently quantify its liability in connection with the curtailment of the pension plan, which will depend on the timing and details of the curtailment and the actual settlements with the plan participants, if any.

Liquidity and Capital Resources

     Lines of Credit

      At December 31, 2002, the company had lines of credit denominated in United States and Canadian dollars with Fleet National Bank (Fleet), Bank One and Canadian Imperial Bank of Commerce, or CIBC, and letters of credit with National Westminster Bank, or NatWest, for a total amount of available credit of $12.1 million versus $32.4 million at December 31, 2001. At March 28, 2003, the company had lines of credit denominated in United States dollars with Fleet, two letters of credit in Canadian dollars with CIBC and a letter of credit in U.K. pounds with NatWest, for a total amount of available credit of $8.5 million. The company’s agreement with Fleet provides for an $8.0 million line of credit. At December 31, 2002, the company had a $4.0 million line of credit with CIBC, which was reduced to two letters of credit totaling

$0.4 million supporting its payroll and credit card program by March 28, 2003. NatWest provides a $0.1 million bank guarantee for letters of credit used for VAT purposes in the United Kingdom. At December 31, 2002 and March 28, 2003, cash and marketable securities totaling $14.5 million and $10.3 million, respectively, have been pledged as collateral for the Fleet and CIBC credit facilities under security agreements. The line of credit with Fleet expires on June 28, 2003. In addition to the customary representations, warranties and reporting covenants, the borrowings under the Fleet credit facility require the company to maintain a quarterly minimum tangible net worth of $200.0 million. The line of credit with CIBC was reviewed by the company and a decision to cancel the line of credit was conveyed to CIBC prior to December 31, 2002. By giving CIBC appropriate advance notice, the company initiated its right to cancel the line of credit at any time at no cost, excluding breakage fees relating to the used and outstanding amounts under fixed loan instruments, which we do not expect to be material. The $0.4 million remaining under the CIBC credit facility should be cancelled by the end of the second quarter of 2003. The company also cancelled a credit facility with Bank One on December 20, 2002 without paying any breakage fees. North American inventories and receivables were pledged as collateral for the Bank One credit facility. Bank One continues to work on the release of all liens and obligations associated with the facility.

      The company had approximately $12.1 million denominated in Canadian dollars and United States dollars that are available for general purposes, under the credit facilities discussed above, at December 31, 2002, and approximately $8.5 million at March 28, 2003. Of the available $12.1 million at December 31, 2002, $7.7 million was in use; consisting of $3.8 million committed at Fleet Bank for use in foreign exchange transactions, $2.9 million in Rugby, United Kingdom under the CIBC credit facilities and approximately $0.8 million of bank guarantees and outstanding letters of credit under the CIBC credit facility and $0.1 million with NatWest. Of the $8.5 million available at March 28, 2003, $3.8 million was in use consisting of funds committed at Fleet for use in foreign exchange transactions, $0.4 million was in use under CIBC credit facilities for letters of credit supporting the Company’s payroll and credit card program, and $0.1 million at NatWest. Though the Fleet amount of $3.8 million is committed for support of foreign currency hedging contracts and not available, it is not considered used for the purpose of calculating interest payments. The aggregate unused portion of credit available under the credit facilities amounts to $4.4 million at December 31, 2002, and $4.2 million at March 28, 2003. The Fleet line of credit is due on demand and bears interest based on either prime or LIBOR depending on the borrowing notification period. This resulted in an effective average rate of 1.79% for fiscal 2002.

     Cash Flows for the Years Ended December 31, 2002, 2001, 2000

      The company used $19.3 million in cash during 2002 to close the year on December 31, 2002 with cash and cash equivalents of $83.6 million compared to $103.0 million at December 31, 2001 and $113.9 million at December 31, 2000. In addition, short-term investments were $29.0 million at December 31, 2002 a decrease of $14.5 million compared to December 31, 2001. Long-term investments totaled $37.4 million at December 31, 2002. Short-term, long-term and other investments consist principally of commercial paper, governments, short-term corporate debt, and banker’s acceptances with original maturities greater than three months. The total of cash, cash equivalents and investments at December 31, 2002 was $150.0 million.

      We generated $11.7 million in cash from operating activities during 2002. The net loss, after adjustments for non-cash items, resulted in a use of cash of $10.0 million in 2002. Accounts receivable, inventories and other current assets generated a further $29.8 million during 2002, which was offset by current liabilities using $8.1 million. Accounts receivables contributed $9.4 million due to a 17-day improvement in the average time of collection offset by the impact on receivables of a $2.7 million sales increase in the fourth quarter of 2002 over the fourth quarter of 2001. Inventories contributed $19.6 million due to a reduction in manufacturing activities caused by lower demand in 2002, and management’s focus on disposing of slow moving inventory. These efforts resulted in inventory turns increasing to 3.0 at the end of 2002 from 2.3 at the end of 2001. The reduction in current liabilities is due to a lower manufacturing activities and lower spending due to a reduction in workforce. During 2001, we used $17.5 million in operating activities. Net income, after adjustment for non-cash items, generated cash of $12.8 million in 2001. Accounts receivable, inventories and other current assets generated a further $57.4 million, which was more than offset by current liabilities using $87.7 million.

Accounts receivable contributed $47.1 million as the 2001 balance dropped sharply as a result of a 56% decline in sales from the fourth quarter of 2000 to the fourth quarter of 2001, offset by a 5-day increase in the average time of collection. Inventories contributed $8.9 million due to a reduction in manufacturing activities. However the reduction in inventory did not match the sales decline resulting in a decrease in inventory turns to 2.3 from 4.3 in December 2000. The usage in current liabilities reflects the downturn in manufacturing activities and the reduction in workforce. During 2000, we used $10.2 million in operating activities. The net loss, after adjustment for non-cash items, resulted in the use of cash of $19.9 million in 2000. Accounts receivable, inventories and other current assets used a further $28.4 million, which was more than offset by current liabilities providing $38.1 million. The usage of cash in accounts receivable is due higher sales in 2000 partially offset by a 2-day improvement in the average time of collection. The usage in inventory reflects the increase in inventory to support higher demand. The increase in current liabilities is also due higher spending associated with higher sales.

      We used $23.8 million in investing activities, including $132.9 million of purchases of short-term and long-term investments and $110.0 million of maturities of short and long-term investments during 2002. Investment in property, plant and equipment, net of disposals, used $3.0 million and in cash and other assets generated $2.0 million in 2002. During 2001, investing activities provided $12.4 million, including $109.4 million of purchases and $85.8 million of maturities of short-term investments. During 2001, we generated $38.5 million from the sale of our investment in Perkin Elmer Inc. and $7.3 million from the sale of our Laserdyne and Custom Systems product lines to Laserdyne Prima (see note 2 to the audited consolidated financial statements for details of both transactions). Investment in property, plant and equipment used $8.6 million in cash and other assets used $1.2 million. During 2000, investing activities provided $35.8 million, including $57.7 million of purchases and $45.0 million of maturities of short-term investments. During 2000, we generated $65.0 million from the sale of business assets and invested $10.1 million in property, plant and equipment. The acquisition of General Optics used $7.1 million in cash in 2000.

      Cash flow used in financing activities was $8.2 million for the year ended December 31, 2002 compared to $6.3 million for the year ended December 31, 2001 and $62.7 million that was provided by financing activities for the year ended December 31, 2000. We made net repayments of bank indebtedness during 2002 of $6.4 million compared to $4.1 million in 2001, and a scheduled payment of $3.0 million on long-term debt in 2002 as compared to $4.0 million on long-term debt in 2001. These were partially offset by $1.2 million received in 2002 and $1.8 million received in 2001 from the exercise of stock options and issuance of shares under the employee stock purchase plan. The net increase in cash in 2000 relates primarily to $68.3 million net proceeds received from a public offering of 4.3 million common shares, $8.7 million raised from the exercise of stock options and decrease in bank indebtedness and long-term debt of $14.2 million.

Cash Flows for Three Months Ended March 28, 2003 and March 29, 2002

      Cash and cash equivalents totaled $97.5 million at March 28, 2003 compared to $83.6 million at December 31, 2002. In addition, the company had $17.1 million in short-term investments and $34.4 million in long-term investments at March 28, 2003 compared to $29.0 million in short-term investments and $37.4 million in long-term investments at December 31, 2002. As discussed in Note 4 to the financial statements for the three months ended March 28, 2003, $10.3 million of short-term investments are pledged as collateral for the Fleet and CIBC credit facilities at March 28, 2003 and $18.9 million of the long-term investments is pledged as security for the lease agreements with BMO as described in Note 9 to the financial statements.

      Cash flows from operating activities used $0.9 million for the first three months of 2003 compared to $1.9 million that was generated by operating activities during the same period in 2002. Net income, after adjustment for non-cash items, generated cash of $1.1 million in the first quarter of 2003. Decreases in, inventories and other current assets provided $3.9 million. The decrease in inventories was mostly generated by a reduction in raw materials in the Laser Systems segment. This was offset by an increase in accounts receivable and income taxes receivable and a decrease in current liabilities using $5.9 million. The increase in receivables is due to a slow down in collection resulting in an increase in days sales outstanding of 10 days, partially offset by the impact on receivables of a $4.0 million sales reduction in the first quarter of 2003 compared to the fourth quarter of 2002. In the first quarter of 2002, net loss, after adjustment for non-cash items, used cash of $3.7 million. Decrease in accounts receivable provided $9.6 million, and a decrease in inventories and other current assets provided $2.1 million. The decrease in receivables was due to improved collection resulting in a reduction in days sales outstanding of 17 days, combined with the impact on receivables of a $5.5 million reduction in sales in the first quarter of 2002 compared to the fourth quarter of 2001. This was offset by a decrease in current liabilities using $6.1 million. The decrease in current liabilities was due to spending cut backs and a reduction in manufacturing activities.

      Cash flows from investing activities generated $14.3 million during the first three months ended March 28, 2003, primarily from net maturities of $14.9 million of short-term and long-term investments offset by $0.6 million of property, plant and equipment additions. In the first quarter of 2002, investing activities used $11.8 million, primarily from net purchases of $12.8 million of short-term and other investments and $0.6 million of property, plant and equipment. This was offset by a $1.6 million reduction of other assets.

      Cash flows provided by financing activities during the first three months ended March 28, 2003 were $8.0 thousand from the issue of share capital, compared to $3.2 million for the same period in 2002, which included $3.0 million from proceeds of bank indebtedness and $0.2 million from the issue of share capital.

Other Liquidity Matters

      The company’s final salary defined benefit pension plan in the United Kingdom had an excess of projected benefit obligation over the fair market value of plan assets of approximately $5.0 million December 31, 2002 and March 28, 2003. GSI Lumonics’ funding policy is to fund pensions and other benefits based on widely used actuarial methods as permitted by regulatory authorities. These factors are subject to many changes, including the performance of investments of the plan assets. Because of the current underfunding and potential changes in the future, the company may have to increase payments to fund the pension plan.

      The following summarizes our contractual obligations at December 31, 2002, and the effect such obligations are expected to have on liquidity and cash flow in future years in thousands.

Contractual Obligations	Total	1st Year	2 - 3 Years	4 - 5 Years	After 5 Years

Operating leases(1)	$13,814	$3,549	$4,625	$3,146	$2,494
Unconditional purchase obligations	10,518	10,168	350	—	—
Other long-term obligations(2)	2,318	189	376	374	1,379

Total Contractual Cash Obligations	$26,650	$13,906	$5,351	$3,520	$3,873

(1)	See note 12 to the audited consolidated financial statements.

(2)	See note 6 to the audited consolidated financial statements.

      We lease certain equipment and facilities under operating lease agreements that expire through 2013. The company leases two facilities (Maple Grove, Minnesota and Farmington Hills, Michigan) under operating lease agreements that expire in 2003, where at the end of the initial lease term, these leases require the company to renew the lease for a defined number of years at the fair market rental rate or purchase the property at the fair market value. The lessor may sell the facilities to a third party but the leases provide for a residual value guarantee of the first 85% of any loss the lessor may incur on its $19.1 million investment in the buildings, which may become payable by the company upon the termination of the transaction, or the company may exercise its option to purchase the facilities for approximately $19.0 million. As of December 31, 2002, residual value guarantees in connection with these leases totaled approximately $16.0 million. Upon termination of the leases, the company expects to purchase the buildings for approximately $19 million cash and then sell them for the combined estimated market value of the two buildings of approximately $12.5 million to $13.3 million. During the fourth quarter of fiscal 2000, the company took a charge of $6.0 million associated with restructuring for excess capacity at the two leased facility locations, including the estimated residual value guarantees. In the fourth quarter of 2002, the company took an additional restructuring charge of $0.1 million to increase the reserve for the decline in the estimated market values of the underlying buildings. The total expected value of the buildings at the end of the leases may vary, depending on whether or not the buildings are leased at time of sale and whether the buildings are sold to a buyer/owner or to an investor. The company will incur other costs such as lease and sales commissions. If market values for the two facilities were to decrease by 10%, our required provision would change by approximately $1.0 million. The lease agreement requires, among other things, the company to maintain specified quarterly financial ratios and conditions. As of March 29, 2002, the company was in breach of the fixed charge coverage ratio, but on April 30, 2002, the company entered into a Security Agreement with the Bank of Montreal, or BMO pursuant to which the company deposited with BMO and pledged approximately $18.9 million as security in connection with the operating leases discussed above in exchange for a written waiver from BMO and BMO Global Capital Solutions for any company defaults of or obligations to satisfy the specified financial covenants relating to the operating lease agreements until June 30, 2003. This item is included on the balance sheet in long-term investments.

      Effective January 1, 2003, the company has removed the designation of all short-term hedge contracts from their corresponding hedge relationships. Accordingly, such contracts are recorded at fair value with changes in fair value recognized currently in income starting January 1, 2003, instead of being included in accumulated other comprehensive income. Unrealized gains on these contracts included in accumulated other comprehensive income at December 31, 2002 are recognized in the same periods as the underlying hedged transactions. Although the company now marks-to-market short-term hedge contracts to the statement of operations, the company does not intend to enter into hedging contracts for speculative purposes. At March 28, 2003, the company had seven foreign exchange forward contracts to purchase $10.7 million U.S. dollars with an aggregate fair value of loss of $35,000 recorded in the statement of operations as foreign exchange transaction losses and two collars to purchase $2.2 million U.S. dollars with an aggregate fair value of loss of $0.5 million recorded in the statement of operations as foreign exchange transaction losses. Also, the company had one currency swap contract with a notional value of $8.7 million U.S. dollars and an aggregate fair value gain of $24,000 after-tax recorded in accumulated other comprehensive income. At December 31, 2002, the company had eleven foreign exchange forward contracts to purchase $16.9 million United Sates dollars and one currency swap contract fair valued at $8.7 million United States dollars with an aggregate fair value loss of $0.5 million after-tax recorded in accumulated other comprehensive income and maturing at varying dates in 2003.

      On March 31, 2003, the company completed the sale to a third party of its excess facility in Nepean, Canada for a price of Cdn $1.3 million (or approximately U.S.$0.9 million based on March 2003 exchange rates). At March 28, 2003, the net book value of this facility of U.S.$0.8 million is included in other assets. The estimated gain on the sale of this facility of approximately U.S.$0.1 million will be recorded in our second quarter.

      On April 21, 2003, the company announced that it has entered into a definitive agreement for the acquisition of the principal assets of Spectron Laser Systems, a subsidiary of Lumenis Ltd., located in Rugby, U.K. The Spectron assets are being acquired for U.S.$6.3 million in cash, subject to adjustment, and the assumption of certain liabilities. This transaction closed on May 7, 2003. The integration of Spectron into GSI Canada’s Laser Group in Rugby is scheduled for completion by the end of August, 2003.

      On May 2, 2003, the company announced that it has acquired the principal assets of the Encoder division of Dynamics Research Corporation, located in Wilmington, Massachusetts. The Encoder division assets were acquired for US$3.3 million in cash, subject to adjustment, and the assumption of certain liabilities. The integration of the Encoder division into GSI Canada’s Component Products Group in Billerica, Massachusetts is currently scheduled for completion by the end of August, 2003.

      Our future liquidity and cash requirements will depend on numerous factors, including, but not limited to, the level of sales we will be able to achieve in the future, the introduction of new products and potential acquisitions of related businesses or technology. We believe that existing cash balances, together with cash generated from operations and available bank lines of credit, will be sufficient to satisfy anticipated cash needs to fund working capital and investments in facilities and equipment for the next two years. We are not aware of any events that could trigger a significant cash payment, except for items already accrued in the financial statements or noted above.

Related Party Transactions

      The company had the following transactions with related parties. The company recorded $2.3 million as sales revenue from Sumitomo Heavy Industries, Ltd., a significant shareholder in the year ended December 31, 2002 (2001 - $4.2 million; 2000 - $10.2 million) at amounts and terms approximately equivalent to third party transactions. Transactions with Sumitomo are at normal trade terms. Receivables from Sumitomo of $0.5 million and $0.6 million as at December 31, 2002 and 2001, respectively, are included in accounts receivable on the balance sheet.

      On February 23, 2000, the company entered into an agreement with V2Air LLC relating to the use of the LLC aircraft for company purposes. The V2Air LLC is owned by the company’s President and Chief Executive Officer, Charles D. Winston. Pursuant to the terms of the Agreement, the company is required to reimburse the V2Air LLC for certain expenses associated with the use of the aircraft for company business travel. During the most recently completed fiscal year, the company reimbursed V2Air LLC approximately $145,000 (2001 - $150,000) under the terms of such Agreement.

      In January of 2001, the company made an investment of $2 million in a technology fund managed by OpNet Partners, L.P. During 2002, the company received a cash distribution (return of capital) from OpNet Partners in the amount of $1.4 million. In the second quarter of 2002, the company wrote-down the investment by $0.2 million to its estimated fair market value and wrote-off the remainder of the investment ($0.4 million) in the fourth quarter of 2002. Richard B. Black, a director of the company, is a general partner for OpNet Partners, L.P.

      On April 26, 2002, the company entered into an agreement with Photoniko, Inc, a private photonics company in which one of the company’s directors, Richard B. Black, was a director and stock option holder. As of August 16, 2002, Mr. Black was no longer a director or stock option holder of Photoniko, Inc. Under the agreement, the company provided a non-interest bearing unsecured loan of $75 thousand to Photoniko, Inc. to fund designated business activities at Photoniko, Inc. in exchange for an exclusive 90 day period to evaluate potential strategic alliances. In accordance with the terms of the agreement and the promissory note which was signed by Photoniko, Inc. on April 26, 2002, the loan was to be repaid in full to the company no later than August 28, 2002, but still remains outstanding. The company has provided a full reserve for this receivable.

Recent pronouncements

      Business Combinations. On January 1, 2002, the company implemented, on a prospective basis, Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS 141). As a result, all business combinations initiated in the future will be accounted for under the purchase method. Also, SFAS 141 does not permit the company to recognize an assembled workforce asset. Therefore, the company reallocated its assembled workforce asset with a cost of $2.8 million and a net carrying value of $2.0 million at January 1, 2002 to other remaining long-lived assets arising from the merger with General Scanning Inc. in 1999, including $1.4 million to developed technology, $0.5 million to property, plant and equipment and $0.1 million to trademarks and trade names. The adoption of SFAS 141 did not have any other material impact on the company’s financial position or cash flows. It will accelerate amortization by $0.6 million per year for 2002 and 2003 and reduce amortization thereafter.

      Intangible Assets. On January 1, 2002, the company implemented, on a prospective basis, SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). As a result, intangible assets with finite useful lives must now be amortized over their estimated lives to their estimated residual values and be reviewed for impairment according to SFAS 144. Goodwill and intangible assets with indefinite lives will not be amortized, but will rather be tested at least annually for impairment. The adoption of SFAS 142 did not have a material impact on the company’s financial position, as it does not possess goodwill or intangible assets with indefinite lives. It also did not have a material impact on the company’s results of operations or cash flows.

      Impairment or Disposal of Long-Lived Assets. On January 1, 2002, the company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 applies to all long-lived assets, including discontinued operations, and develops one accounting model for long-lived assets to be disposed of by sale. SFAS 144 supersedes SFAS 121, and the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (APB 30), for the disposal of a segment of a business. The adoption of SFAS 144 did not have a material impact on the company’s financial position, results of operations or cash flows. During 2002 as a result of restructuring actions, the company wrote-down fixed assets by approximately $1.1 million (see note 11 to the financial statements).

      Costs Associated with Exit or Disposal Activities. In July 2002, SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146) was issued. SFAS 146 requires that a liability for costs associated with exit or disposal activities be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 will be effective for exit or disposal activities initiated after December 31, 2002, and had no impact on the company’s financial statements in 2002, but will impact the accounting treatment of future exit or disposal activities should they occur.

      Guarantor’s Accounting for Guarantees. In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (the Interpretation). The Interpretation will significantly change current practice in the accounting for, and disclosure of, guarantees. Guarantees meeting the characteristics described in the Interpretation, which are not included in a long list of exceptions, are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5, Accounting for Contingencies. The Interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor’s having to make payments under the guarantee is remote. The initial recognition and initial measurement provisions of the Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Accounting for guarantees issued prior to December 31, 2002 should not be revised or restated. As discussed in Note 12 to the consolidated financial statements, the company has two existing operating lease agreements with terms that include residual value guarantees totaling approximately $16.0 million.

      Stock Based Compensation Transition and Disclosure. In December 2002, SFAS No. 148 (SFAS 148), Accounting for Stock-Based Compensation-Transition and Disclosure was issued to amend SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 will not have a material impact on our financial position, results of operations, or cash flows, because the company will continue to follow the guidance of APB 25 in recognizing stock compensation expense. The company will comply with the new disclosure requirements in the financial statement for the first quarter of 2003.

MANAGEMENT

Board of Directors and Committee Meetings

      During 2002, the board of directors of GSI Canada held four (4) meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors held during fiscal 2002 and the meetings of the committees of the board of directors on which he served. The board of directors has audit and compensation committees. It does not have a nominating or similar committee.

      Audit Committee. The audit committee oversees the financial reporting process of GSI Canada, reviews the financial statements of GSI Canada and consults with and reviews the services provided by GSI Canada’s independent auditors. The audit committee is currently composed of three (3) members, each of whom is independent as defined by the listing standards of the National Association of Securities Dealers, Inc. The directors currently serving on the audit committee are Messrs. Black, Pond and Virgilio. The audit committee operates under a written charter approved by the board of directors. The complete text of the charter of the audit committee was attached as an exhibit at the end of the proxy statement for the fiscal 2000 annual shareholders meeting. The audit committee held five (5) meetings during fiscal 2002.

      Compensation Committee. The compensation committee reviews and recommends to the board of directors the compensation and benefits of all executive officers of GSI Canada and reviews general policy relating to compensation and benefits of employees of GSI Canada. The compensation committee also administers the issuance of stock options. The directors currently serving on the compensation committee are Messrs. Black, Pond and Virgilio. The compensation committee held seven (7) meetings during fiscal 2002.

Report of Audit Committee

      The audit committee assists the board of directors by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the audit committee are to:

•	serve as an independent and objective party to monitor GSI Canada’s financial reporting process and internal control systems;

•	review and appraise the audit efforts of GSI Canada’s independent auditors and internal audit department;

•	evaluate GSI Canada’s quarterly financial performance, reporting and compliance with applicable laws and regulations;

•	oversee management’s establishment and enforcement of financial policies; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the board of directors.

      The audit committee has:

•	reviewed and discussed the audited financial statements of GSI Canada for the fiscal year ended December 31, 2002 with management and Ernst & Young LLP, GSI Canada’s independent auditors, including a discussion of the quality and effect of GSI Canada’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Ernst & Young LLP, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of Ernst & Young LLP regarding the reasonableness of those estimates; and

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of GSI Canada’s internal controls and the overall quality of GSI Canada’s financial reporting.

      The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of Ernst & Young LLP and considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence, and has satisfied itself as to the auditor’s independence.

      Based on the review and discussions noted above, the audit committee has recommended to the board of directors that GSI Canada’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the United States Securities and Exchange Commission. The audit committee and the board of directors have also appointed, subject to shareholder ratification, Ernst & Young LLP as GSI Canada’s independent auditors for the fiscal year ending December 31, 2003.

Report submitted by: Richard B. Black, Byron O. Pond and Benjamin J. Virgilio

Report of Compensation Committee on Executive Compensation

      The executive compensation policy of GSI Canada has as its goals the following:

•	to provide executives with compensation that is fair and competitive in the market place;

•	to incentivize executives to meet and exceed financial and other strategic objectives; and

•	to raise the perspectives of executives from simply increasing the size of GSI Canada to taking a strategic path toward increasing shareholder value.

      Base salary. Base salaries are determined on an individual basis taking into consideration the individual’s position, the individual’s ability to contribute to GSI Canada’s performance and amounts paid by technology companies of similar size for comparable positions.

      Annual bonus. Each executive officer has the opportunity to earn an annual bonus. The amount of the bonus is tied to the individual’s performance and the achievement of specific goals and objectives which, in some cases, may be difficult to quantify. Cash bonuses may also, at the discretion of the compensation committee, be used to recognize other significant contributions of an executive to the overall success of GSI Canada’s objectives. All cash bonuses are paid at the discretion and upon the approval of the compensation committee. The amount of the potential bonuses varies based upon the executive officer’s position with GSI Canada, ability to impact GSI Canada’s performance and contribute to GSI Canada’s objectives, and degree of responsibility.

      Long term incentives. Executives may participate in GSI Canada’s stock option plans, referred to in this proxy circular — prospectus as the plans. The plans are administered by the compensation committee which designates the individuals who are to be granted options, the number of options to be granted and other terms and conditions of the options. The number of stock options granted to executive officers is based upon the same factors as are relevant in setting their salaries and annual bonuses.

      Chief Executive Officer’s compensation. During the year ended December 31, 2002, Charles D. Winston served as GSI Canada’s Chief Executive Officer. In setting the Chief Executive Officer’s salary and target bonus for the year ended December 31, 2002, the compensation committee reviewed salaries and bonuses paid to other chief executive officers of technology companies of similar size and considered his ability to impact the achievement of GSI Canada’s objectives. For the year ended December 31, 2002, Mr. Winston’s target bonus was 70% of his base salary and an option to purchase 200,000 common shares was granted to Mr. Winston in 2002 with an exercise price of $8.35 per share.

Report submitted by: Richard B. Black, Byron O. Pond and Benjamin J. Virgilio

EXECUTIVE COMPENSATION

      The following table, presented in accordance with the rules of the United States Securities and Exchange Commission, sets forth information with respect to the compensation earned during the fiscal years ended December 31, 2002, 2001 and 2000 by GSI Canada’s Chief Executive Officer and the four other most highly compensated executive officers of GSI Canada (the Named Executive Officers).

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation Awards

					Securities
					Under
Name and	Fiscal			Other Annual	Options	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Granted	Compensation(2)

Charles D. Winston(3)	2002	$400,000	$158,414	—	200,000	$153,080	(4)
President & CEO	2001	400,000	140,000	—	250,000	157,925	(5)
	2000	392,949	280,000	—	105,000	186,966	(6)
Thomas R. Swain(7)	2002	$200,013	$56,580	—	100,000	$8,500
V.P., Finance & CFO	2001	196,167	50,000	—	100,000	123,405	(8)
	2000	178,125	44,549	—	30,000	8,500
Kurt A. Pelsue(9)	2002	$205,762	$46,505	—	20,000	$8,500
V.P., Technology & CTO	2001	196,000	—	—	40,000	8,500
	2000	180,712	64,000	—	20,000	8,500
Linda Palmer(10)	2002	$174,230	$39,342	—	20,000	$8,500
V.P., Human Resources	2001	160,000	—	—	50,000	8,500
	2000	151,909	48,000	—	20,000	8,500
Eileen Casal(11)	2002	$194,230	$43,868	—	60,000	$8,500
V.P., General Counsel	2001	110,769	36,000	—	40,000	—
	2000	—		—

(1)	Unless otherwise noted, perquisites and personal benefits do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus of the Named Executive Officer.

(2)	Unless otherwise noted, all other compensation consists exclusively of GSI Canada’s contribution under its retirement and savings plans established pursuant to Section 401(k) of the United States Internal Revenue Code. The terms of the retirement and savings plans permit each participant to defer up to 15% of his annual salary up to an annual maximum amount prescribed by United States Internal Revenue Service regulations (US$11,000 in 2002). GSI Canada matches such deferrals to the extent of achievement by it of profit goals.

(3)	Mr. Winston became the President, Chief Executive Officer and a member of the board of directors of GSI Canada following the merger of General Scanning, Inc. and Lumonics Inc. in 1999. Mr. Winston served as President and Chief Executive Officer of General Scanning, Inc. beginning in September 1988 and became a member of its board of directors in 1989. Prior to joining General Scanning, Inc., from 1986 to 1988, Mr. Winston was a management consultant. In 1986, Mr. Winston was an officer of Savin Corporation. From 1981 to 1985, he served as Senior Vice President of Federal Express Corporation.

(4)	Includes $8,500 with respect to 401(k) match and $144,580 paid to V2Air LLC, a limited liability company owned by Mr. Winston, not as compensation to Mr. Winston but as reimbursement for expenses associated with the use of an aircraft owned by V2Air LLC for business travel.

(5)	Includes $8,500 with respect to 401(k) match and $149,425 paid to V2Air LLC, a limited liability company owned by Mr. Winston, not as compensation to Mr. Winston but as reimbursement for expenses associated with the use of an aircraft owned by V2Air LLC for business travel.

(6)	Includes $8,500 with respect to 401(k) match and $178,466 paid to V2Air LLC, a limited liability company owned by Mr. Winston, not as compensation to Mr. Winston but as reimbursement for expenses associated with the use of an aircraft owned by V2Air LLC for business travel.

(7)	Mr. Swain has held his current position of Vice President, Finance and Chief Financial Officer since September 2000. Prior to that Mr. Swain served as Director of Real Estate Operation from April 1999 to August 2000. He joined General Scanning, Inc. in August 1996 with the acquisition of View Engineering, Inc. and served as Vice President and General Manager, View Engineering Division until December 1997, then served as Vice President of Business Development from January 1998 through March 1999. Prior to its acquisition by General Scanning, Inc., Mr. Swain had served as President and Chief Executive Officer of View Engineering, Inc.

(8)	Includes $114,905 with respect to relocation and related expenses, and $8,500 with respect to 401(k) match.

(9)	Mr. Pelsue assumed his current position as Vice President, Technology and Chief Technology Officer in March 1999. He had served as Vice President, Corporate Engineering for General Scanning, Inc. from 1997 to 1999. Prior to that time, Mr. Pelsue held numerous senior level engineering assignments within General Scanning, Inc. He joined General Scanning, Inc. in 1976.

(10)	Ms. Palmer assumed her current role as Vice President, Human Resources in December 1999, having served as Vice President of Integration from March 1999. She had been General Scanning, Inc.’s Vice President of Human Resources beginning in 1996. Prior to that time, Ms. Palmer served as Director of Human Resources for Analog Devices.

(11)	Ms. Casal served as Vice President, General Counsel from May 2001 until her resignation effective as of January 31, 2003.

STOCK OPTION PLANS

      A merger of equals involving General Scanning, Inc. and Lumonics Inc. was completed on March 22, 1999. In conjunction with the merger, GSI Canada assumed outstanding options held by employees under nonqualified and incentive stock options and issued 2,051,903 stock options in exchange. As of December 31, 2002, options to purchase 630,677 common shares remained outstanding under the assumed 1981 stock option plan and the 1992 stock option plan of General Scanning, Inc. In addition, GSI Canada assumed outstanding warrants for the purchase of common stock issued to non-employee members of the General Scanning, Inc. board of directors, referred to throughout this proxy circular-prospectus as the warrants. The warrants are subject to vesting as determined by a committee of the board of the directors at the date of grant and expire ten (10) years from the date of grant. As of December 31, 2002, 51,186 warrants, all of which are exercisable, remain outstanding at prices ranging from US$9.65 to US$15.41 per share. The warrants have been included in all stock option tables included in this proxy circular-prospectus. Excluding the assumed options and warrants referenced herein, no additional options or warrants are authorized to be granted under the assumed General Scanning, Inc. stock option plans.

      GSI Canada’s 1995 option plan, referred to throughout this proxy circular-prospectus as the 1995 option plan, which was established on September 29, 1995 by Lumonics Inc. for the benefit of employees (including contract employees), consultants, and directors of the company, remained in place following the merger with General Scanning, Inc. in 1999 and as of the date of this proxy circular-prospectus, is the only stock option plan under which new options may be granted. Subject to the requirements of the 1995 option plan, the compensation committee or the board of directors has the authority to select those directors, consultants, and employees to whom options will be granted, date of the grant, the number of options to be granted and other terms and conditions of the options. The exercise price of options granted under the 1995 option plan must be equal to the closing price of GSI Canada’s common shares on the Toronto Stock Exchange, or in lieu thereof, The NASDAQ Stock Market®, on the day immediately preceding the date of grant. The exercise period of each option is determined by the compensation committee but may not exceed ten (10) years from the date of grant. The 1995 option plan initially authorized the issuance of a maximum of 406,000 options to purchase common shares. This authorization was increased to: 1,906,000 on May 6, 1997, 2,906,000 on May 11, 1999,

and 4,906,000 on May 8, 2000; with all such increases being approved by the shareholders. Currently, a maximum of 4,906,000 options to purchase common shares are permitted to be issued under the 1995 option plan. The compensation committee has the power to amend, modify or terminate the 1995 option plan provided that optionee’s rights are not materially adversely affected and subject to any approvals required under the applicable regulatory requirements. As of the close of business on December 31, 2002, options to purchase an aggregate of approximately 2,994,064 common shares were outstanding under the 1995 option plan to employees and directors at prices ranging from Cdn$6.50 per share to Cdn$41.25 per share, and from US$4.38 per share to US$20.313 per share.

      No past financial assistance has been given to participants to assist them in purchasing common shares under the 1995 option plan, nor is such financial assistance contemplated. The 1995 option plan contains no provision for GSI Canada to provide any such assistance.

      Prior to the effective date of the Arrangement, GSI Delaware will assume all of GSI Canada’s stock option plans, with no changes to the underlying plans other than clerical changes necessary to reflect that the issuer of the options will be GSI Delaware, and the stock to be issued upon exercise of the options will be shares of GSI Delaware common stock. As noted above, the only stock option plan of GSI Canada that has shares available for grant to employees, directors and consultants of the company is the 1995 option plan, which presently has 460,817 shares available for issuance pursuant to incentive and nonqualified stock options. Following completion of the Arrangement, GSI Delaware will have available for grant under the 1995 option plan the same number of shares that were available for grant by GSI Canada immediately prior to the effective date of the Arrangement.

      Prior to the effective date of the Arrangement, GSI Canada, as the sole stockholder of GSI Delaware, will approve GSI Delaware’s adoption and assumption of the 1995 option plan, so that the company may continue to grant incentive stock options under the 1995 option plan.

Equity Compensation Plans

      The following table gives information about the GSI Canada’s common shares that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of December 31, 2002, GSI Canada’s most recently completed fiscal year, including the 1995 option plan, the 1981 stock option plan of General Scanning, Inc., the 1992 stock option plan of General Scanning, Inc., the warrants and GSI Canada’s employee stock purchase plan.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon		Future Issuance Under
	Exercise of	Weighted-Average	Equity Compensation
	Outstanding	Exercise Price of	Plans (Excluding Securities
Plan Category	Options/Warrants	Outstanding Options	Reflected in First Column)

Plans approved by shareholders	3,624,741	$10.11	424,801
Plans not approved by shareholders (the warrants)	51,186	$13.36	0

Total	3,675,927	—	424,801

      All of the option plans listed above or described in the table have been approved by GSI Canada’s shareholders, except the warrants. The outstanding warrants listed in the above table were issued pursuant to the 1995 directors’ warrant plan of General Scanning, Inc., referred to in this section as the warrant plan, which was assumed by GSI Canada in connection with the March 22, 1999 merger of General Scanning, Inc. and Lumonics Inc. No additional warrants are authorized to be granted under the warrant plan.

Option Grants During the Most Recently Completed Financial Year

      The following table provides information regarding options granted by GSI Canada during the fiscal year ended December 31, 2002 to the Named Executive Officers:

					Potential Realizable
					Value at Assumed
					Annual Rate of Share
		Percent of Total			Price Appreciation for
	Number of Shares	Options Granted			Option Term(1)
	Underlying Options	to Employees in	Exercise or Base	Expiration
Name	Granted	Fiscal Year(2)	Price($/SH)	Date	5%($)	10%($)

Charles D. Winston President & CEO	200,000	27.2%	$8.350	2/26/08	567,960	1,288,507
Thomas R. Swain V.P., Finance & CFO	100,000	13.6%	$8.350	2/26/08	283,980	644,253
Kurt A. Pelsue V.P., Technology & CTO	20,000	2.7%	$8.350	2/26/08	57,796	128,851
Linda Palmer V.P., Human Resources	50,000	6.8%	$8.350	2/26/08	56,796	128,851
Eileen Casal(3) V.P., General Counsel	60,000	8.2%	$8.350	2/26/08	170,388	386,552

(1)	This column shows the hypothetical gain of the options granted based on assumed annual share appreciation rates of 5% and 10% above the exercise price over the full term of the option. The 5% and 10% rates of appreciation are mandated by the rules of the United States Securities and Exchange Commission and do not represent GSI Canada’s estimate of future appreciation of GSI Canada’s common share prices.

(2)	All options listed above vest as to 25% of the total grant on each of the first, second, third and fourth anniversary of the date of grant.

(3)	Ms. Casal served as V.P., General Counsel until her resignation effective as of January 31, 2003. All outstanding stock options held by Ms. Casal which were not exercised as of March 1, 2003 expired and were subsequently cancelled on that date.

Options Exercised and Year-End Option Values

      The following table provides information, for the Named Executive Officers, concerning the number of shares for which stock options were exercised in the fiscal year ended December 31, 2002, the realized value or spread (the difference between the exercise price and market value on date of exercise), and the number and unrealized spread of unexercised options held by the Named Executive Officers at each fiscal year end.

					Value of Unexercised
					In-the-Money
			Unexercised Options		Options at
	Securities	Aggregate	at December 31, 2002		December 31, 2002
Name and	Acquired on	Value	Exercisable/		Exercisable/
Principal Position	Exercise(#)	Realized(1)($)	Unexercisable(#)		Unexercisable(2)($)

Charles D. Winston President & CEO	0	0	626,075	434,999	383,728	78,373
Thomas R. Swain V.P., Finance & CFO	0	0	83,858	165,000	0	0
Kurt A. Pelsue V.P., Technology & CTO	0	0	147,616	66,250	103,612	18,562
Linda Palmer V.P., Human Resources	0	0	89,240	67,499	50,226	8,248
Eileen Casal V.P., General Counsel	0	0	25,000	75,000	0	0

(1)	Market value of the underlying shares on the date of exercise less the option exercise price. Values are in United States dollars unless otherwise specified.

(2)	Market value of shares covered by in-the-money options on December 31, 2002, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Values are in United States dollars unless otherwise specified.

EMPLOYMENT CONTRACTS

      GSI Canada entered into an employment agreement with Charles D. Winston on January 1, 2000 and an amendment to such agreement on February 26, 2002, pursuant to which GSI Canada agreed to employ Mr. Winston as its President and Chief Executive Officer until December 31, 2003 and to pay him certain benefits upon the termination of his employment without cause, prior to such date, which benefits are further detailed in the severance agreement referenced below. In addition, the employment agreement provides for Mr. Winston to perform consulting services for GSI Canada for a two (2) year period commencing on January 1, 2004, at 50% of his base salary for the last year of his employment agreement. GSI Canada and Mr. Winston expect to enter into a second amendment to Mr. Winston’s employment agreement which will extend the term of his employment until December 31, 2005 and the time period for providing consulting services to GSI Canada to a two (2) year period commencing on January 1, 2006.

      In addition, GSI Canada has entered into severance agreements with certain members of its executive management team, including the Named Executive Officers. The agreements supercede previously executed severance agreements and all of the agreements provide for a severance payment if employment with GSI Canada is terminated without cause or upon or following defined change of control events. The severance agreement with Mr. Winston was entered into on May 24, 2001 and amended on February 26, 2002. The effective date for each of the agreements with Messrs. Swain and Pelsue and Ms. Palmer is May 24, 2001. Ms. Casal’s resignation as V.P., General Counsel effective January 31, 2003 did not trigger the terms of a severance agreement, now terminated, entered into between she and GSI Canada effective as of May 24, 2001.

      The severance agreement entered into with Mr. Winston is coterminous with his employment agreement and is not subject to renewal; while the severance agreements entered into with Messrs. Swain and Pelsue and Ms. Palmer continue for a minimum term of three (3) years from their respective effective dates and will automatically extend for periods of one (1) year after the initial term unless GSI Canada or the executive gives notice at least ninety (90) days prior to the expiration of the current period that the agreement will not be extended. Under the severance agreements the payment in the event of termination without cause is equal to a minimum of one (1) year and a maximum of two (2) years of the sum of (a) annual base salary; (b) targeted annual bonus; (c) prorated portion of the annual bonus; and (d) the cost of certain employment benefits, except that with respect to Mr. Winston the payment is equal to a minimum of two (2) years and a maximum of three (3) years of the sum of (a)-(d). If the termination of employment occurs upon or following a defined change of control of the Company, the payment is equal to three (3) times the sum of (a)-(d), except that with respect to Mr. Winston the payment is equal to four (4) times the sum of (a)-(d). Also, pursuant to these agreements all unvested options then held shall immediately vest, provided that such options shall expire upon the earlier of (i) three (3) years or the remainder of the option term in the event of a change of control, or (ii) six (6) months or the remainder of the option term in the event of a termination for cause. Most of these agreements provide that a payment would be increased in the event that it would subject the officer to an excise tax as a parachute payment under the Internal Revenue Code of 1986, as amended. The increase would be equal to the additional tax liability imposed on the executive as a result of the payment.

COMPENSATION OF DIRECTORS

      During the most recently completed financial year, GSI Canada directors who were not employees of GSI Canada received an annual retainer of $15,000 and an attendance fee of $1,500 for attending meetings of shareholders, the board of directors and committees of the board of directors, and $750 for each meeting conducted by telephone. Upon initial election they receive an option to purchase 40,000 GSI Canada common shares and for each annual election after the initial election, they receive an option to purchase 10,000 GSI Canada common shares. The options have an exercise price of fair market value on the date of grant, a term of six (6) years, vest as to 25% on each of the first, second, third and fourth anniversary of the date of grant and are otherwise subject to the terms of the 1995 option plan. Directors who are employees of GSI Canada receive no remuneration for serving as members of the board of directors. All directors were entitled to reimbursement by GSI Canada for all reasonable expenses incurred in attending meetings of shareholders, the board of directors and committees of the board of directors. The chairman of the board of directors, currently Mr. Ferrari, receives an annual salary of $24,000. No additional compensation is paid to the chairs of the various committees. All payments are made in the currency of the member’s residence. GSI Canada expects to continue these arrangements following the completion of the transactions contemplated by the Arrangement, when the members of the board of directors of GSI Canada constitute the members of the board of directors of GSI Delaware.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

      GSI Canada maintains directors’ and officers’ liability insurance in the aggregate principal amount of $35,000,000 subject to a $1,000,000 deductible per loss payable by GSI Canada. The premium payable for such insurance is currently $225,700 per year, which is paid by GSI Canada.

SECTION 16 REPORTING

      Section 16(a) of the United States Securities and Exchange Act of 1934, as amended, as well as applicable Canadian securities laws, require directors, executive officers and persons who own more than 10% of GSI Canada’s common shares to file reports with the United States Securities and Exchange Commission and with Canadian securities regulatory authorities, as applicable, disclosing their ownership of GSI Canada’s securities and changes in such ownership. Based solely on a review of the copies of such reports furnished to it, or a written representation from certain reporting persons that no Form 5 was required for such person, GSI Canada believes that all required filings were timely made during fiscal 2002.

CORPORATE GOVERNANCE

      The Toronto Stock Exchange Committee on Corporate Governance in Canada has issued a series of guidelines for effective corporate governance. The guidelines address matters such as the constitution and independence of corporate boards, the function to be performed by boards and their committees and the effectiveness and education of board members. The Toronto Stock Exchange has adopted as a listing requirement the disclosure by each listed corporation of its approach to corporate governance with reference to the guidelines.

      GSI Canada’s board of directors and senior management believe that good corporate governance is important to the effective and efficient operation of corporations. GSI Canada’s disclosure of its corporate governance practices is set out in matrix form and attached to this proxy circular-prospectus as Appendix J.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The current members of the compensation committee of the board of directors are Messrs. Black, Pond and Virgilio. None of the members of the compensation committee is or has at any time in the past been an officer or employee of GSI Canada or any of its subsidiaries. No executive officer of GSI Canada served on the compensation committee, or as a director, of another entity, one of whose executive officers served on GSI Canada’s compensation committee or on its board of directors in fiscal 2002.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

      Since the beginning of the financial year ended December 31, 2002 there has been no indebtedness to GSI Canada by any director or officer or associates of any such person, other than amounts owing for purchases subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

      During the most recently completed financial year, GSI Canada recorded sales revenue from Sumitomo Heavy Industries, Ltd., a significant shareholder, of approximately $2.3 million. These sales were on terms approximately equivalent to comparable third party transactions.

      On April 26, 2002, GSI Canada entered into an agreement with Photoniko, Inc., a private photonics company in which one of GSI Canada’s directors, Richard B. Black, was a director and stock option holder. As of August 16, 2002, Mr. Black ceased to be a director or stock option holder of Photoniko, Inc. Under the agreement, GSI Canada provided a non-interest bearing unsecured loan of $75,000 to Photoniko, Inc. to fund designated business activities at Photoniko, Inc. in exchange for an exclusive ninety (90) day period to evaluate potential strategic alliances. In accordance with the terms of the agreement and promissory note which was signed by Photoniko, Inc. on April 26, 2002, the loan was to be repaid in full to GSI Canada no later than August 28, 2002, but still remains outstanding. GSI Canada has provided a full reserve for this receivable.

      In January of 2001, GSI Canada made an investment of $2 million in a technology fund managed by OpNet Partners L.P. During 2002, GSI Canada received a cash distribution (return of capital) from OpNet Partners in the amount of $1.4 million. In the second quarter of 2002, GSI Canada wrote down the investment by $0.2 million to its estimated fair market value and wrote-off the remainder of the investment ($0.4 million) in the fourth quarter of 2002. Richard B. Black, a director of GSI Canada, is a general partner for OpNet Partners, L.P.

      On February 23, 2000 the Company entered into an agreement with V2Air LLC relating to the use of the V2Air LLC aircraft for Company business purposes. V2Air LLC is owned by GSI Canada’s President and Chief Executive Officer, Charles D. Winston. Pursuant to the terms of the Agreement, GSI Canada is required to reimburse V2Air LLC for certain expenses associated with the use of the aircraft for GSI Canada business travel. During the most recently completed financial year, GSI Canada reimbursed V2Air LLC approximately $145,000 under the terms of such Agreement.

      Except for the foregoing, no director, officer, nominee director, 5% holder of the Company’s shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the commencement of the Company’s last completed fiscal year or has any material interest, direct or indirect, in any proposed transaction, having a value of $60,000 or more.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

      The following graph assumes an investment of Cdn $100 on December 31, 1997 and compares the yearly percentage change in the cumulative total shareholder return on such investment to the cumulative total return of the Toronto Stock Exchange Composite for the five (5) year period which commenced January 1, 1998 and ended on December 31, 2002. GSI Canada paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

      The following graphs assume an investment of US$100 on March 22, 1999 (the date on which GSI Canada’s common shares commenced trading on The NASDAQ Stock Market®) and compare the percentage change in the cumulative total shareholder return on such investment to the cumulative total return on (1) the NASDAQ Composite Index and (2) the Standard and Poor Small Cap 600 Electronics Equipment Subindex. GSI Canada paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

      (1) The NASDAQ Composite Index

      (2) Standard and Poor Small Cap 600 Electronics Equipment Subindex

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

      The following sets forth, to the knowledge of GSI Canada, certain information concerning the direct and indirect beneficial ownership of common shares, GSI Canada’s only class of voting securities, as of the close of business on Thursday, May 8, 2003, by each person known by the directors or senior officers of the Company to be the beneficial owner of, or to exercise control or direction over 5% or more of the outstanding common shares of GSI Canada as of such date. This information is based on the most recent statements on Schedule 13G filed with the United States Securities and Exchange Commission or on other information available to the Company.

Shareholder	Shares	Percentage

Sumitomo Heavy Industries Ltd.(1)	4,078,238	10.0%
9-11, Kita-Shinagawa 5 Chome
Shinagawa-Ku, Tokyo, 141-8686, Japan
UBS Global Asset Management (Americas) Inc.(2)	3,594,720	8.8%
One North Wacker Drive
Chicago, Illinois 60606
Franklin Resources, Inc.(3)	2,121,725	5.2%
One Franklin Parkway
San Mateo, California 94403

(1)	Includes shares held by SHI Canada Inc. (SHI), a wholly-owned subsidiary of Sumitomo Heavy Industries Ltd. (Sumitomo). Sumitomo has shared voting and dispositive power with SHI as to all such shares.

(2)	Consists of shares held by investors whose accounts are managed by UBS Global Asset Management (Americas) Inc. (UBS Global AM) and other subsidiaries of and investment companies managed by UBS AG. UBS Global AM has sole voting and shared dispositive power as to all such shares.

(3)	Consists of shares held by investors whose accounts are managed by Franklin Templeton Investments Corp., Templeton Investment Counsel, LLC, Franklin Templeton Investment Management Limited and Templeton Global Advisors Limited. Franklin Templeton Investments Corp., Templeton Investment Counsel, LLC, Franklin Templeton Investment Management Limited and Templeton Global Advisors Limited have shared voting and dispositive power as to all such shares.

Directors and Management

      The following table shows the number of common shares, GSI Canada’s only class of equity securities, beneficially owned by each of the directors, the nominees for election as a director, the Named Executive Officers (see “Executive Compensation” above), as well as by the directors, the nominees for election as a director, and the executive officers of GSI Canada as a group, as of the close of business on Thursday, May 8, 2003.

Percentage of
	Amount and Nature of	Common
Name of Beneficial Owner	Beneficial Ownership(1)	Shares

Richard B. Black,	41,735(2)	*
Director
Eileen Casal,	2,251(3)	*
Vice President, General Counsel
Paul F. Ferrari,	146,435(4)	*
Director, Chairman of the Board

Percentage of
	Amount and Nature of	Common
Name of Beneficial Owner	Beneficial Ownership(1)	Shares

Phillip A. Griffiths,	30,880(5)	*
Director
Linda Palmer,	101,740(6)	*
Vice President, Human Resources
Kurt A. Pelsue,	190,241(7)	*
Vice President, Technology and Chief Technology Officer
Byron O. Pond,	39,750(8)	*
Director
Thomas R. Swain,	119,913(9)	*
Vice President, Finance and Chief Financial Officer
Benjamin J. Virgilio,	39,000(10)	*
Director
Charles D. Winston,	697,046(11)	1.7%
President, Chief Executive Officer and Director
All directors, nominees for directors and executive officers as a group (15 persons)	1,675,479(12)	4.1%

*	Less than 1%.

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days of Thursday, May 8, 2003, whether pursuant to the exercise of options or warrants, the conversion of securities or otherwise. Includes an aggregate of 1,472,135 shares which are fully vested and may be acquired within sixty (60) days of Thursday, May 8, 2003, by exercise of stock options and warrants. Each beneficial owner’s percentage of ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are fully vested and exercisable (or convertible) within sixty (60) days of Thursday, May 8, 2003 have been exercised. Unless otherwise noted in the footnotes below, GSI Canada believes all persons named in the table have sole voting power and investment power with respect to all common shares beneficially owned by them. Statements as to ownership of common shares are based upon information obtained from the directors, nominees and executive officers and from records available to GSI Canada.

(2)	Includes 35,000 common shares subject to options and warrants.

(3)	Ms. Casal served as V.P., General Counsel until her resignation effective as of January 31, 2003. All outstanding stock options held by Ms. Casal which were not exercised as of March 1, 2003 expired and were subsequently cancelled on that date.

(4)	Includes 35,000 common shares subject to options and warrants.

(5)	Includes 25,000 common shares subject to options.

(6)	All common shares subject to options.

(7)	Includes 157,616 common shares subject to options.

(8)	Includes 38,750 common shares subject to options.

(9)	Includes 108,858 common shares subject to options.

(10)	Includes 35,000 common shares subject to options.

(11)	Includes 688,575 common shares subject to options and warrants.

(12)	Includes 1,472,135 common shares subject to options and warrants.

TRANSFER AGENTS AND REGISTRARS

      The transfer agent and registrar for shares of GSI Delaware common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado, 80401.

      The transfer agent and registrar of the Exchangeable Shares is Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

LEGAL OPINIONS

      Certain legal matters in connection with the Arrangement will be passed upon for GSI Canada and GSI Delaware by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, and by Osler, Hoskin & Harcourt LLP, Ottawa, Ontario.

EXPERTS

      The consolidated financial statements and the related financial statement schedule of GSI Lumonics Inc. at December 31, 2002 and 2001, and for each of the three (3) years in the period ended December 31, 2002, appearing in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm of experts in accounting and auditing.

APPROVAL OF PROXY CIRCULAR-PROSPECTUS BY BOARD OF DIRECTORS

      The contents of this proxy circular-prospectus and the sending thereof to shareholders have been approved by the boards of directors of GSI Delaware and GSI Canada.

By Order of the Board of Directors of GSI Lumonics Inc.	By Order of the Board of Directors of GSLI Corp

FREDERICK P. CALLORI, Secretary	FREDERICK P. CALLORI, Secretary
May , 2003	May , 2003
Billerica, Massachusetts	Billerica, Massachusetts

APPENDIX A — FORM OF ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF GSI LUMONICS INC.

BE IT RESOLVED THAT:

1.	The arrangement (the Arrangement) under Section 128 of the Business Corporations Act (New Brunswick) (the NBBCA) involving GSI Lumonics Inc. (GSI), as more particularly described and set forth in the Management Proxy Circular-Prospectus (the Proxy Circular-Prospectus) of GSI accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2.	The plan of arrangement (the Plan of Arrangement) involving GSI, the full text of which is set out as Appendix B to the Proxy Circular-Prospectus (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of GSI or that the Arrangement has been approved by The Court of the Queen’s Bench of New Brunswick, the directors of GSI are hereby authorized and empowered without further notice to or approval of the shareholders of GSI (i) to amend the Plan of Arrangement to the extent permitted therein, and/or (ii) not to proceed with the Arrangement.

4.	Any officer or director of GSI is hereby authorized and directed for and on behalf of GSI to execute, under the seal of GSI or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the NBBCA in accordance with the Arrangement for filing.

5.	Any officer or director of GSI is hereby authorized and directed for and on behalf of GSI to execute or cause to be executed, under the seal of GSI or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby.

A-1

APPENDIX B — FORM OF PLAN OF ARRANGEMENT

UNDER SECTION 128
OF THE NEW BRUNSWICK BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1    Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Affiliate” has the meaning ascribed thereto in the NBBCA.

“Arrangement” means an arrangement under section 128 of the NBBCA on the terms and subject to the conditions set out in this Plan of Arrangement.

“Arrangement Resolution” means the special resolution of the Company Securityholders, to be substantially in the form and content of Appendix 2 to this Plan of Arrangement.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement that are required by the NBBCA to be sent to the Director after the Final Order is made.

“Business Day” means any day on which commercial banks are open for business in Ottawa, Ontario and Boston, Massachusetts other than a Saturday, a Sunday or a day observed as a holiday in Ottawa, Ontario under applicable laws or in Boston, Massachusetts under applicable laws.

“Callco” means GSLI Canada, ULC, an unlimited liability company existing under the laws of Nova Scotia, and being a wholly-owned direct subsidiary of Parent.

“Canadian Resident” means a resident of Canada for purposes of the ITA.

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 129(2) of the NBBCA after the Articles of Arrangement have been filed.

“Change in Law Call Purchase Price” has the meaning ascribed thereto in section 5.3(1).

“Change in Law Call Right” has the meaning ascribed thereto in section 5.3(1).

“Change in Law Exchange Date” has the meaning ascribed thereto in section 5.3(2).

“Company” means GSI Lumonics Inc., a corporation existing under the laws of New Brunswick.

“Company Circular” means the notice of the Company Meeting and accompanying management proxy circular, including all appendices thereto, to be sent to Company Securityholders in connection with the Company Meeting.

“Company Common Shares” means the outstanding common shares in the capital of Company.

“Company Meeting” means the annual and special meeting of Company shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider, among other things, the Arrangement.

“Company Meeting Date” means the date of the Company Meeting.

“Company Options” means the Company Common Share purchase options granted under the Company Stock Option Plans.

“Company Securityholders” means Company Shareholders and holders of Company Options.

“Company Shareholders” means holders of Company Common Shares.

“Company Stock Option Plans” means Company’s 1981 Stock Option Plan, 1992 Stock Option Plan and 1995 Stock Option Plan, each as amended, supplemented, restated or replaced from time to time.

“Court” means The Court of Queen’s Bench of New Brunswick.

“Current Market Price” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Depositary” means Computershare Trust Company of Canada at its offices set out in the Letter of Transmittal and Election Form.

“Director” means the Director appointed pursuant to section 184 of the NBBCA.

“Dissent Rights” has the meaning ascribed thereto in section 3.1.

“Dissenting Shareholder” means a holder of Company Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

“Dividend Amount” means an amount equal to the full amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco or Parent from such holder.

“Effective Date” means the date shown on the Certificate.

“Effective Time” means 12:01 a.m. (Atlantic time) on the Effective Date.

“Election Deadline” means 5:00 p.m. (Eastern time) at the place of deposit on the date which is one Business Day prior to the Company Meeting Date.

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be as set out in Appendix 1.

“Exchangeable Share Voting Event” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Exempt Exchangeable Share Voting Event” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal.

“Governmental Entity” means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the TSX and the NASDAQ.

“holders” means (a) when used with reference to any shares, the holders of such shares shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof; and (b) when used with reference to Company Options, the holders thereof from time to time.

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement.

“ITA” means the Income Tax Act (Canada), as amended.

“Letter of Transmittal and Election Form” means the letter of transmittal and election form for use by Company Securityholders, in the form accompanying the Company Circular.

“Liquidation Amount” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Liquidation Call Purchase Price” has the meaning ascribed thereto in section 5.1(1).

“Liquidation Call Right” has the meaning ascribed thereto in section 5.1(1).

“Liquidation Date” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“NASDAQ” means The Nasdaq Stock Market or its successors.

“NBBCA” means the Business Corporations Act (New Brunswick), as now in effect and as it may be amended from time to time prior to the Effective Date.

“Parent” means GSLI Corp, a corporation existing under the laws of Delaware.

“Parent Common Shares” means the shares of common stock in the capital of Parent and any other securities into which such shares may be changed, and in the event of any transaction described in section 11.3 of the Exchangeable Share Provisions, the corresponding shares in the capital of Parent Successor, as defined therein.

“Parent Control Transaction” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Plan of Arrangement”, “hereof”, “hereunder” and similar expressions means this Plan of Arrangement, including the appendices hereto and includes any agreement or instrument supplementary or ancillary hereto and any amendments or variations hereto made in accordance herewith or made at the direction of the Court.

“Redemption Call Purchase Price” has the meaning ascribed thereto in section 5.2(1).

“Redemption Call Right” has the meaning ascribed thereto in section 5.2(1).

“Redemption Date” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Redemption Price” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Replacement Option” has the meaning ascribed thereto in section 2.2(2)(f).

“Retraction Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Special Voting Share” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

“Stamp Taxes” means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement.

“Support Agreement” means the support agreement made among Parent, the Company and Callco dated ● in connection with the Plan of Arrangement, as amended pursuant to the terms of the Support Agreement.

“Transfer Agent” has the meaning ascribed thereto in section 5.1(2).

“Trustee” means Computershare Trust Company of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“TSX” means the Toronto Stock Exchange or its successors.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement made among Parent, the Company and the Trustee dated ● in connection with the Plan of Arrangement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.

1.2    Sections and Headings

The division of this Plan of Arrangement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, a section or an appendix refers to the specified article or section of or appendix to this Plan of Arrangement.

1.3    Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

1.4    Date for any Action

In the event that any date on which any action is required to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

ARTICLE 2

ARRANGEMENT

2.1    Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Company, Parent and Callco, (ii) all holders and all beneficial owners of Company Common Shares, Company Options and Replacement Options (iii) all holders and all beneficial owners of Exchangeable Shares from time to time and (iv) all holders and beneficial owners of Parent Common Shares received in exchange for Company Common Shares or Exchangeable Shares or an exercise of Replacement Options.

2.2    Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order (except that the transfer of Company Common Shares to Parent in exchange for Parent Common Shares pursuant to section 2.2(b), the redemption of the one outstanding Parent Common Share pursuant to section 2.2(c), the change in share capital pursuant to section 2.2(d) and the entering into of the Support Agreement and the Voting and Exchange Trust Agreement pursuant to section 2.2(e) shall be deemed to occur simultaneously) without any further act or formality:

(a) the authorized capital of the Company shall be reorganized by creating, as a class of shares in the capital of the Company, an unlimited number of Exchangeable Shares, so that immediately after such reorganization the authorized share capital of the Company shall consist of an unlimited number of Exchangeable Shares and an unlimited number of Company Common Shares;

(b) each Company Common Share (other than (A) a Company Common Share held by a Canadian Resident holder which has validly elected to receive Exchangeable Shares or (B) a Company Common Share held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Company Common Shares) will be automatically transferred by the holder thereof, without any further act or formality on the part of such holder, and free and clear of all liens, claims and encumbrances, to Parent in exchange for one fully paid and non-assessable Parent Common Share, and the name of each such holder will be removed from the register of holders of Company Common Shares, and, subject to section 4.2, added to the register of holders of Parent Common Shares, and Parent will be recorded as the holder of such Company Common Shares so transferred and will be deemed to be the legal and beneficial owner thereof;

(c) the one outstanding Parent Common Share held by the Company will be redeemed by Parent;

(d) each Company Common Share (other than (A) a Company Common Share held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Company Common Shares, (B) a Company Common Share transferred to Parent pursuant to

Section 2.2(b), and (C) a Company Common Share held by Parent or any Affiliate thereof) will be changed into one fully paid and non-assessable Exchangeable Share, and the name of each such holder will be removed from the register of holders of Company Common Shares and added to the register of holders of Exchangeable Shares;

(e) coincident with the change in share capital set out in section 2.2(d), Parent, Callco and the Company shall execute the Support Agreement and Parent, the Company and the Trustee shall execute the Voting and Exchange Trust Agreement, and Parent shall issue to and deposit with the Trustee the Special Voting Share in consideration of the payment to Parent of US$1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under section 2.2(d) in connection with the change in share capital;

(f) subject to applicable laws and regulatory requirements, each outstanding Company Option that has not been duly exercised prior to the Effective Time shall be replaced with an option (a “Replacement Option”) to purchase from Parent a number of Parent Common Shares equal to the number of Company Common Shares subject to such Company Option. Such Replacement Option shall provide for an exercise price per Parent Common Share equal to the exercise price per Company Common Share of such Company Option immediately prior to the Effective Time. The term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of a Replacement Option will be the same as the Company Option for which it is exchanged, and any document or agreement previously evidencing a Company Option shall thereafter evidence and be deemed to evidence such Replacement Option.

2.3    Elections

Each Person who, at or prior to the Election Deadline, is a holder of record of Company Common Shares and who is either (1) a Canadian Resident who holds such Company Common Shares on its own behalf, or (2) a Person who holds such Company Common Shares on behalf of one or more Canadian Residents, will be entitled, with respect to all but not less than all such shares, to make an election at or prior to the Election Deadline to exchange its Company Common Shares for that number of Exchangeable Shares equal to the total number of Company Common Shares held by such Person under the Arrangement, on the basis set forth herein and in the Letter of Transmittal and Election Form. Any elections to receive Exchangeable Shares made by any other Company Shareholders shall be invalid, and the Company Common Shares of such invalidly electing Company Shareholders and of Company Shareholders who do not validly complete and deliver a Letter of Transmittal and Election Form to the Depositary by the Election Deadline shall be deemed to have been transferred to Parent in exchange for fully paid and non-assessable Parent Common Shares in accordance with section 2.2(b).

ARTICLE 3

RIGHTS OF DISSENT

3.1    Rights of Dissent

Holders of Company Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 131 of the NBBCA and this section 3.1 (the “Dissent Rights”) in connection with the Arrangement; provided that, notwithstanding subsection 131(5) of the NBBCA, the written objection to the Arrangement Resolution referred to in subsection 131(5) of the NBBCA must be received by Company not later than 5:00 p.m. (ADT, 4:00 p.m. (EDT)) on Friday, June 20, 2003. Holders of Company Common Shares who duly exercise such rights of dissent and who:

(a) are ultimately determined to be entitled to be paid fair value for their Company Common Shares, shall be deemed to have transferred such Company Common Shares immediately prior to the Effective Time to the Company, without any further act or formality, and free and clear of all liens, claims and encumbrances, and such shares shall be cancelled as of the Effective Time, or

(b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Company Common Shares who did not make a valid election to retain Exchangeable Shares, and shall receive Parent Common Shares on the basis determined in accordance with section 2.2;

but in no case shall Parent, Callco the Company, the Depositary or any other Person be required to recognize such Dissenting Shareholders as holders of Company Common Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the registers of holders of Company Common Shares at the Effective Time.

ARTICLE 4

SHARE CERTIFICATES

4.1    Issuance of Certificates Representing Exchangeable Shares

At or promptly after the Effective Time, the Company shall deposit with the Depositary, for the benefit of the holders of Company Common Shares, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2. Upon surrender (on or prior to the Election Deadline) to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Company Common Shares that were exchanged for Exchangeable Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form and such other documents, instruments and payments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3, less any amount withheld pursuant to section 4.6, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which was not registered in the transfer records of the Company, a certificate representing the proper number of Exchangeable Shares may, subject to section 2.2, be issued to the transferee if the certificate representing such Company Common Shares is presented to the Depositary, on or prior to the Election Deadline, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer.

4.2    Exchange of Certificates for Parent Common Shares

At or promptly after the Effective Time, Parent shall deposit with the Depositary, for the benefit of the holders of Company Common Shares who will receive Parent Common Shares in connection with the Arrangement, certificates representing that number of Parent Common Shares to be received by holders of Company Common Shares pursuant to section 2.2. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that, under the Arrangement, were transferred to Parent in return for Parent Common Shares pursuant to section 2.2, together with such other documents, instruments and payments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number of Parent Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3), less any amounts withheld pursuant to section 4.6, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which was not registered in the transfer records of Company, a certificate representing the proper number of Parent Common Shares may be issued to the transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that, under the Arrangement, were transferred to Parent in return for Parent Common Shares pursuant to section 2.2 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Parent Common Shares, as contemplated by this section 4.2 and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the underlying Parent Common Shares as contemplated by section 4.3, in each case less any amounts withheld pursuant to section 4.6.

4.3    Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions declared or made (i) with respect to Exchangeable Shares or (ii) with respect to Parent Common Shares, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Common Shares unless and until the holder of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (y) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing Company Common Shares, without interest, (x) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or Parent Common Shares, as the case may be, to which such holder is entitled pursuant hereto and (y) to the extent not paid under clause (x), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and the payment date subsequent to surrender payable with respect to such Exchangeable Shares or Parent Common Shares, as the case may be.

4.4    Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate one or more certificates representing Exchangeable Shares or Parent Common Shares deliverable in accordance with section 2.2 and such holder’s Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Parent Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Depositary, Company, Parent and their respective transfer agents in such sum as the Depositary, Company or Parent may direct or otherwise indemnify the Depositary, Company and Parent in a manner satisfactory to the Depositary, Company and Parent against any claim that may be made against the Depositary, Company or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5    Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred to Parent in return for Parent Common Shares pursuant to section 2.2(b) or were changed into Exchangeable Shares pursuant to section 2.2(d) that is not deposited with all other instruments required by section 4.1 and/or 4.2, as the case may be, on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Company or Parent. On such date, the Parent Common Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent, together with all entitlements to dividends and distributions in respect thereof held by such former holder. None of Parent, Company or the Depositary shall be liable to any person in respect of any Parent Common Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.6    Withholding Rights

Callco, Company, Parent, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Shares, Parent

Common Shares, Exchangeable Shares, Company Options or Replacement Options such amounts as Callco, Company, Parent, the Depositary or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the ITA or any corresponding provisions of provincial law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Callco, Company, Parent, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Callco, Company, Parent, the Depositary or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Callco, Company, Parent, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 5

CERTAIN RIGHTS OF PARENT AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1    Parent Liquidation Call Right

In addition to Parent’s rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Parent shall have the following rights in respect of the Exchangeable Shares:

(1) Parent shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, to purchase, or to cause Callco to purchase, from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent or Callco, as the case may be, to each such holder of an amount per Exchangeable Share (the “Liquidation Call Purchase Price”) equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Parent or Callco, as the case may be, delivering or causing to be delivered to such holder one Parent Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Parent, each holder (other than Parent and its Affiliates) shall be obligated to sell all the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Liquidation Date on payment by Parent or Callco, as the case may be, to the holder of the Liquidation Call Purchase Price for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Parent or Callco.

(2) To exercise the Liquidation Call Right, Parent must notify the Company’s transfer agent (the “Transfer Agent”), as agent for the holders of Exchangeable Shares, and the Company of Parent’s intention to exercise such right, and whether Parent or Callco will purchase the Exchangeable Shares, at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company for the purpose of winding up its affairs and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Company. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Parent has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Liquidation Call Right, then on the Liquidation Date, Parent or Callco, as the case may be, will purchase and the holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by Parent or Callco, as the case may be, and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its Affiliates), less any amounts withheld pursuant to section 4.6. Provided that Parent or Callco, as the case may be, has complied with the immediately preceding sentence, on and after the Liquidation Date, each holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Liquidation Call Purchase Price payable by Parent or Callco, as the case may be, upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.6. If Parent does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Company in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions.

5.2    Parent Redemption Call Right

In addition to Parent’s rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Parent shall have the following rights in respect of the Exchangeable Shares:

(1) Parent shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Article 7 of the Exchangeable Share Provisions, to purchase, or to cause Callco to purchase, from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent or Callco, as the case may be, to each such holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Parent or Callco delivering or causing to be delivered to such holder one Parent Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Parent, each holder (other than Parent and its Affiliates) shall be obligated to sell all the Exchangeable

Shares held by the holder to Parent or Callco, as the case may be, on the Redemption Date on payment by Parent or Callco, as the case may be, to the holder of the Redemption Call Purchase Price for each such share, and the Company shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Parent or Callco.

(2) To exercise the Redemption Call Right, Parent must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Company of Parent’s intention to exercise such right, and whether Parent or Callco will purchase the Exchangeable Shares, at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Parent shall so notify the Transfer Agent and the Company on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Parent has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Redemption Call Right, on the Redemption Date, Parent or Callco, as the case may be, will purchase and the holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by Parent or Callco, as the case may be, and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its Affiliates), less any amounts withheld pursuant to section 4.6. Provided that Parent or Callco, as the case may be, has complied with the immediately preceding sentence, on and after the Redemption Date each holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a holder of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Redemption Call Purchase Price payable by Parent or Callco, as the case may be, upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.6. If Parent does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Company in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions, together with accrued and unpaid dividends on such Exchangeable Shares held by the holder on any dividend record date prior to the Redemption Date.

5.3    Parent Change in Law Call Right

(1) Parent will have the right (the “Change in Law Call Right”) to purchase, or to cause Callco to purchase, from all but not less than all of the holders of Exchangeable Shares (other than Parent and its Affiliates) on the Change in Law Exchange Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent or Callco, as the case may be, of an amount per Exchangeable Share (the “Change in Law Call Purchase Price”) equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Change in Law Exchange Date, which shall be satisfied in full by Parent delivering or causing to be delivered, or Callco causing to be delivered, to such holder one Parent Common Share, plus, (ii) any Dividend Amount. In the event of the exercise of the Change in Law Call Right by Parent each holder (other than Parent and its Affiliates) shall be obligated to sell all of the Exchangeable Shares held by such holder to Parent or Callco, as the case may be, on the Change in Law Exchange Date on payment by Parent or Callco, as the case may be, to the holder of the Change in Law Call Purchase Price for each such share.

(2) To exercise the Change in Law Call Right, (i) Parent must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Company of Parent’s intention to exercise or cause Callco to exercise such right at least 45 days before the Business Day on which the purchase of such Exchangeable Shares shall occur (the “Change in Law Exchange Date”) and such notice shall specify whether Parent or Callco will effect such purchase, and (ii) Parent must deliver to the Trustee an opinion in writing signed by Canadian counsel to Parent (which counsel must be acceptable to the Trustee) stating that since the Effective Date there has been a change enacted to the ITA to the effect that the sale by beneficial owners of Exchangeable Shares (other than Parent and its Affiliates) who are Canadian Residents and who hold their Exchangeable Shares as capital property for the purposes of the ITA of Exchangeable Shares to Parent or Callco, as the case may be, pursuant to the Change in Law Call Right will qualify as a tax deferred transaction for purposes of the ITA and any applicable provincial income tax legislation. The Transfer Agent will notify the holders of Exchangeable Shares that the Change in Law Call Right has been exercised by Parent or Callco. If Parent exercises the Change in Law Call Right, then on the Change in Law Exchange Date Parent or Callco, as the case may be, will purchase and the holders (other than Parent and its Affiliates) will sell to Parent or Callco, as the case may be, all of the Exchangeable Shares held by such holders for a price per share equal to the Change in Law Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Change in Law Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change in Law Exchange Date, certificates representing the aggregate number of Parent Common Shares deliverable by Parent or Callco, as the case may be, and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, representing the aggregate Dividend Amount, if any, in payment of the total Change in Law Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its Affiliates) less any amounts withheld pursuant to section 4.6. Provided that Parent or Callco, as the case may be, has complied with the immediately preceding sentence, on and after the Change in Law Exchange Date, each holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, its proportionate part of the total Change in Law Call Purchase Price payable by Parent or Callco, as the case may be, upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change in Law Exchange Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, in payment of the remaining portion, if any, of the Change in Law Call Purchase Price less any amounts withheld pursuant to section 4.6 hereof.

ARTICLE 6

AMENDMENTS

6.1    Amendments to Plan of Arrangement

(1) Company reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to Company Securityholders if and as required by the Court.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Company Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (subject to the requirements of the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only (i) if it is consented to by each of Company and Parent and (ii) if required by the Court, it is consented to by Company Securityholders voting in the manner directed by the Court.

(4) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent, provided that it concerns a matter which, in the reasonable opinion of Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Exchangeable Shares.

ARTICLE 7

FURTHER ASSURANCES

7.1    Further Assurances

Parent and Company shall each make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX 1

TO THE PLAN OF ARRANGEMENT

PROVISIONS ATTACHING TO THE

EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges restrictions and conditions:

ARTICLE 1

INTERPRETATION

1.1    For the purposes of these share provisions:

“Affiliate” has the meaning ascribed thereto in the NBBCA.

“Arrangement” means an arrangement under section 128 of the NBBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which Plan of Arrangement these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day on which commercial banks are open for business in Ottawa, Ontario and Boston, Massachusetts other than a Saturday, a Sunday or a day observed as a holiday in Ottawa, Ontario under applicable laws or in Boston, Massachusetts under applicable laws.

“Callco” means GSLI Canada, ULC, an unlimited liability company existing under the laws of Nova Scotia, and being a wholly-owned subsidiary of Parent.

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a) the Foreign Currency Amount; by

(b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

“Company” means GSI Lumonics Inc., a corporation existing under the NBBCA.

“Company Common Shares” means the common shares in the capital of the Company.

“Court” has the meaning ascribed thereto in the Plan of Arrangement.

“Current Market Price” means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 10 consecutive trading days ending immediately before such date on the NASDAQ, or, if the Parent Common Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Depositary” means any trust company in Canada selected by the Company for purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Article 5 or 7, respectively.

“Director” means the Director appointed pursuant to section 184 of the NBBCA.

“Dividend Amount” means an amount equal to the full amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder.

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the NBBCA giving effect to the Arrangement.

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein.

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Parent Common Shares.

“Governmental Entity” means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the Toronto Stock Exchange and the NASDAQ.

“holder” means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares.

“Liquidation Amount” has the meaning ascribed thereto in section 5.1 of these share provisions.

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Liquidation Date” has the meaning ascribed thereto in section 5.1 of these share provisions.

“NASDAQ” means the NASDAQ Stock Market, or its successors.

“NBBCA” means the Business Corporations Act (New Brunswick), as now in effect and as it may be amended from time to time prior to the Effective Date.

“Parent” means GSLI Corp, a corporation existing under the laws of Delaware.

“Parent Call Notice” has the meaning ascribed thereto in section 6.3 of these share provisions.

“Parent Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Parent Common Shares” means the shares of common stock in the capital of Parent and any other securities into which such shares may be changed and, in the event of any transaction described in section 11.3 of these share provisions, the corresponding shares in the capital of Parent Successor.

“Parent Control Transaction” means any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Parent, or any proposal to do so.

“Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend on the Parent Common Shares.

“Parent Rights Agreement” means the shareholder rights agreement by and between Parent and Computershare Trust Company of Canada, as rights agent, dated ● .

“Parent Rights Trigger Event” means any event or occurrence that causes the “Rights” (as defined in the Parent Rights Agreement) to become exercisable by the holders of the Parent Common Shares from and after the “Separation Time” (as defined in the Parent Rights Agreement).

“Parent Successor” has the meaning ascribed thereto in section 11.3 of these share provisions.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Plan of Arrangement” means the plan of arrangement relating to the arrangement of the Company under section 128 of the NBBCA, which plan of arrangement (other than Appendix 1) is attached to these share provisions as Exhibit A and any amendments or variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court.

“Purchase Price” has the meaning ascribed thereto in section 6.3 of these share provisions.

“Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement.

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) pursuant to Article 7 of these share provisions, which date shall be no earlier than the seventh anniversary of the Effective Date, unless:

(a)	at any time, the number of Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any securities exchangeable for or convertible into Exchangeable Shares, or any issue or distribution of rights to acquire Exchangeable Shares, or any other capital reorganization or other transaction affecting the Exchangeable Shares) is less than ten percent (10%) of the aggregate number of shares of Parent Common Shares and Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any securities exchangeable for or convertible into Exchangeable Shares, or any issue or distribution of rights to acquire Exchangeable Shares, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as they may determine, upon at least 60 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(b)	a Parent Control Transaction occurs, in which case the Board of Directors may, in its sole discretion, accelerate such redemption date to such date as they may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)	an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, and (ii) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the

Business Day following the day on which the holders of the Exchangeable Shares failed to take such action;

(d)	an Exempt Exchangeable Share Voting Event is proposed and the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action; or

(e)	upon the occurrence of a Parent Rights Trigger Event, in which case the redemption date shall be the Business Day immediately preceding such Parent Rights Trigger Event.

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c), (d) or (e) above to less than 20% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in section 7.1 of these share provisions.

“Retracted Shares” has the meaning ascribed thereto in section 6.1(a) of these share provisions.

“Retraction Call Right” has the meaning ascribed thereto in section 6.1(c) of these share provisions.

“Retraction Date” has the meaning ascribed thereto in section 6.1(b) of these share provisions.

“Retraction Price” has the meaning ascribed thereto in section 6.1 of these share provisions.

“Retraction Request” has the meaning ascribed thereto in section 6.1 of these share provisions.

“Support Agreement” means the support agreement made among Parent, Callco and the Company dated ● , as amended pursuant to the terms of the Support Agreement.

“Transfer Agent” means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares.

“Trustee” means the trustee chosen by Parent, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Voting and Exchange Trust Agreement” means the agreement dated ● , made among Parent, the Company and the Trustee in connection with the Plan of Arrangement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.

ARTICLE 2

RANKING OF EXCHANGEABLE SHARES

2.1	The Exchangeable Shares shall be entitled to a preference over the Company Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

ARTICLE 3

DIVIDENDS

3.1	A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to and in the currency of or the Canadian Dollar Equivalent of the cash dividend declared on each Parent Common Share on the Parent Dividend Declaration Date;

(b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, by the issue by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share unless in lieu of such stock dividend the Company elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

(c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Parent Common Share.

Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

3.2	Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3	The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.4	If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5	The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

(b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

(c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) hereof, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share;

(d) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

(e) in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

ARTICLE 4

CERTAIN RESTRICTIONS

4.1	So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

(a) pay any dividends on the Company Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Company Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Company Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)	redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidating distribution; or

(d)	issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than pursuant to a shareholders rights plan adopted by the Company or by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in this Section 4.1 shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the Parent Common Shares shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5

DISTRIBUTION ON LIQUIDATION

5.1	In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, subject to the exercise by Parent of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up or other distribution, before any distribution of any part of the assets of the Company among the holders of the Company Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the “Liquidation Amount”) equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company delivering or causing to be delivered to such holder one Parent Common Share, and (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2	On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Parent, the Company shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case, less any amounts withheld on account of tax pursuant to section 13.3). On and after the Liquidation Date, each holder of Exchangeable Shares shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Depositary the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, (in each case less any amounts withheld on account of tax pursuant to section 13.3) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the Depositary on their behalf.

5.3	After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

ARTICLE 6

RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1	A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date (the “Retraction Price”), which shall be satisfied in full by the Company delivering or causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, and (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

(a)	specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Company;

(b)	stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company; and

(c)	acknowledging the overriding right (the “Retraction Call Right”) of Parent to purchase, or cause Callco to purchase, all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent or Callco, as the case may be, in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 hereof.

6.2	Subject to the exercise by Parent of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Parent Common Shares to which such holder is entitled and shall comply with section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent or Callco, as the case may be, pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3	Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Parent thereof and shall provide to Parent a copy of the Retraction Request. In order to exercise the Retraction Call Right, Parent must notify the Company of its determination to do so, specifying whether Parent or Callco will purchase the Exchangeable Shares (the “Parent Call Notice”) within five Business Days of notification to Parent by the Company of the receipt by the Company of the Retraction Request. If Parent does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Parent will not exercise the Retraction Call Right. If Parent delivers the Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent or Callco, as the case may be, in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Parent or Callco, as the case may be, shall purchase from such holder and such holder shall sell to Parent or Callco, as the case may be, on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the sum of: (i) the Retraction Price per share, and (ii) on the designated payment date therefor, to the extent not paid by the Company on or before the designated payment date therefor, any Dividend Amount. To the extent that Parent or Callco, as the case may be, pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Parent or Callco has complied with section 6.4 hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4	The Company, Parent or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company, Parent or Callco, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to section 13.3, and such delivery of such certificates and cheques on behalf of the Company or by, Parent or Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5	On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4 hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Parent or Callco, as the case may be, shall thereafter be a holder of the Parent Common Shares delivered to it.

6.6	Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7 and that Parent has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of such Retracted Shares not redeemed by the Company pursuant to section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to constitute notice by the holder to the Trustee instructing the Trustee to require Parent to, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7	A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent or Callco shall be deemed to have been revoked.

ARTICLE 7

REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

7.1	Subject to applicable law, and provided Parent has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding

Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the “Redemption Price”), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, together with (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2	In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Parent or Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Company or the purchase by Parent or Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3	On or after the Redemption Date and subject to the exercise by Parent of the Redemption Call Right, the Company shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, less any amounts withheld on account of tax pursuant to section 13.3, upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by transferring or causing to be issued or transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to section 13.3. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Depositary named in such notice the total Redemption Price for and the full amount of such dividends on the Exchangeable Shares (except as otherwise provided in this section 7.3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax pursuant to section 13.3, such Redemption Price to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares, with out interest, and when received by the Depositary, all dividends and other distributions with respect to the Parent Common Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such Parent Common Shares to such holder (in each case less any amounts withheld on account of tax pursuant to section 13.3), without interest, against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the Depositary on their behalf.

ARTICLE 8

[INTENTIONALLY OMITTED]

ARTICLE 9

VOTING RIGHTS

9.1	Except as required by applicable law and by section 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

9.2	The holders of the Exchangeable Shares are not entitled to vote separately as a class upon, and are not entitled to dissent in respect of, any proposal to amend the articles of the Company to:

(a)	increase or decrease any maximum number of authorized shares of such class or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class; or

(b)	create a new class or series of shares equal or superior to the shares of such class.

ARTICLE 10

AMENDMENT AND APPROVAL

10.1	The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2	Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned and reconvened to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such reconvened meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 11

RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON SHARES

11.1	Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan;

(b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares:

(i)	shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares);

(ii)	rights, options or warrants other than those referred to in section 11.1(b) above;

(iii)	evidences of indebtedness of Parent; or

(iv)	assets of Parent,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2	Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

(b) reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

(c) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3	If Parent, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Parent are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Parent are entitled to receive an interest) is herein called the “Parent Successor”) then, provided that the Parent Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Parent thereunder to the satisfaction of the Board of Directors, all references in these share provisions to Parent Common Shares shall be deemed to be references to the shares of the Parent Successor which has assumed the obligations of Parent and all references to Parent shall be to Parent Successor, without amendment to these share provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Parent Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

ARTICLE 12

ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

12.1	The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, Callco and the Company with all provisions of the Support Agreement applicable to Parent, Callco and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

12.2	The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 13

LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1	The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Parent Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange rights thereunder) and the Retraction Call Right.

13.2	Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Parent Call Right, in each case, in favour of Parent and in the case of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Parent as therein provided.

13.3	The Company, Callco, Parent, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Callco, Parent, the Depositary or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the Income Tax Act (Canada) or any corresponding provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Callco, Parent, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Callco, Parent, the Depositary or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Company, Callco, Parent, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 14

NOTICES

14.1	Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2	Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3	Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

14.4	If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

ARTICLE 15

DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

15.1	The Company shall be entitled to require any holder of an Exchangeable Share or any Person who the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to who has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “equity shares” of the Company) under section 101 of the Securities Act (Ontario), or as would be required under the articles of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Parent Common Shares.

ARTICLE 16

NO FRACTIONAL SHARES

16.1	A holder of Exchangeable Shares shall not be entitled to any fraction of a Parent Common Share upon the exchange or purchase of such holder’s Exchangeable Shares pursuant to Articles 5, 6 or 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Company, Parent or Callco, as the case may be, on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

SCHEDULE A

NOTICE OF RETRACTION

To:     GSI Lumonics Inc. (the “Company”), Computershare Trust Company of Canada and GSLI Canada, ULC (“Callco”).

This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with section 6 of the Share Provisions:

        ☐     all share(s) represented by this certificate; or

        ☐                                    share(s) only represented by this certificate.

The undersigned hereby notifies the Company that the Retraction Date shall be                               .

NOTE:     The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Company. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Company.

The undersigned acknowledges the overriding Retraction Call Right of Parent to purchase, or cause Callco to purchase, all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Parent or Callco, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Article 6 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Parent or Callco, as the case may be, may be revoked and withdrawn by the undersigned only by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Company is unable to redeem all Retracted Shares, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) pursuant to which Parent will purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Parent, Callco and the Company that the undersigned:

☐ is
(select one)
☐ is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).

THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, DEDUCTION AND WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to Parent, Callco and the Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Parent, Callco or the Company, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐	Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:	This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s)

Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:     If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Company represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX 2

TO THE PLAN OF ARRANGEMENT

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement (the Arrangement) under Section 128 of the Business Corporations Act (New Brunswick) (the NBBCA) involving GSI Lumonics Inc. (GSI), as more particularly described and set forth in the Management Proxy Circular-Prospectus (the Proxy Circular-Prospectus) of GSI accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2.	The plan of arrangement (the Plan of Arrangement) involving GSI, the full text of which is set out as Appendix B to the Proxy Circular-Prospectus (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of GSI or that the Arrangement has been approved by The Court of the Queen’s Bench of New Brunswick, the directors of GSI are hereby authorized and empowered without further notice to or approval of the shareholders of GSI (i) to amend the Plan of Arrangement to the extent permitted therein, and/or (ii) not to proceed with the Arrangement.

4.	Any officer or director of GSI is hereby authorized and directed for and on behalf of GSI to execute, under the seal of GSI or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the NBBCA in accordance with the Arrangement for filing.

5.	Any officer or director of GSI is hereby authorized and directed for and on behalf of GSI to execute or cause to be executed, under the seal of GSI or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby.

APPENDIX C — INTERIM ORDER AND NOTICE OF APPLICATION FOR FINAL ORDER

Cause No. S/M/27/03

IN THE COURT OF QUEEN’S BENCH OF NEW BRUNSWICK

TRIAL DIVISION

JUDICIAL DISTRICT OF SAINT JOHN

IN THE MATTER OF A PROPOSED ARRANGEMENT CONCERNING GSI LUMONICS INC. AND ITS SHAREHOLDERS AND OPTIONHOLDERS PURSUANT TO THE BUSINESS CORPORATIONS ACT, R.S.N.B. 1973, c.B-9.1 AS AMENDED

BETWEEN:

GSI LUMONICS INC.

Applicant

-and -

GSLI CORP

Respondent

INTERIM ORDER

      UPON HEARING Kenneth B. McCullogh, Q.C., and C. Paul W. Smith of counsel for the Applicant;

      AND UPON READING:

-	the Notice of Application dated the 30th day of April, 2003, and the affidavit of Charles D. Winston sworn to in support thereof on the 29th day of April, 2003; and

-	the consent of the Respondent, GSLI Corp (“Parent”);

      AND UPON BEING SATISFIED that the Director appointed pursuant to s.184 of the Business Corporations Act R.S.N.B. 1973, c. B-9.1 (the “NBBCA”) has been given timely notice of the Applicant’s motion for this Interim Order and, based upon a Notice transmitted by telecopier on May 2, 2003 from Charles McAllister, Director under the Business Corporations Act (the “Director”), that the Director does not object to the issuance of this Interim Order and does not wish to appear or be heard on the Applicant’s motion for this Interim Order;

AND UNDER THE AUTHORITY of s. 128(4) of the NBBCA;

      AND IN CONNECTION WITH AN APPLICATION made by GSI Lumonics Inc. by Notice of Application herein dated the 30th day of April, 2003, FOR A FINAL ORDER TO BE HEARD before the Court at 110 Charlotte Street, Saint John, New Brunswick, on the 30th day of June, 2003;

      IT IS HEREBY ORDERED THAT:

SPECIAL MEETING

1.	GSI Lumonics Inc. (“GSI Canada”) is authorized to call, hold and conduct a special meeting on June 24, 2003 (the “Meeting”) of the holders (the “GSI Canada Shareholders”) of its common shares (the “GSI Canada Common Shares”) and the holders of options (“Options”) to purchase GSI Canada Common Shares (“Optionholders”) to, among other things, consider and, if deemed advisable, to pass, with or without variation, the special resolution (the “GSI Canada Arrangement Resolution”) to approve the arrangement (the “Arrangement”) substantially in the form set forth in the Plan of Arrangement, which is attached as Appendix “B” to the draft Management Proxy Circular-Prospectus of GSI Canada (the “Circular”) which is Exhibit “B” to the Affidavit of Charles D. Winston, sworn to on the 29th day of April, 2003 in support of the Notice of Application.

2.	The Meeting shall be called, held and conducted in accordance with the notice of Meeting (the “Notice”) forming part of the Circular, the NBBCA, the articles and by-laws of GSI Canada, the terms of this Interim Order, and any further Order of this Honourable Court.

AMENDMENTS

3.	GSI Canada is authorized to make such amendments, revisions or supplements to the Arrangement as it may determine without any additional notice of such changes to GSI Canada Shareholders and Optionholders and the Arrangement as so amended, revised or supplemented, shall be the Arrangement to be submitted to the Meeting and the subject of the GSI Canada Arrangement Resolution.

ADJOURNMENTS, POSTPONEMENTS

4.	GSI Canada, if it deems advisable, is specifically authorized to postpone, or in accordance with its by-laws, adjourn the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of GSI Canada Shareholders or Optionholders respecting the adjournment or postponement.

RECORD DATE

5.	This Court orders that as deemed by section 86(3) of the NBBCA, the record date for determining registered GSI Canada Shareholders and Optionholders entitled to receive the Notice of Meeting, the Notice of Application, the Circular, the form of proxy and the Letter of Transmittal (collectively, the “Meeting Materials”) shall be the close of business on May 8, 2003 (the “Record Date”).

NOTICE OF MEETING

6.	The Meeting Materials with such amendments, additional communications or documents as counsel for GSI Canada may advise are necessary or desirable, provided such amendments, communications or documents are not inconsistent with this Interim Order, shall be disseminated, distributed, sent or given to GSI Canada Shareholders, Optionholders, the directors of GSI Canada, the auditors of GSI Canada, and the Parent by one or more of the following methods not more than 50 days and not less than 21 days prior to the date of the Meeting:

    (1)     to GSI Canada Shareholders and Optionholders:

(a)	by prepaid ordinary mail, addressed to each GSI Canada Shareholder or Optionholder at his, her or its address, as shown on the security registers, in the case of the Shareholders, or other records of GSI Canada, in the case of the Optionholders, as at the Record Date;

(b)	by delivery, in person or by courier service, to the addresses specified in paragraph 6(1)(a) above;

(c)	by facsimile transmission to any registered GSI Canada Shareholders and Optionholders who request such facsimile transmission, and if required by GSI Canada, is prepared to pay the charges for such facsimile transmission; or

(d)	in the case of non-registered GSI Canada Shareholders, by providing multiple copies of the Meeting Materials to intermediaries and registered nominees to facilitate the broad distribution of the Meeting Materials to non-registered GSI Canada Shareholders;

    (2)     by courier or delivery in person to the directors and auditors of GSI Canada; and

    (3)     by prepaid ordinary mail, or by courier, or delivery in person, to the solicitors for Parent,

and that compliance with this paragraph shall constitute good and sufficient notice of the Meeting. The accidental omission to give notice of the Meeting, or the non-receipt of such notice, shall not invalidate any resolution passed or proceedings taken at the Meeting.

DEEMED RECEIPT OF NOTICE

7.	The Meeting Materials shall be deemed, for the purposes of this Interim Order and the Application, to have been received:

(a)	in the case of mailing, three (3) days after delivery thereof to the post office;

(b)	in the case of delivery in person, upon receipt thereof by the intended addressee or, in the case of delivery by courier, one (1) Business Day after receipt by the courier; and

(c)	in the case of facsimile transmission, upon the transmission thereof.

QUORUM AND VOTING

8.	The Meeting shall be a meeting of GSI Canada Shareholders and Optionholders and that votes shall be taken at the Meeting on the basis of one (1) vote per GSI Canada Common Share and one vote per GSI Canada Common Share subject to Option (on an as-if-exercised basis) and that, subject to further Order of this Court, the vote required to pass the GSI Canada Arrangement Resolution shall be the affirmative vote of not less than 66 2/3% of the votes cast thereon (for this purpose any spoiled votes, illegible votes, defective votes and abstentions shall be deemed not to be votes cast) by the GSI Canada Shareholders present in person or represented by proxy at the Meeting, plus the affirmative combined vote of at least 66 2/3% of the votes actually cast thereon by GSI Canada Shareholders and Optionholders (on an as-if-exercised basis), voting together as a class;

9.	Not less than 20% GSI Canada Shareholders entitled to vote at the Meeting, whether present in person or by proxy, shall constitute a quorum for the Meeting and any adjournments or postponements thereof.

10.	The only persons entitled to vote in respect of the GSI Canada Arrangement Resolution shall be the registered GSI Canada Shareholders and Optionholders (on an as-if-exercised basis) as at the close of business on May 8, 2003, subject to the provisions of the NBBCA with respect to persons who become registered GSI Canada Shareholders after that date.

DISSENT RIGHTS

11.	GSI Canada Shareholders shall be accorded rights of dissent and appraisal with respect to the GSI Canada Arrangement Resolution pursuant to section 131 of the NBBCA (except as that section is varied by this paragraph 11), and to seek fair value for their GSI Canada Common Shares, provided that registered holders of any GSI Canada Common Shares who wish to dissent in respect of the GSI Canada Arrangement Resolution shall provide their written dissent notice to GSI Canada Inc., 44 Chipman Hill, Saint John, New Brunswick E2L 4S6, no later than 5:00 pm (ADT) 4:00 pm (EDT) on Friday, June 30, 2003, and otherwise strictly comply with the requirements of section 131 of the NBBCA (except as that section is varied by this paragraph 11). The filing of a dissent notice does not deprive a GSI Canada Shareholder of the right to vote at the Meeting; however, a GSI Canada Shareholder who has submitted a dissent notice and who votes in favour of the GSI Canada Arrangement Resolution shall no longer be considered a dissenting shareholder with respect to that class of shares voted in favour of the GSI Canada Arrangement Resolution. Except as varied by this paragraph 11, the procedure to be followed in connection with any exercise of dissent rights by GSI Canada Shareholders shall be as set forth in section 131 of the NBBCA. GSI Canada Shareholders who duly exercise their dissent rights and who:

(a)	are ultimately determined to be entitled to be paid fair value for their GSI Canada Common Shares shall be deemed to have transferred their GSI Canada Common Shares to GSI Canada immediately prior to the Effective time of the Arrangement, to the extent the fair value therefor is paid by

GSI Canada, and such GSI Canada Common Shares shall be cancelled as of the effective time of the Arrangement; or

(b)	are ultimately determined not to be entitled, for any reason, to be paid fair value for their GSI Canada Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting and non-electing holder of GSI Canada Common Shares and shall receive shares of Parent common stock on the basis determined in accordance with the Plan of Arrangement.

For the purpose of any proceedings involving any dissenting registered holders of GSI Canada Common Shares who seek fair value for their GSI Canada Common Shares:

(a)	the “court” referred to in section 131 of the NBBCA means this Court;

(b)	the dissenting registered holders of GSI Canada Common Shares shall provide GSI Canada with written notice demanding payment of the fair value of the GSI Canada Common Shares, which notice is required by section 131(7) of the NBBCA; and

(c)	the dissenting registered holders of GSI Canada Common Shares shall send the certificates for their GSI Canada Common Shares to GSI Canada, which certificates must be delivered as required by section 131(8) of the NBBCA.

SANCTION HEARING AND SERVICE OF COURT MATERIALS

12.	Upon approval by the GSI Canada Shareholders and Optionholders of the Arrangement in the manner set forth in this Interim Order, GSI Canada may apply to this Court for approval of the Arrangement and service of the Meeting Materials, in accordance with paragraph 6 of this Interim Order, shall constitute good and sufficient service of such Notice of Application and no other form of service need bemade and no other material need be served on such persons in respect of these proceedings except as required under paragraph 6 of this Interim Order.

13.	Any GSI Canada Shareholder or Optionholder desiring to appear and make submissions in the within application at the hearing for a final order is required to appear at the said hearing in person or by a New Brunswick lawyer and may present affidavit or other documentary evidence provided a copy of such evidence is served upon GSI Canada or its lawyer, Kenneth B. McCullogh, Q.C., Stewart McKelvey Stirling Scales, 44 Chipman Hill, 10th Floor, P.O. Box 7289 Station “A”, Saint John, New Brunswick E2L 4S6, at least four days prior to the date set for the hearing of the final order and proof of such service is filed with the Clerk of The Court of Queen’s Bench, judicial district of Saint John, 110 Charlotte Street, Saint John, New Brunswick prior to the hearing.

14.	In the event that the hearing of the application for final approval of the Arrangement is postponed, other than the Director, should he wish to be heard, only those persons who have appeared at the initial application for the final order or have filed notice with the Court pursuant to this Interim Order will be entitled to notice of the adjourned date.

PRECEDENCE

15.	To the extent of any inconsistency or discrepancy with respect to the matters provided for in this Interim Order, between this Interim Order and the terms of any instrument creating, governing or collateral to the GSI Canada Common Shares or the articles or by-laws of GSI Canada, this Interim Order shall govern.

EXTRA-TERRITORIAL ASSISTANCE

16.	THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States or the United Kingdom to act in aid of and to assist this Court in carrying out the terms of this Interim Order.

VARIANCE

17.	GSI Canada shall be entitled, at any time, to seek leave to vary this Interim Order.

DATED at Saint John, New Brunswick, this 7th day of May, 2003.

/s/H.H. MCCELLAN

J.C.Q.B.

Cause No.: S/M/27/03

Numéro de Cause:

IN THE COURT OF QUEEN’S BENCH OF NEW BRUNSWICK	COUR DU BANC DE LA REINE DU NOUVEAU-BRUNSWICK

TRIAL DIVISION	DIVISION DE PREMIERE INSTANCE

JUDICIAL DISTRICT OF SAINT JOHN	CIRCONSCRIPTION JUDICIAIRE DE

In the matter of a proposed arrangement concerning GSI Lumonics Inc., and its shareholders and optionholders pursuant to the Business Corporations Act, RSNB 1973 c.B-9.1 as amended
BETWEEN:	ENTRE:

GSI LUMONICS INC.
Applicant	requérant(s)

– and –	– et –
GSLI CORP
Respondent	intimé(s)

NOTICE OF APPLICATION (FORM 16D)	AVIS DE REQUETE (FORMULE 16D)

TO: GSLI Corp	DESTINATAIRE:

AND TO: The Director Appointed Pursuant to s.184 of the Business Corporations Act

LEGAL PROCEEDINGS HAVE BEEN COMMENCED BY FILING THIS NOTICE OF APPLICATION.	PAR LE DEPOT DU PRESENT AVIS DE REQUETE, UNE POURSUITE JUDICIAIRE A ETE ENGAGEE.

     The applicant will make an application before the Court at 110 Charlotte Street, Saint John, New Brunswick on the 30th day of June, 2003 at 1:30 p.m. for an order as set out hereunder. If you wish to oppose this application you must appear at the hearing of the application at the place, date and time stated, either in person or by a New Brunswick lawyer acting on your behalf.

If you intend to appear on the hearing of the application and wish to present to the Court at that time affidavit or other documentary evidence to support your position, you must serve a copy of such evidence on the applicant or its lawyer and, with proof of such service, file it in this Court Office prior	Le requérant présentera une requête à la Cour à , le 19 à h en vue d’obtenir l’ordonnance décrite ci-dessous.

     Si vous désirez contester cette requête, vous devrez comparaître à l’audition de la requête aux lieu, date et heure indiqués, soit en personne ou par l’intermédiaire d’un avocat du Nouveau-Brunswick chargé de vous représenter.

Si vous prévoyez comparaître à l’audition de la requête et désirez présenter à la Cour un affidavit ou une autre preuve littérale en votre faveur, vous devrez signifier copie de cette preuve au requérant ou à son avocat et la déposer, avec une preuve de sa signification, au greffe de cette Cour avant l’audition

to the hearing of the application.	de la requête.

If you fail to appear on the hearing of the application AN ORDER WHICH MAY AFFECT YOU MAY BE MADE IN YOUR ABSENCE.	Si vous ne comparaissez pas à l’audition de la requête, UNE ORDONNANCE POUVANT VOUS CONCERNER POURRA ETRE RENDUE EN VOTRE ABSENCE.

You are advised that:	Sachez que:

(a)  you are entitled to issue documents and present evidence in the proceeding in English or French or both;

(b)  the applicant intends to proceed in the English language; and

(c)  if you require the services of an interpreter at the hearing you must advise the clerk at least 7 days before the hearing.

THIS NOTICE is signed and sealed for the Court of Queen’s Bench by G.S. Theriault, Clerk of the Court at Saint John, on the 1st day of May, 2003.

/s/ George S. Theriault	(a) vous avez le droit dans la présente instance, d’émettre des documents et de présenter votre preuve en français, en anglais ou dans les deux langues;

(b)  le requérant a l’intention d’utiliser la langue anglaise; et

(c)  si vous avez besoin des services d’un interprète à l’audience, vous devez en aviser le greffier au moins 7 jours avant l’audience.

CET AVIS est signé et scellé au nom de la Cour du Banc de la Reine par G.S. Theriault, greffier de la Cour à Saint John, ce 1 mai, 2003.

CLERK 110 Charlotte Street, P.O. Box 500, Saint John, New Brunswick E2L 4Y9	GREFFIER 110 Charlotte Street, Saint John, New Brunswick

APPENDIX D — FORM OF SUPPORT AGREEMENT

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT made as of this  ●  day of        ●       , 2003.

BETWEEN:

GSLI CORP, a corporation incorporated pursuant to the laws of Delaware

(the “Parent”)

-and -

GSI LUMONICS INC., a corporation incorporated pursuant to the laws of New Brunswick

(the “Company”)

-and -

GSLI CANADA, ULC, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia

(“Callco”)

RECITALS:

(a)	In connection with a plan of arrangement involving the Company, as may be further amended, supplemented and/or restated, the outstanding common shares of the Company are to be changed into exchangeable shares (the “Exchangeable Shares”); and

(b)	As contemplated in the plan of arrangement, Parent, Callco and the Company have agreed to enter into this support agreement.

      In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1     Defined Terms

      Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement as set out in the Articles of Arrangement of the Company, unless the context requires otherwise.

1.2     Interpretation Not Affected by Headings

      The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or section of this agreement. The terms “this agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3     Number, Gender

      Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4     Date for any Action

      If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2

COVENANTS OF PARENT AND THE COMPANY

2.1     Covenants Regarding Exchangeable Shares

      So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

(a)	not declare or pay any dividend on the Parent Common Shares unless (i) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”) and (ii) the Company shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend; or, if the dividend is a stock dividend, in lieu of such dividend the Company effects an economically equivalent (as determined in accordance with section 2.7(d)) subdivision of the outstanding Exchangeable Shares (an “Equivalent Stock Subdivision”);

(b)	advise the Company sufficiently in advance of the declaration by Parent of any dividend on Parent Common Shares and take all such other actions as are reasonably necessary, in co-operation with the Company, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares; or, the record date and the effective date for the Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the Parent Common Shares;

(c)	ensure that the record date for any dividend declared on Parent Common Shares is not less than 10 Business Days after the declaration date of such dividend;

(d)	take all such reasonable actions and do all such things as are reasonably necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Parent or its Affiliates) upon the liquidation, dissolution or winding-up of the Company, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Company, as the case may be, including without limitation all such actions and all such things as are reasonably necessary to enable and permit the Company to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions;

(e)	take all such reasonable actions and do all such things as are reasonably necessary to (i) perform its obligations upon exercise of the Change in Law Call Right, Liquidation Call Right, Retraction Call Right or Redemption Call Right, and (ii) enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right or the Change in Law Call Right, including without limitation all such reasonable actions and all such things as are reasonably necessary to enable and permit Callco or Parent to deliver or cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change in Law Call Right or the Redemption Call Right, as the case may be; and

(f)	not, and ensure that Callco does not, exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of the Company nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Company.

2.2     Segregation of Funds

      Parent will cause the Company to deposit a sufficient amount of funds in a separate account of the Company and segregate a sufficient amount of such other assets and property as is necessary to enable the Company to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3     Reservation of Parent Common Shares

      Parent hereby represents, warrants and covenants in favour of the Company and Callco that Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by section 2.7) without duplication: (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Shares, to enable and permit Parent or Callco, as the case may be, to meet its respective obligations under each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right or the Change in Law Call Right with respect to the transfer and delivery of Parent Common Shares and to enable and permit the Company to meet its obligations hereunder and under the Share Provisions.

2.4     Notification of Certain Events

      In order to assist Parent to comply with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change in Law Call Right, the Company will notify Parent and Callco of each of the following events at the time set forth below:

(a)	in the event of any determination by the Board of Directors of the Company to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	promptly, upon the earlier of receipt by the Company of notice of and the Company otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by the Company of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)	as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Company Common Shares (as defined in the Arrangement) pursuant to the Arrangement).

2.5     Delivery of Parent Common Shares to the Company and Callco

      In furtherance of its obligations under section 2.1(d) and section 2.1(e), upon notice from the Company or Callco of any event that requires the Company or Callco to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to the Company or Callco (unless the Company or Callco already has sufficient Parent Common Shares) the requisite number of Parent Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as the Company or Callco may direct. All such Parent Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

2.6     Qualification of Parent Common Shares

      If any Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Parent and delivered by Parent at the direction of the Company or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” for purposes of Canadian provincial securities law or an “affiliate” of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary to cause such Parent Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States or Canadian law, as the case may be. Parent will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary to cause all Parent Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares (or such other shares or securities) have been listed by Parent and remain listed and are quoted or posted for trading at such time.

2.7     Economic Equivalence

      So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding:

(a)	Parent will not without prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

(i)	issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii), (C) evidences of indebtedness of Parent or (D) assets of Parent;

unless in each case the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares;

(b)	Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

(iii)	reclassify or otherwise change Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares;

(c)	Parent will ensure that the record date for any event referred to in section 2.7(a) or section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to the Company).

(d)	The Board of Directors of the Company shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or section 2.7(b) and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of the Company to be relevant, be considered by the Board of Directors of the Company:

(i)	in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

(iii)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors of the Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share;

(iv)	in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

(v)	in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such beneficial owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

(e)	The Company agrees that, to the extent required, upon due notice from Parent, the Company will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8     Tender Offers

      So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Shares (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by the Company or purchased by Parent or Callco pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the Company to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Parent Control Transaction. In the event of a Parent Rights Trigger Event, Parent covenants that it will exercise its Redemption Call Right (or will cause Callco to purchase pursuant to the Redemption Call Right) immediately upon the occurrence of the Redemption Date applicable to such Parent Rights Trigger Event.

2.9     Ownership of Outstanding Shares

      Parent covenants and agrees in favour of the Company that, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, as long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the Company and Callco.

2.10     Parent and Affiliates Not to Vote Exchangeable Shares

      Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the NBBCA (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11     Ordinary Market Purchases

      For greater certainty, nothing contained in this agreement, including without limitation the obligations of Parent contained in section 2.8, shall limit the ability of Parent (or any of its Affiliates including, without limitation, Callco or the Company) to make a “Rule 10b-18 Purchase” of Parent Common Shares pursuant to Rule 10b-18 of the United States Securities and Exchange Act of 1934, as amended, or any successor provisions thereof, or to make ordinary market purchases of Parent Common Shares and otherwise in accordance with applicable laws and regulatory or stock exchange requirements.

2.12     Stock Exchange Listing

      Parent covenants and agrees in favour of the Company that, as long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent will use its reasonable efforts to maintain a listing for such Exchangeable Shares on a Canadian stock exchange which is a prescribed stock exchange within the meaning of the Income Tax Act (Canada), and to ensure that the Company remains a “public corporation” within the meaning of the Income Tax Act (Canada).

ARTICLE 3

PARENT SUCCESSORS

3.1     Certain Requirements in Respect of Combinations, etc.

      As long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom unless, but may do so if:

(a)	such other Person or continuing corporation or, in the event of any merger, amalgamation or similar transaction pursuant to which holders of shares in Parent are entitled to receive shares in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or legal entity (in each case, the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto or otherwise agrees to become bound by the terms and provisions of this agreement, in either case together with such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this agreement; and

(b)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2     Vesting of Powers in Successor

      Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this agreement in the name of Parent or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3     Wholly-Owned Subsidiaries

      Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (if all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent) or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

ARTICLE 4

GENERAL

4.1     Term

      This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Parent and any of its Affiliates.

4.2     Changes in Capital of Parent and the Company

      At all times after the occurrence of any event contemplated pursuant to section 2.7 and section 2.8 or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3     Severability

      If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4     Amendments, Modifications

(a)	Subject to sections 4.2, 4.3 and 4.5, this agreement may not be amended or modified except by an agreement in writing executed by the Company, Callco and Parent and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

(b)	No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5     Ministerial Amendments

      Notwithstanding the provisions of section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)	adding to the covenants of any or all parties provided that the Board of Directors of each of the Company, Callco and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of the Company, Callco and Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)	making such changes or corrections which, on the advice of counsel to the Company, Callco and Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of the Company, Callco and Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6     Meeting to Consider Amendments

      The Company, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of the Company, the Share Provisions and all applicable laws.

4.7     Enurement

      This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8     Notices to Parties

(a)	All notices and other communications between the parties to this agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

c/o GSLI Corp
39 Manning Road
Billerica, Massachusetts 01821

Attention: Thomas R. Swain, Vice President, Finance and Chief Financial Officer

Telecopier No.: (978) 663-9466

with a copy (which shall not constitute notice) to:

Choate, Hall & Stewart

53 State Street
Boston, Massachusetts 02109

Attention: William P. Gelnaw, Jr.

Telecopier No.: (617) 248-4000

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

50 O’Connor Street
Suite 1500
Ottawa, Ontario K1P 6L2

Attention: J. Craig Wright

Telecopier No.: (613) 235-2867

(b)	Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.9                 Counterparts

      This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10                  Jurisdiction

      This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.11                  Attornment

      Each of the parties hereto agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Parent hereby appoints the Company at its registered office in the Province of Ontario as attorney for service of process.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

GSLI CORP

By:

Name
Title

GSLI CANADA, ULC

By:

Name
Title

GSI LUMONICS INC.

By:

Name
Title

APPENDIX E — FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT made as of this  ●  day of        ●       , 2003 (the “Agreement”).

BETWEEN:

GSLI CORP, a corporation incorporated pursuant to the laws of Delaware

(the “Parent”)

-and -

GSI LUMONICS INC., a corporation incorporated pursuant to the laws of New Brunswick

(the “Company”)

-and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(“Trustee”)

RECITALS:

(a)	In connection with a plan of arrangement involving the Company, as further amended, supplemented and/or restated, the outstanding common shares of the Company are to be changed into the Exchangeable Shares (as defined below); and

(b)	As contemplated in the plan of arrangement, Parent and the Company have agreed to execute and enter into this voting and exchange trust agreement with the Trustee.

(c)	The foregoing recitals made as representations and statements of fact are made by Parent and/or the Company and not the Trustee.

      In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1     Definitions

      In this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning ascribed thereto in the NBBCA.

“Arrangement” means the arrangement under section 128 of the NBBCA on the terms and subject to the conditions set out in the Plan of Arrangement.

“Automatic Exchange Rights” means the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to section 5.12.

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Parent and Parent’s Affiliates.

“Beneficiary Votes” has the meaning ascribed thereto in section 4.2.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day on which commercial banks are open for business in Ottawa, Ontario and Boston, Massachusetts, other than a Saturday, a Sunday or a day observed as a holiday in Ottawa, Ontario under applicable laws or in Boston, Massachusetts under applicable laws.

“Callco” means GSLI Canada, ULC, an unlimited liability company existing under the laws of Nova Scotia and being a wholly-owned subsidiary of Parent.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

“Change in Law Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Court” means The New Brunswick Court of Queen’s Bench.

“Current Market Price” means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 10 consecutive trading days ending immediately before such date on the NASDAQ, or, if the Parent Common Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Exchange Right” has the meaning ascribed thereto in section 5.1.

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement.

“Governmental Entity” means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the Toronto Stock Exchange and the NASDAQ.

“Indemnified Parties” has the meaning ascribed thereto in section 9.1.

“Insolvency Event” means (i) the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of the Company to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 30 days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or (iii) the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or (iv) the Company not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Share Provisions.

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Liquidation Event” has the meaning ascribed thereto in section 5.12.

“Liquidation Event Effective Date” has the meaning ascribed thereto in section 5.12.

“List” has the meaning ascribed thereto in section 4.6.

“NASDAQ” means the Nasdaq Stock Market or its successors.

“NBBCA” means the Business Corporations Act (New Brunswick), as amended from time to time.

“Officer’s Certificate” means, with respect to Parent or the Company, as the case may be, a certificate signed by any officer or director of Parent or the Company, as the case may be.

“Parent Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Parent Common Share” means a share of common stock in the capital of Parent and any other securities into which such shares may be changed and, in the event of any transaction described in Section 11.1, the corresponding shares in the capital of Parent Successor.

“Parent Consent” has the meaning ascribed thereto in section 4.2.

“Parent Meeting” has the meaning ascribed thereto in section 4.2.

“Parent Successor” has the meaning ascribed thereto in section 11.1(a).

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Plan of Arrangement” means the plan of arrangement relating to the arrangement of the Company under section 128 of the NBBCA and any amendments or variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court.

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Retracted Shares” has the meaning ascribed thereto in section 5.7.

“Retraction Call Right” has the meaning ascribed thereto in the Share Provisions.

“Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares set forth in Appendix 1 to the Plan of Arrangement.

“Special Voting Share” means the share of Series A Preferred Stock of Parent which entitles the holder of record of such share to a number of votes at meetings of holders of Parent Common Shares equal to the number of votes that the holders of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent or subsidiaries of Parent or held by Persons directly or indirectly controlled by or under common control with Parent, all as set out in the share provisions attaching to such share of Series A Preferred Stock) would be entitled to if all such Exchangeable Shares were exchanged by the holders thereof for Parent Common Shares pursuant to the terms of the Exchangeable Shares, which share is to be issued to, deposited with and voted by the Trustee as described herein.

“Support Agreement” means the support agreement made among the Company, Callco and Parent dated ● , as amended pursuant to the terms of the Support Agreement.

“Trust” means the bare trust created by this Agreement under the laws of the Province of Ontario.

“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

“Trustee” means Computershare Trust Company of Canada and, subject to the provisions of Article 10, includes any successor trustee.

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2     Interpretation Not Affected by Headings, etc.

      The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or section of this Agreement. The terms “this Agreement”, “hereof ”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3     Number, Gender, etc.

      Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4     Date for any Action

      If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2

PURPOSE OF AGREEMENT

2.1     Establishment of Trust

      The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

SPECIAL VOTING SHARE

3.1     Issue and Ownership of the Special Voting Share

      Immediately following execution of this Agreement, Parent shall issue to and deposit with the Trustee the Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of U.S.$1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share, provided that the Trustee shall:

(a)	hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Share) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2     Legended Share Certificates

      The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3     Safe Keeping of Certificate

      The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1     Voting Rights

      The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement. Subject to section 7.15:

(a)	the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent who are entitled to instruct the Trustee as to the voting thereof; and

(b)	to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2     Number of Votes

      With respect to all meetings of stockholders of Parent at which holders of Parent Common Shares are entitled to vote (each, a “Parent Meeting”) and with respect to all written consents sought by Parent from its stockholders including the holders of Parent Common Shares (each, a “Parent Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

4.3     Mailings to Stockholders

      With respect to each Parent Meeting and Parent Consent, the Trustee will promptly mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to applicable regulatory requirements and the Trustee being advised in writing as to that manner of communications, and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, upon receiving sufficient quantities of mailing materials from the Parent, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Parent to its stockholders:

(a)	a copy of such notice, together with any related materials, including, without limitation, any circular or information statement or listing particulars, to be provided to stockholders of Parent in connection with the Parent Meeting or Parent Consent;

(b)	a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of the management of Parent to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may instruct the Trustee as to voting and as otherwise contemplated herein; and

(f)	a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

      The materials referred to in this section 4.3 are to be provided to the Trustee by Parent, and the materials referred to in section 4.3(c), section 4.3(e) and section 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Parent shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. Parent agrees not to communicate with holders of Parent Common Shares with respect to the materials referred to in this section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries, it being understood that the costs related to such alternative method of communication shall be borne by the Parent.

      For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or in respect of such Parent Consent. Parent will notify the Trustee of any decision of the board of directors of Parent with respect to the calling of any Parent Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4     Copies of Shareholder Information

      Parent will deliver to the Trustee copies of all proxy materials filed with the Securities and Exchange Commission (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Parent from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will mail via first-class mail, postage prepaid, or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent) received by the Trustee from Parent contemporaneously with the sending of such materials to holders of Parent Common Shares. The

Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Special Voting Share and made available by Parent generally to the holders of Parent Common Shares; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent.

4.5     Other Materials

      As soon as reasonably practicable after receipt by Parent or shareholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail via first-class mail, postage prepaid, or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in Toronto copies of all such materials.

4.6     List of Persons Entitled to Vote

      The Company shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Parent agrees to give the Company notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Company to perform its obligations under this section 4.6.

4.7     Entitlement to Direct Votes

      Subject to sections 4.8 and 4.11, any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8     Voting by Trustee and Attendance of Trustee Representative at Meeting

      In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the

Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

      The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend in person each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question, proposal or proposition.

4.9     Distribution of Written Materials

      Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by first-class mail, postage prepaid, (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to applicable regulatory requirements and the Trustee being advised in writing as to that manner of communications, and provided such manner of communications is reasonably available to the Trustee, it being understood that the costs related to such alternative method of communication shall be borne by the Parent) to each Beneficiary at its address as shown on the books of the Company. The Company shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10     Termination of Voting Rights

      All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Parent, Callco or the Company, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the valid exercise by the Beneficiary of the Exchange Right, or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares as specified in Article 5 (unless, in either case, Parent shall not have delivered or caused to be delivered the requisite Parent Common Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of the Company pursuant to Article 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by Callco or Parent, as the case may be, pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or the exercise by Parent of the Parent Call Right.

4.11     Disclosure of Interest in Exchangeable Shares

      The Trustee or the Company shall be entitled to require any Beneficiary or any Person who the Trustee or the Company knows or has reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to who has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “equity shares” of the Company) under section 101 of the Securities Act (Ontario), as may be amended from time to time, or as would be required under the articles of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of the United States if the Exchangeable Shares were Parent Common Shares.

ARTICLE 5

EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHTS

5.1     Grant and Ownership of Exchange Rights

      Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)	hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

      The obligations of Parent to issue Parent Common Shares pursuant to the Exchange Right or the Automatic Exchange Rights are subject to all applicable laws and regulatory and stock exchange requirements.

5.2     Legended Share Certificates

      The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Rights.

5.3     General Exercise of Exchange Right

      The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4     Purchase Price

      The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right shall be an amount per share equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Parent delivering or causing to be delivered to the Trustee on behalf of such holder one Parent Common Share, plus (ii) to the extent not paid by the Company on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Parent shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The total purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest, less any amounts withheld pursuant to section 5.13. Upon payment by Parent of such purchase price the relevant Beneficiary shall cease to have any right to be paid by the Company any amount in respect of declared and unpaid dividends on each such Exchangeable Share and the Company shall cease to be obligated to pay any amount in respect of such dividends.

5.5     Exercise Instructions

      Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Company. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent to purchase, endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required, as confirmed to the Trustee on the advice of legal counsel for the Parent or Company or legal counsel duly appointed by the Trustee as provided under section 7.10, to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents and instruments as the Parent and the Company may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Parent to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares transferable in connection with the exercise of the Exchange Right are to be registered and (iv) the names and addresses of the Persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Company and Parent of payment) of the taxes (if any) payable as contemplated by section 5.8 provided that, the Trustees duties hereunder shall be limited to confirming receipt of certificates representing the Exchangeable Shares, documents or instruments hereunder shall be required by the Parent or Company, and a duly completed form of notice of exercise of the Exchange Right and shall, under no circumstances, be liable in any manner whatsoever with respect to the proper endorsement for transfer or the transferability of the Exchangeable Shares as evidenced by any endorsement on or accompanying the certificates representing the Exchangeable Shares purporting to transfer the Exchangeable shares. The Parent or Company shall be solely responsible for confirming the sufficiency and validity of any endorsement for transfer or the Exchangeable Shares. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

5.6     Delivery of Parent Common Shares

      Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Parent to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right, duly endorsed for transfer to Parent, the Trustee shall notify Parent and the Company of its receipt of the same, which notice to Parent and the Company shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Parent shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Beneficiary) certificates representing the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques payable at par at any branch of the bankers of Parent for the balance, if any, of the total purchase price therefor without interest (but in each case less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid the taxes (if any) payable as contemplated by section 5.8 of this Agreement (or provided evidence satisfactory to the Company and Parent of the payment of) as the Parent or Company shall confirm to the Trustee after the Trustee has notified the Parent or receipt of Exchangeable Shares, and all required documentation and instruments of transfer described above). Upon the giving of notice by the Trustee to Parent and the Company of the exercise of the Exchange Right and the Parent or Company confirming that taxes (if any) payable as contemplated by section 5.8 of this Agreement have been paid as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of such holder’s right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate free and clear of any lien, claim or encumbrance and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares is not delivered by, or on behalf of, Parent to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Parent on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so delivered, and the balance of the purchase price, if any, has been paid, by Parent. Upon delivery by Parent to the Trustee of such Parent Common Shares, and the balance of the purchase price, if any, the Trustee shall deliver via first-class postage prepaid mail such Parent Common Shares and the balance of the purchase price, if any, to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7     Exercise of Exchange Right Subsequent to Retraction

      In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by the Company pursuant to section 6.6 of the Share Provisions that the Company will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to the Company pursuant to section 6.7 of the Share Provisions and provided further that the Trustee has received written notice of same from the Company or Callco, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Company is unable to redeem. In any such event, the Company hereby agrees with the Trustee and in favour of the Beneficiary to promptly notify the Trustee of such prohibition against the Company redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Company or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Company is not permitted to redeem and in respect of which Callco has not exercised its Retraction Call Right and will require Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8     Taxes

      Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by Parent prior to the time such shares are issued, without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Parent, the Company or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such Exchangeable Shares to Parent or in respect of the issuance or delivery of such Parent Common Shares to such Beneficiary or any other Person including, without limitation, in the event that Parent Common Shares are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Parent and the Company that such taxes, if any, have been paid.

5.9     Notice of Insolvency Event

      As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Company and Parent shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from the Company or Parent of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Parent (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10     Qualification of Parent Common Shares

      Parent covenants that if any Parent Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority or stock exchange under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” of Parent for purposes of Canadian provincial securities law or an “affiliate” of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Parent Common Shares to be and remain duly registered, qualified or approved. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11     Parent Common Shares

      Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12     Automatic Exchange on Liquidation of Parent

      Parent will give the Trustee written notice of each of the following events at the time set forth below:

(a)	in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)	as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

      As soon as practicable following receipt by the Trustee from Parent of notice of any event (a “Liquidation Event”) contemplated by section 5.12(a) or 5.12(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Parent in sufficient quantities and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in section 5.12.

      In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, all of the then outstanding Exchangeable Shares (other than those owned by Parent and its Affiliates) shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Parent shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Parent delivering to the Beneficiary one Parent Common Share, and (ii) to the extent not paid by the Company on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. Parent shall provide the Trustee with an Officer’s Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

      On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Parent all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, the Company shall have no liability to pay an amount in respect of declared and unpaid dividends to any Beneficiary and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Parent shall deliver or cause to be delivered to the Beneficiary the Parent Common Shares deliverable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of such Beneficiary’s Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Beneficiary by Parent pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Beneficiary certificates representing the Parent Common Shares of which the Beneficiary is the holder.

5.13     Withholding Rights

      Parent, the Company and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent

Common Shares such amounts as Parent, the Company or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case as amended or succeeded, or entitled to withhold under section 116 of the Income Tax Act (Canada) or any corresponding provisions of provincial law. The Trustee may act on the advice of counsel with respect to such matters as provided under Section 7.10. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, the Company and the Trustee, as directed by the Parent or Company, are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, the Company or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Parent, the Company or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14     No Fractional Shares

      A holder of an Exchangeable Share shall not be entitled to any fraction of a Parent Common Share upon the exercise of the Exchange Right or Automatic Exchange Rights hereunder and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Parent on the designated payment date to the extent not paid by Callco or the Company a cash payment equal to such fractional interest multiplied by the Current Market Price.

5.15     Prohibition on Voluntary Liquidation

      Parent covenants that it shall not, and agrees to cause Callco to not, take any action relating to a voluntary liquidation, dissolution or winding-up of the Company or its successors or Callco or its successors, as the case may be, prior to the Redemption Date (as defined in the Share Provisions) that results in the recognition under the Income Tax Act (Canada) of any accrued gain on a holder’s Exchangeable Shares, recognition of which was deferred on the consummation of the transactions contemplated by the Plan of Arrangement.

ARTICLE 6

RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES

6.1     Issue of Additional Shares

      During the term of this Agreement, Parent will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10.2 of the Share Provisions, issue any additional Special Voting Shares.

ARTICLE 7

CONCERNING THE TRUSTEE

7.1     Powers and Duties of the Trustee

      The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the Special Voting Share from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)	exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent and the Company under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

      In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

      The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

      The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2     No Conflict of Interest

      The Trustee represents to Parent and the Company that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Court for an order that the Trustee be replaced as Trustee hereunder.

7.3     Dealings with Transfer Agents, Registrars, etc.

      Parent and the Company irrevocably authorize the Trustee, from time to time, to:

(a)	consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

(b)	requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5.

      Parent and the Company irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5.

7.4     Books and Records

      The Trustee shall keep available for inspection by Parent and the Company at the Trustee’s principal office in Toronto correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before        ●       , 2003, and on or before        ●       in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Parent and the Company a brief report, dated as of the preceding        ●       , with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)	the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the delivery by or on behalf of Parent of Parent Common Shares in connection with the Exchange Right, during the fiscal year of Parent ended on such ● ; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee’s opinion, materially affects the Trust Estate.

7.5     Income Tax Returns and Reports

      The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Parent or the Company). If requested by the Trustee, Parent or the Company shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6     Indemnification Prior to Certain Actions by Trustee

      The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to section 7.15.

      None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7     Action of Beneficiaries

      No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8     Reliance Upon Declarations

      The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9     Evidence and Authority to Trustee

      Parent or the Company shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent or the Company or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Parent and/or the Company promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

(b)	the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent or the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

      Such evidence shall consist of an Officer’s Certificate of Parent or the Company or a statutory declaration or a certificate made by Persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

      Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Parent or the Company, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent or the Company it shall be in the form of an Officer’s Certificate or a statutory declaration.

      Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

(a)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10     Experts, Advisors and Agents

      The Trustee may:

(a)	in relation to this Agreement act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Parent or the Company or otherwise, and may retain or employ such assistance as may be reasonably required or necessary to the proper discharge of its powers and duties and determination of its rights hereunder and the Parent or Company shall, upon request of the Trustee, advance sufficient funds to the Trustee to pay for the reasonable compensation and the reasonable disbursements of its counsel and all other advisers, experts, accountants and assistants not regularly in its employ;

(b)	retain or employ such agents and other assistance as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)	the Parent or Company shall, upon request of the Trustee, advance sufficient funds to the Trustee to pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11     Investment of Moneys Held by Trustee

      Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, on the written direction of the Company, in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Schedule I Canadian chartered bank (including Affiliates of the Trustee) or of the Trustee. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Company, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12     Trustee Not Required to Give Security

      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13     Trustee Not Bound to Act on Request

      Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Parent or the Company or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14     Authority to Carry on Business

      The Trustee represents to Parent and the Company that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15     Conflicting Claims

      If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)	the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(b)	all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

      If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16     Acceptance of Trust

      The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 8

COMPENSATION

8.1     Fees and Expenses of the Trustee

      Parent and the Company jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes (other than taxes based on the net income or capital of the Trustee), fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Parent and the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence, recklessness or wilful misconduct.

ARTICLE 9

INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1     Indemnification of the Trustee

      In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, Parent and the Company jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Parent or the Company pursuant hereto.

      In no case shall Parent or the Company be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent and the Company shall be entitled to participate at their own expense in the defence and, if Parent and the Company so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent or the Company; or (ii) the named parties to any such suit include both the Trustee and Parent or the Company and the Trustee shall have been advised by counsel acceptable to Parent or the Company that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Parent or the Company and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent and the Company shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2     Limitation of Liability

      The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 10

CHANGE OF TRUSTEE

10.1     Resignation

      The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and the Company specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Parent and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent and the Company shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or a province thereof and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of the Court upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of the Court, Parent and the Company shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2     Removal

      The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Parent and the Company, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3     Successor Trustee

      Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Parent and the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4     Notice of Successor Trustee

      Upon acceptance of appointment by a successor trustee as provided herein, Parent and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Parent or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent and the Company.

ARTICLE 11

PARENT SUCCESSORS

11.1     Certain Requirements in Respect of Combination, etc.

      As long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom unless, but may do so if:

(a)	such other Person or continuing corporation or, in the event of any merger, amalgamation or similar transaction pursuant to which holders of shares in Parent are entitled to receive shares in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or legal entity (in each case, the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto or otherwise agrees to become bound by the terms and provisions of this Agreement, in either case together with such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)	such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2     Vesting of Powers in Successor

      Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee, Parent Successor, the Company and Parent, as applicable, shall, if required by section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent, or any officers of Parent, may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3     Wholly-Owned Subsidiaries

      Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (if all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent) or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 11.

ARTICLE 12

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1     Amendments, Modifications, etc.

      Subject to sections 12.2, 12.4 and 14.1, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, the Company and the Trustee and approved by the Beneficiaries in accordance with sections 12.2 and section 10.2 of the Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2     Ministerial Amendments

      Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors and the board of directors of Parent shall each be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of the Board of Directors and the board of directors of Parent and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)	making such changes or corrections which, on the advice of counsel to Parent, the Company and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors and the board of directors of Parent shall each be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3     Meeting to Consider Amendments

      The Company, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Share Provisions and all applicable laws.

12.4     Changes in Capital of Parent and the Company

      At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5     Execution of Supplemental Trust Agreements

      From time to time the Company (when authorized by a resolution of the Board of Directors), Parent (when authorized by a resolution of its board of directors), and the Trustee may, subject to the provisions of this Agreement, and they shall, when so directed by this Agreement, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

(b)	making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, the Company, the Trustee or this Agreement; and

(c)	for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 13

TERMINATION

13.1     Term

      The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of Parent and the Company elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions; and

(c)	21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2     Survival of Agreement

      This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

ARTICLE 14

GENERAL

14.1     Severability

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2     Enurement

      This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries and is specifically assignable to any Affiliate of Parent without the consent of the Beneficiaries or the Trustee.

14.3     Notices to Parties

      All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)	To Parent or the Company at:

c/o GSLI Corp 39 Manning Road Billerica, Massachusetts 01821 Attention: Thomas R. Swain, Vice President, Finance and Chief Financial Officer Facsimile: (978) 663-9466

with a copy (which shall not constitute notice) to:

Choate, Hall & Stewart 53 State Street Boston, Massachusetts 0Z109 Attention: William P. Gelnaw, Jr. Facsimile: 617-248-4000

(b)	To the Trustee at:

Computershare Trust Company of Canada 100 University Avenue, 9th Floor Toronto, Ontario M5J 2Y1 Attention: Manager, Corporate Trust Department Facsimile: 416-981-9777

      Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4     Notice to Beneficiaries

      Any and all notices to be given and any documents to be sent to any Beneficiary may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Company from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiary.

14.5     Risk of Payments by Post

      Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by a Beneficiary to the Trustee, the making of such payment or sending of such document sent through the post shall be at the risk of Parent and the Company, in the case of payments made or documents sent by the Trustee, and at the risk of the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

14.6     Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7     Jurisdiction

      This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.8     Attornment

      Each of the Trustee, Parent and the Company agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the Court, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the Court and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Parent hereby appoints the Company at 44 Chapman Hill, St. John, New Brunswick E2L 456, Canada in the Province of New Brunswick as attorney for service of process.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GSLI CORP.

By:

Name:
Title:

GSI LUMONICS INC.

By:

Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Name:
Title:

APPENDIX F — FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

GSI LUMONICS INC.

AUDITORS’ REPORT

To the Stockholders of

GSI Lumonics Inc.

      We have audited the consolidated balance sheets of GSI Lumonics Inc. as of December 31, 2002 and 2001 and the consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002. Our audits also included the financial statement schedule listed at Item 15 of this Form 10-K Annual Report. These financial statements and the schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States and Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in accordance with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      The Company changed its method of accounting for business combinations, goodwill and other intangible assets and impairment or disposal of long-lived assets in 2002, as described in note 1.

      On February 21, 2003, we reported without reservation to the shareholders on the Company’s consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles.

ERNST & YOUNG LLP
Chartered Accountants

Ottawa, Canada,
February 21, 2003
(except with respect to
note 15, which is
as at March 28, 2003)

GSI LUMONICS INC.

CONSOLIDATED BALANCE SHEETS

(United States GAAP and in thousands of United States dollars, except share amounts)

	As of December 31,

	2002	2001

ASSETS
Current
Cash and cash equivalents (note 13)	$83,633	$102,959
Short-term investments (note 13)	28,999	43,541
Accounts receivable, less allowance of $2,681 (2001 — $3,034) (notes 4 and 10)	33,793	39,919
Income taxes receivable	8,431	9,224
Inventories (note 3)	39,671	57,794
Deferred tax assets (note 9)	9,763	15,097
Other current assets (note 3)	4,448	8,528

Total current assets	208,738	277,062
Property, plant and equipment, net of accumulated depreciation of $21,453 (2001 — $20,575) (note 3)	26,675	32,482
Deferred tax assets (note 9)	7,443	6,537
Other assets (note 3)	3,360	1,539
Long-term investments (note 13)	37,405	—
Intangible assets, net of amortization of $16,217 (2001 — $11,857) (note 3)	13,467	19,067

	$297,088	$336,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Bank indebtedness (note 4)	$—	$6,171
Accounts payable	9,235	10,839
Accrued compensation and benefits	6,523	7,515
Other accrued expenses (note 3)	20,845	25,096
Current portion of long-term debt (note 5)	—	2,654

Total current liabilities	36,603	52,275
Deferred compensation (note 6)	2,129	2,082
Accrued minimum pension liability (note 8)	3,875	—

Total liabilities	42,607	54,357
Commitments and contingencies (note 12)
Stockholders’ equity (note 7)
Common shares, no par value; Authorized shares: unlimited; Issued and outstanding: 40,785,922 (2001 — 40,556,130)	304,713	303,504
Additional paid-in capital	2,592	2,592
Accumulated deficit	(41,270)	(13,546)
Accumulated other comprehensive loss	(11,554)	(10,220)

Total stockholders’ equity	254,481	282,330

	$297,088	$336,687

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(United States GAAP and in thousands of United States dollars, except share amounts)

					Accumulated
					Other
	Capital Stock		Additional	Retained	Comprehensive		Comprehensive
			Paid-In-	Earnings	Income		Income
	# Shares	Amount	Capital	(Deficit)	(Loss)	Total	(Loss)

	(000’s)
Balance, December 31, 1999	34,299	$222,865	$—	$(44,225)	$(6,910)	$171,730
Net income				45,377		45,377	$45,377
Issuance of capital stock
— public offering	4,300	70,137				70,137
— stock options	1,564	8,665				8,665
Unrealized loss on equity securities, net of tax of $2,905					(5,395)	(5,395)	(5,395)
Compensation expense			759			759
Foreign currency translation adjustments					(2,006)	(2,006)	(2,006)

Balance, December 31, 2000	40,163	301,667	759	1,152	(14,311)	289,267	37,976

Net loss				(14,698)		(14,698)	(14,698)
Issuance of capital stock
— stock options	344	1,503				1,503
— employee stock purchase plan	51	334				334
Other	(2)	—				—
Tax benefit associated with stock options			1,433			1,433
Cumulative effect of change in accounting policy for cash flow hedges					(164)	(164)	(164)
Realized loss on derivative instruments designated and qualifying as foreign currency cash flow hedging instruments, net of tax of $0					164	164	164
Unrealized gain on cash flow hedging instruments, net of tax of $567					793	793	793
Unrealized gain on equity securities, net of tax of $1,221					2,269	2,269	2,269
Reclassification adjustment for loss on sale of equity securities, net of tax of $1,683					3,126	3,126	3,126
Translation loss on liquidation of a subsidiary, net of tax of $0.					723	723	723
Stock-based compensation			400			400
Foreign currency translation adjustments					(2,820)	(2,820)	(2,820)

Balance, December 31, 2001	40,556	303,504	2,592	(13,546)	(10,220)	282,330	(10,607)

Net loss				(27,724)		(27,724)	(27,724)
Issuance of capital stock
— stock options	133	648				648
— employee stock purchase plan	97	561				561
Unrealized gain on investments, net of tax of $0					312	312	312
Realized gain on cash flow hedging instruments, net of tax of $567					(793)	(793)	(793)
Unrealized loss on cash flow hedging instruments, net of tax of $0					(521)	(521)	(521)
Additional minimum pension liability, net of tax of $0					(3,875)	(3,875)	(3,875)
Foreign currency translation adjustments					3,543	3,543	3,543

Balance, December 31, 2002	40,786	$304,713	$2,592	$(41,270)	$(11,554)	$254,481	$(29,058)

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(United States GAAP and in thousands of United States dollars, except per share amounts)

	Year Ended December 31,

	2002	2001	2000

Sales	$159,070	$247,904	$373,864
Cost of goods sold (note 11)	109,876	162,122	242,393

Gross profit	49,194	85,782	131,471
Operating expenses:
Research and development	20,444	25,634	33,931
Selling, general and administrative	55,483	73,815	87,459
Amortization of purchased intangibles	5,135	5,226	4,851
Restructuring (note 11)	6,448	2,930	10,141
Other (note 11)	(1,021)	(148)	(2,945)

Total operating expenses	86,489	107,457	133,437

Loss from operations	(37,295)	(21,675)	(1,966)
Gain (loss) on sale of assets and investments (note 2)	—	(4,809)	76,786
Interest income	2,744	5,084	4,802
Interest expense	(701)	(897)	(1,457)
Foreign exchange transaction losses	(825)	(175)	(3,122)
Other expense (note 10)	(628)	—	—

Income (loss) before income taxes	(36,705)	(22,472)	75,043
Income tax provision (benefit) (note 9)	(8,981)	(7,774)	29,666

Net income (loss)	$(27,724)	$(14,698)	$45,377

Net income (loss) per common share:
Basic	$(0.68)	$(0.36)	$1.19
Diluted	$(0.68)	$(0.36)	$1.13
Weighted average common shares outstanding (000’s)	40,663	40,351	38,187
Weighted average common shares outstanding and dilutive potential common shares (000’s)	40,663	40,351	40,000

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(United States GAAP and in thousands of United States dollars)

	Year Ended December 31,

	2002	2001	2000

Cash flows from operating activities:
Net income (loss) for the year	$(27,724)	$(14,698)	$45,377
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss (gain) on sale of assets and investments	62	5,267	(76,786)
Translation loss on liquidation of a subsidiary	—	723	—
Stock-based compensation	—	400	759
Reduction of long-lived assets	2,510	2,483	2,137
Depreciation and amortization	10,919	11,918	12,172
Deferred income taxes	4,267	6,688	(3,613)
Changes in current assets and liabilities:
Accounts receivable	9,356	47,083	(14,061)
Inventories	19,632	8,917	(13,506)
Other current assets	840	1,403	(844)
Accounts payable, accruals, and taxes (receivable) payable	(8,145)	(87,662)	38,145

Cash provided by (used in) operating activities	11,717	(17,478)	(10,220)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired (note 2)	—	—	(7,138)
Sale of assets and investments	—	45,822	64,962
Additions to property, plant and equipment, net	(2,952)	(8,639)	(10,142)
Proceeds from the sale and maturity of short-term and other investments	110,014	85,834	45,031
Purchase of short-term and other investments	(132,877)	(109,355)	(57,710)
Decrease (increase) in other assets	1,979	(1,219)	838

Cash provided by (used in) investing activities	(23,836)	12,443	35,841

Cash flows from financing activities:
Payments of bank indebtedness	(6,441)	(4,117)	(10,131)
Repayment of long-term debt	(3,000)	(4,000)	(4,114)
Issue of share capital (net of issue costs)	1,209	1,837	76,986

Cash provided by (used in) financing activities	(8,232)	(6,280)	62,741
Effect of exchange rates on cash and cash equivalents	1,025	416	224

Increase (decrease) in cash and cash equivalents	(19,326)	(10,899)	88,586
Cash and cash equivalents, beginning of year	102,959	113,858	25,272

Cash and cash equivalents, end of year	$83,633	$102,959	$113,858

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2002
(United States GAAP and tabular amounts in thousands of United States dollars except share amounts)

1.     Significant Accounting Policies

Nature of operations

      We design, develop, manufacture and market components, lasers and laser-based advanced manufacturing systems as enabling tools for a wide range of applications. Our products allow customers to meet demanding manufacturing specifications, including device complexity and miniaturization, as well as advances in materials and process technology. Major markets for our products include the medical, automotive, semiconductor, and electronics industries. In addition, we sell our products and services to other markets such as light industrial and aerospace. The Company’s principal markets are in North America, Europe, Japan and Asia-Pacific.

Basis of presentation

      These consolidated financial statements have been prepared by the Company in United States (U.S.) dollars and in accordance with accounting principles generally accepted in the United States, applied on a consistent basis.

Basis of consolidation

      The consolidated financial statements include the accounts of GSI Lumonics Inc. and its wholly owned subsidiaries (the “Company”). Intercompany accounts and transactions are eliminated.

Comparative amounts

      Certain prior year amounts have been reclassified to conform to the current year presentation in the financial statements for the year ended December 31, 2002. These reclassifications had no effect on the previously reported results of operations or financial position.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates.

Cash equivalents

      Cash equivalents are investments held to maturity with original maturities of three months or less. Cash equivalents, consisting principally of commercial paper, short-term corporate debt, and banker’s acceptances, are stated at amortized cost, which approximates fair value. The Company does not believe it is exposed to any significant credit risk on its cash equivalents.

Investments

      Short-term, long-term and other investments consist principally of commercial paper, governments, short-term corporate debt, and banker’s acceptances with original maturities greater than three months for short-term investments and greater than twelve months for long-term investments. The Company has classified these investments as available-for-sale securities that are stated at estimated fair value based upon

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

market quotes. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a component of accumulated other comprehensive income until realized.

     Inventories

      Inventories, which include materials and conversion costs, are stated at the lower of cost (primarily first-in, first-out) or market. Market is defined as replacement cost for raw materials and net realizable value for other inventories.

     Property, plant and equipment

      Property, plant and equipment are stated at cost and the declining-balance and straight-line methods are used to determine depreciation and amortization over estimated useful lives. Estimated useful lives for buildings and improvements range from 5 to 39 years and for machinery and equipment from 3 to 15 years. Leasehold improvements are amortized over the lesser of their useful lives or the lease term, including option periods expected to be utilized.

     Intangible assets

      Intangibles assets include purchased trademarks and trade names, which are amortized on a straight-line basis over periods from three to ten years from the date of acquisition. Patents and purchased technology are stated at cost and are amortized on a straight-line basis over the expected life of the asset, up to 19 years.

     Impairment of long-lived assets

      When events and circumstances warrant a review, the Company evaluates the carrying values of long-lived assets and purchased intangibles in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The carrying value of a long-lived asset and purchased intangible is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value. Fair value is determined using anticipated discounted cash flows.

     Revenue recognition

      We recognize product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, risk of loss has passed to the customer and collection of the resulting receivable is probable. We design, market and sell our products as standard configurations. Accordingly, customer acceptance provisions for standard configurations are generally based on seller-specified criteria, which we demonstrate prior to shipment. Revenue on new products is deferred until we have established a track record of customer acceptance on these new products. When customer-specified objective criteria exist, revenue is deferred until customer acceptance if we cannot demonstrate the system meets these specifications prior to shipment. The Company recognizes installation revenue when installation has been completed.

      Revenue associated with service or maintenance contracts is recognized ratably over the life of the contract, which is generally one year.

     Product Warranty

      We generally warrant our products for a period of up to 12 months for material and labor to repair and service the system. A provision for the estimated cost related to warranty is recorded at the time revenue is recognized.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Our estimate of costs to service the warranty obligations is based on historical experience and expectation of future conditions. To the extent we experience increased warranty claims or increased costs associated with servicing those claims, revisions to the estimated warranty liability would be made.

     Stock based compensation

      The Company uses the intrinsic value method for accounting for its stock option plans as proscribed in APB 25.

Foreign currency translation

      The financial statements of the parent corporation and its subsidiaries outside the United States have been translated into United States dollars in accordance with the Financial Accounting Standards Board Statement No. 52, Foreign Currency Translation. Assets and liabilities of foreign operations are translated from foreign currencies into United States dollars at the exchange rates in effect on the balance sheet date. Revenues and expenses are translated at the average exchange rate in effect for the period. Accordingly, gains and losses resulting from translating foreign currency financial statements are reported as a separate component of other comprehensive income in stockholders’ equity. Foreign currency transaction gains and losses are included in net income.

Derivative financial instruments

      As of January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), which was issued in June 1998 and its amendments, Statements 137 and 138, issued in June 1999 and June 2000, respectively.

      As a result, the Company recognizes all derivative financial instruments, such as interest rate swap contracts and foreign exchange contracts, in the consolidated financial statements at fair value regardless of the purpose or intent for holding the instrument. Changes in the fair value of derivative financial instruments are either recognized periodically in income or in stockholders’ equity as a component of comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting and, if so, whether it qualifies as a fair value hedge or cash flow hedge. Generally, changes in fair value of derivatives accounted for as fair value hedges are recorded in income along with the portions of the changes in fair values of the hedged items that relate to the hedged risk(s). Changes in fair values of derivatives accounted for as cash flow hedges, to the extent they are effective as hedges, are recorded in other comprehensive income net of deferred taxes. Changes in fair value of derivatives used as hedges of the net investment in foreign operations are reported in other comprehensive income as part of the cumulative translation adjustment. Changes in fair values of derivatives not qualifying as hedges are reported in income.

      The Company accounted for the accounting change as a cumulative effect of a change in accounting principle. The Company recorded a transition adjustment loss of $164 thousand in other comprehensive income as a result of adopting SFAS 133. The loss was recognized in earnings during the period ended March 30, 2001, and at that time the underlying hedged transactions were realized.

      Prior to January 1, 2001, the Company used foreign exchange contracts and interest rate swap contracts for hedging purposes. For foreign currency forward contracts hedging firm commitments, the effects of movements in currency exchange rates on those instruments were recognized when the related operating revenue was recognized. The discounts or premiums on the instruments were amortized to income over the lives of the contracts using the straight-line method. Realized gains and losses were included in other assets and liabilities and recognized in income when the future transaction occurred or at the time the transaction was no longer expected to occur. For interest rate swap contracts, payments and receipts under such contracts were recognized as adjustments to interest expense on a basis that matched them with the fluctuations in the

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest receipts and payments under floating rate financial assets and liabilities. Unrealized gains or losses on interest rate swap contracts were not recognized in income.

Income taxes

      The liability method is used to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. A valuation allowance is established to reduce the deferred tax asset if it is “more likely than not” that the related tax benefits will not be realized in the future.

Recent accounting pronouncements

Business Combinations

      On January 1, 2002, the Company implemented, on a prospective basis, Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”). As a result, all business combinations initiated in the future will be accounted for under the purchase method. Also, SFAS 141 does not permit the Company to recognize an assembled workforce asset. Therefore, the Company reallocated its assembled workforce asset with a cost of $2.8 million and a net carrying value of $2.0 million at January 1, 2002 to other remaining long-lived assets arising from the merger with General Scanning Inc. in 1999, including $1.4 million to developed technology, $0.5 million to property, plant and equipment and $0.1 million to trademarks and trade names. The adoption of SFAS 141 did not have any other material impact on the Company’s financial position or cash flows. It will accelerate amortization by $0.6 million per year for 2002 and 2003 and reduce amortization thereafter.

Intangible Assets

      On January 1, 2002, the Company implemented, on a prospective basis, SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). As a result, intangible assets with finite useful lives must now be amortized over their estimated lives to their estimated residual values and be reviewed for impairment according to SFAS 144. Goodwill and intangible assets with indefinite lives will not be amortized, but will rather be tested at least annually for impairment. The adoption of SFAS 142 did not have a material impact on the Company’s financial position, as it does not possess goodwill or intangible assets with indefinite lives. It also did not have a material impact on the Company’s results of operations or cash flows.

Impairment or Disposal of Long-Lived Assets

      On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 applies to all long-lived assets, including discontinued operations, and develops one accounting model for long-lived assets to be disposed of by sale. SFAS 144 supersedes SFAS 121, and the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (“APB 30”), for the disposal of a segment of a business. The adoption of SFAS 144 did not have a material impact on the Company’s financial position, results of operations or cash flows. During 2002 as a result of restructuring actions, the Company wrote-down fixed assets by approximately $1.1 million (see note 11).

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Costs Associated with Exit or Disposal Activities

      In July 2002, SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”) was issued. SFAS 146 requires that a liability for costs associated with exit or disposal activities be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 will be effective for exit or disposal activities initiated after December 31, 2002, and had no impact on the Company’s financial statements in 2002, but will impact the accounting treatment of future exit or disposal activities should they occur.

Guarantor’s Accounting for Guarantees

      In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (the Interpretation). The Interpretation will significantly change current practice in the accounting for, and disclosure of, guarantees. Guarantees meeting the characteristics described in the Interpretation which are not included in a long list of exceptions are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5, Accounting for Contingencies. The Interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor’s having to make payments under the guarantee is remote. The initial recognition and initial measurement provisions of the Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Accounting for guarantees issued prior to December 31, 2002 should not be revised or restated. As discussed in Note 12 to the consolidated financial statements, the Company has two existing operating lease agreements with terms that include residual value guarantees totaling approximately $16 million, both entered into before December 31, 2002, and, therefore, not required to be revised or restated.

Stock Based Compensation Transition and Disclosure

      In December 2002, SFAS No. 148 (“SFAS 148”), Accounting for Stock-Based Compensation-Transition and Disclosure was issued to amend SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 will not have a material impact on our financial position, results of operations, or cash flows, because the Company will continue to follow the guidance of APB 25 in recognizing stock compensation expense. The Company will comply with the new disclosure requirements in the financial statement for the first quarter of 2003.

2.	Business Combinations and Divestitures

Purchases

      On September 21, 2000, the Company acquired all outstanding shares of General Optics, Inc. (“General Optics”), a privately held precision optics company located in Moorpark, California. The purchase price of $13.5 million was comprised of cash of $6.9 million paid on closing, note payable valued at $6.4 million, discounted at an imputed interest rate of 6.23%, and costs of acquisition of $0.2 million. The note payable was settled in two installments, due September 21, 2001 and 2002. The transaction has been accounted for as a purchase and, accordingly, the operations of General Optics have been included in the consolidated financial statements from the date of acquisition. The excess of the purchase price over the fair value of net identifiable

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tangible assets acquired was recorded as acquired technology to be amortized over its estimated useful life of 10 years.

Divestitures

      On April 2, 2001, the Company completed the sale of operating assets of the Laserdyne and Custom Systems product lines for cash proceeds of approximately $7.3 million. Sales for these product lines were $3 million and $24.3 million for the years ended December 31, 2001 and December 31, 2000, respectively.

      On October 1, 2000, the Company sold the net assets of its Life Sciences business to Packard BioScience Company (“Packard”) for $39.3 million in cash and approximately 4.5 million shares of unregistered Packard common stock valued at $43.3 million by management. To determine the fair value of the stock, a number of factors were considered, including a valuation. The value of the stock reflected a discount from the quoted market value of Packard’s registered common stock that was traded on the NASDAQ National Market. The Life Sciences business comprised working capital of approximately $3.5 million and fixed and other intangible assets of approximately $1.2 million. The Company recorded a non-operating gain of $73.1 million ($47.3 million after tax), or $1.24 per share, as a result of this transaction. Sales for the Life Sciences business for the nine months ended September 30, 2000 were $13.1 million and for the year ended December 31, 1999 were $13.8 million. On November 13, 2001, Packard was acquired by PerkinElmer, Inc. As a result, the shares of Packard owned by GSI Lumonics were converted into the right to receive 0.311 of a share of PerkinElmer, Inc. at the quoted market value of $27.285 per share. The Company sold these shares on November 19, 2001 for proceeds of $38.5 million and recorded a loss of $4.8 million.

      During the third quarter of 2000, the Company sold two facilities in the United States for $12.5 million cash and recorded a net gain of $2.4 million.

      During the second quarter of 2000, the Company sold operating assets of its View Engineering metrology product line, fiber-optics operations in Phoenix, Arizona and package coding product line in Hull, United Kingdom for an aggregate of $13.0 million cash and recorded a net gain of $1.3 million.

3.     Supplementary Balance Sheet Information

      The following tables provide the details of selected balance sheet items as at December 31:

Inventories

	2002	2001

Raw materials	$16,380	$29,779
Work-in-process	7,468	8,028
Finished goods	11,114	12,918
Demo inventory	4,709	7,069

Total inventories	$39,671	$57,794

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property, Plant and Equipment, net

	2002	2001

Cost:
Land, buildings and improvements	$12,102	$18,167
Machinery and equipment	36,026	34,890

Total cost	48,128	53,057
Accumulated depreciation	(21,453)	(20,575)

Net property, plant and equipment	$26,675	$32,482

Other Assets

	2002	2001

Short term other assets:
Note receivable	$563	$1,125
Investment (note 10)	—	1,500
Prepaid expenses and other	3,885	5,903

Total	$4,448	$8,528

Long term other assets:
Investment (note 10)	$—	$500
Note receivable	—	563
Deposits and other	425	476
Facilities available for sale (note 11)	2,935	—

Total	$3,360	$1,539

      The note receivable bears interest at the prime rate and will be received in quarterly installments of $0.3 million, ending in June 2003.

      At December 31, 2002, the Company had two facilities that were classified as available for sale. One is a 75,000 square foot facility in Kanata, Ontario and the other is a 17,000 square foot facility in Nepean, Ontario. Both of these facilities became available for sale in 2002, as a result of restructuring actions that occurred (Note 11). These buildings are recorded at their estimated fair market value (approximately $2.2 million for the Kanata property and $0.7 million for Nepean).

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Intangible assets consist of the following:

	December 31, 2002		December 31, 2001

		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Patents and acquired technology	$28,660	$(15,850)	$27,174	$(10,809)
Assembled workforce	—	—	2,814	(786)
Trademarks and trade names	1,024	(367)	936	(262)

Total cost	29,684	$(16,217)	30,924	$(11,857)

Accumulated amortization	(16,217)		(11,857)

Net intangible assets	$13,467		$19,067

      Amortization of intangible asset expense subsequent to December 31, 2002 is:

2003	$5,135
2004	1,970
2005	1,137
2006	1,137
2007	1,137
Thereafter	2,951

Total amortization expense	$13,467

Other Accrued Expenses

	2002	2001

Accrued warranty	$3,383	$4,027
Deferred revenue	3,404	2,148
Accrued restructuring (note 11)	8,790	8,827
Other	5,268	10,094

Total	$20,845	$25,096

     Accrued Warranty

	Year Ended
	December 31,

	2002	2001

Balance at the beginning of the period	$4,027	$7,107
Charged to costs and expenses	5,624	9,551
Use of provision	(6,358)	(12,507)
Foreign currency exchange rate changes	90	(124)

Balance at the end of the period	$3,383	$4,027

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.     Bank Indebtedness

      At December 31, 2002, the Company had lines of credit denominated in US and Canadian dollars with Fleet National Bank (“Fleet”), Bank One and Canadian Imperial Bank of Commerce (“CIBC”) and letters of credit (“LC”) with National Westminster Bank (“NatWest”), for a total amount of available credit of $12.1 million versus $32.4 million at December 31, 2001. The Company’s agreement with Fleet provides for an $8.0 million line of credit and its agreement with CIBC provides for a $4.0 million line of credit. The previous $13.0 million line of credit with CIBC expired on June 28, 2002, and the new CIBC credit facility eliminated the Company’s requirement to meet certain financial covenants which were required under the previous credit facility. NatWest provides a $0.1 million bank guarantee for LC used for VAT purposes in the United Kingdom. Marketable securities totaling $14.5 million have been pledged as collateral for the Fleet and CIBC credit facilities under security agreements. The line of credit with Fleet expires on June 28, 2003. In addition to the customary representations, warranties and reporting covenants, the borrowings under the Fleet credit facility require the Company to maintain a quarterly minimum tangible net worth of $200.0 million. The line of credit with CIBC was reviewed by the Company and a decision to cancel the line of credit was conveyed to CIBC prior to December 31, 2002. By giving CIBC appropriate advance notice, the Company initiated its right to cancel the line of credit at any time at no cost, excluding breakage fees relating to the used and outstanding amounts under fixed loan instruments, which we do not expect to be material. The line of credit with CIBC should be eliminated by the end of the first quarter in 2003. The Company also cancelled its credit facility with Bank One on December 20, 2002 without paying any breakage fees. North American inventories and receivables were pledged as collateral for the Bank One credit facility. Bank One continues to work on the release of all liens and obligations associated with the facility.

      At December 31, 2002, the Company has approximately $12.1 million denominated in Canadian dollars and US dollars that are available for general purposes, under the credit facilities discussed above. Of the available $12.1 million, $7.7 million was in use at December 31, 2002, consisting of $3.8 million committed at Fleet Bank for use in foreign exchange transactions, $2.9 million in Rugby, U.K. under the CIBC credit facilities and approximately $0.8 million of bank guarantees and outstanding letters of credit under the CIBC credit facility and $0.1 million with NatWest. Though the Fleet Bank amount of $3.8 million is committed for support of foreign currency hedging contracts and not available, it is not considered used for the purpose of calculating interest payments. At December 31, 2002, the aggregate unused portion of credit available under the credit facilities amounts to $4.4 million. The CIBC credit facility is currently a demand facility with interest based on the prime rate. The Fleet line of credit is due on demand and bears interest based on either prime or LIBOR depending on the borrowing notification period. This resulted in an effective average rate of 1.79% for fiscal 2002.

      The Company had a line of credit at December 31, 2001 of approximately $32.4 million that was denominated in Canadian dollars, US dollars, British Sterling and Japanese Yen. The line of credit available for general purposes was $32.4 million. As at December 31, 2001, there was an outstanding balance of approximately $6.2 million under the line of credit and outstanding letters of credit and other discretionary lines of $4.9 million. The line of credit was due on demand and bore interest based on prime, which resulted in an effective average rate of 1.68% for fiscal 2001. Borrowings were limited to the sum of eligible accounts receivable under 90 days and North American inventories. Accounts receivable and inventories were pledged as collateral for the bank indebtedness under general security agreements. As of December 31, 2001, the Company was in breach of one of the financial covenants, the interest coverage ratio, for which no borrowings were made under the facility. The bank issued a waiver of this non-compliance, which would have allowed the Company to draw on the line of credit if needed.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.     Long-term Debt

      There was no long-term debt at December 31, 2002. In 2001, long-term debt includes a note payable with a face value of $3.0 million (2000 — $7.0 million), non-interest bearing, to the former shareholders of General Optics. The note payable was discounted at an imputed interest rate of 6.23% and was settled on September 21, 2002.

      Total cash interest paid on all long-term debt during the year ended December 31, 2002 was $0.3 million (2001 — $0.5 million; 2000 — $1.2 million).

6.     Deferred Compensation

      Certain officers and employees have deferred payment of a portion of their compensation until termination of employment or later. Interest on the outstanding balance is credited quarterly at the prime rate, which averaged 4.7% during the year ended December 31, 2002 (2001 — 6.9%). The portion of deferred compensation estimated to be due within one year is included in accrued compensation and benefits.

7.     Stockholders’ Equity

Capital stock

      The authorized capital of the Company consists of an unlimited number of common shares without nominal or par value. During 2001, the Company reduced its common shares outstanding for 2,309 shares that were not claimed since the merger.

Accumulated other comprehensive loss

      The following table provides the details of accumulated other comprehensive loss at December 31;

	2002	2001

Unrealized gain on investments (net of tax of $0)	$312	$—
Unrealized gain (loss) on cash flow hedging (net of tax of $0 for 2002 and $567 for 2001)	(521)	793
Accumulated foreign currency translations	(7,470)	(11,013)
Additional minimum pension liability (net of tax of $0)	(3,875)	—

Total	$(11,554)	$(10,220)

Net income (loss) per common share

      Basic income (loss) per common share was computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the year. For diluted income per common share, the denominator also includes dilutive outstanding stock options and warrants determined using the treasury stock method. As a result of the net losses for the years ended December 31, 2002 and 2001, the effect of converting options and warrants was antidilutive.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Common and common equivalent share disclosures are:

	Year Ended December 31,

	2002	2001	2000

	(In thousands)
Weighted average common shares outstanding	40,663	40,351	38,187
Dilutive potential common shares	—	—	1,813

Diluted common shares	40,663	40,351	40,000

Options and warrants excluded from diluted income per common share as their effect would be antidilutive	3,676	3,633	252

Shareholder rights plan

      On April 12, 1999, the Board of Directors adopted a Shareholders Rights Plan (the “Plan”). Under this Plan one Right has been issued in respect of each common share outstanding as of that date and one Right has been and will be issued in respect of each common share issued thereafter. Under the Plan, each Right, when exercisable, entitles the holder to purchase from the Company one common share at the exercise price of Cdn$200, subject to adjustment and certain anti-dilution provisions (the “Exercise Price”). At the annual meeting of the shareholders held on May 9, 2002, the shareholders adopted a resolution to approve the continued existence of the Plan.

      The Rights are not exercisable and cannot be transferred separately from the common shares until the “Separation Time”, which is defined as the eighth business day (subject to extension by the Board) after the earlier of (a) the “Stock Acquisition Date” which is generally the first date of public announcement that a person or group of affiliated or associated persons (excluding certain persons and groups) has acquired beneficial ownership of 20% or more of the outstanding common shares, or (b) the date of commencement of, or first public announcement of the intent of any person or group of affiliated or associated persons to commence, a Take-over Bid. At such time as any person or group of affiliated or associated persons becomes an “Acquiring Person” (a “Flip-In Event”), each Right shall constitute the right to purchase from the Company that number of common shares having an aggregate Market Price on the date of the Flip-In Event equal to twice the Exercise Price, for the Exercise Price (such Right being subject to anti-dilution adjustments).

      So long as the Rights are not transferable separately from the common shares, the Company will issue one Right with each new common share issued. The Rights could have certain anti-takeover effects, in that they would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors.

Stock options

      In conjunction with the merger with General Scanning, Inc., the Company adopted outstanding options held by employees under nonqualified and incentive stock options plans of General Scanning and issued 2,051,903 stock options of the Company in exchange. At December 31, 2002, options to purchase 630,677 shares of common stock remained outstanding under the assumed General Scanning, Inc. stock option plans. In addition, the Company adopted outstanding warrants for the purchase of common stock issued to non-employee members of the General Scanning, Inc. Board of Directors. The warrants are subject to vesting as determined by a committee of the Board of Directors at the date of grant and expire ten years from the date of grant. During the year ended December 31, 2002, none were granted, cancelled or exercised. At December 31, 2002, 51,186 warrants, of which all are exercisable, remain outstanding at prices ranging from $9.65 to $15.41 per share. The warrants are included in the stock option activity table in this note.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Lumonics Inc. had three (3) stock option plans in existence for key employees and for directors prior to the merger with General Scanning, Inc., known as the May 1994 Executive Management Plan (“May 1994 Plan”), the September 1994 Key Employee and Director Plan (“September 1994 Plan”) and the 1995 Stock Option Plan (“1995 Option Plan”). Outstanding options under these three plans vest over periods of one to four years beginning on the date of grant. The options expire over a period of two to ten years beginning at the date of grant. With respect to the May 1994 Plan, a total of 700,000 options were authorized for issuance under the plan and at December 31, 2000, there were no options outstanding under the plan. With respect to the September 1994 Plan, a total of 1,094,000 options were authorized for issuance under the plan and at December 31, 2000, there were no options outstanding under the plan. All outstanding options under the May 1994 Plan and the September 1994 Plan expired on September 14, 2001. No additional options will be granted under the May 1994 Plan or the September 1994 Plan. With respect to the 1995 Option Plan, a total of 4,906,000 options have been authorized for issuance under the plan.

      The 1995 Option Plan referenced above, which was established in September 1995 by Lumonics Inc. for the benefit of employees (including contract employees), consultants, and directors of the Company, remained in place following the merger with General Scanning, Inc. in 1999 and as of the date of this Form 10-K, is the only Company stock option plan under which new options may be granted. Subject to the requirements of the 1995 Option Plan, the Compensation Committee or in lieu thereof, the Board of Directors, has the authority to select those directors, consultants, and employees to whom options will be granted, date of the grant, the number of options to be granted and other terms and conditions of the Options. The exercise price of options granted under the 1995 Option Plan must be equal to the closing price of the Company’s common shares on The Toronto Stock Exchange, or in lieu thereof, The NASDAQ Stock Market®, on the day immediately preceding the date of grant. The exercise period of each option is determined by the Compensation Committee but may not exceed 10 years from the date of grant. The 1995 Option Plan initially authorized the issuance of a maximum of 406,000 options to purchase common shares. This authorization was increased to: 1,906,000 on May 6, 1997, 2,906,000 on May 11, 1999, and 4,906,000 on May 8, 2000; with all such increases being approved by the shareholders. Currently, a maximum of 4,906,000 options to purchase common shares are permitted to be issued under the 1995 Option Plan. The Compensation Committee has the power to amend, modify, or terminate the 1995 Option Plan provided that optionee’s rights are not materially adversely affected and subject to any approvals required under the applicable regulatory requirements. At December 31, 2002, 424,801 (2001 — 626,113) options were available for grant under the 1995 Option Plan.

      In July 1999, the Company offered employee option holders an exchange of one option for each two options outstanding with exercise prices over US$9.00 or Cdn$13.32. Under this exchange 243,597 options with exercise price of US$4.63 or Cdn$6.95 per share, the then-current market price of the stock, were granted with a new vesting schedule, and 487,194 options were cancelled. The Company is accounting for the replacement options as variable from July 1, 2000, in accordance with Financial Accounting Standard Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB Opinion No. 25, until the options are exercised, forfeited or expire unexercised. Because the market price of the Company’s stock has decreased since July 1, 2000, there was no material impact on its financial position and results of operations.

      During 2001, the Company accelerated vesting of certain options and recorded compensation expense of $0.2 million (2000 — $0.6 million) in results of operations.

      Stock option activity for the years ended December 31, 2002, 2001 and 2000 is presented below.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Weighted
	Options	Avg. Exercise
	(thousands)	Price

Outstanding at December 31, 1999	3,978	$6.71
Granted	1,037	18.99
Exercised	(1,564)	5.54
Forfeited	(366)	8.30

Outstanding at December 31, 2000	3,085	11.20
Granted	1,835	9.37
Exercised	(344)	4.38
Forfeited	(943)	12.61

Outstanding at December 31, 2001	3,633	10.45
Granted	736	8.58
Exercised	(133)	4.78
Forfeited	(560)	11.81

Outstanding at December 31, 2002	3,676	$10.11

Exercisable at December 31, 2002	1,686	$10.22

      The following summarizes outstanding and exercisable options outstanding on December 31, 2002:

	Options Outstanding			Exercisable Options

	Number	Weighted	Weighted	Number of	Weighted
	of	Average	Average	Options	Average
Range of	Options	Remaining	Exercise	Exercisable	Exercise
Exercise Prices	(000’s)	Life	Price	(000’s)	Price

$ 1.75 to $ 4.63	667	3.5 years	$4.41	571	$4.41
$ 4.68 to $ 8.27	222	4.3 years	$7.31	95	$6.39
$ 8.35 to $ 8.90	505	5.1 years	$8.41	16	$8.81
$ 8.93 to $ 8.93	886	4.3 years	$8.93	223	$8.93
$ 8.98 to $14.66	799	4.9 years	$11.65	446	$13.05
$14.85 to $20.31	597	3.9 years	$18.65	335	$18.37

	3,676			1,686

      Options outstanding include 221,771 options denominated in Canadian dollars with a weighted average exercise price of $16.09 Canadian.

Employee Stock Purchase Plan

      At the Annual General Meeting of Stockholders on May 8, 2001, the Stockholders approved the adoption of the Employee Stock Purchase Plan (the “Purchase Plan”). A total of 300,000 common shares have been reserved for issuance under the Purchase Plan. The Company will make open market purchases and/or issue treasury common shares to satisfy employee subscriptions under the Purchase Plan. Under the terms of the Purchase Plan, employees can choose to have up to 7% of their base earnings withheld to purchase the Company’s common stock. The Purchase Plan provides for consecutive offering periods during which payroll deductions may be accumulated for the purchase of common shares. The initial offering period commenced on July 1, 2001 and ended on December 31, 2001. Thereafter, each offering period will continue for a period of six months following commencement, as determined by the Compensation Committee. The purchase price

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

per share at which shares will be sold in an offering period under the Purchase Plan is the lower of 85% of the Fair Market Value of a common share at the beginning of the offering period or 85% of the Fair Market Value of a common share at the end of the offering period. Fair Market Value, as defined by the Purchase Plan, is the weighted average sale price of the shares for the five (5) day period preceding the grant date and the exercise date. During the two offerings in the period ended December 31, 2002, 95,269 shares were issued under the Purchase Plan at an average cost of $5.89 per share (2001 — 51,529 with average cost of $6.48).

Pro forma stock based compensation

      Had compensation cost for the Company’s stock option plans and employee stock purchase plan been determined consistent with SFAS No. 123, the Company’s net income and earnings per share would have been reduced to the pro forma amounts below.

	2002	2001	2000

Net income (loss):
As reported	$(27,724)	$(14,698)	$45,377
Pro forma	$(31,336)	$(17,832)	$42,520
Basic net income (loss) per share:
As reported	$(0.68)	$(0.36)	$1.19
Pro forma	$(0.77)	$(0.44)	$1.11
Diluted income (loss) per share:
As reported	$(0.68)	$(0.36)	$1.13
Pro forma	$(0.77)	$(0.44)	$1.07

      The fair value of options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2002	2001	2000

Risk-free interest rate	3.1%	4.1%	5.1%
Expected dividend yield	—	—	—
Expected lives upon vesting	1.0 years	1.0 years	1.0 years
Expected volatility	67%	70%	100%
Weighted average fair value per share	$5.27	$4.82	$12.48

      The fair value of the employees’ purchase rights under the employee stock purchase plan was estimated using the Black-Scholes option-model with the following assumptions: dividend yield of nil (2001 — nil); an expected life of 6 months (2001 — 6 months); expected volatility of 67% (2001 — 70%); and risk-free interest rate of 1.75% (2001 — 3.45%). The weighted-average fair value of those purchase rights granted in 2002 was $3.71 (2001 — $2.98).

8.	Employee Benefit Plans

Defined Benefit Pension Plan

      The Company’s subsidiary in the United Kingdom maintains a pension plan, known as the GSI Lumonics Ltd. United Kingdom Pension Scheme Retirement Savings Plan. The plan has two components: the Final Salary Plan, which is a defined benefit plan, and the Retirement Savings Plan, which is a defined contribution plan. Effective April 1997, membership to the Final Salary Plan was closed. Benefits under this plan are based on the employees’ years of service and compensation. GSI Lumonics’ funding policy is to fund pensions and other benefits based on widely used actuarial methods as permitted by regulatory authorities. The

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

funded amounts reflect actuarial assumptions regarding compensation, interest and other projections. The assets of this plan consist primarily of equity and fixed income securities of U.K. and foreign issuers.

      In December 2002, the Company notified plan participants that it no longer wants to sponsor the final salary plan. Consultations are underway and the final outcome of these matters has not yet been determined.

      Pension and other benefit costs reflected in the consolidated statements of operations are based on the projected benefit method of valuation. Within the consolidated balance sheet, pension plan benefit liabilities are included in accrued compensation and benefits.

      The net periodic pension cost for the defined benefit pension plan was determined as follows:

	2002	2001	2000

Service cost — benefits earned	$216	$393	$442
Interest cost on projected plan benefits	837	827	847
Premiums and expenses	135	151	149
Expected return on plan assets	(814)	(873)	(945)

Net Periodic Pension Cost	$374	$498	$493

      The assumptions used to develop the actuarial present value of the accrued pension benefits (obligations) were as follows:

	2002	2001

Discount Rate	6.0%	7.0%
Rate of Compensation Increase	3.0%	4.0%
Long-Term Rate of Return on Plan Assets	7.0%	7.0%

      The estimates are based on actuarially computed best estimates of pension asset long-term rates of return and long-term rate of obligation escalation. Variances between these estimates and actual experience are amortized over the employees’ average remaining service life.

      The most recent actuarial valuation of the plan was performed as at November 30, 2000. The extrapolation as at December 31 indicates the actuarial present value of the pension benefit obligation; the net assets available to provide for these benefits, at market value; and the funded status of the plan were as follows:

	2002	2001

Change in benefit obligation:
Projected benefit obligation at beginning of year	$11,633	$12,917
Service cost	216	393
Interest cost	837	827
Plan participants’ contributions	158	118
Actuarial changes in assumptions and experience	2,205	(1,345)
Benefits paid	(278)	(922)
Foreign currency exchange rate changes	1,345	(355)

Projected benefit obligation at end of year	$16,116	$11,633

Change in plan assets:
Market value of plan assets at beginning of year	$11,270	$12,917
Actual return on plan assets	(1,642)	(569)
Employer contributions	625	180

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2002	2001

Plan participants’ contributions	158	118
Benefits paid	(278)	(922)
Foreign currency exchange rate changes	1,029	(358)
Other	(82)	(96)

Market value of plan assets at end of year	$11,080	$11,270

Funded Status and Net Amounts Recognized:
Excess of projected benefit obligation over plan assets	$5,036	$363
Unrecognized actuarial gain (loss)	(4,823)	126

Net amount recognized	$213	$489

Amount recognized in the balance sheet consists of:
Accrued compensation and benefits	$213	$—
Accrued minimum pension liability	3,875	—
Accumulated other comprehensive loss	(3,875)	—

Net amount recognized	$213	$489

Defined Contribution Plans

      The Company has defined contribution employee savings plans in Canada, the United Kingdom, and the United States. In the United States, the provisions of Section 401(k) of the Internal Revenue Code under which its United States employees may make contributions govern the plan. The Company matches the contributions of participating employees on the basis of percentages specified in each plan. Company matching contributions to the plans were $1.9 million in 2002 (2001 — $2.4 million; 2000 — $2.7 million).

9.     Income Taxes

      Details of the income tax provision (benefit) are as follows:

	2002	2001	2000

Current
Canadian	$(2,676)	$(1,575)	$2,197
International	(10,572)	(12,887)	31,082

	(13,248)	(14,462)	33,279
Deferred
Canadian	1,942	(1,123)	4,089
International	2,325	7,811	(7,702)

	4,267	6,688	(3,613)

Income tax provision (benefit)	$(8,981)	$(7,774)	$29,666

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The income tax provision (benefit) reported differs from the amounts computed by applying the Canadian rate to income (loss) before income taxes. The reasons for this difference and the related tax effects are as follows:

	2002	2001	2000

Expected Canadian tax rate	38.6%	41.7%	44.0%
Expected income tax provision (benefit)	$(14,168)	$(9,370)	$33,019
Non-deductible expenses	195	2,782	2,885
International tax rate differences	(141)	(788)	(3,632)
Losses and temporary differences the benefit of which has not been recognized	6,176	1,222	3,554
Previously unrecognized losses and temporary differences	(873)	(2,162)	(6,549)
Other items	(170)	542	389

Reported income tax provision (benefit)	$(8,981)	$(7,774)	$29,666

      Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and tax reporting purposes. Significant components of the Company’s deferred tax assets and liabilities as at December 31 are as follows:

	2002	2001

Deferred tax assets
Operating tax loss carryforwards	$18,943	$11,556
Compensation related deductions	1,769	1,690
Tax credits	4,990	4,525
Restructuring and other accrued liabilities	5,092	5,916
Deferred revenue	543	690
Inventory	4,397	8,918
Tax effect of UK pension liability	1,162	—
Book and tax differences on fixed assets	488	1,103
Intangibles	1,811	286
Share issue costs	575	962

Total deferred tax assets	39,770	35,646
Valuation allowance for deferred tax assets	(22,564)	(13,445)

Net deferred tax assets	17,206	22,201

Deferred tax liabilities
Unrealized gain on hedging activities	—	567
Intangibles	—	—

Net deferred income tax asset	$17,206	$21,634

Allocated as follows:
Net deferred income tax asset — short-term	9,763	15,097
Net deferred income tax asset — long-term	7,443	6,537

Net deferred income tax asset	$17,206	$21,634

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company has provided a valuation allowance of $22.6 million against losses in the parent company and subsidiaries with an inconsistent history of taxable income and loss due to the uncertainty of their realization. In addition, the Company has provided a valuation allowance on foreign tax credits, due to the uncertainty of generating foreign earned income to claim the tax credits. The Company believes it is more likely than not that the remaining deferred tax assets will be realized principally through future taxable income and carry backs to taxable income in prior years. If actual results differ from those expected, or if we do not achieve profitability, we may be required to increase the valuation allowance on our tax assets by taking a charge to the consolidated statements of operations, which may have a material adverse effect on our results of operations.

      As at December 31, 2002, the Company had loss carry forwards of approximately $57.6 million available to reduce future years’ income for tax purposes. Of this amount, approximately $1.7 million expires between 2003 and 2006, $13.6 million expires in 2007, $9.4 million expires between 2020 and 2022 and $32.9 million can be carried forward indefinitely.

      Undistributed earnings of the Company’s foreign subsidiaries amounted to approximately $53.6 million at December 31, 2002. The Company has not recorded a provision for withholding tax on undistributed earnings of foreign subsidiaries, as the Company currently has no plans to repatriate those earnings. Determination of the amount of unrecognized deferred tax liabilities is not practicable because of the complexities associated with its hypothetical calculation.

      Income taxes paid during 2002 were $1.7 million (2001 — $33.3 million; 2000 — $4.3 million).

10.     Related Party Transactions

      The Company had the following transactions with related parties. The Company recorded $2.3 million as sales revenue from Sumitomo Heavy Industries, Ltd., a significant shareholder in the year ended December 31, 2002 (2001 — $4.2 million; 2000 $10.2 million) at amounts and terms approximately equivalent to third party transactions. Transactions with Sumitomo are at normal trade terms. Receivables from Sumitomo of $0.5 million and $0.6 million as at December 31, 2002 and 2001, respectively, are included in accounts receivable on the balance sheet.

      On February 23, 2000, the Company entered into an Agreement with V2Air LLC relating to the use of the LLC aircraft for Company purposes. The V2Air LLC is owned by the Company’s President and Chief Executive Officer, Charles D. Winston. Pursuant to the terms of the Agreement, the Company is required to reimburse the V2Air LLC for certain expenses associated with the use of the aircraft for Company business travel. During the most recently completed fiscal year, the Company reimbursed V2Air LLC approximately $145 thousand (2001 — $150 thousand) under the terms of such Agreement.

      In January of 2001, the Company made an investment of $2 million in a technology fund managed by OpNet Partners, L.P. During 2002, the Company received a cash distribution (return of capital) from OpNet Partners in the amount of $1.4 million. In the second quarter of 2002, the Company wrote-down the investment by $0.2 million to its estimated fair market value and wrote-off the remainder of the investment ($0.4 million) in the fourth quarter of 2002. Richard B. Black, a member of the Company’s Board of Directors, is a General Partner for OpNet Partners, L.P.

      On April 26, 2002, the Company entered into an agreement with Photoniko, Inc, a private photonics company in which one of the Company’s directors, Richard B. Black, was a director and stock option holder. As of August 16, 2002, Mr. Black was no longer a director or stock option holder of Photoniko, Inc. Under the agreement, the Company provided a non-interest bearing unsecured loan of $75 thousand to Photoniko, Inc. to fund designated business activities at Photoniko, Inc. in exchange for an exclusive 90 day period to evaluate potential strategic alliances. In accordance with the terms of the agreement and the promissory note which

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

was signed by Photoniko, Inc. on April 26, 2002, the loan was to be repaid in full to the Company no later than August 28, 2002, but still remains outstanding. The Company has provided a full reserve for this receivable.

11.     Restructuring and other

	Year Ended December 31,

	2002	2001	2000

Restructuring charges	$6,448	$3,380	$15,147
Reversal of restructuring charges	—	(450)	(5,006)

Total restructuring charges	6,448	2,930	10,141

Other — reduction of purchased intangibles	—	1,759	—
Other — royalties	(276)	(348)	(275)
Other — legal settlements	(745)	(1,559)	(2,670)

Total other	$(1,021)	$(148)	$(2,945)

Restructuring charges

      From 2000 through 2002, the Company faced a 57% decline in revenues and was required to streamline operations and fixed costs. This was done in stages under different restructuring plans that focused on different areas of the Company over time.

2000

      During 2000, the Company took a restructuring charge of $15.1 million and reversed a provision of $5.0 million primarily for plant consolidation costs originally recorded in 1999 that were for restructuring actions not taken. As part of our strategic repositioning, during the fourth quarter of fiscal 2000, the executive team approved a plan to restructure our Rugby, United Kingdom operations and our manufacturing capacity world wide. The Company recorded a charge of $12.5 million consisting of $1.0 million to accrue employee severance for approximately 50 employees; other exit costs of $3.8 million for the Company’s United Kingdom operation worldwide distribution system related to high-power laser systems for certain automotive applications; and costs of $7.7 million associated with restructuring for excess of capacity at three leased facility locations in the United States and Germany were also accrued. The Company also recorded a non-cash write-down of land and building in the United Kingdom of $2.0 million. Compensation expense of $0.6 million arising on the acceleration of options upon the sale of businesses during the year was also charged to restructuring. In addition, an inventory write-down to net realizable value of $8.5 million was recorded in cost of goods sold related to the high-power laser system product line. The Company recorded reversal of $0.5 million in the fourth quarter of 2001 for costs what will not be incurred. The provisions for lease costs in the United States and Germany primarily related to future contractual obligations under operating leases, net of expected sublease revenue on leases that the Company cannot terminate. The Rugby land and building write down reflects the net realizable value based on market assessments for the facility. The other exit costs were based primarily on purchase commitments of the Company as the time of the restructuring that the Company could not terminate.

      Cumulative cash draw-downs of $6.0 million, reversal of $0.5 million for restructuring costs that will not be incurred and non-cash draw-down of $2.6 million have been applied against the provision, resulting in a remaining balance of $6.0 million as at December 31, 2002. The actions have all been completed except for the balance accrued for the Farmington Hills and the Maple Grove facilities, which is expected to be completed during 2003 at the end of the lease term.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

              2001

      During the fourth quarter of fiscal 2001, as a response to declining sales, the executive team approved a plan to further reduce capacity and the Company recorded a charge of $3.4 million to accrue employee severance of $0.9 million for approximately 35 employees at our Farmington Hills and Oxnard locations, leased facilities costs of $1.8 million associated with restructuring for excess capacity at five leased locations in the United States, Canada, and Germany and write-down of leasehold improvements and certain equipment of $0.7 million associated with the existing of leased facilities. The lease costs primarily related to future contractual obligations under operating leases, net of expected sublease revenue on leases that the Company cannot terminate. The expected effects of the restructuring were to better align our ongoing expenses and cash flows in light of reduced revenues.

      Cumulative cash draw-downs of approximately $2.4 million and non-cash draw-downs of $0.7 million have been applied against the provision, resulting in a remaining provision balance of $0.3 million as at December 31, 2002. The restructuring was completed, except for costs that are expected to be paid on the leased facilities in Munich (lease expiration January 2013), Oxnard (expected payment March 2003) and Nepean (lease expiration January 2006).

2002

      The Company continued to adapt to the lower level of sales. Two major restructuring plans were initiated in 2002. In the first quarter of 2002, the Company made a determination to reduce fixed costs by transferring the manufacturing operations of the Kanata, Canada facility to other manufacturing facilities. Associated with this decision, the Company incurred restructuring costs in the first, second, and fourth quarters of 2002. At this time, the Company believes that all costs associated with the closure of this facility have been recorded, as noted below.

      During the first quarter of 2002, the Company consolidated its electronics systems business from its facility in Kanata, Ontario into the Company’s existing systems manufacturing facility in Wilmington, Massachusetts and transferred its laser business from the Company’s Kanata, Ontario facility to its existing facility in Rugby, United Kingdom. In addition, the Company closed its Kanata, Ontario facility. Restructuring provisions totaling $2.7 million in the first quarter of 2002, relate to severance and benefits of $2.2 million for the termination of approximately 90 employees, $0.3 million for the write-off of furniture, equipment and system software, and $0.2 million for plant closure and other related costs. Future expense and cash outflow associated with 90 employees will be avoided, improving income before tax and cash flow by approximately $1.2 million per quarter.

      During the second quarter of fiscal 2002, the Company recorded additional restructuring charges of $1.4 million related to cancellation fees on contractual obligations of $0.3 million and a write-down of land and building in Kanata, Ontario and Rugby, United Kingdom of $0.8 million, and also leased facility costs of $0.3 million at the Farmington Hills and Oxnard locations. The lease costs primarily related to future contractual obligations under operating leases, net of expected sublease revenue on leases that the Company cannot terminate. The write-downs of the building brings the buildings offered for sale in line with market values and has no effect on cash.

      The second restructuring plan in 2002 related to our refocusing of our Nepean operations on its custom optics business, as a result of the telecom industry’s severe downturn. The executive team approved a plan to reduce capacity and the Company recorded a pre-tax restructuring charge of $2.3 million in the fourth quarter of 2002. The Company downsized manufacturing operations in its Nepean, Ontario facility and we incurred $0.6 million of expense for severance and benefits for the termination of approximately 41 employees. Future expense and cash outflow associated with 41 employees will be avoided, improving quarterly income before tax and cash flow by approximately $0.5 million per quarter. The Company also wrote-off approximately

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$0.2 million of excess fixed assets and wrote-down one of the Nepean buildings by $0.2 million to its estimated fair market value. Additionally, we continued to evaluate accruals made in prior restructuring and we recorded charges of approximately $0.8 million for an adjustment to earlier provisions for the leased facilities in Munich, Maple Grove, Minnesota and Farmington Hills, Michigan. The Company also took a further write-down of $0.3 million on the buildings in Kanata, Ontario and Rugby, United Kingdom and a $0.1 million write-off for fixed assets in Kanata and a $0.1 million for the Maple Grove and Farmington Hills facilities.

      At December 31, 2002, the net book value of two facilities, one in Kanata, Ontario and the other in Nepean, Ontario, were reclassified as held for sale and included in other assets (note 3).

      Cumulative cash draw-downs of approximately $2.1 million and non-cash draw-downs of $1.8 million have been applied against the provisions taken in 2002, resulting in a remaining provision balance of $2.5 million at December 31, 2002. For severance related costs associated with these two restructuring actions, the Company does not anticipate taking additional restructuring charges, and expects to finalize payment in 2003. The Company will continue to evaluate the fair value of the buildings and fixed assets that were written down. The restructuring is expected to be complete during January 2013 at the end of the lease term for the Munich facility.

      The following table summarizes changes in the restructuring provision.

	Severance	Facilities	Other	Total

	(In millions)
Provision at December 31, 1999	$2.8	$3.9	$3.4	$10.1
Charges during 2000.	1.6	9.7	3.8	15.1
Cash draw-downs 2000.	(1.8)	(1.0)	(1.5)	(4.3)
Reversals during 2000.	(0.8)	(2.3)	(1.9)	(5.0)
Non-cash draw-down 2000.	(0.6)	(2.0)	—	(2.6)

Provision at December 31, 2000	1.2	8.3	3.8	13.3
Charges during 2001.	0.9	2.5	—	3.4
Cash draw-downs 2001.	(1.2)	(1.6)	(3.8)	(6.6)
Reversals during 2001.	—	(0.5)	—	(0.5)
Non-cash draw-down 2001.	—	(0.7)	—	(0.7)

Provision at December 31, 2001	0.9	8.0	—	8.9
Charges during 2002.	2.8	3.1	0.5	6.4
Cash draw-downs 2002.	(2.5)	(1.6)	(0.5)	(4.6)
Non-cash draw-down 2002.	—	(1.9)	—	(1.9)

Provision at December 31, 2002	$1.2	$7.6	$—	$8.8

Other

      During 2002, the Company recorded a net benefit of $0.7 million related to two litigation settlements. During 2002, the Company earned $0.3 million in royalties related to OLT precision alignment product line that was divested.

      During the fourth quarter of 2001, the Company recorded a reduction of purchased intangibles related to technologies no longer a part of the business in the amount of $1.8 million in accordance with the policy described in note 1. The Company performed an assessment of the carrying values of intangible assets, including trademark and trade names, assembled workforce and developed technology, recorded in connection with its merger of equals with General Scanning, Inc. in 1999. The assessment was performed in light of the

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandonment of certain technologies in 2001 that had been in development or production since the date of the merger and also the significant economic downturn. As a result of the assessment, it was determined that a portion of the intangible assets no longer had value and should be written-down to reflect the lower carrying value. The Company has determined that the remaining intangible asset balances at that time would continue to be amortized on a straight-line basis over the remaining useful lives established at the time of the related acquisition, as the remaining useful lives of these intangible assets has not changed.

      During 2001, the Company recorded a benefit of $0.3 million related to royalties earned on the sale of the OLT precision alignment system product line. During the three months ended April 2, 1999, the Company recorded a provision of $19 million to accrue damages and legal fees, through to appeal, relating to the action against General Scanning, which was reflected as a reduction in net assets acquired at the time of the March 22, 1999 merger. The Court of Appeals affirmed the judgment on April 18, 2001 and the Company paid approximately $15.3 million in May 2001 in satisfaction of the judgment and adjusted its accrual related to this litigation and recorded a benefit of $1.6 million when the litigation was settled.

      During 2000, the Company recorded a benefit of $0.2 million related to royalties earned on the sale of the OLT precision alignment system product line and $2.7 million received for licensing some of the Company’s technology.

12.	Commitments and Contingencies

Operating leases

      The Company leases certain equipment and facilities under operating lease agreements that expire through 2013. The facility leases require the Company to pay real estate taxes and other operating costs. For the year ended December 31, 2002, lease expense was approximately $3.5 million (2001 — $5.6 million, 2000 — $4.7 million).

      The Company leases two facilities under operating lease agreements that expire in 2003. At the end of the initial lease term, these leases require the Company to renew the lease for a defined number of years at the fair market rental rate or purchase the property at the fair market value. The lessor may sell the facilities to a third party but the leases provide for a residual value guarantee of the first 85% of any loss the lessor may incur on its $19.1 million investment in the buildings, which may become payable by the Company upon the termination of the transaction, or the Company may exercise its option to purchase the facilities for approximately $19.0 million. As of December 31, 2002, residual value guarantees in connection with these leases totaled approximately $16.0 million. Upon termination of the leases, the Company expects the fair market value of the leased properties to reduce substantially the payment under the residual value guarantees. During the fourth quarter of fiscal 2000, the Company took a charge of $6.0 million associated with restructuring for excess capacity at the two leased facility locations, including the estimated residual value guarantees. In the fourth quarter of 2002, the Company took an additional restructuring charge of $0.1 million to increase the reserve for the decline in the estimated market values of the underlying buildings. The total expected value of the buildings at the end of the leases may vary, depending on whether or not the buildings are leased at time of sale and whether the buildings are sold to a buyer/owner or to an investor. The Company will incur other costs such as lease and sales commissions. The lease agreement requires, among other things, the Company to maintain specified quarterly financial ratios and conditions. As of March 29, 2002, the Company was in breach of the fixed charge coverage ratio, but on April 30, 2002, the Company entered into a Security Agreement with the Bank of Montreal (“BMO”) pursuant to which the Company deposited with BMO and pledged approximately $18.9 million as security in connection with the operating leases discussed above in exchange for a written waiver from BMO and BMO Global Capital Solutions for any Company defaults of or obligations to satisfy the specified financial covenants relating to the operating lease agreements until June 30, 2003. This item is included on the balance sheet in long-term investments. The table of future minimum operating lease payments below excludes any payments relating to these guarantees.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Minimum lease payments under operating leases expiring subsequent to December 31, 2002 are:

2003	$3,549
2004	2,474
2005	2,151
2006	1,608
2007	1,538
Thereafter	2,494

Total minimum lease payments	$13,814

      The Company has sublease agreements on certain leased facilities and will receive $1.4 million from 2003 to 2012.

Recourse receivables

      In Japan, where it is customary to do so, the Company discounts certain customer notes receivable at a bank with recourse. The Company’s maximum exposure was $1.4 million at December 31, 2002 (2001 — $0.6 million). The book value of the recourse receivables approximates fair value. During 2002, the Company received cash proceeds relating to the discounted receivables of $5.7 million (2001 — $9.8 million). Recourse receivables are included in accounts receivable on the balance sheet.

Legal proceedings and disputes

      Electro Scientific Industries, Inc. v. GSI Lumonics, Inc. et al. On March 16, 2000, Electro Scientific Industries, Inc. filed an action for patent infringement in the United States District Court for the Central District of California against the Company and Dynamic Details Inc., an unrelated party that is one of the Company’s customers. Electro Scientific alleged that the Company offered to sell and import into the United States the GS-600 high speed laser drilling system and that Dynamic Details possessed and used a GS-600 System. It further alleged that Dynamic Details’ use of the GS-600 laser system infringed Electro Scientific’s United States patent 5,847,960 and that the Company had actively induced the infringement of, and contributorily infringed, the patent. Electro Scientific sought an injunction, unspecified damages, trebling of those damages, and attorney fees. GSI Lumonics indemnified Dynamic Details with respect to these allegations. On August 14, 2001, the United States District Court for the Central District of California granted the Company’s motion for summary judgment of non-infringement and denied Electro Scientific’s motion for summary judgment of infringement. In the ruling, the Court concluded that the GS-600 system did not literally infringe the asserted claims of the alleged Electro Scientific patent, nor did it infringe under the doctrine of equivalents. On September 7, 2001, Electro Scientific appealed the District Court’s decision on the summary judgment motions and oral arguments were heard on May 7, 2002. On October 7, 2002, the Court of Appeals vacated the summary judgment ruling of non-infringement of the District Court and remanded the matter back to the District Court for additional claim construction. In November 2002, the Company reached an agreement with Electro Scientific Industries Inc. and Dynamic Details pursuant to which the case was dismissed without prejudice. In connection with the agreement, the Company paid Electro Scientific Industries an amount that was not material to the Company’s results of operations or financial position.

      Other. As the Company has disclosed since 1994, a party has commenced legal proceedings in the United States against a number of United States manufacturing companies, including companies that have purchased systems from the Company. The plaintiff in the proceedings has alleged that certain equipment used by these manufacturers infringes patents claimed to be held by the plaintiff. While the Company is not a defendant in any of the proceedings, several of the Company’s customers have notified the Company that, if the party successfully pursues infringement claims against them, they may require the Company to indemnify

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

them to the extent that any of their losses can be attributed to systems sold to them by the Company. Due to (i) the relatively small number of systems sold to any one of the Company’s customers involved in this litigation, (ii) the low probability of success by the plaintiff in securing judgment(s) against the Company’s customers and (iii) the existence of a countersuit that seeks to invalidate the patents that are the basis for the litigation, the Company does not believe that the outcome of any of these claims individually will have a material adverse effect upon the Company’s financial condition or results of operations. No assurances can be given, however, that these or similar claims, if successful and taken in the aggregate would not have a material adverse effect upon the Company’s financial condition or results of operations.

      The Company is also subject to various legal proceedings and claims, which arise in the ordinary course of business. The Company does not believe that the outcome of these claims will have a material adverse effect upon the Company’s financial conditions or result of operations but there can be no assurance that any such claims, or any similar claims, would not have a material adverse effect upon the Company’s financial condition or results of operations.

Risks and uncertainties

      The Company uses financial instruments that potentially subject it to concentrations of credit risk. Such instruments include cash equivalents, securities available-for-sale, trade receivables and financial instruments used in hedging activities. The Company does not believe it is exposed to any significant credit risk on these instruments.

      Certain of the components and materials included in the Company’s laser systems and optical products are currently obtained from single source suppliers. There can be no assurance that a disruption of this outside supply would not create substantial manufacturing delays and additional cost to the Company.

      There is no concentration of credit risk related to the Company’s position in trade accounts receivable. Credit risk, with respect to trade receivables, is minimized because of the diversification of the Company’s operations, as well as its large customer base and its geographical dispersion.

      The Company’s operations involve a number of other risks and uncertainties including, but not limited to, the cyclicality of the semiconductor and electronics markets, rapidly changing technology, and international operations.

13.	Financial instruments

Cash equivalents, short-term and long-term investments

      At December 31, 2002, the Company had $53.3 million invested in cash equivalents denominated in United States dollars with average maturity dates between January 2, 2003 and March 24, 2003. At December 31, 2001, the Company had $79.8 million cash equivalents denominated in United States dollars with average maturities between January 7, 2002 and March 01, 2002.

      At December 31, 2002 the Company had $29.0 million in short-term investments and $37.4 million in long-term investments invested in United States dollars with maturity dates between January 6, 2003 and November 23, 2004. As discussed in Note 4 to the financial statements, $14.5 million of short-term investments are pledged as collateral for the Fleet and CIBC credit facilities at December 31, 2002 and $18.9 million of the long-term investments is pledged as security for the lease agreements with BMO as described in Note 12 above. At December 31, 2001 the Company had $43.5 million invested in short-term investments denominated in United States dollars with maturity dates between January 24, 2002 and May 6, 2002.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Derivative financial instruments

      The Company only uses derivatives for hedging purposes. The following is a summary of the Company’s risk management strategies and the effect of these strategies on the Company’s consolidated financial statements.

      The Company has instituted a foreign currency cash flow hedging program to manage exposures to changes in foreign currency exchange rates associated with forecasted sales transactions. Currency forwards and swaps are used to fix the cash flow variable of local currency costs or selling prices denominated in currencies other than the functional currency. For hedged forecasted transactions, hedge accounting is discontinued if the forecasted transaction is no longer intended or expected to occur, and any previously unrealized hedging gains or losses recorded in other comprehensive income are recorded to earnings immediately. Earnings impacts for all designated hedges are recorded in the consolidated statement of operations generally on the same line item as the gain or loss on the item being hedged. The Company records all derivatives at fair value as assets or liabilities in the consolidated balance sheet, with classification as current or long-term depending on the duration of the instrument.

      At December 31, 2002, the Company had eleven foreign exchange forward contracts to purchase $16.9 million U.S. dollars and one currency swap contract fair valued at $8.7 million U.S. dollars with an aggregate fair value loss of $0.5 million after-tax recorded in accumulated other comprehensive income and maturing at varying dates in 2003. The ineffective portion of the derivative instruments totalled a combined loss of $0.3 million and is recorded in the consolidated statements of operations in foreign exchange gain (loss). The Company expects an estimated $0.5 million to be reclassified into earnings in the next 12 months. At December 31, 2001, the Company had eight foreign exchange forward contracts to purchase $17.8 million U.S. dollars and one foreign exchange option contract to purchase $6.5 million U.S. dollars and an aggregate fair value gain of $0.8 million and maturing at various dates in 2002. At December 31, 2000, the Company had four foreign exchange contracts to purchase $6.5 million with a fair value loss of $164 thousand that matured and was recognized in earnings during the first quarter of 2001.

14.	Segment Information

General description

      During 2002, the Company changed the way it manages its business to reflect a growing focus on its three core businesses: components, lasers and laser systems. In classifying operational entities into a particular segment, the Company aggregated businesses with similar economic characteristics, products and services, production processes, customers and methods of distribution. Segment information for the 2001 year has been restated to conform to the current year’s presentation. Segment information for the 2000 year has not been restated because it is impracticable to do so. In 2000, there were other businesses and product lines that have been subsequently divested or discontinued that do not conform to the new segments, as such the information would not be comparable.

      The Executive Committee (“EC”) has been identified as the chief operating decision maker in assessing the performance of the segments and the allocation of resources to the segments. The EC evaluates financial performance based on measures of profit or loss from operations before income taxes excluding the impact of amortization of purchased intangibles, acquired in-process research and development, restructuring and other, gain (loss) on sale of assets and investments, interest income, interest expense, and foreign exchange transaction losses. Certain corporate-level operating expenses, including corporate marketing, finance, and administrative expenses, are not allocated to operating segments. Intersegment sales are based on fair market values. All intersegment profit, including any unrealized profit on ending inventories, is eliminated on consolidation. The accounting policies of the segments are the same as those described in note 1.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      GSI Lumonics operations include three reportable operating segments: the Components segment (Components); the Laser segment (Laser Group); and the Laser Systems segment (Laser Systems).

      Components — The Company’s component products are designed and manufactured at our facilities in Billerica, Massachusetts, Nepean, Ontario and Moorpark, California and are sold directly, or, in some territories, through distributors, to original equipment manufacturers (“OEMs”). Products include optical scanners and subsystems used by OEMs for applications in materials processing, test and measurement, alignment, inspection, displays, imaging, graphics, vision, rapid prototyping, and medical use such as dermatology and ophthalmology. The Components Group also manufactures printers for certain medical end products such as defibrillators, patient care monitors and cardiac pacemaker programmers, as well as film imaging subsystems for use in CAT scans and magnetic resonance imaging systems. Under the trade name, WavePrecision, we also manufacture precision optics supplied to OEM customers for applications in aerospace and semiconductor. Major markets are medical, semiconductor, and electronics, light industrial and aerospace.

      Laser Group — The Company designs and manufactures a wide range of lasers at our Rugby, United Kingdom facility for sale in the merchant market to end-users, OEMs and systems integrators. We also use some of these products in the Company’s own laser systems. The Laser Group also derives significant revenues from providing parts and technical support for lasers in its installed base at customer locations. These lasers are primarily used in material processing applications (cutting, welding and drilling) in light automotive, electronics, aerospace, medical and light industrial markets. The lasers are sold worldwide directly in North America and Europe, and through distributors in Japan, Asia Pacific and China. Sumitomo Heavy Industries (a significant shareholder of the Company) is our distributor in Japan. Specifically, our pulsed and continuous wave Nd:YAG lasers are used in a variety of medical, light automotive and industrial settings.

      Laser Systems — The Company’s laser systems are designed and manufactured at our Wilmington, Massachusetts facility and are sold directly, or, in some territories, through distributors, to end users, usually semiconductor integrated device manufacturers and electronic component and assembly manufacturers. The Laser Systems Group also derives significant revenues from servicing systems in its installed base at customer locations. System applications include laser repair to improve yields in the production of dynamic random access memory chips (“DRAMs”), permanent marking systems for silicon wafers and individual dies for traceability and quality control, circuit processing systems for linear and mixed signal devices, as well as for certain passive electronic components, and printed circuit boards (“PCB”) manufacturing systems for via hole drilling, solder paste inspection and component placement inspection.

      In 2001, the Company had reported its WavePrecision division as a separate business segment. During 2002, with restructuring actions taken as a result of the collapse of the telecom market sector, the Company has placed this group in its Components segment. At the end of 2002, WavePrecision did not meet the criteria of a business segment, as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Segments

      Information on reportable segments is as follows:

	Year Ended December 31,

	2002	2001

Sales
Components	$70,436	$88,689
Laser Group	23,748	39,119
Laser Systems	65,906	123,969
Intersegment sales elimination	(1,020)	(3,873)

Total	$159,070	$247,904

Profit (loss) from operations before income taxes
Components	$16,763	$18,603
Laser Group	(5,010)	4,425
Laser Systems	(18,732)	(23,712)

Total by segment	(6,979)	(684)
Unallocated amounts:
Corporate expenses	19,754	12,983
Amortization of purchased intangibles	5,135	5,226
Restructuring and other	5,427	2,782

Loss from operations	$(37,295)	$(21,675)

      The EC does not review asset information on a segmented basis and the Company does not maintain assets on a segmented basis, therefore a breakdown of assets by segments is not included.

Geographic segment information

      The Company attributes revenues to geographic areas on the basis of the customer location. Long-lived assets include property, plant and equipment and intangibles, but exclude other assets, long-term investments and deferred tax assets are attributed to geographic areas in which Company assets reside.

	Year Ended December 31,

	2002		2001		2000

Revenues from external customers:
USA	$94,654	59%	$119,321	48%	$177,813	48%
Canada	1,883	1%	11,410	5%	20,159	5%
Europe	25,804	16%	50,745	20%	71,973	19%
Japan	23,460	15%	40,956	17%	58,173	16%
Latin and South America	1,249	1%	852	0%	5,563	1%
Asia-Pacific, other	12,020	8%	24,620	10%	40,183	11%

Total	$159,070	100%	$247,904	100%	$373,864	100%

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	As at December 31,

	2002	2001

Long-lived assets and goodwill:
USA	$24,158	$29,754
Canada	6,625	9,404
Europe	11,540	11,484
Japan	618	686
Asia-Pacific, other	136	221

Total	$43,077	$51,549

15.	Subsequent Events

      On March 28, 2003, a registration statement was filed whereby the Company proposed its shareholders consider a Plan of Arrangement which, if the Arrangement is approved and becomes effective, would restructure the Company as a publicly traded US domiciled corporation.

GSI LUMONICS INC.

SUPPLEMENTARY FINANCIAL INFORMATION

(United States GAAP and in thousands of United States dollars, except share amounts)
(Unaudited)

	Three Months Ended

	December 31,	September 27,	June 28,	March 29,
	2002	2002	2002	2002

	(Unaudited)
Sales	$45,099	$37,419	$39,664	$36,888
Gross profit	13,408	11,310	12,203	12,273
Net income	(4,577)	(5,415)	(11,112)	(6,620)
Net income per common share:
Basic	$(0.11)	$(0.13)	$(0.27)	$(0.16)
Diluted	$(0.11)	$(0.13)	$(0.27)	$(0.16)

	Three Months Ended

	December 31,	September 28,	June 29,	March 30,
	2001	2001	2001	2001

Sales	$42,378	$41,277	$76,542	$87,707
Gross profit	10,214	10,518	30,917	34,133
Net income	(14,575)	(8,487)	3,585	4,779
Net income per common share:
Basic	$(0.36)	$(0.21)	$0.09	$0.12
Diluted	$(0.36)	$(0.21)	$0.09	$0.12

      Subsequent to Q2 2002, the Company made a reclassification of $0.5 million from cost of goods sold to selling, general and administrative expenses, effective for the period ending June 30, 2002. This reclassification did not effect the net loss presented for Q2 2002.

GSI LUMONICS INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(United States GAAP and in thousands of United States dollars, except share amounts)

	March 28,	December 31,
	2003	2002

ASSETS
Current
Cash and cash equivalents (note 7)	$97,478	$83,633
Short-term investments (note 7)	17,077	28,999
Accounts receivable, less allowance of $2,229 (December 31, 2002 — $2,681)	38,544	33,793
Income taxes receivable	8,988	8,431
Inventories (note 2)	36,916	39,671
Deferred tax assets	9,631	9,763
Other current assets	3,480	4,448

Total current assets	212,114	208,738
Property, plant and equipment, net of accumulated depreciation of $22,455 (December 31, 2002 — $21,453)	26,163	26,675
Deferred tax assets	7,338	7,443
Other assets	3,358	3,360
Long-term investments (note 7)	34,428	37,405
Intangible assets, net of amortization of $17,498 (December 31, 2002 — $16,217) (note 2)	12,186	13,467

	$295,587	$297,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable	$10,731	$9,235
Accrued compensation and benefits	5,654	6,523
Other accrued expenses (note 2)	19,507	20,845

Total current liabilities	35,892	36,603
Deferred compensation	2,307	2,129
Accrued minimum pension liability	3,824	3,875

Total liabilities	42,023	42,607
Commitments and contingencies (note 9)
Stockholders’ equity (note 5)
Common shares, no par value; Authorized shares: unlimited; Issued and outstanding: 40,787,457 (December 31, 2002 — 40,785,922)	304,721	304,713
Additional paid-in capital	2,592	2,592
Accumulated deficit	(42,936)	(41,270)
Accumulated other comprehensive loss	(10,813)	(11,554)

Total stockholders’ equity	253,564	254,481

	$295,587	$297,088

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(United States GAAP and in thousands of United States dollars, except share amounts)

	Three Months Ended

	March 28,	March 29,
	2003	2002

Sales	$41,119	$36,888
Cost of goods sold	26,379	24,615

Gross profit	14,740	12,273

Operating expenses:
Research and development	3,385	5,830
Selling, general and administrative	11,762	13,529
Amortization of purchased intangibles	1,279	1,278
Restructuring (note 8)	628	2,745
Other (note 8)	356	—

Total operating expenses	17,410	23,382

Loss from operations	(2,670)	(11,109)
Interest income	641	645
Interest expense	(54)	(140)
Foreign exchange transaction gains	417	384

Loss before income taxes	(1,666)	(10,220)

Income tax benefit	—	(3,600)

Net loss	$(1,666)	$(6,620)

Net loss per common share:
Basic	$(0.04)	$(0.16)
Diluted	$(0.04)	$(0.16)
Weighted average common shares outstanding (000’s)	40,787	40,589
Weighted average common shares outstanding and dilutive potential common shares (000’s)	40,787	40,589

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(United States GAAP and in thousands of United States dollars)

	Three Months Ended

	March 28,	March 29,
	2003	2002

Cash flows from operating activities:
Net loss	$(1,666)	$(6,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of assets	—	392
Depreciation and amortization	2,542	2,740
Unrealized loss on derivatives	504	—
Deferred income taxes	(217)	(191)
Changes in current assets and liabilities:
Accounts receivable	(4,601)	9,605
Inventories	2,833	1,625
Other current assets	1,078	425
Accounts payable, accruals and taxes (receivable) payable	(1,335)	(6,090)

Cash provided by (used in) operating activities	(862)	1,886

Cash flows from investing activities:
Additions to property, plant and equipment	(598)	(622)
Proceeds from the sale and maturities of investments	41,144	39,068
Purchases of investments	(26,281)	(51,863)
Decrease in other assets	42	1,598

Cash provided by (used in) investing activities	14,307	(11,819)

Cash flows from financing activities:
Proceeds of bank indebtedness	—	2,968
Issue of share capital	8	221

Cash provided by financing activities	8	3,189

Effect of exchange rates on cash and cash equivalents	392	—

Increase (decrease) in cash and cash equivalents	13,845	(6,744)
Cash and cash equivalents, beginning of period	83,633	102,959

Cash and cash equivalents, end of period	$97,478	$96,215

The accompanying notes are an integral part of these financial statements.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of March 28, 2003
(United States GAAP and tabular amounts in thousands of United States dollars, except share amounts)

1.     Basis of Presentation

      These unaudited interim consolidated financial statements have been prepared by the Company in United States (U.S.) dollars and in accordance with accounting principles generally accepted in the U.S. for interim financial statements and with the instructions to Form 10-Q and Regulation S-X pertaining to interim financial statements. Accordingly, these interim consolidated financial statements do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. The consolidated financial statements reflect all adjustments and accruals, consisting only of adjustments and accruals of a normal recurring nature, which management considers necessary for a fair presentation of financial position and results of operations for the periods presented. The consolidated financial statements include the accounts of GSI Lumonics Inc. and its wholly-owned subsidiaries (the “Company”). Intercompany transactions and balances have been eliminated. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2002. The results for interim periods are not necessarily indicative of results to be expected for the year or any future periods.

      On March 28, 2003, a registration statement was filed whereby the Company proposed that its shareholders consider a Plan of Arrangement which, if the Arrangement is approved and becomes effective, would restructure the Company as a publicly traded U.S. domiciled corporation.

      As indicated in note 7, effective January 1, 2003, the Company has removed the designation of all short-term hedge contracts from their corresponding hedge relationships. Accordingly, such contracts are recorded at fair value with changes in fair value recognized currently in income starting January 1, 2003, instead of being included in accumulated other comprehensive income. Unrealized gains on these contracts included in accumulated other comprehensive income at December 31, 2002 are recognized in the same periods as the underlying hedged transactions.

Comparative Amounts

      Certain prior year amounts have been reclassified to conform to the current year presentation in the financial statements for the quarter ended March 28, 2003. These reclassifications had no effect on the previously reported results of operations or financial position.

2.     Supplementary Balance Sheet Information

      The following tables provide details of selected balance sheet items.

Inventories

	March 28,	December 31,
	2003	2002

Raw materials	$8,076	$16,380
Work-in-process	11,246	7,468
Finished goods	12,861	11,114
Demo inventory	4,733	4,709

Total inventories	$36,916	$39,671

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Intangible Assets

	March 28, 2003		December 31, 2002

		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Patents and acquired technology	$28,660	$(17,105)	$28,660	$(15,850)
Trademarks and trade names	1,024	(393)	1,024	(367)

Total cost	29,684	$(17,498)	29,684	$(16,217)

Accumulated amortization	(17,498)		(16,217)

Net intangible assets	$12,186		$13,467

Other Accrued Expenses

	March 28,	December 31,
	2003	2002

Accrued warranty	$3,342	$3,383
Deferred revenue	3,535	3,404
Accrued restructuring (note 8)	7,987	8,790
Other	4,643	5,268

Total	$19,507	$20,845

Accrued Warranty

For the
Quarter Ended
March 28, 2003

Balance at the beginning of the period	$3,383
Charged to costs of goods sold	855
Use of provision	(858)
Foreign currency exchange rate changes	(38)

Balance at the end of the period	$3,342

3.     New Accounting Pronouncements

Costs Associated with Exit or Disposal Activities

      In July 2002, Statement of Financial Accounting Standards (“SFAS”) SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”) was issued. SFAS 146 requires that a liability for costs associated with exit or disposal activities be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. In the first quarter of 2003, the Company followed the accounting methods prescribed in SFAS 146 in accounting for its restructuring activities in Europe, see note 8 for additional detail.

Guarantor’s Accounting for Guarantees

      In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (the Interpretation). The Interpretation will significantly change current practice in the accounting for, and disclosure of, guarantees. Guarantees meeting the characteristics described in the Interpretation, which are not included in a

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

long list of exceptions, are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5, Accounting for Contingencies. The Interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor’s having to make payments under the guarantee is remote. The initial recognition and initial measurement provisions of the Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Accounting for guarantees issued prior to December 31, 2002 should not be revised or restated. See note 9 to the consolidated financial statements, for additional information about guarantees, including two existing operating lease agreements with terms that include residual value guarantees totaling approximately $16 million.

Stock Based Compensation Transition and Disclosure

      In December 2002, SFAS No. 148 (“SFAS 148”), Accounting for Stock-Based Compensation — Transition and Disclosure, was issued to amend SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 did not have a material impact on our financial position, results of operations, or cash flows, because the Company continues to follow the guidance of APB 25 in recognizing stock compensation expense. The effect of stock based compensation is included in note 5 to the consolidated financial statements.

Derivative Instruments and Hedging Activities Amendment

      On April 30, 2003, SFAS No. 149 (“SFAS 149”), Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued. The amendments set forth in SFAS 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. This Statement is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The Company has not yet evaluated the impact of this new pronouncement on its financial position, results of operations or accounting for derivatives.

4.     Bank Indebtedness

      At March 28, 2003 the Company had a line of credit denominated in U.S. dollars with Fleet National Bank (“Fleet”), two letters of credit (“LC”) in Canadian dollars with the Canadian Imperial Bank of Commerce (“CIBC”) and a letter of credit in U.K. pounds with NatWest for a total amount of available credit of U.S.$8.5 million versus U.S.$12.1 million at December 31, 2002. The Company’s agreement with

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Fleet provides for an $8.0 million line of credit. CIBC provides the Company with LC’s of $0.4 million supporting its Payroll and Credit Card program. NatWest provides a $0.1 million bank guarantee for a LC used for VAT purposes in the United Kingdom. Cash and marketable securities totaling $10.3 million have been pledged as collateral for the Fleet and CIBC credit facilities under security agreements. The line of credit with Fleet expires on June 28, 2003. In addition to the customary representations, warranties and reporting covenants, the borrowings under the Fleet credit facility require the Company to maintain a quarterly minimum tangible net worth of $200.0 million. The line of credit with CIBC was reviewed by the Company and a decision to cancel the line of credit was conveyed to CIBC prior to December 31, 2002. By giving CIBC appropriate advance notice, the Company initiated its right to cancel the line of credit at any time at no cost, excluding breakage fees relating to the used and outstanding amounts under fixed loan instruments, which we do not expect to be material. The $4.0 million line of credit with CIBC was eliminated by the end of the first quarter in 2003 with only the two above mentioned letters of credit remaining. These LC’s should be cancelled by the end of the second quarter of 2003. The Company also cancelled its credit facility with Bank One on December 20, 2002 without paying any breakage fees. North American inventories and receivables were pledged as collateral for the Bank One credit facility. Bank One continues to work on the release of all liens and obligations associated with the facility.

      At March 28, 2003, the Company had $8.0 million denominated in U.S. dollars that are available for general purposes, under the credit facility with Fleet discussed above. Of the available $8.0 million, $3.8 million was in use at March 28, 2003 consisting of funds committed at Fleet Bank for use in foreign exchange transactions. Though the Fleet Bank amount of $3.8 million is committed for support of foreign currency hedging contracts and not available, it is not considered used for the purpose of calculating interest payments. The Fleet line of credit is due on demand and bears interest based on either prime or LIBOR depending on the borrowing notification period.

5.     Stockholders’ Equity

Capital Stock

      The authorized capital of the Company consists of an unlimited number of common shares without nominal or par value. During the three months ended March 28, 2003, 2,000 common shares were issued pursuant to stock options exercised for proceeds of approximately $8.0 thousand.

Accumulated Other Comprehensive Loss

      The following table provides the details of accumulated other comprehensive loss at

	March 28,	December 31,
	2003	2002

Unrealized gain on investments, net of tax of nil	$188	$312
Unrealized gain (loss) on cash flow hedging instruments, net of tax of nil	27	(521)
Accumulated foreign currency translations	(7,204)	(7,470)
Accrued minimum pension liability, net of tax of nil	(3,824)	(3,875)

Total accumulated other comprehensive loss	$(10,813)	$(11,554)

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      The components of comprehensive loss are as follows:

	Three Months Ended

	March 28,	March 29,
	2003	2002

Net loss	$(1,666)	$(6,620)
Other comprehensive income (loss)
Realized (gain) loss on cash flow hedging instruments, net of tax of nil (March 29, 2002 — $567) (note 7)	521	(793)
Unrealized gain on cash flow hedging instruments, net of tax of nil (March 29, 2002 — $435 (note 7)	27	606
Change in accrued minimum pension liability, net of tax of nil	51	—
Foreign currency translation adjustments	266	(182)
Change in unrealized loss on investments, net of tax of nil	(124)	—

Comprehensive loss	$(925)	$(6,989)

Net Loss Per Common Share

      Basic net loss per common share was computed by dividing net loss by the weighted-average number of common shares outstanding during the period. For diluted net loss per common share, the denominator also includes dilutive outstanding stock options and warrants determined using the treasury stock method. As a result of the net loss for the three months ended March 28, 2003 and March 29, 2002, the effect of converting options and warrants was anti-dilutive.

      Common share and common share equivalent disclosures are:

	Three Months Ended

	March 28,	March 29,
	2003	2002

	(In thousands)
Weighted average common shares outstanding	40,787	40,589
Dilutive potential common shares	—	—

Diluted common shares	40,787	40,589

      At March 28, 2003, the Company had options and warrants outstanding entitling holders to acquire up to 3,428,009 and 51,186 common shares, respectively.

Pro Forma Stock Based Compensation

      Had compensation cost for the Company’s stock option plans and employee stock purchase plan been determined consistent with SFAS No. 123, the Company’s net loss and loss per share would have been increased to the pro forma amounts below.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

	Three Months Ended

	March 28,	March 29,
	2003	2002

	(In thousands, except
	per share amounts)
Net loss:
As reported	$(1,666)	$(6,620)
Pro forma	$(2,329)	$(7,630)
Basic net loss per share:
As reported	$(0.04)	$(0.16)
Pro forma	$(0.06)	$(0.19)
Diluted loss per share:
As reported	$(0.04)	$(0.16)
Pro forma	$(0.06)	$(0.19)

      The fair value of options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	March 28,	March 29,
	2003	2002

Risk-free interest rate	3.1%	4.1%
Expected dividend yield	—	—
Expected lives upon vesting	1.0 years	1.0 years
Expected volatility	67%	70%
Weighted average fair value per share	$5.27	$4.82

6.     Related Party Transactions

      The Company recorded sales revenue from Sumitomo Heavy Industries, Ltd., a significant shareholder, of $0.8 million in the three months ended March 28, 2003 and $0.4 million in the three months ended March 29, 2002 at amounts and terms approximately equivalent to third-party transactions. Receivables from Sumitomo of $0.7 million and $0.3 million as at March 28, 2003 and March 29, 2002, respectively, are included in accounts receivable on the balance sheet.

      The Company has an Agreement with V2Air LLC relating to the use of the LLC aircraft for Company purposes. The Company’s President and Chief Executive Officer, Charles D. Winston owns the V2Air LLC. Pursuant to the terms of the Agreement, the Company is required to reimburse the V2Air LLC for certain expenses associated with the use of the aircraft for Company business travel. During the three months ended March 28, 2003, the Company reimbursed V2Air LLC approximately $36 thousand under the terms of the Agreement and $34 thousand for the three months ended March 29, 2002.

      In January of 2001, the Company made an investment of $2 million in a technology fund managed by OpNet Partners, L.P. During 2002, the Company received a cash distribution (return of capital) from OpNet Partners in the amount of $1.4 million. In the second quarter of 2002, the Company wrote-down the investment by $0.2 million to its estimated fair market value and wrote-off the remainder of the investment ($0.4 million) in the fourth quarter of 2002. Richard B. Black, a member of the Company’s Board of Directors, is a General Partner for OpNet Partners, L.P.

      On April 26, 2002, the Company entered into an agreement with Photoniko, Inc, a private photonics company in which one of the Company’s directors, Richard B. Black, was a director and stock option holder. As of August 16, 2002, Mr. Black was no longer a director or stock option holder of Photoniko, Inc. Under the

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

agreement, the Company provided a non-interest bearing unsecured loan of $75 thousand to Photoniko, Inc. to fund designated business activities at Photoniko, Inc. in exchange for an exclusive 90 day period to evaluate potential strategic alliances. In accordance with the terms of the agreement and the promissory note which was signed by Photoniko, Inc. on April 26, 2002, the loan was to be repaid in full to the Company no later than August 28, 2002, but still remains outstanding. The Company has provided a full reserve for this receivable.

7.     Financial Instruments

Cash Equivalents, Short-term and Long-term Investments

      At March 28, 2003, the Company had $71.2 million invested in cash equivalents denominated in U.S. dollars and Japanese yen with maturity dates between March 31, 2003 and June 25, 2003. At December 31, 2002, the Company had $53.3 million invested in cash equivalents denominated in U.S. dollars with average maturity dates between January 2, 2003 and March 24, 2003. Cash equivalents, stated at amortized cost, approximate fair value.

      At March 28, 2003, the Company had $17.1 million in short-term investments and $34.4 million in long-term investments invested in U.S. dollars with maturity dates between March 31, 2003 and December 27, 2005. At December 31, 2002 the Company had $29.0 million in short-term investments and $37.4 million in long-term investments invested in U.S. dollars with maturity dates between January 6, 2003 and November 23, 2004. As discussed in Note 4 to the financial statements, $10.3 million of short-term investments is pledged as collateral for the Fleet and CIBC credit facilities at March 28, 2003 and $18.9 million of the long-term investments is pledged as security for the lease agreements with BMO as described in Note 9 below.

Derivative Financial Instruments

      Effective January 1, 2003, the Company has removed the designation of all short-term hedge contracts from their corresponding hedge relationships. Accordingly, such contracts are recorded at fair value with changes in fair value recognized currently in income starting January 1, 2003, instead of included in accumulated other comprehensive income. Unrealized gains on these contracts included in accumulated other comprehensive income at December 31, 2002 are recognized in the same periods as the underlying hedged transactions. Although the Company now marks-to-market short-term hedge contracts to the statement of operations, the Company does not intend to enter into hedging contracts for speculative purposes.

      At March 28, 2003, the Company had 7 foreign exchange forward contracts to purchase $10.7 million U.S. dollars with an aggregate fair value of loss of $35 thousand recorded in the statement of operations as foreign exchange transaction losses and 2 collars to purchase $2.2 million U.S. dollars with an aggregate fair value of loss of $0.5 million recorded in the statement of operations as foreign exchange transaction losses. Also, the Company had one currency swap contract with a notional value of $8.7 million U.S. dollars and an aggregate fair value gain of $24 thousand after-tax recorded in accumulated other comprehensive income.

      At December 31, 2002, the Company had eleven foreign exchange forward contracts to purchase $16.9 million U.S. dollars and one currency swap contract fair valued at $8.7 million U.S. dollars with an aggregate fair value loss of $0.5 million after-tax recorded in accumulated other comprehensive income and maturing at varying dates in 2003.

8.	Restructuring and Other

Restructuring Charges

2003

      As a further alignment of the distribution and service groups with the business segments, the Company commenced a restructuring plan that will significantly reduce these operations around the world, while the

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Company’s manufacturing facilities provide a greater emphasis on distribution and service. As part of this plan, the Company provided for severance and termination benefits of approximately $0.6 million for 22 employees in Germany, France, Italy and Belgium in the first quarter. Under the new rules for accounting for restructurings required by FAS 146, if an employee continues to work for anything beyond a minimum period of time after their notification, then their termination benefits are to be accrued over the period that they continue to work. As the Company has retained certain employees to help with the transition of work beyond the minimum periods specified in FAS 146, the Company anticipates that it will accrue additional termination and severance benefits for these employees of approximately $0.5 million over the next two quarters, as a result of the actions taken in the first quarter of 2003. The Company also accrued $5.0 thousand for the termination of an office lease in Italy during the first quarter of 2003.

      Cumulative cash draw-downs of approximately $0.4 million have been applied against the provisions taken in 2003, resulting in a remaining provision balance of $0.2 million at March 28, 2003.

2002

      In connection with a restructuring plan to align the Company’s manufacturing costs and operating expenses with the prevailing economic environment, the Company recorded a pre-tax restructuring charge of $2.3 million in the fourth quarter of 2002. The Company downsized manufacturing operations in its Nepean, Ontario facility to focus on its core optics business. As a result, we incurred $0.6 million of expense for severance and benefits for the termination of approximately 41 employees. The Company also wrote-off approximately $0.2 million of excess property, plant and equipment and wrote-down one of the Nepean buildings by $0.2 million to its estimated fair market value. Additionally, we recorded charges of approximately $0.8 million for an adjustment to earlier provisions for the leased facilities in Munich, Maple Grove, Minnesota and Farmington Hills, Michigan. The Company took a further write-down of $0.3 million on the buildings in Kanata, Ontario and Rugby, United Kingdom. Also, a $0.1 million write-off for property, plant and equipment in Kanata was recorded. The Company also reviewed the provision that it had recorded in 2000 related to residual value guarantees on the Maple Grove and Farmington Hills facilities and increased it by $0.1 million.

      The above charges were in addition to the restructuring charges recorded in the first half of 2002. The Company consolidated its Electronics systems business from its facility in Kanata, Ontario into the Company’s existing systems manufacturing facility in Wilmington, Massachusetts and transferred its laser business from the Company’s Kanata, Ontario facility to its existing facility in Rugby, United Kingdom. In addition, the Company closed its Kanata, Ontario facility. Restructuring provisions, totaling $2.7 million in the first quarter of 2002, relate to severance and benefits of $2.2 million for the termination of approximately 90 employees, $0.3 million for the write-off of furniture, equipment and system software, and $0.2 million for plant closure and other related costs. During the second quarter of fiscal 2002, the Company recorded additional restructuring charges of $1.4 million related to cancellation fees on contractual obligations of $0.3 million and a write-down of land and building in Kanata, Ontario and Rugby, United Kingdom of $0.8 million, and also leased facility costs of $0.3 million at the Farmington Hills and Oxnard locations.

      At March 28, 2003 and December 31, 2002, the net book value of two facilities, one in Kanata, Ontario and the other in Nepean, Ontario, were classified as held for sale and included in other assets.

      Cumulative cash draw-downs of approximately $3.0 million and non-cash draw-downs of $1.8 million have been applied against the provisions taken in 2002, resulting in a remaining provision balance of $1.6 million at March 28, 2003.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

2001

      During the fourth quarter of fiscal 2001, a charge of $3.4 million was recorded to accrue employee severance of $0.9 million for approximately 35 employees at our Farmington Hills and Oxnard locations, leased facilities costs of $1.8 million associated with restructuring for excess capacity at five leased locations in the United States, Canada and Germany and write-down of leasehold improvements and certain equipment of $0.7 million associated with the exiting of leased facilities.

      Cumulative cash draw-downs of approximately $2.5 million and non-cash draw-downs of $0.7 million have been applied against the provision, resulting in a remaining provision balance of $0.2 million as at March 28, 2003.

2000

      During the fourth quarter of fiscal 2000, a charge of $12.5 million was recorded to accrue employee severance of $1.0 million for approximately 50 employees and other exit costs of $3.8 million for the Company’s United Kingdom operation and worldwide distribution system related to high-power laser systems for certain automotive applications; costs of $7.7 million associated with restructuring for excess capacity at three leased facility locations in the United States and Germany were also accrued. The Company also recorded a non-cash write-down of land and building in the United Kingdom of $2.0 million. Compensation expense of $0.6 million arising on the acceleration of options upon the sale of businesses during the year was also charged to restructuring. In addition, an inventory write-down to net realizable value of $8.5 million was recorded in cost of goods sold related to the high-power laser system product line. The Company recorded a reversal of $0.5 million in the fourth quarter of 2001 for costs that will not be incurred.

      Cumulative cash draw-downs of $6.0 million, reversal of $0.5 million for restructuring costs that will not be incurred and a non-cash draw-down of $2.6 million have been applied against the provision, resulting in a remaining balance of $6.0 million as at March 28, 2003.

      The following table summarizes changes in the restructuring provision included in other accrued expenses on the balance sheet.

	Severance	Facilities	Total

	(In millions)
Provision at December 31, 2002	$1.2	$7.6	$8.8
Charges during Q1 2003	0.6	0.0	0.6
Cash draw-downs during Q1 2003	(0.9)	(0.5)	(1.4)

Provision at March 28, 2003	$0.9	$7.1	$8.0

Other

      During the first quarter of 2003, the Company recorded a reserve of approximately $0.6 million on notes receivable from a litigation settlement initially recorded in 1998. The reserve was provided because of a default on the quarterly payment due in March 2003. Additionally, the Company recorded a benefit during the quarter of approximately $0.2 million for royalties earned on a divested product line and earned as part of a litigation settlement agreement.

9.	Commitments and Contingencies

Operating Leases

      The Company leases two facilities under operating lease agreements that expire in 2003. At the end of the initial lease term, these leases require the Company to renew the lease for a defined number of years at the fair

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

market rental rate or purchase the property at the fair market value. The lessor may sell the facilities to a third party but the leases provide for a residual value guarantee of the first 85% of any loss the lessor may incur on its $19.1 million investment in the buildings, which may become payable by the Company upon the termination of the transaction, or the Company may exercise its option to purchase the facilities for approximately $19.0 million. As of March 28, 2003, residual value guarantees in connection with these leases totaled approximately $16.0 million. Upon termination of the leases, the Company expects to purchase the buildings for approximately $19.0 million in cash and then sell them for the combined estimated market value of the two buildings of approximately $12.5 million to $13.3 million. During the fourth quarter of fiscal 2000, the Company took a charge of $6.0 million associated with restructuring for excess capacity at the two leased facility locations, including the estimated residual value guarantees. In the fourth quarter of 2002, the Company took an additional restructuring charge of $0.1 million to increase the reserve for the decline in the estimated market values of the underlying buildings. The total expected value of the buildings at the end of the leases may vary, depending on whether or not the buildings are leased at time of sale and whether the buildings are sold to a buyer/owner or to an investor. The Company will incur other costs such as lease and sales commissions. The lease agreement required, among other things, the Company to maintain specified quarterly financial ratios and conditions. As of March 29, 2002, the Company was in breach of the fixed charge coverage ratio, but on April 30, 2002, the Company entered into a Security Agreement with the Bank of Montreal (“BMO”) pursuant to which the Company deposited with BMO and pledged approximately $18.9 million as security in connection with the operating leases discussed above in exchange for a written waiver from BMO and BMO Global Capital Solutions for any Company defaults of or obligations to satisfy the specified financial covenants relating to the operating lease agreements until June 30, 2003. This security is included on the balance sheet in long-term investments.

Legal Proceedings and Disputes

      As the Company has disclosed since 1994, a party has commenced legal proceedings in the United States against a number of U.S. manufacturing companies, including companies that have purchased systems from the Company. The plaintiff in the proceedings has alleged that certain equipment used by these manufacturers infringes patents claimed to be held by the plaintiff. While the Company is not a defendant in any of the proceedings, several of the Company’s customers have notified the Company that, if the party successfully pursues infringement claims against them, they may require the Company to indemnify them to the extent that any of their losses can be attributed to systems sold to them by the Company. Due to (i) the relatively small number of systems sold to any one of the Company’s customers involved in this litigation, (ii) the low probability of success by the plaintiff in securing judgment(s) against the Company’s customers and (iii) the existence of a countersuit that seeks to invalidate the patents that are the basis for the litigation, the Company does not believe that the outcome of any of these claims individually will have a material adverse effect upon the Company’s financial condition or results of operations. No assurances can be given, however, that these or similar claims, if successful and taken in the aggregate would not have a material adverse effect upon the Company’s financial condition or results of operations.

      The Company is also subject to various legal proceedings and claims that arise in the ordinary course of business. The Company does not believe that the outcome of these claims will have a material adverse effect upon the Company’s financial conditions or results of operations but there can be no assurance that any such claims, or any similar claims, would not have a material adverse effect upon the Company’s financial condition or results of operations.

Guarantees

      In the normal course of our operations, we execute agreements that provide for indemnification and guarantees to counterparties in transactions such as business dispositions, the sale of assets, sale of products and operating leases.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      These indemnification undertakings and guarantees may require us to compensate the counterparties for costs and losses incurred as a result of various events including breaches of representations and warranties, intellectual property right infringement, loss of or damages to property, environmental liabilities, changes in the interpretation of laws and regulations (including tax legislation) or as a result of litigation that may be suffered by the counterparties. Also, in the context of the sale of all or a part of a business, this includes the resolution of contingent liabilities of the disposed businesses or the reassessment of prior tax filings of the corporations carrying on the business.

      Certain indemnification undertakings can extend for an unlimited period and generally do not provide for any limit on the maximum potential amount. The nature of substantially all of the indemnification undertakings prevents us from making a reasonable estimate of the maximum potential amount we could be required to pay counterparties as the agreements do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time.

      Historically, we have not made any significant payments under such indemnifications. As at December 31, 2002, nil has been accrued in the consolidated balance sheet with respect to these indemnification undertakings.

10.	Income Taxes

      During the three months ended March 28, 2003, the income tax benefit was reduced as a result of increases in valuation allowances related to the Company’s geographic distribution of its operating loss carry-forwards. This includes a full valuation allowance against the Company’s Canadian deferred tax asset in accordance with the closure of the Kanata facility described in note 8. It is expected that operations and income in Canada in the foreseeable future will not be sufficient to offset existing loss carryforwards. Our ability to recover deferred tax assets of $17.0 million at March 28, 2003 depends primarily upon the Company’s ability to generate profits in the United States and United Kingdom tax jurisdictions. If actual results differ from our plans or we do not achieve profitability, we may be required to increase the valuation allowance on our tax assets by taking a charge to the Statement of Operations, which may have a material negative result on our operations.

11.	Segment Information

General Description

      During the fourth quarter of 2002, the Company changed the way it manages its business to reflect a growing focus on its three core businesses: Components, Lasers and Laser Systems. In classifying operational entities into a particular segment, the Company aggregated businesses with similar economic characteristics, products and services, production processes, customers and methods of distribution. Segment information for the 2002 year has been restated to conform to the current year’s presentation.

      The Executive Committee (“EC”) has been identified as the chief operating decision maker in assessing the performance of the segments and the allocation of resources to the segments. The EC evaluates financial performance based on measures of profit or loss from operations before income taxes excluding the impact of amortization of purchased intangibles, acquired in-process research and development, restructuring and other, gain (loss) on sale of assets and investments, interest income, interest expense and foreign exchange transaction losses. Certain corporate-level operating expenses, including corporate marketing, finance and administrative expenses, are not allocated to operating segments. Intersegment sales are based on fair market values. All intersegment profit, including any unrealized profit on ending inventories, is eliminated on consolidation.

      GSI Lumonics operations include three reportable operating segments: the Components segment (Components); the Laser segment (Laser Group); and the Laser Systems segment (Laser Systems).

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      Components — The Company’s component products are designed and manufactured at our facilities in Billerica, Massachusetts, Nepean, Ontario and Moorpark, California and are sold directly, or, in some territories, through distributors, to original equipment manufacturers (“OEMs”). Products include optical scanners and subsystems used by OEMs for applications in materials processing, test and measurement, alignment, inspection, displays, imaging, graphics, vision, rapid prototyping and medical use such as dermatology and ophthalmology. The Components Group also manufactures printers for certain medical end products such as defibrillators, patient care monitors and cardiac pacemaker programmers, as well as film imaging subsystems for use in CAT scans and magnetic resonance imaging systems. Under the trade name, WavePrecision, we also manufacture precision optics supplied to OEM customers for applications in aerospace and semiconductor. Major markets are medical, semiconductor, electronics, light industrial and aerospace.

      Laser Group — The Company designs and manufactures a wide range of lasers at our Rugby, United Kingdom facility for sale in the merchant market to end-users, OEMs and systems integrators. We also use some of these products in the Company’s own laser systems. The Laser Group also derives significant revenues from providing parts and technical support for lasers in its installed base at customer locations. These lasers are primarily used in material processing applications (cutting, welding and drilling) in light automotive, electronics, aerospace, medical and light industrial markets. The lasers are sold worldwide directly in North America and Europe, and through distributors in Japan, Asia Pacific and China. Sumitomo Heavy Industries (a significant shareholder of the Company) is our distributor in Japan. Specifically, our pulsed and continuous wave Nd:YAG lasers are used in a variety of medical, light automotive and industrial settings.

      Laser Systems — The Company’s laser systems are designed and manufactured at our Wilmington, Massachusetts facility and are sold directly, or, in some territories, through distributors, to end users, usually semiconductor integrated device manufacturers and electronic component and assembly manufacturers. The Laser Systems Group also derives significant revenues from servicing systems in its installed base at customer locations. System applications include laser repair to improve yields in the production of dynamic random access memory chips (“DRAMs”), permanent marking systems for silicon wafers and individual dies for traceability and quality control, circuit processing systems for linear and mixed signal devices, as well as for certain passive electronic components, and printed circuit boards (“PCB”) manufacturing systems for via hole drilling, solder paste inspection and component placement inspection.

Segments

      Information on reportable segments is as follows:

	Three Months Ended

	March 28, 2003	March 29, 2002

Sales
Components	$16,655	$18,090
Laser Group	6,987	5,968
Laser Systems	17,826	12,981
Intersegment sales elimination	(349)	(151)

Total	$41,119	$36,888

Segment income (loss) from operations
Components	$4,855	$4,557
Laser Group	(472)	(696)
Laser Systems	(401)	(5,992)

Total by segment	3,982	(2,131)

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

	Three Months Ended

	March 28, 2003	March 29, 2002

Unallocated amounts:
Corporate expenses	4,389	4,955
Amortization of purchased intangibles	1,279	1,278
Restructuring and other	984	2,745

Loss from operations	$(2,670)	$(11,109)

      The EC does not review asset information on a segmented basis and the Company does not maintain assets on a segmented basis, therefore a breakdown of assets by segments is not included.

Geographic Segment Information

      Revenues are attributed to geographic areas on the basis of the bill to customer location. Not infrequently, equipment is sold to large international companies, which may be headquartered in Asia-Pacific, but the sales of our systems are billed and shipped to locations in the United States. These sales are therefore reflected in United States totals in the table below. Long-lived assets are attributed to geographic areas in which Company assets reside.

	Three Months Ended

	March 28,		March 29,
	2003		2002

	(In millions)
Revenues from external customers:
United States	$20.7	51%	$24.1	65%
Canada	0.1	—	0.8	2%
Europe	5.7	14%	6.3	17%
Japan	9.4	23%	2.5	7%
Asia-Pacific, other	5.0	12%	3.1	9%
Latin and South America	0.2	—	0.1	—

Total	$41.1	100%	$36.9	100%

	As at

	March 28, 2003	December 31, 2002

Long-lived assets:
United States	$22.5	$24.2
Canada	6.9	6.7
Europe	11.2	11.5
Japan	0.6	0.6
Asia-Pacific, other	0.1	0.1

Total	$41.3	$43.1

12.	Subsequent Events

      On March 31, 2003, the Company completed the sale to a third party of its excess facility in Nepean, Canada for a price of Cdn $1.3 million (or approximately U.S.$0.9 million based on March 2003 exchange rates). At March 28, 2003, the net book value of this facility of U.S.$0.8 million is included in other assets.

GSI LUMONICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The estimated gain on the sale of this facility of approximately U.S.$0.1 million will be recorded in our second quarter.

      On April 21, 2003, the Company announced that it has entered into a definitive agreement for the acquisition of the principal assets of Spectron Laser Systems, a subsidiary of Lumenis Ltd., located in Rugby, U.K. The Spectron assets are being acquired for U.S.$6.3 million in cash, subject to adjustment, and the assumption of certain liabilities. This transaction closed on May 7, 2003. The integration of Spectron into GSI Lumonics’ Laser Group in Rugby is scheduled for completion by the end of August, 2003. The Company expects to account for this transaction as a business combination under SFAS No. 141 Business Combinations (“SFAS 141”).

      On May 2, 2003, the Company announced that it has acquired the principal assets of the Encoder division of Dynamics Research Corporation, located in Wilmington, Massachusetts. The Encoder division assets were acquired for U.S.$3.3 million in cash, subject to adjustment, and the assumption of certain liabilities. The integration of the Encoder division into GSI Lumonics’ Component Products Group in Billerica, Massachusetts is currently scheduled for completion by the end of August, 2003. The Company expects to account for this transaction as a business combination under SFAS No. 141 Business Combinations (“SFAS 141”).

APPENDIX G — FORM OF AMENDED & RESTATED CERTIFICATE OF INCORPORATION

OF GSLI CORP

FIRST. The name of the Corporation (the “Corporation”) is GSLI Corp.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is FIFTY-THREE MILLION ONE (63,000,001) shares, consisting of (i) FIFTY MILLION (60,000,000) shares of common stock, no par value per share (“Common Stock”) and (ii) THREE MILLION ONE (3,000,001) shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which one (1) share shall be designated as Series A Preferred Stock and THREE MILLION (3,000,000) shares shall be designated as Series B Junior Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.     COMMON STOCK.

      1.     General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

      2.     Voting. The holders of the Common Stock are entitled to one vote for each share held on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of the Corporation and at any meeting of stockholders or in connection with any consent of stockholders solicited by the Corporation.

      3.     Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4.     Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.     SERIES A PREFERRED STOCK.

      1.     General. One (1) share of the Corporation’s Preferred Stock shall be designated as Series A Preferred Stock, par value $0.01 per share (the “Special Voting Share”). The Special Voting Share shall be entitled to the preferences and relative participating, optional and other special rights, and shall be subject to the qualifications, limitations and restrictions, set forth herein.

      2.     Voting. The holder of record of the Special Voting Share shall be entitled to all of the voting rights, including the right to vote in person or by proxy, of the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of the Corporation at any meeting of stockholders or in connection with any consent of stockholders solicited by the Corporation.

      3.     Dividends. Neither the holder nor, if different, the owner of the Special Voting Share shall be entitled to receive dividends in its capacity as holder or owner thereof.

      4.     Liquidation, Dissolution or Winding-Up. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holder of the Special Voting Share shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders, an amount equal to $0.01 before any distribution is made on the Common Stock or any other stock ranking junior to the Special Voting Share as to distribution of assets upon liquidation, dissolution or winding-up.

      5.     Ranking. The Special Voting Share shall, with respect to rights on liquidation, winding-up and dissolution, rank (i) senior to the Common Stock, (ii) senior to the Series B Junior Preferred Stock, and (ii) junior to any other class or series of capital stock of the Corporation.

      6.     Redemption. The Special Voting Share shall not be subject to redemption, except that at such time as no exchangeable shares (“Exchangeable Shares”) of GSI Lumonics Inc. (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, and no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than to the Corporation and its affiliates) shall exist, the Special Voting Share shall automatically be redeemed and canceled, for an amount equal to $0.01 due and payable upon such redemption. Upon any such redemption or other purchase or acquisition of the Special Voting Share by the Corporation, the Special Voting Share shall be deemed retired and canceled and may not be reissued.

      7.     Other Provisions. Pursuant to the terms of that certain Voting and Exchange Trust Agreement to be dated as of                     , 2003, by and between GSI Lumonics Inc., the Corporation and Computershare Trust Company of Canada, as trustee, as such agreement may be amended, modified or supplemented from time to time (the “Trust Agreement”):

(i) During the term of the Trust Agreement, the Corporation may not, without the consent of the holders of a majority of the Exchangeable Shares, issue any shares of its Series A Preferred Stock in addition to the Special Voting Share;

(ii) the Special Voting Share entitles the holder of record to a number of votes at meetings of holders of the Corporation’s common stock, and in connection with any consent of stockholders solicited by the Corporation, equal to the number of Exchangeable Shares (as defined by the Trust Agreement) outstanding from time to time (other than Exchangeable Shares held by the Corporation and its affiliates);

(iii) the Trustee (as defined by the Trust Agreement) shall exercise the votes held by the Special Voting Share pursuant to and in accordance with the Trust Agreement;

(iv) the voting rights attached to the Special Voting Share shall terminate pursuant to and in accordance with the Trust Agreement; and

(v) the powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions of such Special Voting Share, shall be as otherwise provided in the Trust Agreement.

C.     SERIES B JUNIOR PREFERRED STOCK

      1.     General. Three million (3,000,000) shares of the Corporation’s Preferred Stock shall be designated as “Series B Junior Preferred Stock.”

      2.     Voting. The holders of shares of Series B Junior Preferred Stock shall have the following voting rights:

(i) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after July , 2003 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Preferred Stock, the holders of shares of Common Stock and the holder of the Special Voting Share shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii) Except as set forth herein or as may be required by law, holders of Series B Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

3.     Dividends and Distributions.

(i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Preferred Stock with respect to dividends, the holders of shares of Series B Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of any cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than forty-five (45) days prior to the date fixed for the payment thereof.

4.	Liquidation, Dissolution or Winding-Up.

(i) Upon any liquidation (voluntary or otherwise), dissolution or winding-up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Junior Preferred Stock unless, prior thereto, the holders of Series B Junior Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $100 per share, provided that, in the event the Corporation does not have sufficient assets after the payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series B Junior Preferred Stock available to permit payment in full of the $100 per share amount, the amount required to be paid under this Section 4(i)(1) shall, subject to Section 4(ii) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series B Junior Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of the foregoing clauses (1) or (2), the “Series B Liquidation Preference”). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding section shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment to the holders of shares of Common Stock an amount per share equal to the quotient obtained by dividing the Series B Liquidation Preference by 100 (as appropriately adjusted as set forth in Section 4(i) above), then such remaining assets shall be distributed ratably to the holders of Common Stock.

      5.     Ranking. The Series B Junior Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock unless the terms of any such other series shall provide otherwise, as to the payment of dividends and the distribution of assets.

      6.     Redemption. The outstanding shares of Series B Junior Preferred Stock may be redeemed at the option of the Board of Directors as a whole, or in part, at any time, or from time to time, at a cash price per share equal to the product of the Series B Liquidation Preference (as appropriately adjusted as set forth in Section 4(i) above) times the Average Market Value (as such term is hereinafter defined) of the Common Stock on the date of mailing of the notice of redemption. The “Average Market Value” as of a particular date is the average of the closing sale prices of the Common Stock during the ten (10) consecutive Trading Day period immediately preceding such date on The NASDAQ Stock Market®, or, if such stock is not quoted on The NASDAQ Stock Market®, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if no such quotations are available, the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

      7.     Reacquired Shares. Any shares of Series B Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      8.     Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or charged into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      9.     Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Preferred Stock, voting separately as a class.

      10.     Fractional Shares. Series B Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Preferred Stock.

FIFTH. The Corporation shall have a perpetual existence.

SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

      1.     Election of directors need not be by written ballot.

      2.     The power to adopt, amend or repeal the Bylaws of the Corporation is and shall remain in the stockholders entitled to vote. Notwithstanding the foregoing, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation; provided, that any Bylaw(s) adopted, amended or repealed by the Board of Directors shall be submitted at the next succeeding annual meeting of stockholders for confirmation or rejection by majority vote of the stockholders entitled to vote thereon.

SEVENTH.

      1.     Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      2.     Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of the State of Delaware shall deem proper.

      3.     Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article SEVENTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article SEVENTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4.     Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article SEVENTH. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Article SEVENTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

      5.     Advance of Expenses. Subject to the provisions of Section 6 of this Article SEVENTH, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article SEVENTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article SEVENTH, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH; and further provided, that no such advancement of expenses shall be made if it is determined (in the manner described in Section 6 of this Article SEVENTH) that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

      6.     Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 5 of this Article SEVENTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such advancement of expenses shall be made promptly, and in any event within sixty (60) days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Sections 1, 2 or 5 of this Article SEVENTH the Corporation determines within such sixty (60) day period that the Indemnitee did not meet the applicable standard of conduct set forth in Sections 1, 2 or 5 of this Article SEVENTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Sections 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of the Indemnitee is proper because the Indemnitee has met the applicable standard of conduct set forth in Sections 1 or 2, as the case may be. Such determination shall be made in each instance (i) by majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (ii) by majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (iii) if there are no disinterested directors, or if disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (iv) by the stockholders of the Corporation.

      7.     Remedies. The right to indemnification or advances as granted by this Article SEVENTH shall be enforceable by the Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article SEVENTH that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’

fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8.     Limitations. Notwithstanding anything to the contrary contained in this Article SEVENTH, except as set forth in Section 7 of this Article SEVENTH, the Corporation shall not indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article SEVENTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

      9.     Subsequent Amendment. No amendment, termination or repeal of this Article SEVENTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      10.     Other Rights. The indemnification and advancement of expenses provided by this Article SEVENTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article SEVENTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article SEVENTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article SEVENTH.

      11.     Partial Indemnification. If an Indemnitee is entitled under any provision of this Article SEVENTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      12.     Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      13.     Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article SEVENTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      14.     Savings Clause. If this Article SEVENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each

Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article SEVENTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

      15.     Definitions. Terms used herein and defined in Sections 145(h) and 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Sections 145(h) and 145(i).

      16.     Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article SEVENTH to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

EIGHTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

      1.     Number of Directors; Election of Directors. The number of directors of the Corporation shall not be less than five (5) nor more than fifteen (15). Subject to the immediately preceding sentence, the exact number of directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

      2.     Term of Office. Each director shall serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected or until the earlier of: (i) the election and qualification of his successor or (ii) his earlier death, resignation or removal.

      3.     Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified; provided, that in no case shall less than one-third (1/3) of the number of directors then in office constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

      4.     Removal. Directors of the Corporation may be removed by the stockholders by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors.

      5.     Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled at the next succeeding annual meeting of stockholders by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors; provided, that the remaining directors may by majority vote fill any vacancy occurring in the Board of Directors (other than a vacancy occurring as a result of stockholder action taken at a meeting), including any vacancy created by the death, resignation or removal of a director. A director elected to fill a vacancy, whether by the vote of the stockholders or the remaining directors, shall be elected to hold office until the next succeeding annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

      6.     Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

      7.     Stockholder Approval of Extraordinary Transactions. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact the same may not be required by law to be submitted to a vote of the stockholders, or that a lesser percentage may be specified by law, the affirmative vote of the holders of the greater of (i) a majority of the shares of Common Stock outstanding or (ii) 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to authorize any merger, consolidation, dissolution or sale of all or substantially all of the assets of the Corporation.

      8,     Classification of the Board of Directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that the same may not be required by law to be submitted to a vote of the stockholders, the Corporation shall not, without the affirmative vote of the holders of the greater of (i) a majority of the shares of Common Stock outstanding or (ii) 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors, amend this Certificate of Incorporation to divide or provide for the division of the Board of Directors into one or more classes.

      9.     Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

NINTH. Stockholders of the Corporation may take any action in lieu of a meeting only by written resolution signed by all of the stockholders entitled to vote thereon. Notwithstanding any other provisions of law, the Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of the greater of (i) a majority of the shares of Common Stock outstanding or (ii) 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH. Special meetings of stockholders may be called at any time in the manner provided by the Bylaws of the Corporation. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of the greater of (i) a majority of the shares of Common Stock outstanding or (ii) 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH.

      1.     Restrictions on Business Combinations. In addition to any affirmative vote that may be required by law, the Bylaws of the Corporation or by this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this ARTICLE TWELFTH:

(i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (each term as defined below) (a) any Related Person or (b) any Person that is an Affiliate of a Related Person; or

(ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

(iii) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of stockholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of stockholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding Common Stock or voting stock Beneficially Owned (as defined below) by any Related Person or any Affiliate of any Related Person; or

(iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person;

shall, in each case, require the affirmative vote of (a) the holders of the greater of 66 2/3 % of the votes which all stockholders would be entitled to cast in any annual election of directors, and (b) a majority of the votes which all stockholders would be entitled to cast in any annual election of directors (excluding all shares Beneficially Owned, directly or indirectly, by any Related Person or any Affiliate of a Related Person), with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the Bylaws of the Corporation or in any agreement with any national securities exchange or otherwise.

      2.     Exception. The provisions of Section 1 of this ARTICLE TWELFTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the Bylaws of the Corporation and any other provision of this Certificate of Incorporation, if the cash, property, securities or other consideration to be received per share by holders of the Common Stock in the Business Combination is either (i) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 50% of the outstanding Common Stock and which was consummated not more than one (1) year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor or (ii) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price; provided, that in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this Section 2.

      A majority of the Board of Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five (5) days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Board of Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

      A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Board of Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliates, Associate or other Person or (ii) the Fair Market Value of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

      3.     Definitions. For purposes of this ARTICLE TWELFTH and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

(i) The term “Affiliate,” used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(ii) The term “Associate,” used to indicate a relationship with a specified Person, shall mean (a) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such specified Person has a beneficial interest of 10% or more as to which such specified Person serves as trustee or in a similar fiduciary capacity; (c) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (d) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

(iii) A Person shall be a “Beneficial Owner” of any stock (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (b) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, provided, that a Person shall not be deemed the Beneficial Owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange, or (2) the right to vote pursuant to any agreement, arrangement or understanding, provided, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or (c) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangements or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (b)(2) of this paragraph) or disposing of such stock; or (d) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Stock shall be deemed “Beneficially Owned” by the Beneficial Owner or Owners thereof.

(iv) The term “Business Combination” shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of Section 1 of this ARTICLE TWELFTH.

(v) The term “Fair Market Value” shall mean, in the case of securities, the average of the closing sale prices of such security during the thirty (30) day period immediately preceding the date in question on The NASDAQ Stock Market®, or, if such stock is not quoted on The NASDAQ Stock Market®, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is listed, or if no such quotations are available, the fair market value of the on the date in question of such security as determined in good faith by the Board of Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by the Board of Directors.

(vi) The term “Highest Per Share Price” shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of the Common Stock or voting stock by such Related Person in a transaction that either (a) resulted in such Related Person’s Beneficially Owning 15% or more of the Common Stock or voting stock outstanding or (b) was effected at a time when such Related Person Beneficially Owned 15% or more of the Common Stock or voting stock outstanding, in either case occurring not more than one (1) year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (1) distributions paid or payable in stock, (2) subdivisions of outstanding stock, (3) combinations of shares of stock into a smaller number of shares and (4) similar events.

(vii) The term “Person” shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

(viii) The term “Related Person” shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (a) is the Beneficial Owner of 15% or more of the Common Stock or voting stock outstanding; or (b) is an Affiliate of the Corporation and at

any time within the two (2) year period immediately prior to the date in question was the Beneficial Owner of 15% or more of the Common Stock or voting stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise. Notwithstanding anything to the contrary herein, the Corporation, its successors or assignees, its Affiliates or Associates and any Person who receives Beneficial Ownership of 15% or more of the outstanding Common Stock directly from any of the foregoing Persons shall not be deemed to be Related Persons.

      4.     Fiduciary Obligations. Nothing contained in this ARTICLE TWELFTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

      5.     Amendment. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of (a) the holders of the greater of 66 2/3% of the votes which all stockholders would be entitled to cast in any annual election of directors, and (b) a majority of the votes which all stockholders would be entitled to cast in any annual election of directors (excluding all shares Beneficially Owned, directly or indirectly, by any Related Person or any Affiliate of a Related Person) shall be required to amend or repeal, or adopt any provisions inconsistent with, this ARTICLE TWELFTH.

THIRTEENTH. The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

FOURTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTEENTH. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of the greater of (i) a majority of the shares of Common Stock outstanding or (ii) 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of this Certificate of Incorporation.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this            day of                     , 2003.

CHARLES D. WINSTON,
President & Chief Executive Officer

APPENDIX H — FORM OF AMENDED & RESTATED BYLAWS OF GSLI CORP

ARTICLE I

STOCKHOLDERS

1.     Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors, the Chairman of the Board or the President or, if not so designated, at the registered office of the corporation.

2.     Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors, the Chairman of the Board or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

3.     Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors, the Chairman of the Board or the President. Notwithstanding the foregoing, stockholders of the corporation holding between them not less than 10% of the shares entitled to vote at the meeting to be called may requisition the directors to call a special meeting of the stockholders for the purposes stated in the requisition. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

4.     Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. The accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or action taken at any meeting of stockholders.

5.     Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

6.     Quorum. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

7.     Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

8.     Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by proxy executed in writing (or in such other manner as permitted under Delaware law) by the stockholder or his authorized agent and delivered (including electronic transmission) to the Secretary of the corporation. No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.

9.     Action at Meeting. When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority of the stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, by the Certificate of Incorporation or by these Bylaws. When a quorum is present at any meeting, any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

10.     Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors (except for directors elected to fill vacancies, as provided in Article II, Section 6). Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who holds shares of common stock representing in the aggregate not less than 5% of the shares entitled to vote for the election of directors at such meeting, and who complies with the notice procedures set forth in this Section 10.

      To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation as follows: (a) in the case of an election of directors at an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (A) the sixtieth (60th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (b) in the case of an election of directors at a special meeting of stockholders, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of (A) the sixtieth (60th) day prior to such special meeting and (B) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

      The stockholder’s notice to the Secretary shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is being made (i) the name and address of such beneficial owner and (ii) the class and number of shares of the corporation which are beneficially owned by such person. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

      The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Nothing in the foregoing provision shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for directors submitted by a stockholder.

11.     Notice of Business at Annual Meetings. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the election of directors of the corporation, the procedures in Section 10 of this Article I must be complied with and (ii) if such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in this Section 11.

      To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (A) the sixtieth (60th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

      The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and beneficial owner, if any, and (d) any material interest of the stockholder or such beneficial owner, if any, in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 11.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

      12.     Action without Meeting. Stockholders of the Corporation may take any action in lieu of a meeting only by written resolution signed by all of the stockholders entitled to vote upon the action proposed to be taken.

      13.     Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the officer of the corporation presiding at any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the officer of the corporation presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the officer of the corporation presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      The officer of the corporation presiding at any meeting of stockholders shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be closed. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

      In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE II

DIRECTORS

      1.     General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      2.     Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than fifteen (15), as shall be fixed, within the limits provided by law, by the Certificate of Incorporation or by these Bylaws, by resolution of the Board of Directors taken at any regular or special meeting thereof. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote in such election. Directors need not be stockholders of the corporation.

      3.     Term of Office. Each director shall serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected or until the earlier of: (i) the election and qualification of his successor or (ii) his earlier death, resignation or removal.

      4.     Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified; provided, that in no case shall less than one-third (1/3) of the number of directors then in office constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Certificate of Incorporation or by these Bylaws.

      5.     Removal. Directors of the corporation may be removed by the stockholders by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors.

      6.     Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled at the next succeeding annual meeting of stockholders by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors; provided, that the remaining directors may by majority vote fill any vacancy occurring in the Board of Directors (other than a vacancy occurring as a result of stockholder action taken at a meeting), including any vacancy created by the death, resignation or removal of a director. A director elected to fill a vacancy, whether by the vote of the stockholders or the remaining directors, shall be elected to hold office until the next succeeding annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

      7.     Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      8.     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

      9.     Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

      10.     Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty-four (24) hours in advance of the meeting, (ii) by sending a telegram, telecopy, telex or electronic mail, or delivering written notice by hand, to his last known business, home or electronic mail address at least twenty-four (24) hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

      11.     Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

      12.     Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

      13.     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

      14.     Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

      1.     Enumeration. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

      2.     Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

      3.     Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

      4.     Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

      5.     Resignation and Removal. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the Chairman of the Board, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

      Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

      6.     Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

      7.     Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and if he is a director, at all meetings of the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors. The person designated as the Chief Executive Officer of the Company shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation.

      8.     President. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall be the chief operating officer of the corporation and shall perform such other duties and shall have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

      9.     Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, then, in the order determined by the Board of Directors, the President (if he is not the Chief Executive Officer) and the Vice President (or if there shall be more than one, the Vice Presidents) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

      10.     Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

      Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

      In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

      11.     Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

      Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the

Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

      12.     Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof.

ARTICLE IV

CAPITAL STOCK

      1.     Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

      2.     Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him or her in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

      Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

      If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      3.     Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

      4.     Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

      5.     Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

GENERAL PROVISIONS

      1.     Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

      2.     Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

      3.     Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telecopy or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

      4.     Voting of Securities. Except as the directors may otherwise designate, the Chairman of the Board or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      5.     Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      6.     Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

      7.     Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

•	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

•	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

•	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      8.     Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

      9.     Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

AMENDMENTS

      These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors as provided in the Certificate of Incorporation or by majority vote of the stockholders entitled to vote thereon.

APPENDIX I — BUSINESS CORPORATIONS ACT (NEW BRUNSWICK), SECTION 131

131(1)	Subject to sections 132 and 166, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 128(4)(d) that affects the holder or if the corporation resolves to:

(a)	amend its articles under section 113 to add, change or remove restrictions on the transfer of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 113 to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

(c)	amend its articles under section 113 to provide that meetings of the shareholders may be held outside New Brunswick at one or more specified places;

(d)	amalgamate with another corporation, otherwise than under section 123;

(e)	be continued under the laws of another jurisdiction under section 127; or

(f)	sell, lease or exchange all or substantially all its property under subsection 130(1).

131(2)	A holder of shares of any class or series of shares entitled to vote under section 115 may dissent if the corporation resolves to amend its articles in a manner described in that section.

131(3)	In addition to any other right he may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents becomes effective, or an order is made under subsection 128(5), to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution is adopted or an order is made, but in determining the fair value of the shares any change in value reasonably attributable to the anticipated adoption of the resolution shall be excluded.

131(4)	A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

131(5)	A dissenting shareholder shall send to the registered office of the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of his right to dissent.

131(6)	The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has sent the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

131(7)	A dissenting shareholder shall, within twenty days after he receives a notice under subsection (6), or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing

(a)	his name and address;

(b)	the number and class of shares in respect of which he dissents; and

(c)	a demand for payment of the fair value of such shares.

131(8)	Not later than the thirtieth day after the sending of a notice under subsection (7), a dissenting shareholder shall send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

131(9)	A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

131(10)	A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

131(11)	On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

(a)	the dissenting shareholder withdraws his notice before the corporation makes an offer under subsection (12),

(b)	the corporation fails to make an offer in accordance with subsection (12) and the dissenting shareholder withdraws his notice, or

(c)	the directors revoke a resolution to amend the articles under subsection 113(2), terminate an amalgamation agreement under subsection 122(6), abandon an application for continuance under subsection 127(5), or abandon a sale, lease or exchange under subsection 130(7), in which case his rights as the holder of the shares in respect of which he had dissented are reinstated as of the date he sent the notice referred to in subsection (7), and he is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that have been endorsed in accordance with subsection (10), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

131(12)	A corporation shall, not later than fourteen days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

131(13)	Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

131(14)	Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

131(15)	Where a corporation fails to make an offer under subsection (12) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the Court may allow, apply to the Court to fix a fair value for the shares of any dissenting shareholder.

131(16)	If a corporation fails to apply to the Court under subsection (15), a dissenting shareholder may apply to the Court for the same purpose within a further period of twenty days or within such further period as the Court may allow.

131(17)	If a corporation fails to comply with subsection (12), then the costs of a shareholder application under subsection (16) are to be borne by the corporation unless the Court otherwise orders.

131(18)	Before making application to the Court under subsection (15) or not later than seven days after receiving notice of an application to the Court under subsection (16), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (7), and

(b)	has not accepted an offer made by the corporation under subsection (12), if such offer was made,

of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in paragraphs (a) and (b), within three days after he satisfies such conditions.

131(19)	All dissenting shareholders who satisfy the conditions set out in paragraphs (18)(a) and (b) shall be deemed to be joined as parties to an application under subsection (15) or (16) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the Court in the proceedings commenced by the application.

131(20)	Upon an application to the Court under subsection (15) or (16), the Court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the Court shall then fix a fair value for the shares of all dissenting shareholders.

131(21)	The Court may in its discretion appoint one or more appraisers to assist the Court to fix a fair value for the shares of the dissenting shareholders.

131(22)	The final order of the Court in the proceedings commenced by an application under subsection (15) or (16) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in paragraphs (18)(a) and (b).

131(23)	The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

131(24)	Where subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

131(25)	Where subsection (26) applies, a dissenting shareholder, by written notice delivered to the registered office of the corporation within thirty days after receiving a notice under subsection (24), may

(a)	withdraw his notice of dissent, in which case the corporation shall be deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

131(26)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

131(27)	Upon application by a corporation that proposes to take any of the actions referred to in subsection (1), the Court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (3), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance with such terms and conditions as the Court thinks fit and notice of any such application and a copy of any order made by the Court upon such application shall be served upon the Director.

131(28)	The Director may appoint counsel to assist the Court upon the hearing of an application under subsection (27).

APPENDIX J — TSX CORPORATE GOVERNANCE GUIDELINES COMPLIANCE

DOES THE
TSX CORPORATE GOVERNANCE		COMPANY
GUIDELINE		COMPLY?	COMMENTS

1.	The Board should explicitly assume responsibility for the stewardship of the Company, and specifically for:

	(i) adoption of a strategic planning process;	Yes	one Board of Directors meeting per year is set aside for a review of management’s strategic direction, guidelines and plans

	(ii) identification of principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks;	Yes	the Board of Directors has specifically identified the Company’s principal risks and manages these risks through regular appraisal of management’s practices

	(iii) succession planning, including appointing, training and monitoring of senior management;	Yes	the Board of Directors reviews its organizational structure and succession planning matters at least annually

	(iv) communications policy; and	Yes	the Board of Directors has approved and reserves the right to review and approve amendments to the Company’s policies relating to communications between the Company, its shareholders and the public. In furtherance of this responsibility, the Board of Directors is obliged to approve any public information releases of a material nature

(v) the integrity of the Company’s internal controls and management information systems.	Yes	the Board of Directors, through the appointment of various committees, or through the review and approval of the plans of various committees of management, has assured itself of an effective means of monitoring the integrity of the Company’s system of internal controls. Each of the following committees is responsible periodically for reporting to the Board of Directors on the noted areas:

• Audit Committee (held five meetings during fiscal 2002): compliance of all financial reporting with accounting principles and oversight of all financial plans

• Compensation Committee (held seven meetings during fiscal 2002): fixing the remuneration for the chief executive officer and administration of the Company’s stock option plans

2.	Majority of Directors to be “unrelated.”	Yes	Mr. Winston (President and Chief Executive Officer of the Company) is the only related director

DOES THE
TSX CORPORATE GOVERNANCE		COMPANY
GUIDELINE		COMPLY?	COMMENTS

3.	Disclosure for each Director as to whether such Director is related or unrelated and the basis for the conclusion.	Yes	Related — Charles D. Winston, President and Chief Executive Officer of the Company

For the remainder of the proposed Directors, none of them or their associates have:

• worked for the Company

• material contracts with the Company

• received remuneration from the Company in excess of Director fees

Unrelated — Richard B. Black
Unrelated — Paul F. Ferrari
Unrelated — Phillip A. Griffiths
Unrelated — Byron O. Pond
Unrelated — Benjamin J. Virgilio

4.	Appoint a Committee of the Board of Directors responsible for appointment/ assessment of Directors, composed exclusively of non-management Directors the majority of whom are unrelated.		the Board of Directors has responsibility for nominating new directors

5.	Implement a process for assessing the effectiveness of the Board of Directors, its committees and individual Directors.	Yes	the Board of Directors monitors the effectiveness of the relationship between management and the Board of Directors, the effectiveness of the Board of Directors’ operations, the operations of its committees and that of individual directors, to recommend improvements to each of the above

6.	Provide orientation and education programs for new Directors.	Yes	the Board of Directors is responsible for the orientation and education of new Directors

7.	Review and, where appropriate, reduce the size of the Board of Directors to promote more efficient decision-making.	Yes	the membership of the Board of Directors is set at six (6), which is considered to be optimum

8.	Review and ensure that the compensation of Directors reflects the risks and responsibilities involved.	Yes	the Board ensures director compensation levels are sufficiently reflective of responsibilities and risks involved

9.	Committees of the Board of Directors should generally be composed of outside Directors who are unrelated.	Yes	all committees are composed entirely of outside, unrelated Directors

10.	Assign responsibility for the Board of Director’s approach to governance issues to a committee of the Board of Directors.		the Company does not have a Corporate Governance Committee, but regularly reviews matters pertaining to governance including committee membership and mandates, making recommendations for change and for other such initiatives which may be deemed to be in the interest of the Board of Directors in order to improve corporate governance

11.	Define limits to management’s responsibilities by developing mandates for:

DOES THE
TSX CORPORATE GOVERNANCE		COMPANY
GUIDELINE		COMPLY?	COMMENTS

	(i) the Board of Directors	Yes	the Board reviews and approves significant operational and financial matters and provides direction to management on these matters

	(ii) the Chief Executive Officer, and approving the Chief Executive Officer’s corporate objectives.	Yes	the Chief Executive Officer’s mandate, which includes the general mandate to maximize shareholder value is established year to year in the form of annual corporate objectives and strategic directions which are subject to Board of Directors approval

12.	Ensure that the Board of Directors is able to function independently of management.	Yes	five of six members of the Board of Directors are outside, unrelated Directors and all committees of the Board of Directors are composed entirely of outside Directors

13.	Establish an Audit Committee, all the members of which are outside, unrelated Directors.	Yes	as noted above, all of the members of the Company’s Audit Committee are independent, unrelated Directors. The Audit Committee is mandated to:

• monitor audit functions and the preparation of financial statements;

• approve press releases on financial results;

• review annual information circulars as well as any material change reports and prospectuses;

• meet with outside auditors independent of management where appropriate; and

• review and approve foreign currency risk strategies and the Company’s investment policy.

14.	Provide for the engagement of outside advisors by individual Directors at the Company’s expense.	Yes	individual Directors may engage the services of an outside advisor with the approval of the Board of Directors

APPENDIX K

SUMMARY AND FORM OF RIGHTS AGREEMENT

SHAREHOLDER RIGHTS PLAN AGREEMENT

      THIS AGREEMENT is dated as of July      , 2003.

BETWEEN:

GSLI CORP

(the “Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY INC.

(the “Rights Agent”)

WHEREAS:

A.	On April 12, 1999, the board of directors of GSI Lumonics Inc. (“GSI Canada”) adopted a shareholders rights plan (the “GSI Canada Rights Plan”), which was approved by GSI Canada’s shareholders at its annual meeting on May 11, 1999 (the “Initial Adoption Date”) and ratified by GSI Canada’s shareholders at its annual meeting on May 11, 2002.

B.	Pursuant to the terms of a Plan of Arrangement under Section 128 of the Business Corporation Act (New Brunswick), which was approved by GSI Canada’s shareholders on [ , 2003] (the “Plan of Arrangement”), simultaneously with the effectiveness of this Agreement, GSI Canada is becoming a subsidiary of the Corporation and the GSI Canada Rights Plan is being terminated.

C.	The Board of Directors of the Corporation has determined that it is advisable to adopt its own shareholder rights plan (the “Rights Plan”) that is functionally similar to the GSI Canada Rights Plan, to ensure, to the extent possible, that all stockholders of the Corporation are treated fairly in connection with any takeover offer for the Corporation or other acquisition of control of the Corporation.

D.	Canadian resident shareholders of GSI Canada who elected, for tax reasons, to receive Exchangeable Shares of GSI Canada pursuant to the Plan of Arrangement rather than becoming stockholders of the Corporation, will not immediately receive any Rights (as defined below) issued to the holders of the Corporation’s Common Stock (as defined below) pursuant to the terms of this Agreement. In order to maintain economic equivalency between the Exchangeable Shares of GSI Canada and the Common Stock of the Corporation, pursuant to the terms of the Plan of Arrangement, the Exchangeable Shares will automatically be redeemed and exchanged on a one-for-one basis for shares of the Corporation’s Common Stock and an associated Right issued pursuant to the terms of this Agreement one Business Day (as defined below) prior to the Business Day upon which the Rights would otherwise become exercisable under this Agreement.

E.	In order to implement the Rights Plan, the Board of Directors of the Corporation has:

(a)	authorized the issuance of one right (a “Right”) in respect of each share of Common Stock issued after the date of this Agreement (including, without limitation, all shares of Common Stock issued upon completion of the Plan of Arrangement) and prior to the earlier of the Separation Time and the Expiration Time (each, as defined below); and

(b)	authorized the issuance of Rights Certificates (as defined below) to holders of Rights pursuant to the terms and subject to the conditions set forth herein.

F.	Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein.

G.	The Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein.

      NOW THEREFORE in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Certain Definitions

     For the purposes of this agreement (the “Agreement”), including the recitals hereto, the following terms have the meanings indicated:

(a)	“Acquiring Person” shall mean any Person who or which is at any time on or after the date hereof the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term “Acquiring Person” shall not include

(i)	the Corporation or any other entity controlled by the Corporation;

(ii)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:

                    (A)     a Voting Share Reduction;

                    (B)     a Permitted Bid Acquisition;

                    (C)     an Exempt Acquisition; and

                    (D)     a Pro Rata Acquisition;

provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition, and thereafter becomes the Beneficial Owner of an additional 1% of the Voting Shares then outstanding (otherwise than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition), then, as of the date that such Person becomes a Beneficial Owner of such additional Voting Shares, such Person shall become an “Acquiring Person”;

(iii)	for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on subclause l.l(f)(v) hereof where such disqualification results solely because such Person is making or has announced a current intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, “Disqualification Date” means the first date of public announcement that such Person is making or has announced a current intention to make a Take-over Bid, either alone or by acting jointly or in concert with another Person; or

(iv)	an underwriter that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities pursuant to an underwriting agreement with the Corporation.

(b)	“Act” shall mean the Securities Act of 1933, as amended and in effect on the date of this Agreement.

(c)	“Affiliate”, when used to indicate a relationship with a specified Person, means a Person that directly or indirectly controls, or is controlled by, or is under common control with, such specified Person.

(d)	“Adjustment Shares” shall have the meaning ascribed thereto in Subsection 3.1(a).

(e)	“Associate”, when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person who has the same home as such specified Person.

(f)	A Person shall be deemed the “Beneficial Owner” of, and to have “Beneficial Ownership” of, and to “Beneficially Own”:

(i)	any securities of which such Person or any of such Person’s Affiliates or Associates is owner at law or in equity;

(ii)	any securities which the Person or any of such Person’s Affiliates or Associates has the right to acquire, within 60 days (whether such right is exercisable immediately or after the passage of not more than 60 days thereafter or upon the occurrence of a contingency or the making of a payment) pursuant to any Convertible Security, agreement, arrangement, pledge or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities and (y) pledges of securities in the ordinary course of the pledgee’s business); and

(iii)	any securities that are Beneficially Owned within the meaning of clauses (i) or (ii) of this Subsection 1.1 (f) by any other Person with which such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(iv)	because (A) the holder of such security having agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of this definition pursuant to a Permitted Lock-up Agreement, or (B) such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other person acting jointly or in concert with such Person until the earlier of such tendered security being (x) accepted unconditionally for payment or exchange and (y) taken up and paid for;

(v)	because (A) such Person or any of the Affiliates or Associates of such Person or any other Person acting jointly or in concert with such Person, holds such security provided that the ordinary business of any such Person (the “Fund Manager”) includes the management of investment funds for others and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager’s duties for the account of any other Person (a “Client”), (B) such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts, (C) such Person (the “Plan Administrator”) is the administrator or the trustee of one or more pension funds or plans (a “Plan”) registered under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof, or (D) such Person (the “Crown Agent”) is established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies, or (E) such Person is a Plan; provided, however, that in any of the foregoing cases the Fund Manager, the Trust Company, the Plan Administrator, the Crown Agent or the Plan, as the case may be, is not then making or has not then announced an intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (x) by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market, alone or acting jointly or in concert with any other Person, (y) pursuant to a distribution by the Corporation or (z) by means of a Permitted Bid;

(vi)	because such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such securities;

(vii)	because such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Plan Administrator; or

(viii)	because such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depositary.

For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, any unissued Voting Shares as to which such Person is deemed the Beneficial Owner pursuant to this Subsection 1.1(f) shall be deemed outstanding.

(g)	“Board of Directors” shall mean the board of directors of the Corporation or any duly constituted and empowered committee thereof.

(h)	“Business Corporations Act” shall mean the Delaware General Corporation Law, as amended.

(i)	“Business Day” shall mean any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(j)	“Close of Business” on any given date shall mean the time on such date (or, if such date is not a Business Day, that time on the next Business Day) at which the principal office of the transfer agent for the Common Stock at 350 Indiana Street, Suite 800, Golden, Colorado, 80401 is closed to the public.

(k)	“Closing Price” per security of any securities on any date of determination shall mean:

(i)	the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by the stock exchange or national securities quotation system on which such securities are listed or admitted to trading (provided that, if at the date of determination such securities are listed or admitted to trading on more than one stock exchange or national securities quotation system, such price or prices shall be determined based on the stock exchange or quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed calendar year); or

(ii)	if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a stock exchange or a national securities quotation system, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market;

provided, however, that if for any reason none of such prices are available on such date, the “Closing Price” on such date shall mean the fair value per security of the securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per security of such securities.

(l)	“Common Stock”, when used with reference to the Corporation, shall mean the Common Stock, no par value, of the Corporation as presently constituted, as such shares may be subdivided, consolidated, reclassified or otherwise changed from time to time, and “common stock” when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person, or, if such other Person is a corporation controlled by another Person, the Person (other than an individual) which ultimately controls such first mentioned other Person.

(m)	“Common Stock Equivalents” shall have the meaning ascribed thereto in Subsection 3.1(a)(ii).

(n)	“Competing Permitted Bid” means a Take-over Bid that:

(i)	is made after a Permitted Bid has been made and prior to the expiration of the Permitted Bid;

(ii)	satisfies all components of the definition of a Permitted Bid other than the requirement in clause (ii)(A)(x) thereof; and

(iii)	contains, and the take-up and payment for securities tendered or deposited is subject to irrevocable and unqualified provisions that, no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on a date that is no earlier than the later of (i) 21 days after the date of the Take-over Bid, and (ii) the 45th day after the earliest date on which any other Permitted Bid that is then in existence was made.

(o)	“controlled”: a body corporate is “controlled” by another Person if and only if:

(i)	securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

and “controls”, “controlling” and the phrase “under common control with” shall be interpreted accordingly.

(p)	“Convertible Security” means, with respect to any security, a security convertible into or exchangeable for the first-mentioned security. For clarity, the Exchangeable Shares shall constitute Convertible Securities.

(q)	“Co-Rights Agents” shall have the meaning ascribed thereto in Subsection 4.1 (a).

(r)	“Current Value” shall have the meaning ascribed thereto in Subsection 3.1(a)(ii).

(s)	“Disposition Date” has the meaning ascribed thereto in Subsection 5.1(b).

(t)	“Disqualification Date” has the meaning ascribed thereto in Clause 1.1(a)(iii) hereof.

(u)	“Effective Date” shall mean the date of this Agreement.

(v)	“Election to Exercise” has the meaning ascribed thereto in Subsection 2.2(d).

(w)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

(x)	“Exchangeable Shares” shall mean the Class A Preferred Shares of GSI Canada that are exchangeable or redeemable for shares of Common Stock of the Corporation pursuant to the terms of the Plan of Arrangement.

(y)	“Exempt Acquisition” means a share acquisition in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to Subsection 5.1(b), 5.1(d) or 5.1(e).

(z)	“Exercise Price” shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right and, until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $200.00.

(aa)	“Expansion Factor” has the meaning ascribed thereto in subclause 2.3(b)(iv)(A)(I).

(bb)	“Expiration Time” shall, subject to section 5.21, mean the earlier of (i) the Termination Time; and (ii) the Close of Business on the sixth anniversary of the Initial Adoption Date.

(cc)	“Fiduciary” shall, when acting in a fiduciary capacity, mean a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940, as amended and in effect on the date of this Agreement, or any other securities legislation of the United States or any state thereof.

(dd)	“Flip-in Event” shall mean a transaction or event in or pursuant to which any Person becomes an Acquiring Person.

(ee)	“Flip-In Trigger Date” shall have the meaning ascribed thereto in Subsection 3.1(a)(ii).

(ff)	“holder” shall have the meaning ascribed thereto in Section 2.8.

(gg)	“Independent Shareholders” shall mean holders of outstanding Voting Share, other than Voting Shares Beneficially Owned by (i) any Acquiring Person; (ii) any Offeror other than a Person who at the relevant time is deemed not to Beneficially Own such Voting Shares by reason of clause l.l(f)(v) hereof; (iii) any Person acting jointly or in concert with such Acquiring Person or Offeror referred to in clause (ii) of this subsection 1.1(gg); (iv) any Associate or Affiliate of such Acquiring Person or Offeror referred to in clause (ii); and (v) any employee benefit plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of the Corporation unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid.

(hh)	“Market Price” per security of any securities on any date of determination shall mean the average of the daily Closing Prices on The NASDAQ National Market (or if the securities are not then listed on The NASDAQ National Market, on such other exchange on which such securities are listed or quoted as determined by the Board of Directors) per security of such securities on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date of determination; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any Closing Price used to determine the Market Price on any Trading Day not to be fully comparable with the Closing Price on the Trading Day immediately preceding such date of determination, each such Closing Price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the Closing Price on the Trading Day immediately preceding such date of determination.

(ii)	“Nominee” has the meaning ascribed thereto in Subsection 2.2(c).

(jj)	“Offer to Acquire” shall include:

(i)	an offer to purchase or a solicitation of an offer to sell Voting Shares, or a public announcement of an intention to make such an offer or solicitation; and

(ii)	an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(kk)	“Offeror” shall mean a Person who has announced a current intention to make, or who is making, a Take-over Bid.

(ll)	“Offeror’s Securities” shall mean the Voting Shares Beneficially Owned on the date of a Take-over Bid by an Offeror.

(mm)	“Permitted Bid” means a Take-over Bid made by way of a tender offer which also complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation, other than the Offeror;

(ii)	the Take-over Bid contains, and the acquisition and payment for securities tendered or deposited thereunder is subject to, irrevocable and unqualified conditions that:

(A)	no Voting Shares shall be acquired or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on a date which is not less than 45 days following the date of the Take-over Bid and (y) unless, at the Close of Business on that date, the Voting Shares deposited or tendered pursuant to the Take-over Bid and not withdrawn constitute more than 50% of the Voting Shares outstanding which is held by Independent Shareholders;

(B)	unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time prior to the Close of Business on the date of the first acquisition of or payment for Voting Shares;

(C)	any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until acquired and paid for; and

(D)	in the event that the requirement set forth in subclause (A)(y) of this clause l.l(mm)(ii) is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement.

For purposes of this Agreement, (A) should a Take-over Bid which qualified as a Permitted Bid when made cease to be a Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, any acquisition of Voting Shares made pursuant to such Take-over Bid shall not be a Permitted Bid Acquisition and (B) the term “Permitted Bid” shall include a Competing Permitted Bid.

(nn)	“Permitted Bid Acquisition” means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

(oo)	“Permitted Lock-up Agreement” means an agreement (the “Lock-up Agreement”) between a Person and one or more holders of Voting Shares (each such holder herein referred to as a “Locked-up Person”) (the terms of which are publicly disclosed and reduced to writing and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is made or if the Lock-up Bid has been made prior to the date of the Lock-up Agreement, not later than the date of the Lock-up Agreement) pursuant to which each Lock-up Person agrees to deposit or tender the Voting Shares held by such holder to a Take-over Bid (the “Lock-up Bid”) made by the Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause 1.1(f)(iii) provided that:

(A)	the Lock-up Agreement permits the Locked-up Person to withdraw its Voting Shares from the Lock-up Agreement in order to deposit or tender the Voting Shares to another Take-over Bid or to support another transaction for the Voting Shares prior to the Voting Shares being acquired and paid for under the Lock-up Bid:

(1)	at a price or value per Voting Share that exceeds the price or value per Voting Share offered under the Lock-up Bid; or

(2)	for a number of Voting Shares at least 7% greater than the number of Voting Shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Voting Share that is not less than the price or value per Voting Share offered under the Lock-up Bid; or

(3)	that contains an offering price for each Voting Share that exceeds by as much as or more than a specified amount (the “Specified Amount”) the offering price for each Voting Share contained in or proposed to be contained in the Lock-up Bid and (b) does not by itself provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Lock-up Bid; and

for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person’s right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction;

(B)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in aggregate the greater of:

(1)	2 1/2% of the price or value of the consideration payable under the Lock-up Bid to a Locked-up Person; and

(2)	50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-over Bid or transaction exceeds the price or value of the consideration that the Locked-up Person would have received under the Lock-up Bid;

shall be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Voting shares to the Lock-up Bid, or withdraws Voting Shares previously rendered thereto in order to deposit or tender such Voting Shares to another Take-over Bid or support another transaction.

(pp)	“Person” includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation, or other incorporated or unincorporated organization, syndicate or other entity.

(qq)	“Preferred Stock” shall mean the shares of Series B Junior Preferred Stock, par value $.01 per share, of the Corporation.

(rr)	“Pro Rata Acquisition” means an acquisition by a Person of Voting Shares pursuant to (i) any dividend reinvestment plan or share purchase plan of the Corporation made available to all holders of Voting Shares (other than holders resident in any jurisdiction where participation in any such plan is restricted or impractical as a result of applicable law), (ii) a stock dividend, a stock split or other event pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class or series, (iii) the acquisition or exercise of rights to purchase Voting Shares distributed to all holders of Voting Shares (other than holders resident in any jurisdiction where such distribution is restricted or impractical as a result of applicable law) by the Corporation pursuant to a rights offering (but only if such rights are acquired directly from the Corporation or a subsidiary of the Corporation) or (iv) a distribution of Voting Shares or Convertible Securities in respect thereof offered pursuant to a prospectus or by way of a private placement or a conversion or exchange of any such Convertible Security, provided such Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities so offered than the Person’s percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

(ss)	“Record Time” means the Close of Business on the Effective Date.

(tt)	“Redemption Price” shall have the meaning attributed thereto in Subsection 5.l(a).

(uu)	“Regular Periodic Cash Dividend” means cash dividends paid on the Common Stock at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed in the aggregate in any fiscal year, on a per share basis, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Stock in its immediately preceding fiscal year divided by the number of shares of Common Stock outstanding as at the end of such fiscal year;

(ii)	300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Stock in its three immediately preceding fiscal years divided by the arithmetic mean of the number of shares of Common Stock outstanding as at the end of each of such fiscal years; and

(iii)	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year divided by the number of shares of Common Stock outstanding as at the end of such fiscal year.

(vv)	“Right” shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

(ww)	“Rights Certificate” shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

(xx)	“Rights Register” and “Rights Registrar” shall have the respective meanings ascribed thereto in Subsection 2.6(a).

(yy)	“Separation Time” means the Close of Business on the eighth Business Day after the earlier of:

(i)	the Stock Acquisition Date; and

(ii)	the date of the commencement of, or first public announcement or disclosure of the intent of any Person (other than the Corporation or any corporation controlled by the Corporation) to commence, a Take-over Bid (other than a Permitted Bid, so long as such Take-over Bid continues to satisfy the requirements of a Permitted Bid) or such later Business Day as may be determined at any time or from time to time by the Board of Directors;

provided, however, that if any such Take-over Bid expires, is cancelled, is terminated or is otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for purposes of this Subsection l.l(yy) never to have been made, and, provided further, that if the Board of Directors determines, pursuant to Section 5.1, to waive the application of Section 3.1 to a Flip-In Event, the Separation Time in respect of such Flip-In Event shall be deemed never to have occurred.

(zz)	“Spread” shall have the meaning ascribed thereto in Subsection 3.1(a)(ii).

(aaa)	“Stock Acquisition Date” shall mean the first date of public announcement or disclosure by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) or Section 13(g) of the Exchange Act disclosing such information).

(bbb)	“Substitution Period” shall have the meaning ascribed thereto in Subsection 3.1(a)(ii).

(ccc)	“Take-over Bid” means an Offer to Acquire Voting Shares of any class, or Convertible Securities with respect thereto, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into or for which the securities subject to the Offer to Acquire are convertible or exchangeable and the Offeror’s Securities constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(ddd)	“Termination Time” means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1 hereof.

(eee)	“Trading Day”, when used with respect to any securities, means the day on which the principal United States securities exchange (as determined by the Board of Directors) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any United States securities exchange, a Business Day.

(fff)	“Unit” shall have the meaning ascribed thereto in Subsection 2.2(a).

(ggg)	“Voting Share Reduction” means an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding.

(hhh)	“Voting Shares”, when used in reference to the Corporation, shall mean the Exchangeable Shares, the Common Stock and any other securities the holders of which are entitled to vote generally on the election of directors of the Corporation, (other than the special voting share of Series A Preferred Stock of the Corporation (the “Special Voting Share”) issued pursuant to the Plan of Arrangement to Computer Share Trust Company of Canada, as trustee (the “Trustee”), under the Voting and Exchange Trust Agreement (the “Voting Trust Agreement”), dated as of even date herewith, by and between the Corporation and the Trustee, as amended from time to time) and “voting shares”, when used with reference to any Person other than the Corporation, means common stock of such other Person and any other securities the holders of which are entitled to vote generally in the election of the directors of such other Person.

1.2     Currency

      All sums of money which are referred to in this Agreement are expressed in lawful money of the United States, unless otherwise specified.

1.3 Number and Gender

      Wherever the context require, terms (including defined terms) used herein importing the singular number only include the plural and vice versa and words importing any one gender shall include all others.

1.4 Sections and Headings

      The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms this “Agreement”, “hereunder”, “hereof”, and similar expressions refer to this Agreement as amended or supplemented from time to time and not to any particular Article, Section or other portion hereof and include any Agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections, Clauses and Subclauses are to Articles, Sections, Subsections, Clauses and Subclauses of this Agreement.

1.5 Statutory References

      Unless the context otherwise requires, any reference to a specific Section, Subsection, Clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, reenacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

1.6 Determination of Percentage Ownership

      The percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

            100 ×

A ______ B

            where:

A =	the aggregate number of votes for the election of all directors of the Corporation generally attaching to the Voting Shares Beneficially Owned by such Person; and

B =	the aggregate number of votes for the election of all directors of the Corporation generally attaching to all outstanding Voting Shares.

Where any person is deemed to Beneficially Own unissued Voting Shares pursuant to Subsection l.l(f), such Voting Shares shall be deemed to be outstanding for the purpose of both A and B in the formula above. For purposes of the calculation in this Section 1.6, each Exchangeable Share shall be deemed to have the number of votes such Exchangeable Share would have on an as exchanged basis.

1.7 Acting Jointly or in Concert

      For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal with the first Person for the purpose of acquiring or offering to acquire Voting Shares or Convertible Securities in respect thereof (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of the pledgee’s business).

1.8 Generally Accepted Accounting Principles

      Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the Financial Accounting Standards Board Statements of Standards, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE 2

THE RIGHTS

2.1 Legend on Common Stock Certificates

(a)	Certificates representing the Common Stock, including without limitation Common Stock issued upon the conversion of Convertible Securities, including the Exchangeable Shares, issued after the Record Time but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time, shall also evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

“Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of July , 2003 (the “Rights Agreement”), between the Corporation and Computershare Trust Company of Canada, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.”

(b)	Certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of Common Stock evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)	Subject to adjustment as herein set forth, including, without limitation, as set forth in Article 3, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one one-hundredth (1/100) of a share of Preferred Stock of the Corporation (each such one one-hundredth (1/100) of a share of Preferred Stock being referred to herein as a “Unit”) for the Exercise Price as at the Close of Business on the Business Day immediately preceding the Separation Time (which Exercise Price and number of Units are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its subsidiaries shall be void.

(b)	Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated share of Common Stock registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated share of Common Stock.

(c)	From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised, and the registration and transfer of the Rights shall be separate from and independent of the Common Stock. Promptly following the Separation Time, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to each holder of record of Common Stock as of the Separation Time and, in respect of each Convertible Security converted into Common Stock after the Separation Time and prior to the Expiration Time, promptly after such conversion, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to the holder so converting (other than an Acquiring Person and in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such rights (a “Nominee”)) at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(i)	a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order, or with any article or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(ii)	a disclosure statement prepared by the Corporation describing the Rights, provided that a Nominee shall be sent the materials provided for in (i) and (ii) only in respect of shares of Common Stock held of record by it which are not Beneficially Owned by an Acquiring Person and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

(d)	Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent, at its principal office at 350 Indiana Street, Suite 800, Golden, Colorado, 80401 or any other office of the Rights Agent designated for that purpose from time to time by the Corporation:

(i)	the Rights Certificate evidencing such Rights;

(ii)	an election to exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate, duly completed and executed in a manner acceptable to the Rights Agent; and

(iii)	payment by certified check, wire transfer or money order payable to the order of the Computershare Trust Company of Canada, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of the Rights being exercised.

(e)	Upon receipt of a Rights Certificate representing exercisable Rights which is accompanied by an appropriately completed and duly executed Election to Exercise (which does not indicate that such Right is null and void as provided by Subsection 3.1(b) and payment as set forth in Subsec-

tion 2.2(d), the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly (i) (A) requisition from the transfer agent of the Corporation shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Units to be purchased, and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Corporation shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent certificates for such Units as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such request, (ii) after receipt of such certificates, deliver such certificates or depositary receipts to, the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate and (v) tender to the Corporation all payments received on exercise of the Rights. In the event that the Corporation is obligated to issue other securities (including Common Stock) of the Corporation, and/or pay cash pursuant to Section 5.5 hereof, the Corporation will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

(f)	If the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised subject to Subsection 5.5(a) will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	The Corporation shall:

(i)	take all such action as may be necessary and within its power to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Separation Time, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Separation Time, Common Stock and/or other securities) that, as provided in this Agreement, including Section 3.1 hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(ii)	take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the Business Corporations Act or the Act, Exchange Act, and comparable legislation of each of the states of the United States of America, or the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights, the Rights Certificates and the issuance of any shares of Common Stock upon exercise of the Rights;

(iii)	from and after such time as the Rights become exercisable, use reasonable efforts to cause all shares reserved for issuance upon exercise of the Rights to be listed on the stock exchanges on which the Common Stock is listed at that time;

(iv)	pay when due and payable, if applicable, any and all federal, provincial, state and municipal taxes (not in the nature of income, capital gains or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares issued upon the exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer of Rights or the issuance or delivery of certificates for Common Shares issued upon the exercise of Rights, in a name other than that of the holder of the Rights being transferred or exercised; and

(v)	after the Separation Time, except as permitted by Section 5.1 or Section 5.4 hereof, not take (or permit any corporation it controls to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3 Adjustments to Exercise Price; Number of Rights

(a)	The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3 and in Article 3.

(b)	In the event that the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)	declare or pay a dividend on the Common Stock payable in Voting Shares or Convertible Securities in respect thereof other than pursuant to any dividend reinvestment plan;

(ii)	subdivide or change the then outstanding Common Stock into a greater number of shares of Common Stock;

(iii)	consolidate or change the then outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

(iv)	issue any Voting Shares (or Convertible Securities in respect thereof) in respect of, in lieu of or in exchange for existing Common Stock, whether in a reclassification, amalgamation, statutory arrangement, consolidation or otherwise;

the Exercise Price and the number of Rights outstanding (or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon the exercise of Rights) shall be adjusted as follows:

(A)	If the Exercise Price and number of Rights outstanding are to be adjusted:

1)	the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (or other securities of the Corporation) (the “Expansion Factor”) that a holder of one share of Common Stock immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof; and

2)	each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the securities of the Corporation issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such share of Common Stock (or other security of the Corporation) will have exactly one Right associated with it.

(B)	If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof.

(c)	Adjustments pursuant to Subsection 2.3(b) shall be made successively, whenever an event referred to in Subsection 2.3(b) occurs.

(d)	If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

(e)	In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Stock otherwise than in a transaction referred to in Subsection 2.3(b),

including as a result of the redemption or exchange of Exchangeable Shares for shares of Common Stock of the Corporation in accordance with the terms of the Plan of Arrangement, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share of Common Stock.

(f)	In the event the Corporation shall, at any time after the Record Time and prior to the Expiration Time, fix a record date for the making of a distribution to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Common Stock (or Convertible Securities in respect of Common Stock) at a price per share of Common Stock (or, in the case of such a Convertible Security, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per share of Common Stock on such record date, the Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction;

(i)	of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the Convertible Securities so to be offered (including the price required to be paid to purchase such Convertible Securities)) would purchase at such Market Price per share of Common Stock; and

(ii)	of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the Convertible Securities so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price is satisfied, in whole or in part, by consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted in the manner contemplated above based on the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued on the exercise of such rights or warrants.

For purposes of this Agreement, the granting of the right to purchase Common Stock (whether from treasury or otherwise) pursuant to any dividend or interest reinvestment plan or any share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation or the investment of periodic optional payments or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants by the Corporation) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that in the case of any dividend or interest reinvestment or share purchase plan, the right to purchase Common Stock is at a price per share of not less than 90% of the current Market Price per share (determined as provided in such plans) of the Common Stock.

(g)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Stock of (i) evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Stock, but including any dividend payable in securities other than Common Stock), (ii) rights or warrants entitling them to subscribe for or purchase Voting Shares (or Convertible Securities in respect of Voting Shares), at a price per Voting Share (or, in the case of a Convertible Security in respect of Voting Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per share of Common Stock on such record date (excluding rights or warrants referred to in Subsection 2.3(f)) or (iii) other securities of the Corporation, the Exercise Price in effect after such record date shall be equal to the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants or other securities so to be distributed applicable to each of the securities purchasable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed.

     (h)  Each adjustment made pursuant to Section 2.3 shall be made as of

(i)	the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above; and

(ii)	the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsections 2.3(f) or 2.3(g) above, subject to readjustment to reverse the same if such distribution shall not be made.

(i)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares (other than shares of Common Stock), or rights or warrants to subscribe for or purchase any such shares, or Convertible Securities in respect of any such shares, in a transaction referred to in any of subclauses 2.3(b)(i) to (iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), 2.3(f) and 2.3(g) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may from time to time, but subject to obtaining the prior approval of the Company’s shareholders obtained as set forth in Subsection 5.4(b), determine what other adjustments to the Exercise Price, number of Rights or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), 2.3(f) and 2.3(g) above, such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), 2.3(f) and 2.3(g) above, shall be made upon the Board of Directors providing written certification thereof to the Rights Agent pursuant to Subsection 2.3(q).

(j)	Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(j)) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exercise Price made pursuant to this Section 2.3 shall be calculated to the nearest cent.

(k)	All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(l)	Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(m), upon each adjustment of an Exercise Price as a result of the calculations made in Subsections 2.3(f) and 2.3(g), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) obtained by:

(i)	multiplying (A) the number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) covered by a Right immediately prior to such adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment; and

(ii)	dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(m)	The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(m), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(n)	In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Units (or such other securities as from time to time purchasable following the occurrence of a Separation Time) (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(o)	Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the applicable Market Price, (iii) issuance wholly for cash of any shares of Common Stock or securities that by their terms are exchangeable for or convertible into or give a right to acquire shares of Common Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Stock, shall not be taxable to such shareholders.

(p)	Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to represent the securities so purchasable which were represented in the initial Rights Certificates issued hereunder.

(q)	Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall

(i)	promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

(ii)	promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and mail a brief summary thereof to each holder of Rights who requests a copy.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4 Date on Which Exercise is Effective

      Each Person in whose name any certificate for securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such securities represented thereby on, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising Person hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next Business Day on which the Common Stock transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

(a)	The Rights Certificates shall be executed on behalf of the Corporation by its President, Chief Executive Officer, its Chief Financial Officer, its Secretary or any Vice President. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)	Promptly following the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a statement describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature) and deliver such Rights Certificates and statement to the holders of the Rights pursuant to Section 2.2 hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Transfer and Exchange

(a)	After the Separation Time, the Corporation shall cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(b)	After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsections 2.6(d) and 3.1(b) below, the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(c)	All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(d)	Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.7	Mutilated, Lost, Stolen and Destroyed Rights Certificates

(a)	If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time: (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and (ii) such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and, upon the Corporation’s request, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)	As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(d)	Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners

      The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Stock).

2.9	Delivery and Cancellation of Certificates

      All Rights Certificates surrendered upon exercise or for redemption, for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10	Agreement of Rights Holders

      Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Stock;

(c)	that, after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d)	that, prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived its right to receive any fractional Rights or any fractional shares of Common Stock or other securities upon exercise of a Right (except as provided herein);

(f)	that, subject to the provisions of Section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time as provided herein; and

(g)	notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

ARTICLE 3

ADJUSTMENTS TO THE RIGHTS

3.1 Flip-in Event

(a)(i)	Subject to Sections 3.1(b) and 5.1, in the event that prior to the Expiration Time a Flip-in Event occurs, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price in accordance with the terms of this Agreement, in lieu of the number of Units subject to the Right immediately prior to the Flip-In Event, such number of shares of Common Stock of the Corporation as shall equal the result obtained by (1) multiplying the then current Exercise Price by the then number of Units for which a Right was or would have been exercisable immediately prior to the occurrence of such Flip-in Event, whether or not such Right was then exercisable, and (2) dividing that product by 50% of the current Market Price per share of Common Stock on the date of such first occurrence (such number of shares being referred to as the “Adjustment Shares”).

(ii)	In the event that the number of shares of Common Stock which are authorized by the Corporation’s certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with this Subsection 3.1(a), the Corporation shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Sections 3.1(b) and 5.1 hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock), which may include or consist of the Preferred Stock, which the Board has deemed to have essentially the same value as shares of Common Stock (such shares of other equity securities being referred to as “Common Stock Equivalents”), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the occurrence of such Flip-in Event and (y) the date on which the Corporation’s right of redemption pursuant to Section 5.1 expires (the later of (x) and (y) being referred to herein as the “Flip-in Trigger Date”), then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-in Trigger Date, in order that the Corporation may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 3.1(a)(ii), the Corporation (1) shall provide, subject to Sections 3.1(b) and 5.1 hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 3.1(a)(ii), the value of each Adjustment Share shall be the current Market Price per share of the Common Stock on the Flip-in Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the current Market Price per share of the Common Stock on such date.

(b)	Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date, or which may thereafter be Beneficially Owned, by:

(i)	an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of such other Person); or

(ii)	a transferee of Rights, direct or indirect, from an Acquiring Person (or from any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any associate or Affiliate thereof) where such a transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding clause 3.1(b)(i);

shall become null and void without any further action and any holder of such Rights (including any transferee of, or other successor entitled to, such Rights, whether directly or indirectly) shall thereafter have no right to exercise such Rights under any provisions of this Agreement and further shall thereafter not have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

(c)	Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either of subclauses 3.1(b)(i) or 3.1(b)(ii) or transferred to any Nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate, referred to in this sentence, shall contain or will be deemed to contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall be void in the circumstances specified in Subsection 3.1(b) of the Shareholder Rights Plan Agreement.”

The Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided to do so.

(d)	After the Separation Time, the Corporation shall do all such acts and things necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act, the Act and the securities laws or comparable legislation in any other jurisdiction where the Corporation is subject to such laws and the rules of the stock exchanges or quotation systems where the Common Stock is listed or quoted at such time in respect of the issue of Common Stock upon the exercise of Rights in accordance with this Agreement.

3.2	Fiduciary Duties of the Board of Directors of the Corporation

      For clarification, it is understood that nothing contained in this Article 3 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take-over Bid or take any other action including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the shareholders of the Corporation with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

ARTICLE 4

THE RIGHTS AGENT

4.1 General

(a)	The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-rights agents (“Co-Rights Agents”) as it may deem necessary or desirable, subject to the prior written approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the written approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and other disbursements reasonably incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, including the reasonable fees and disbursements of counsel and other experts consulted by the Rights Agent pursuant to Subsection 4.3(a). The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability, cost, claim, action, damage or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the legal costs and expenses, which right to indemnification will survive the termination of this Agreement or the removal or resignation of the Rights Agent.

(b)	The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for shares of Common Stock, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)	The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2	Merger, Amalgamation, Consolidation or Change of Name of Rights Agent

(a)	Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)	In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3 Duties of Rights Agent

      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)	The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) or such other experts that the Rights Agent considers necessary to carry out its duties under this Agreement and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

(b)	Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the President, Chief Executive Officer, Chief Financial Officer, a Vice President or the Secretary or Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d)	The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for shares of Common Stock, or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e)	The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Stock certificate, or Rights Certificate (except its countersignature thereon) nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof or any adjustment required under the provisions of Section 2.3) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment or any written notice from the Corporation or any holder that a Person has become an Acquiring Person); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any shares of Common Stock to be issued pursuant to this Agreement or any Rights or as to any such shares of Common Stock, when issued, being duly and validly authorized, issued and delivered as fully paid and non-assessable.

(f)	The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)	The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the President, Chief Executive Officer, Chief Financial Officer, a Vice President or the Secretary or Assistant Secretary of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual. It is understood that instructions to the Rights Agent shall, except where circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably practicable after the giving of such instructions.

(h)	Subject to applicable law, the Rights Agent and any shareholder or director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4 Change of Rights Agent

      The Rights Agent may resign and be discharged from its duties under this Agreement by giving 60 days’ prior written notice (or such lesser notice as is acceptable to the Corporation) to the Corporation, to each transfer agent of Common Stock and to the holders of the Rights, all in accordance with Section 5.9 and at the expense of the Corporation. The Corporation may remove the Rights Agent by giving 30 days’ prior written notice to the Rights Agent, to each transfer agent of the Common Stock and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection of the Corporation), then the holder of any Rights or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Corporation’s expense. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of any outstanding fees and expenses then owing, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE 5

MISCELLANEOUS

5.1 Redemption, Waiver and Termination

(a)	The Board of Directors acting in good faith may, at any time prior to the later of the Stock Acquisition Date and the Separation Time, with prior shareholder approval obtained in accordance with Section 5.4 elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b)	The Board of Directors shall waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined, following the Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(b) may only be given on the condition that such Person, within 10 days after the foregoing determination by the Board of Directors or such later date as the Board of Directors may determine (the “Disposition Date”), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

(c)	In the event that a Person acquires Voting Shares pursuant to a Permitted Bid or an Exempt Acquisition referred to in Subsection 5.l(d), then the Board of Directors shall, immediately upon the consummation of such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(d)	The Board of Directors acting in good faith may, prior to the occurrence of the relevant Flip-in Event, upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a tender offer to all holders of record of Voting Shares provided that if the Board of Directors waives the application of Section 3.1 in respect of a Take-over Bid pursuant to this Subsection 5.1(d), the Board of Directors shall also be deemed to have waived the application of Section 3.1 in respect of any other Take-over Bid made by means of a tender offer to all holders of record of Voting Shares prior to the expiration of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(d).

(e)	The Board of Directors may, prior to the Close of Business on the eighth Business Day following a Stock Acquisition Date or such later Business Day as they may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the related Flip-in Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 10 days of the date on which such contractual arrangement is entered into or such later date as the Board of Directors may determine) such that at the time the waiver becomes effective pursuant to this Subsection 5.1(e) such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

(f)	Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, or if the Board of Directors grants a waiver under Subsection 5.1(e) after the Separation Time, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to this Subsection 5.1(f), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Stock at the Separation Time had not been mailed to each such holder, for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Corporation shall be deemed to have issued replacement Rights to the holders of its then outstanding shares of Common Stock.

(g)	If the Board of Directors is deemed under Subsection 5.1(c) to have elected or elects under Subsection 5.1(a) to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(h)	Within 10 days after the Board of Directors is deemed under Subsection 5.1(c) to have elected or elects under Subsection 5.1(a) or (f) to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

5.2 Expiration

      No person will have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except in respect of any right to receive cash, securities or other property which has accrued at the Expiration Time and except as specified in Subsections 4.1(a) and 4.1(b) hereof.

5.3 Issuance of New Rights Certificates

      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4 Supplements and Amendments

(a)	Subject to Subsections 5.4(b) and (c) and this Subsection 5.4(a), the Corporation may from time to time amend, vary or delete any of the provisions of this Agreement and the Rights provided that no amendment, variation or deletion shall be made without the prior consent of the holders of the Rights, given as provided in Subsection 5.4(b) below, except that amendments, variations or deletions made for any of the following purposes shall not require such prior approval but shall be subject to subsequent ratification in accordance with Subsection 5.4(b):

(i)	in order to make such changes as are necessary in order to maintain the validity of this Agreement and the Rights as a result of any change in any applicable legislation, regulations or rules; or

(ii)	in order to make such changes as are necessary in order to cure any clerical or typographical error.

(b)	Any amendment, variation or deletion made by the Board of Directors pursuant to Subsection 5.4(a) shall:

(i)	if made prior to the Separation Time, be submitted to all shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by resolution passed by a majority of the votes cast by Independent Shareholders, including votes cast by such Independent Shareholders who hold Exchangeable Shares and vote through the Trustee pursuant to the terms of the Plan of Arrangement and the Voting Trust Agreement, who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement; or

(ii)	if made after the Separation Time, be submitted to the holders of Rights at a meeting to be held on a date not later than the date of the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by a majority of the votes cast by the holders of Rights which have not become void pursuant to Subsection 3.l(b) who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement.

Any amendment, variation or deletion pursuant to Subsection 5.4(a) shall be effective only when so consented to by the holders of Voting Shares or Rights, as applicable (except in the case of an amendment, variation or deletion referred to in any of Clauses 5.4(a)(i) or (ii), which shall be effective from the date of the resolution of the Board of Directors adopting such amendment, variation or deletion and shall continue in effect until it ceases to be effective (as in this paragraph described) and, where such amendment, variation or deletion is confirmed, it shall continue in effect in the form so confirmed). If an amendment, variation or deletion pursuant to Clause 5.4(a)(i) or (ii) is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

(c)	For greater certainty, (i) no amendment, variation or deletion to the provisions of Article 4 shall be made except with the concurrence of the Rights Agent thereto, and (ii) neither the exercise by the Board of Directors of any power or discretion conferred on it hereunder nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give hereunder shall constitute an amendment, variation or deletion of the provisions of this Agreement or the Rights, for purposes of this Section 5.4 or otherwise.

(d)	The approval, confirmation or consent of the holders of Rights with respect to any matter arising hereunder shall be deemed to have been given if the action requiring such approval, confirmation or consent is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof or which, prior to the Separation Time, are held otherwise than by Independent Shareholders) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation’s Bylaws and the Business Corporations Act with respect to meetings of shareholders of the Corporation.

(e)	The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, recission or variation to this Agreement as referred to in this Section 5.4 within 5 days of effecting such amendment, variation or deletion.

5.5 Fractional Rights and Fractional Shares

(a)	The Corporation may, but shall not be required to, issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time there may be paid, in lieu of such fractional Rights, to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right. The Rights Agent shall have no obligation to make payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(c).

(b)	The Corporation may, but shall not be required to, issue fractional shares upon exercise of the Rights or to distribute certificates that evidence fractional shares. In lieu of issuing any fractional shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one share of Common Stock at the date of such exercise. The Rights Agent shall have no obligation to make payments in lieu of fractional shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(e).

5.6 Rights of Action

      Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in this Agreement and in such holder’s Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7	Holder of Rights Not Deemed a Shareholder

      No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock, Preferred Stock or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof) or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8	Notice of Proposed Actions

      In case the Corporation proposes after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action by the Corporation.

5.9	Notices

      Notices or demands authorized or required by this Agreement to be given or made to or by the Rights Agent, the holder of any Rights or the Corporation will be sufficiently given or made and shall be deemed to be received if delivered or sent by first-class mail, postage prepaid, or by fax machine or other means of printed telecommunication, charges prepaid and confirmed in writing by mail or delivery, addressed (until another address is filed in writing with the Rights Agent or the Corporation, as applicable), as follows:

(a)	if to the Corporation:

GSLI Corp

39 Manning Road
Billerica, Massachusetts 01821

Attention: Chief Financial Officer

Facsimile No. (978) 663-9466

(b)	if to the Rights Agent:

Computershare Trust Company Inc.

350 Indiana Street, Suite 800
Golden, Colorado 80401

Attention: Corporate Actions Department

Facsimile No. (303) 262-0606

(c)	if to the holder of any Rights, to the address of such holder as it appears on the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Stock.

5.10	Costs of Enforcement

      The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11	Regulatory Approvals

      Any obligation of the Corporation or action or event contemplated by this Agreement, shall be subject to applicable law and to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment to this Agreement shall be subject to any required prior consent of the stock exchange(s) on which the Corporation is from time to time listed or has been listed during the six months prior to such amendment.

5.12 Declaration as to Non-Canadian and Non-U.S. Holders

      If in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, its territories and possessions, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the

Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and a province or territory thereof and the United States of America and any state thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.13 Successors

      All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.14 Benefits of this Agreement

      Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.15 Shareholder Review

      At or prior to the first annual meeting of shareholders of the Corporation following the third anniversary of the date of this Agreement, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of this Agreement to the Independent Shareholders for their consideration and, if thought advisable, approval. Unless a majority of the votes cast by Independent Shareholders who vote in respect of such resolution are voted in favor of the continued existence of this Agreement, the Board of Directors shall, immediately upon the confirmation by the chairman of such shareholders’ meeting of the result of the vote on such resolution and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

5.16 Determination and Actions by the Board of Directors

      All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, (x) may be relied on by the Rights Agent, and (y) shall not subject the Board of Directors to any liability to the holders of the Rights or to any other parties.

5.17 Governing Law

      This Agreement and the Rights issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such state.

5.18 Reserved

5.19 Counterparts

      This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.20 Severability

      If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision will be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.21 Effective Date

      This Agreement is effective as of the Effective Date.

5.22 Time of the Essence

      Time shall be of the essence hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first set forth above.

GSLI CORP

BY:

BY:

COMPUTERSHARE TRUST COMPANY INC.

BY:

BY:

SUMMARY OF GSLI CORP SHAREHOLDER RIGHTS AGREEMENT

      The Board of Directors of GSLI Corp (the Corporation) has adopted a shareholder rights plan (the Rights Plan) designed to ensure that, to the extent possible, in the context of a bid for control of the Corporation through an acquisition of shares of the Corporation’s common stock, stockholders will be treated fairly and will be positioned to receive full value for their stock. The provisions of the Rights Plan are set out in a Shareholder Rights Plan Agreement (the Rights Agreement) dated and effective as of July      , 2003 between the Corporation and Computershare Trust Company Inc. (the Rights Agent). Under the Rights Plan, one purchase right (a Right) will be issued in respect of each share of the Corporation’s common stock to be issued upon completion of the Arrangement described in the accompanying proxy circular-prospectus, and will continue to be issued in respect of each share of common stock issued thereafter.

      All capitalized terms used without definition in this summary, unless the context requires otherwise, have the meanings ascribed to them in the Rights Agreement.

      Terms of the Rights Plan. The following is a summary of the terms of the Rights Plan. This summary is qualified in its entirety by reference to the full text of the Rights Agreement, the complete form of which follows this summary.

      Issuance of Rights. One Right will be issued in respect of each share of the Corporation’s common stock issued upon completion of the Arrangement and each share issued after that time, prior to the earlier of the Separation Time and the Expiration Time. Each Right entitles the registered holder thereof to purchase one one-hundredth of a share of the Corporation’s series B junior preferred stock at the Exercise Price of $100, subject to adjustment and customary anti-dilution provisions (the Exercise Price). The Rights are not exercisable until the Separation Time. If a Flip-In Event occurs, each Right will entitle the registered holder to receive, upon payment of the Exercise Price and in lieu of series B junior preferred stock, common stock or common stock equivalents having an aggregate market price equal to twice the Exercise Price.

      Trading of Rights. Until the Separation Time (or the earlier termination or expiration of the Rights), the Rights will be evidenced by the certificates representing the shares of the Corporation’s common stock and will be transferable only together with the associated shares of common stock. From and after the Separation Time, separate certificates evidencing the Rights (Rights Certificates), together with a disclosure statement describing the Rights, will be mailed to holders of record of the Corporation’s common stock (other than an Acquiring Person) as of the Separation Time. Rights Certificates will also be issued in respect of common stock issued prior to the Expiration Time to each holder (other than an Acquiring Person) converting, after the Separation Time, securities (Convertible Securities) convertible into or exchangeable for common stock. The Exchangeable Shares are Convertible Securities. The Rights will trade separately from the common stock after the Separation Time.

      Redemption of Exchangeable Shares in Connection with a Separation Time. The Exchangeable Shares of GSI Lumonics Inc. will be redeemed by the Corporation or purchased by an affiliate of the Corporation on a one-for-one basis in exchange for shares of the Corporation’s common stock and a Right one Business Day prior to the occurrence of the Separation Time.

      Separation Time. The Separation Time is the close of business on the eighth (8th) business day after the earlier of:

•	the “Stock Acquisition Date,” which is generally the first date of public announcement of facts indicating that a Person has become an Acquiring Person; and

•	the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or its Affiliates) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, so long as such bid continues to satisfy the requirements of a Permitted Bid or Competing Permitted Bid).

      In either case, the Separation Time can be such later business day as may from time to time be determined by the Board of Directors. If a Take-over Bid expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, it shall be deemed never to have been made.

      Acquiring Person. In general, an “Acquiring Person” is a Person who is the Beneficial Owner of twenty percent (20%) or more of the aggregate number of outstanding shares of common stock of the Corporation, the outstanding Exchangeable Shares of GSI Lumonics Inc. and any other stock or voting interest of the Corporation entitled to vote generally on the election of directors, other than the Special Voting Share issued pursuant to the Plan of Arrangement to the Trustee under the Voting Trust Agreement (Voting Shares). Immediately after completion of the Arrangement, no Voting Shares other than the common stock and the Exchangeable Shares will be outstanding. Excluded from the definition of “Acquiring Person” are the Corporation and its subsidiaries, and any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares as a result of one more or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition and a Pro Rata Acquisition. The definitions of “Voting Share Reduction,” “Permitted Bid Acquisition,” “Exempt Acquisition” and “Pro Rata Acquisition” are set out in the Rights Agreement. However, in general:

•	a “Pro Rata Acquisition” means an acquisition of Voting Shares pursuant to a dividend reinvestment plan, stock purchase plan, stock dividend, a stock split or other similar event. It also means the acquisition or exercise of stock purchase rights distributed pursuant to a bona fide rights offering or a public or private distribution of Voting Shares or convertible securities (including a conversion or exchange of such convertible securities) but only if the acquisition allows the acquirer to maintain its percentage holding of Voting Shares;

•	a “Voting Share Reduction” means an acquisition or redemption by the Corporation of Voting Shares;

•	an “Exempt Acquisition” means a share acquisition in respect of which the Board of Directors has waived the application of the Rights Plan; and

•	a “Permitted Bid Acquisition” means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

      Also excluded from the definition of “Acquiring Person” are underwriters acting in connection with a bona fide distribution of securities to the public.

      Beneficial Ownership. In general, a Person is deemed to be the Beneficial Owner of securities actually held by others in circumstances where those holdings are or should be grouped together for purposes of the Rights Plan. Included are holdings by the Person’s Affiliates (generally, a Person that controls, is controlled by, or under common control with another Person) and Associates (generally, relatives sharing the same residence). Also included are securities which the Person or any of the Person’s Affiliates or Associates has the right to acquire within sixty (60) days (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities, and other than pledges of securities in the ordinary course of business).

      A Person is also deemed to be the Beneficial Owner of any securities that are Beneficially Owned (as described above) by any other Person with which the Person is acting jointly or in concert.

      The definition of “Beneficial Ownership” contains several exclusions whereby a Person is not considered to beneficially own a security. A Person shall not be deemed to be the Beneficial Owner of a security because the holder of such security has either agreed pursuant to a Permitted Lock-up Agreement to deposit or tender such security to a Take-over Bid made by such Person or such Person’s Affiliate or Associate or because such security has been deposited or tendered to a Take-over Bid made by such Person or such Person’s Associates or Affiliates until the earlier of such security being accepted unconditionally for payment or exchange pursuant to the Take-over Bid and such security being taken up and paid for. “Permitted Lock-Up Agreement” is defined in the Rights Agreement; however, generally a “Permitted Lock-Up Agreement” is an agreement between a Person and one or more holders of Voting Shares to tender shares to a Take-over Bid (the Lock-Up Bid) which agreement provides that the obligation to tender or deposit is terminable at the option of the holder of Voting Shares if another Take-over Bid is made at a price or value per Voting Share that is at least five percent (5%) in excess of the Lock-up Bid or another Take-over Bid is made for a number of Voting Shares at least five percent (5%) greater than a number of Voting Shares bid for under the Lock-Up Bid at a price or value that is not less than the price or value offered under the Lock-up Bid and in the event that the Lock-up Bid is not successful no break-up fees, top-up fees, penalties or expenses or other amounts that exceed in the aggregate the cash equivalent of two and one-half percent (2 1/2%) of the price or value payable under the Lock-up Bid to the holders of Voting Shares who are party to the Permitted Lock-up Agreement.

      There are other exemptions from the deemed “Beneficial Ownership” provisions for institutional stockholders acting in the ordinary course of business. These exemptions apply to:

•	a fund manager (Fund Manager) which holds securities in the ordinary course of business in the performance of its duties for the account of any other Person (a Client);

•	a licensed trust company (Trust Company) acting as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an Estate Account) or in relation to other accounts (each an Other Account) and which holds such security in the ordinary course of its duties for such accounts; or

•	the administrator or the trustee (a Plan Administrator) of one or more pension funds or plans (a Plan) registered under Canadian or U.S. law;

•	an administrator or trustee (Crown Agent) established by statute to manage a Plan or Plans of a public body; or

•	a Plan.

      The foregoing exemptions only apply so long as the Fund Manager, Trust Company, Plan Administrator, Crown Agent or Plan is not then making or has not then announced an intention to make a Take-over Bid, other than an offer to acquire Voting Shares or other securities:

•	by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market, alone or acting jointly or in concert with any other Person;

•	pursuant to a distribution by the Corporation; or

•	by means of a Permitted Bid (as defined below).

      Finally, a Person will not be deemed to be the Beneficial Owner of a security because:

•	the Person is a Client of the same Fund Manager, an Estate Account or an Other Account of the same Trust Company, or Plan with the same Plan Administrator as another Person or Plan on whose account the Fund Manager, Trust Company, Plan Administrator, Crown Agent or Plan, as the case may be, holds such security; or

•	the Person is a Client of a Fund Manager, Estate Account, Other Account or Plan, and the security is owned by the Fund Manager, Trust Company, Plan Administrator, Crown Agent or Plan, as the case may be.

      Flip-In Event. A “Flip-In Event” occurs when any Person becomes an Acquiring Person. In the event that, prior to the Expiration Time, a Flip-In Event which has not been waived occurs (see “Redemption, Waiver and Termination” below), and upon payment of the Exercise Price, each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person or a transferee of such a Person, which Rights will become null and void) shall constitute the right to purchase, upon exercise thereof in accordance with the terms of the Rights Plan (in lieu of series B junior preferred stock), that number of shares of common stock or common stock equivalents having an aggregate Market Price on the date of the Flip-In Event equal to twice the Exercise Price (such Right being subject to customary anti-dilution adjustments). For example, if at the time of the Stock Acquisition Date the Exercise Price is $100.00 and the Market Price of the common stock is $10.00, the holder of each Right would be entitled to purchase shares of common stock having an aggregate Market Price of $200.00 (that is, 20 shares of common stock) for $100.00 (that is, a fifty percent (50%) discount from the Market Price).

      Permitted Bid and Competing Permitted Bid. A “Permitted Bid” is a Take-over Bid made by way of a Take-over Bid tender offer and which complies with the following additional provisions:

•	the Take-over Bid is made to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation, other than the Offeror; and

•	the Take-over Bid contains, and the acquired payment for the securities tendered or deposited thereunder is subject to, irrevocable and unqualified conditions that:

•	no Voting Shares shall be taken-up or paid for pursuant to the Take-over Bid (a) prior to the Close of Business on the date which is not to be less than 45 days following the date of the Take-over Bid and (b) unless at the Close of Business on that date, the Voting Shares deposited or tendered pursuant to the Take-over Bid and not withdrawn constitute more than 50% of the Voting Shares outstanding which are held by Independent Stockholders;

•	unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time prior to the Close of Business on the date of the first take up of or payment for Voting Shares;

•	any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

•	if more than 50% of the Voting Shares held by Independent Stockholders are deposited or tendered pursuant to the Take-over Bid and not withdrawn, the Offeror will make a public announcement of that fact and the Take-over Bid shall remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement.

      If a Permitted Bid ceases to be a Permitted Bid because it ceases to meet any or all of the criteria at any time, any acquisition of Voting Shares made pursuant to such Permitted Bid, including any acquisition of Voting Shares made prior to such time, ceases to be an acquisition of Voting Shares made pursuant to a Permitted Bid (or a Competing Permitted Bid, as described below).

      A “Competing Permitted Bid” is a Take-over Bid that is made after a Permitted Bid has been made but prior to its expiry, and satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is not required to remain open for 45 days so long as it is open until the later of 21 days after the date of the Competing Permitted Bid and 45 days after the earliest date on which any other Permitted Bid or Competing Permitted Bid then in existence was made.

      Redemption, Waiver and Termination

      (a) Redemption of Rights. The Board of Directors acting in good faith may, with prior stockholder approval, at any time prior to the later of the Stock Acquisition Date and the Separation Time, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.0001 per Right, appropriately adjusted for anti-dilution as provided in the Agreement (the Redemption Price).

      (b) Waiver of Inadvertent Acquisition. The Board of Directors is required to waive the application of the Rights Plan in respect of the occurrence of any Flip-In Event if

•	the Board of Directors has determined, following the Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person under the Rights Plan; and

•	the Acquiring Person, within 10 days after the determination by the Board of Directors or such later date as the Board of Directors may determine (the “Disposition Date”), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person.

      If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date.

      (c) Permitted Bid Acquisition. In the event that a Person acquires, pursuant to a Permitted Bid or a Competing Permitted Bid, more than fifty percent (50%) of the outstanding Voting Shares (including shares held at the date of the bid), the Board of Directors shall, immediately upon the consummation of the acquisition, be deemed to have elected to redeem the Rights at the Redemption Price.

      (d) Discretionary Waiver with Mandatory Waiver of Concurrent Bids. The Board of Directors may, prior to the occurrence of the relevant Flip-In Event, upon prior written notice to the Rights Agent, waive the application of the Rights Plan to a Flip-In Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid tender offer to all holders of record of Voting Shares. However, if the Board of Directors waives the application of the Rights Plan, the Board of Directors shall be deemed to have waived the application of the Rights Plan, in respect of any other Flip-In Event occurring by reason of such a Take-over Bid made prior to the expiry of a bid for which a waiver is, or is deemed to have been, granted.

      (e) Waiver on Agreement to Reduce Beneficial Ownership by Acquiring Person. The Board of Directors may, prior to the Close of Business on the eighth (8th) Business Day following a Stock Acquisition Date or such later Business Day as it may from time to time determine, upon prior written notice to the Rights Agent, waive the application of the Rights Plan to a Flip-In Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within ten (10) days of the date on which such contractual arrangement is entered into or such later date as the Board of Directors may determine) such that at the time the waiver becomes effective, the Person having acquired the Voting Shares is no longer an Acquiring Person. If such a waiver becomes effective prior to the Separation Time, the applicable Flip-In Event shall be deemed not to have occurred.

      (f) Redemption of Rights on Withdrawal or Termination of Bid. Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time and prior to the occurrence of a Flip-In Event, or if the Board of Directors grants a waiver (under the circumstances described immediately above) after the Separation Time, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being so redeemed, all the provisions of the Rights Plan shall continue to apply as if the Separation Time had not occurred and Rights Certificates had not been mailed, and the Separation Time shall be deemed not to have occurred.

      If the Board of Directors is deemed to have elected or elects to redeem the Rights as described in paragraphs (a) or (c) above, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights is to receive the Redemption Price. Within ten (10) days of such election or deemed election to redeem the Rights, the Corporation will notify the holder of the common stock or, after the Separation Time, the holders of the Rights.

      Anti-Dilution Adjustments. The Exercise Price of a Right, the number and kind of securities subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

•	if there is a stock dividend (other than pursuant to any dividend reinvestment plan) on the common stock, or a subdivision or consolidation of the common stock, or an issuance of common stock (or Convertible Securities) in respect of, in lieu of or in exchange for common stock; or

•	if the Corporation fixes a record date for the distribution to all holders of common stock of certain rights or warrants to acquire common stock or Convertible Securities, or for the making of a distribution to all holders of common stock or evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in common stock) or other securities.

      No adjustment in Exercise Price will be made unless it represents, on a cumulative basis with other unreflected adjustments, at least a 1% change in the Exercise Price.

      Supplements and Amendments. The following changes may be made subject to subsequent ratification by the holders of the common stock or, after the Separation Time, Rights:

•	changes that the Board of Directors, acting in good faith, determines are necessary to maintain the validity of the Agreement and the Rights as a result of any change in any applicable legislation, regulation or rules; and

•	changes to the Rights Plan in order to cure any clerical or typographical error.

      Subject to the above exceptions, any amendment, variation or deletion of or from the Agreement and the Rights prior to the Separation Time must be approved by a resolution passed by a majority of the votes cast by Independent Shareholders, including votes cast by the Independent Shareholders who hold Exchangeable Shares and vote through the Trustee pursuant to the terms of the Voting Trust Agreement, or, after the Separation Time, the holders of the Rights.

EXHIBIT A

Form of Rights Certificate

Certificate No.	Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1 (b) OF SUCH AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, CERTAIN RELATED PARTIES OF AN ACQUIRING PERSON OR A TRANSFEREE OF AN ACQUIRING PERSON OR ANY SUCH RELATED PARTIES WILL BECOME VOID WITHOUT FURTHER ACTION.

RIGHTS CERTIFICATE

      This certifies that                               is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement made as of July      , 2003 (the “Rights Agreement”) between GSLI Corp, a corporation existing under the laws of the State of Delaware (the “Corporation”) and Computershare Trust Company Inc, a                     incorporated under the laws of           , as Rights Agent (the “Rights Agent”), which term shall include any successor Rights Agent under the Rights Agreement, to purchase from the Corporation, at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid share of common stock of the Corporation (a “Common Stock”) or other securities of the Company, as applicable, at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate, together with the Form of Election to Exercise appropriately completed and duly executed, to the Rights Agent at its principal office at 350 Indiana Street, Suite 800 Golden, Colorado 80401. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be $200.00 per Right (payable by certified check, wire transfer or money order payable to the order of the Corporation). The number of shares of Common Stock which may be purchased for the Exercise Price is subject to adjustment as set forth in the Rights Agreement.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holder of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent in [                         ], may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right, subject to adjustment in certain events.

      No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of any meeting or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Corporation.

By:

By:

Countersigned:

Computershare Trust Company Inc.

Per:

Date:

FORM OF ELECTION TO EXERCISE

      The undersigned hereby irrevocably elects to exercise                               Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Common Stock be issued in the name of and delivered to:

Rights Certificate No.

Name

Address

City and State

Social Security No. or other taxpayer
identification number

      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name

Address

City and State

Social Security No. or other taxpayer
identification number

Date:

Signature

      (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed:

      The signature(s) should be guaranteed by an eligible guarantor institution (bankers, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Exchange Act Rule 17A-15.

(To be completed by the holder if true)

      The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Stock, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by an Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are defined in the Rights Agreement).

Signature

NOTICE

      In the event that the certifications set forth above in the Form of Election to Exercise and Assignment are not completed, the Corporation shall deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein.

Date:

Signature

Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed:

      The signature(s) should be guaranteed by an eligible guarantor institution (bankers, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Exchange Act Rule 17A-15.

(To be completed by the assignor if true)

      The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Stock, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned have never been, Beneficially Owned by an Acquiring Person or by an Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are deemed in the Rights Agreement).

Signature

(Please print name below signature)

NOTICE

      In the event that the certifications set forth above in the Form of Election to Exercise and Assignment are not completed, the Corporation shall deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall to be null and void.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Section 145(a) of the General Corporation Law of the State of Delaware (Delaware Corporation Law) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

      Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

      Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

      The certificate of incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the Delaware Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.

      Subject to Section 81 of the Business Corporations Act (New Brunswick), as from time to time amended, except in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, the corporation may indemnify each director and officer and each former director and officer and each person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or a body corporate of which the corporation is or was a shareholder or creditor, as the case may be, if

(a) he acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      See “Item 22. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit
Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of October 27, 1998, by and among GSI Lumonics Inc., Grizzly Acquisition Corp., New Grizzly Acquisition Corp. and General Scanning, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish a supplemental a copy of any omitted Schedule to the Commission upon request.(4)
2.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of February 29, 2000, by and between Alexandria Real Estate Equities, Inc., and General Scanning, Inc., including amendments.(8)
2.3	Asset Purchase Agreement, dated as of August 19, 2000, between GSI Lumonics Life Science Trust, GSI Lumonics Trust, Inc. and Packard BioScience Company.(7)
2.4	Form of Plan of Arrangement under Section 128 of the Business Corporations Act (New Brunswick).(16)
3.1	Certificate and Articles of Continuance of GSI Lumonics Inc. dated March 22, 1999.(4)
3.2	By-Law No. 1 of GSI Lumonics Inc.(4)
3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant(20)
3.4	Form of Amended and Restated Bylaws of the Registrant(21)
4.1	Line of Credit Agreement between GSI Lumonics Inc. and CIBC dated April 8, 1998 and accepted April 15, 1998.(4)
4.2	Rights Agreement between GSI Lumonics Inc. and Montreal Trust Company of Canada, as Rights Agent.(12)
4.3	1981 Stock Option Plan of General Scanning, Inc.(1)
4.4	1992 Stock Option Plan of General Scanning, Inc.(1)
4.5	1995 Directors’ Warrant Plan of General Scanning, Inc.(1)
4.6	1994 Key Employees and Directors Stock Option Plan of GSI Lumonics Inc.(4)
4.7	1995 Stock Option Plan for Employees and Directors of GSI Lumonics Inc.(6)
4.8	GSI Lumonics Inc. Employee Stock Purchase Plan.(11)
4.9	Restatement of the 1995 Stock Option Plan for Employees and Directors of GSI Lumonics Inc.(13)
4.10	Security Agreement between GSI Lumonics Inc. and the Bank of Montreal dated April 30, 2002.(14)
4.11	Waiver to Certain of the Operative Agreements between GSI Lumonics Inc. and GSI Lumonics Corporation on one part and BMO Global Capital Solutions and the Bank of Montreal on the other part dated April 30, 2002.(14)
4.12	Loan Agreement among General Scanning Inc., GSI Lumonics Corporation and Fleet National Bank dated June 28, 2002.(14)
4.13	Secured Revolving Time Note between General Scanning Inc. and Fleet National Bank dated June 28, 2002.(14)
4.14	Security Agreement between General Scanning Inc. and Fleet National Bank dated June 28, 2002.(14)
4.15	Credit Line Letter Agreement between GSI Lumonics Inc. and Canadian Imperial Bank of Commerce dated June 28, 2002.(14)
4.16	Amendment to Credit Line Letter Agreement between GSI Lumonics Inc. and Canadian Imperial Bank of Commerce dated June 28, 2002.(14)
4.17	Form of Support Agreement among the Registrant, GSI Lumonics Inc. and GSLI Canada, ULC.(18)
4.18	Form of Rights Agreement between the Registrant and Computershare Trust Company Inc., as Rights Agent.(23)

Exhibit
Number	Description

5.1	Opinion of Choate, Hall & Stewart, a partnership including professional corporations.
8.1	Tax Opinion of Choate, Hall & Stewart, a partnership including professional corporations.
8.2	Tax Opinion of Osler, Hoskin & Harcourt LLP.
9.1	Form of Voting and Exchange Trust Agreement among the Registrant, GSI Lumonics Inc. and Computershare Trust Company of Canada, as Trustee.(19)
10.1	Lease Agreement between JRF II Associates Ltd. Partnership and Lumonics Corporation dated September 24, 1991.(4)
10.2	Industrial Space Lease between Lumonics Corporation and The Travelers Insurance Company dated March 17, 1992.(4)
10.3	Lease Agreement between Lumonics Corporation and Sisilli dated June 1994.(4)
10.4	General Scanning Inc. Lease dated July 31, 1996, as amended to date, between View Engineering, Inc. and Donald J. Devine as Trustee under the Donald J. Devine Trust Agreement.(2)
10.5	Lease dated July 15, 1997, as amended to date, between General Scanning Inc. and The Wilmington Realty Trust.(3)
10.6	Severance Agreement between GSI Lumonics Inc. and Patrick D. Austin dated April 13, 1998.(4)
10.7	Split Dollar Compensation Agreement dated September 13, 1997 between General Scanning Inc. and Charles D. Winston.(3)
10.8	Key Employee Retention Agreement between General Scanning Inc. and Victor H. Woolley, dated May 1, 1997.(4)
10.9	Settlement Agreement dated June 12, 1998 between General Scanning Inc. and Robotic Vision Systems, Inc.(4)
10.10	Severance Agreement between GSI Lumonics Inc. and Charles D. Winston dated April 21, 1999.(5)
10.11	Severance Agreement between GSI Lumonics Inc. and Kurt Pelsue dated April 21, 1999.(5)
10.12	OEM Supply Agreement between GSI Lumonics Inc. and Sumitomo Heavy Industries, Ltd. dated August 31, 1999.(5)
10.18	Employment Agreement between GSI Lumonics Inc. and Charles D. Winston dated January 1, 2000.(8)
10.19	Severance Agreement between GSI Lumonics Inc. and Thomas Swain dated May 24, 2001.(9)
10.20	Severance Agreement between GSI Lumonics Inc. and Charles Winston dated May 24, 2001.(9)
10.21	Severance Agreement between GSI Lumonics Inc. and Victor Woolley dated May 24, 2001.(9)
10.22	Severance Agreement between GSI Lumonics Inc. and Eileen Casal dated May 24, 2001.(9)
10.23	Severance Agreement between GSI Lumonics Inc. and Linda Palmer dated May 24, 2001.(9)
10.24	Severance Agreement between GSI Lumonics Inc. and Kurt A. Pelsue dated May 24, 2001.(10)
10.25	Severance Agreement between GSI Lumonics Inc. and Alfonso DaSilva dated July 9, 2001.(10)
10.26	Separation Agreement and General Release between GSI Lumonics Inc. and Patrick D. Austin dated August 21, 2001.(10)
10.29	Amendment to Employment and Severance Agreements between GSI Lumonics Inc. and Charles D. Winston dated February 26, 2002.(13)
10.30	Employment Agreement between GSI Lumonics Inc. and Victor H. Woolley dated June 25, 2002.(14)
10.31	Termination Amendment to Severance Agreement between GSI Lumonics Inc. and Victor H. Woolley dated June 25, 2002.(14)
10.32	Agreement of Purchase and Sale of property between GSI Lumonics Inc. and Marcomm Fibre Optics, Inc. dated March 7, 2003.(15)

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP, Independent Chartered Accountants.
23.2	Consent of Choate, Hall & Stewart, a partnership including professional corporations.(24)
23.3	Consent of Osler, Hoskin & Harcourt LLP.(25)
24	Power of Attorney.(26)
99.1	Interim Order of The Court of Queen’s Bench of New Brunswick and Notice of Application for Final Order.(17)
99.2	Business Corporations Act (New Brunswick), Section 131.(22)
99.3	Form of Proxy.
99.4	Form of Letter of Transmittal and Election Form.

(1)	Incorporated by reference to the Registration Statement of General Scanning Inc. on Form S-1, filed August 11, 1995.

(2)	Incorporated by reference to the Annual Report on Form 10-K of General Scanning Inc. for the year ended December 31, 1996.

(3)	Incorporated by reference to the Annual Report on Form 10-K of General Scanning Inc. for the year ended December 31, 1997.

(4)	Incorporated by reference to the Registration Statement on Form S-4/ A (Amendment No. 2) of Lumonics Inc., filed February 11, 1999.

(5)	Incorporated by reference to the Annual Report on Form 10-K of GSI Lumonics Inc. for the year ended December 31, 1999.

(6)	Incorporated by reference to the Registration Statement on Form S-8 of GSI Lumonics Inc. filed August 4, 2000.

(7)	Incorporated by reference to the Current Report on Form 8-K of GSI Lumonics Inc. filed October 16, 2000.

(8)	Incorporated by reference to the Annual Report on Form 10-K of GSI Lumonics Inc. for the year ended December 31, 2000.

(9)	Incorporated by reference to the Quarterly Report on Form 10-Q of GSI Lumonics Inc. for the quarterly period ended June 29, 2001.

(10)	Incorporated by reference to the Quarterly Report on Form 10-Q of GSI Lumonics Inc. for the quarterly period ended September 28, 2001.

(11)	Incorporated by reference to the Registration Statement on Form S-8 of GSI Lumonics Inc. filed November 16, 2001.

(12)	Incorporated by reference to the Registration Statement on Form 8-A of GSI Lumonics Inc. filed January 24, 2002.

(13)	Incorporated by reference to the Annual Report on Form 10-K of GSI Lumonics Inc. for the year ended December 31, 2001.

(14)	Incorporated by reference to the Quarterly Report on Form 10-Q of GSI Lumonics Inc. for the quarterly period ended June 28, 2002.

(15)	Incorporated by reference to the Annual Report on Form 10-K of GSI Lumonics Inc. for the year ended December 31, 2002.

(16)	Included as Appendix B to the GSLI Corp/ GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(17)	Included as Appendix C to the GSLI Corp/ GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(18)	Included as Appendix D to the GSLI Corp/ GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(19)	Included as Appendix E to the GSLI Corp/ GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(20)	Included as Appendix G to the GSLI Corp/ GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(21)	Included as Appendix H to the GSLI Corp/ GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(22)	Included as Appendix I to the GSLI Corp/GSI Lumonics Inc. Management Proxy Circular-Prospectus.

(23)	Included as Appendix K to the GSLI Corp/ GSI Lumonics Management Proxy Circular-Prospectus.

(24)	Included in Exhibits 5.1 and 8.1.

(25)	Included in Exhibit 8.2.

(26)	Included on page II-7.

Item 22.	Undertakings

      The undersigned Registrant hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering document will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(6) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(7) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(8) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 14th day of May, 2003.

GSLI CORP

By:	/s/ THOMAS R. SWAIN

THOMAS R. SWAIN,

Vice President, Finance and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Charles D. Winston	President & Chief Executive Officer	May 14, 2003

/s/ THOMAS R. SWAIN Thomas R. Swain	Vice President, Finance & Chief Financial Officer	May 14, 2003

* Richard B. Black	Director	May 14, 2003

* Phillip A. Griffiths	Director	May 14, 2003

* Paul F. Ferrari	Director	May 14, 2003

* Byron O. Pond	Director	May 14, 2003

* Benjamin J. Virgilio	Director	May 14, 2003

* By: /s/ THOMAS R. SWAIN Thomas R. Swain, as Attorney-in-fact